Exhibit 99.3

PRO FORMA VALUATION REPORT

WATERSTONE FINANCIAL, INC.
Wauwatosa, Wisconsin

PROPOSED HOLDING COMPANY FOR:
WATERSTONE BANK
Wauwatosa, Wisconsin

Dated As Of:
May 17, 2013

Prepared By:

RP® Financial, LC.
1100 North Glebe Road
Suite 600
Arlington, Virginia  22201

RP® FINANCIAL, LC.

Advisory | Planning | Valuation

May 17, 2013

Boards of Directors

Lamplighter Financial, MHC

Waterstone Financial, Inc.

WaterStone Bank SSB

11200 West Plank Court

Wauwatosa, Wisconsin  53226

Members of the Boards of Directors:

At your request, we have completed and hereby provide an independent appraisal (“Appraisal”) of the estimated pro forma market value of the common stock which is to be issued in connection with the mutual-to-stock conversion transaction described below.

This Appraisal is furnished pursuant to the requirements of the Code of Federal Regulations 563b.7 and has been prepared in accordance with the “Guidelines for Appraisal Reports for the Valuation of Savings and Loan Associations Converting from Mutual to Stock Form of Organization” of the Office of Thrift Supervision (“OTS”) and reissued by the Office of the Comptroller of the Currency (“OCC”), and applicable regulatory interpretations thereof.  Such Valuation Guidelines are relied upon by the Federal Reserve Board (“FRB”) in the absence of separate written valuation guidelines.

Description of Plan of Conversion and Reorganization

On June 6, 2013, the respective Boards of Directors of Lamplighter Financial, MHC (the “MHC”) and Waterstone Financial, Inc. (“WSBF”), a federal corporation, adopted a plan of conversion and reorganization (the “Plan of Conversion”), whereby the MHC will convert to stock form.  As a result of the conversion, WSBF, which currently owns all of the issued and outstanding common stock of WaterStone Bank, SSB (“WaterStone Bank” or the “Bank”), will be succeeded by a Maryland corporation with the name of Waterstone Financial, Inc. (“Waterstone Financial” or the “Company”).  Following the conversion, the MHC will no longer exist.  For purposes of this document, the existing consolidated entity will hereinafter be referred to as Waterstone Financial or the Company.  As of March 31, 2013 the MHC had a majority ownership interest in, and its principal asset consisted of, approximately 73.53% of the common stock (the “MHC Shares”) of Waterstone Financial.  The remaining 26.47% of Waterstone Financial’s common stock was owned by public shareholders.

It is It is our understanding that Waterstone Financial will offer its stock, representing the majority ownership interest held by the MHC, in a subscription offering to Eligible Account Holders, Tax-Qualified Plans, Supplemental Eligible Account Holders and Other Members, as such terms are defined for purposes of applicable federal regulatory requirements governing mutual-to-stock conversions.  To the extent that shares remain available for purchase after satisfaction of all orders received in the subscription offering, the shares may be offered for sale

Washington Headquarters
Three Ballston Plaza	Telephone: (703) 528-1700
1100 North Glebe Road, Suite 600	Fax No.: (703) 528-1788
Arlington, VA 22201	Toll-Free No.: (866) 723-0594
www.rpfinancial.com	E-Mail: mail@rpfinancial.com

to the public at large in a community offering and a syndicated offering.  Upon completing the mutual-to-stock conversion and stock offering (the “second-step conversion”), the Company will be 100% owned by public shareholders, the publicly-held shares of WSBF will be exchanged for shares in the Company at a ratio that retains their ownership interest at the time the conversion is completed and the MHC assets will be consolidated with the Company.

RP® Financial, LC.

RP® Financial, LC. (“RP Financial”) is a financial consulting firm serving the financial services industry nationwide that, among other things, specializes in financial valuations and analyses of business enterprises and securities, including the pro forma valuation for savings institutions converting from mutual-to-stock form.  The background and experience of RP Financial is detailed in Exhibit V-1.  We believe that, except for the fee we will receive for our appraisal, we are independent of the Company, WaterStone Bank, the MHC and the other parties engaged by WaterStone Bank or the Company to assist in the stock conversion process.

Valuation Methodology

In preparing our Appraisal, we have reviewed the regulatory applications of the Company, WaterStone Bank and the MHC, including the prospectus as filed with the FRB and the Securities and Exchange Commission (“SEC”).  We have conducted a financial analysis of the Company, WaterStone Bank and the MHC that has included a review of audited financial information for the years ended December 31, 2008 through December 31, 2012 and a review of various unaudited information and internal financial reports through March 31, 2013, and due diligence related discussions with the Company’s management; KPMG LLP, the Company’s independent auditor; Luse Gorman Pomerenk & Schick, P.C., the Company’s conversion counsel and Sandler O’Neill & Partners, L.P., the Company’s marketing advisor in connection with the subscription and community offerings.  All assumptions and conclusions set forth in the Appraisal were reached independently from such discussions.  In addition, where appropriate, we have considered information based on other available published sources that we believe are reliable.  While we believe the information and data gathered from all these sources are reliable, we cannot guarantee the accuracy and completeness of such information.

We have investigated the competitive environment within which Waterstone Financial operates and have assessed Waterstone Financial’s relative strengths and weaknesses.  We have kept abreast of the changing regulatory and legislative environment for financial institutions and analyzed the potential impact on Waterstone Financial and the industry as a whole.  We have analyzed the potential effects of the stock conversion on Waterstone Financial’s operating characteristics and financial performance as they relate to the pro forma market value of Waterstone Financial.  We have analyzed the assets held by the MHC, which will be consolidated with Waterstone Financial’s assets and equity pursuant to the completion of the second-step conversion.  We have reviewed the economic and demographic characteristics of the Company’s primary market area.  We have compared Waterstone Financial’s financial performance and condition with selected publicly-traded thrifts in accordance with the Valuation Guidelines, as well as all publicly-traded thrifts and thrift holding companies.  We have reviewed the current conditions in the securities markets in general and the market for thrift stocks in particular, including the market for existing thrift issues, initial public offerings by thrifts and thrift holding companies, and second-step conversion offerings.  We have excluded from such analyses thrifts subject to announced or rumored acquisition, and/or institutions that exhibit other unusual characteristics.

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The Appraisal is based on Waterstone Financial’s representation that the information contained in the regulatory applications and additional information furnished to us by Waterstone Financial and its independent auditor, legal counsel and other authorized agents are truthful, accurate and complete.  We did not independently verify the financial statements and other information provided by Waterstone Financial, or its independent auditor, legal counsel and other authorized agents nor did we independently value the assets or liabilities of Waterstone Financial.  The valuation considers Waterstone Financial only as a going concern and should not be considered as an indication of Waterstone Financial’s liquidation value.

Our appraised value is predicated on a continuation of the current operating environment for Waterstone Financial and for all thrifts and their holding companies.  Changes in the local, state and national economy, the legislative and regulatory environment for financial institutions and mutual holding companies, the stock market, interest rates, and other external forces (such as natural disasters or significant world events) may occur from time to time, often with great unpredictability and may materially impact the value of thrift stocks as a whole or the value of Waterstone Financial’s stock alone.  It is our understanding that there are no current plans for selling control of Waterstone Financial following completion of the second-step conversion.  To the extent that such factors can be foreseen, they have been factored into our analysis.

The estimated pro forma market value is defined as the price at which Waterstone Financial’s common stock, immediately upon completion of the second-step stock offering, would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or sell and both having reasonable knowledge of relevant facts.

Valuation Conclusion

It is our opinion that, as of May 17, 2013, the estimated aggregate pro forma valuation of the shares of the Company to be issued and outstanding at the end of the conversion offering – including (1) the shares to be issued publicly representing the MHC’s current ownership interest in the Company; and, (2) exchange shares issued to existing public shareholders of Waterstone Financial – was $265,183,088 at the midpoint, equal to 33,147,886 shares at a per share value of $8.00, as shown in the table on the following page.

Based on this valuation and taking into account the ownership interest represented by the shares owned by the MHC, the midpoint of the offering range is $195,000,000, equal to 24,375,000 shares at $8.00 per share.  The resulting range of value, the range of the offering amount, and pro forma shares, are all based on $8.00 per share.

Establishment of the Exchange Ratio

OCC regulations provide that in a conversion of a mutual holding company, the minority shareholders are entitled to exchange the public shares for newly issued shares in the fully converted company.  The Boards of Directors of the MHC, WSBF and WaterStone Bank have independently determined the exchange ratio, which has been designed to preserve the current aggregate percentage ownership in the Company held by the public shareholders (adjusted for the dilution resulting from the consolidation of the MHC’s unconsolidated equity into the Company).  The exchange ratio to be received by the existing minority shareholders of the Company will be determined at the end of the offering, based on the total number of shares sold in the offering and the final appraisal.  Based on the valuation conclusion herein, the resulting offering value and the $8.00 per share offering price, the indicated exchange ratio at the midpoint is 1.0572 shares of the Company’s stock for every one share held by public

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shareholders.  Furthermore, based on the offering range of value, the indicated exchange ratio is 0.8986 at the minimum and 1.2158 at the maximum.  RP Financial expresses no opinion on the proposed exchange of newly issued Company shares for the shares held by the public shareholders or on the proposed exchange ratio.  The resulting range of value pursuant to regulatory guidelines, the corresponding number of shares based on the Board approved $8.00 per share offering price, and the resulting exchange ratios are shown in the table below.

			Exchange Portion
			Issued to the	Exchange
	Total	Offering	Public Shareholders	Ratio
				(x)
Shares
Maximum	38,120,069	28,031,250	10,088,819	1.2158
Midpoint	33,147,886	24,375,000	8,772,886	1.0572
Minimum	28,175,703	20,718,750	7,456,953	0.8986

Distribution of Shares
Maximum	100.00%	73.53%	26.47%
Midpoint	100.00%	73.53%	26.47%
Minimum	100.00%	73.53%	26.47%

Aggregate Market Value(1)
Maximum	$304,960,552	$224,250,000	$80,710,552
Midpoint	265,183,088	195,000,000	70,183,088
Minimum	225,405,624	165,750,000	59,655,624

(1) Based on offering price of $8.00 per share.

Limiting Factors and Considerations

The valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing shares of the common stock.  Moreover, because such valuation is determined in accordance with applicable OCC regulatory guidelines and is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of common stock in the conversion offering, or prior to that time, will thereafter be able to buy or sell such shares at prices related to the foregoing valuation of the estimated pro forma market value thereof.

The appraisal reflects only a valuation range as of this date for the pro forma market value of Waterstone Financial immediately upon issuance of the stock and does not take into account any trading activity with respect to the purchase and sale of common stock in the secondary market on the date of issuance of such securities or at anytime thereafter following the completion of the second-step conversion.

RP Financial’s valuation was based on the financial condition, operations and shares outstanding of Waterstone Financial as of March 31, 2013, the date of the financial data

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included in the prospectus.  The proposed exchange ratio to be received by the current public shareholders of WSBF and the exchange of the public shares for newly issued shares of Waterstone Financial’s common stock as a full public company was determined independently by the Boards of Directors of the MHC, WSBF and WaterStone Bank.  RP Financial expresses no opinion on the proposed exchange ratio to public shareholders or the exchange of public shares for newly issued shares.

RP Financial is not a seller of securities within the meaning of any federal and state securities laws and any report prepared by RP Financial shall not be used as an offer or solicitation with respect to the purchase or sale of any securities.  RP Financial maintains a policy which prohibits RP Financial, its principals or employees from purchasing stock of its client institutions.

This valuation will be updated as provided for in the conversion regulations and guidelines.  These updates will consider, among other things, any developments or changes in the financial performance and condition of Waterstone Financial, management policies, and current conditions in the equity markets for thrift shares, both existing issues and new issues.  These updates may also consider changes in other external factors which impact value including, but not limited to:  various changes in the legislative and regulatory environment for financial institutions, the stock market and the market for thrift stocks, and interest rates.  Should any such new developments or changes be material, in our opinion, to the valuation of the shares, appropriate adjustments to the estimated pro forma market value will be made.  The reasons for any such adjustments will be explained in the update at the date of the release of the update.  The valuation will also be updated at the completion of Waterstone Financial’s stock offering.

Respectfully submitted,
RP® FINANCIAL, LC.

William E. Pommerening
CEO and Managing Director

James J. Oren
Director

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TABLE OF CONTENTS
WATERSTONE FINANCIAL, INC.
WATERSTONE BANK
Wauwatosa, Wisconsin

PAGE
DESCRIPTION		NUMBER

CHAPTER ONE	OVERVIEW AND FINANCIAL ANALYSIS

Introduction		I.1
Plan of Conversion and Reorganization		I.2
Lamplighter Financial Mutual Holding Company		I.3
Strategic Overview		I.4
Balance Sheet Analysis		I.6
Income and Expense Trends		I.12
Interest Rate Risk Management		I.17
Lending Activities and Strategy		I.19
Asset Quality		I.24
Funding Composition and Strategy		I.25
Subsidiaries		I.26
Legal Proceedings		I.27

CHAPTER TWO	MARKET AREA ANALYSIS

Introduction		II.1
National Economic Factors		II.2
Interest Rate Environment		II.3
Market Area Demographic and Economic Characteristics		II.4
Regional/Local Economy		II.6
Market Area Employment Sectors		II.8
Unemployment Trends		II.9
Real Estate Trends		II.10
Market Area Deposit Characteristics		II.11
Deposit Competition		II.13

CHAPTER THREE	PEER GROUP ANALYSIS

Peer Group Selection		III.1
Financial Condition		III.7
Income and Expense Components		III.10
Loan Composition		III.14
Credit Risk		III.14
Interest Rate Risk		III.17
Summary		III.17

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TABLE OF CONTENTS
WATERSTONE FINANCIAL, INC.
WATERSTONE BANK
Wauwatosa, Wisconsin

(continued)

PAGE
DESCRIPTION		NUMBER

CHAPTER FOUR	VALUATION ANALYSIS

Introduction		IV.1
Appraisal Guidelines		IV.1
RP Financial Approach to the Valuation		IV.1
Valuation Analysis		IV.2
1. Financial Condition		IV.2
2. Profitability, Growth and Viability of Earnings		IV.4
3. Asset Growth		IV.6
4. Primary Market Area		IV.6
5. Dividends		IV.7
6. Liquidity of the Shares		IV.8
7. Marketing of the Issue		IV.9
A. The Public Market		IV.9
B. The New Issue Market		IV.13
C. The Acquisition Market		IV.16
D. Trading in Waterstone Financial’s Stock		IV.16
8. Management		IV.17
9. Effect of Government Regulation and Regulatory Reform		IV.17
Summary of Adjustments		IV.17
Valuation Approaches		IV.18
1. Price-to-Earnings (“P/E”)		IV.21
2. Price-to-Book (“P/B”)		IV.22
3. Price-to-Assets (“P/A”)		IV.24
Comparison to Recent Offerings		IV.24
Valuation Conclusion		IV.25
Establishment of the Exchange Ratio		IV.25

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LIST OF TABLES
WATERSTONE FINANCIAL, INC.
WATERSTONE BANK
Wauwatosa, Wisconsin

TABLE
NUMBER	DESCRIPTION	PAGE

1.1	Historical Balance Sheets	I.7
1.2	Historical Income Statements	I.13

2.1	Summary Demographic Data	II.5
2.2	Largest Employers in Market Area Counties	II.7
2.3	Primary Market Area Employment Sectors	II.9
2.4	Market Area Unemployment Trends	II.10
2.5	Deposit Summary	II.12
2.6	Market Area Deposit Competitors	II.14

3.1	Peer Group of Publicly-Traded Thrifts	III.3
3.2	Balance Sheet Composition and Growth Rates	III.8
3.3	Income as a % of Average Assets and Yields, Costs, Spreads	III.11
3.4	Loan Portfolio Composition and Related Information	III.15
3.5	Credit Risk Measures and Related Information	III.16
3.6	Interest Rate Risk Measures and Net Interest Income Volatility	III.18

4.1	Recent Conversions Completed in Last Three Months	IV.14
4.2	Market Pricing Comparatives	IV.15
4.3	Public Market Pricing Versus Peer Group	IV.23

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I.  OVERVIEW AND FINANCIAL ANALYSIS

Introduction

Waterstone Financial is a federally chartered mid-tier holding company organized in 2005 as the holding company for WaterStone Bank, a Wisconsin chartered savings bank.  The Bank was organized in 1921 under the name Wauwatosa Savings Bank and has operated continuously within the Milwaukee-Waukesha Metropolitan Statistical Area (“MSA”), since its founding.  WaterStone Bank is headquartered in Wauwatosa, Wisconsin and conducts business through eight full-service branch offices in southeastern Wisconsin, with four branch offices in Milwaukee County, three branch offices in Waukesha County, and one branch office in Washington County.  A map of the branch network is shown in Exhibit I-1.

In addition to the traditional retail branches, Waterstone Financial delivers its banking products and services through alternative delivery methods including nine ATMs (including stand-alone ATMs), online and mobile banking services, online bill-pay, and a telephone calling center.  The majority of the Company’s retail banking and depository activities are conducted within the three county market area, although the Company’s market for lending operations in particular, extends across a broader area, including markets further west to the Madison, Wisconsin market and further north to the Appleton and Green Bay, Wisconsin markets.  The Company also engages in mortgage banking activities through the Bank’s wholly-owned subsidiary, Waterstone Mortgage Corporation (“Waterstone Mortgage”).  Waterstone Mortgage is a residential mortgage banking business operating from 19 offices in Wisconsin, 15 offices in Minnesota, 12 offices in Florida, 12 offices in Pennsylvania, six offices in Indiana, five offices in Arizona, four offices in Ohio, two offices each in Idaho, Illinois, and Iowa, and one office each in Colorado and Maryland.  Waterstone Mortgage is currently a large contributor to the Company’s combined operations in terms of loan origination levels and net income.

In 2005, the Bank was reorganized into a stock savings bank with a mutual holding company structure.  As a part of that reorganization, the Bank formed Wauwatosa Holdings, Inc. (“Wauwatosa Holdings”) as the mid-tier holding company for the Bank and sold a minority interest in Wauwatosa Holdings’ common stock to the Bank’s depositors in a subscription offering.  Wauwatosa Holdings sold 10,117,125 shares of common stock at $10.00 per share in a subscription offering that closed at the adjusted maximum of the offering range.  The shares sold in the subscription offering represented approximately 30% of the total shares outstanding

I.1

following the reorganization, as the majority of Wauwatosa Holdings’ shares, or 68.35%, were issued to Lamplighter Financial.  In addition, Wauwatosa Holdings contributed 1.65% of the shares outstanding to Waukesha County Community Foundation, Inc., a local charitable foundation. Subsequently, in 2008, the Bank changed its name to WaterStone Bank due to increased growth in both branch offices and additional product lines, which led to the Company’s name change to Waterstone Financial later that same year.

At March 31, 2013, the Company had 31,348,556 shares of common stock outstanding, whereby the MHC owned 23,050,183 shares or 73.53% of the common stock outstanding and the minority public shareholders owned the remaining 8,298,373 shares or 26.47%.  The public shares are traded on NASDAQ under the trading symbol “WSBF”.  The Bank is a member of the Federal Home Loan Bank (“FHLB”) system and its deposits are insured up to the regulatory maximums by the Federal Deposit Insurance Corporation (“FDIC”).  The Bank is subject to extensive regulation, supervision and examination by the Wisconsin Department of Financial Institutions, Division of Banking (“WDFI”) and the FDIC.  The MHC and the Company are subject to regulation and supervision by the Federal Reserve Board (“FRB”).

Waterstone Financial operates as a community-oriented financial institution offering traditional financial services to consumers and businesses in the regional market area, thereby attracting deposits from the general public and using those funds, together with borrowed funds, to originate loans to their customers and invest in securities such as mortgage backed securities and municipal securities.  At March 31, 2013, the Company reported $1.6 billion of total assets, $1.2 billion in loans, $914.9 million of total deposits, and stockholders’ equity equal to $207.1 million, equal to 12.72% of total assets.  At the same date, the Company’s tangible stockholder’s equity totaled $206.5 million, or 12.68% of assets, reflecting an adjustment for the $601,000 goodwill balance which was generated as a result of the acquisition of Waterstone Mortgage in 2006.  For the twelve months ended March 31, 2013, the Company reported net income equal to $37.3 million, or a return on average assets equal to 2.24%.  The Company’s unaudited financial statements are included by reference as Exhibit I-2 and key operating ratios are shown in Exhibit I-3.

Plan of Conversion and Reorganization

On June 6, 2013, Waterstone Financial announced that the Boards of Directors of the MHC, the Company, and the Bank unanimously adopted a Plan of Conversion and Reorganization (the “Plan of Conversion”), pursuant to which Waterstone Financial will convert

I.2

from the three-tier MHC structure to the full stock holding company structure and concurrently conduct a second-step conversion offering (“Second-Step Conversion” or “Offering”) that will include the sale of the MHC’s ownership interest in Waterstone Financial.  Pursuant to the Plan of Conversion, the Company will be succeeded by a newly formed Maryland corporation which will also be known as Waterstone Financial, Inc.  Following the conversion, the MHC will no longer exist.

Pursuant to the Second-Step Conversion, Waterstone Financial will sell shares of its common stock in a subscription offering in descending order of priority to the Bank’s members and other stakeholders as follows:  Eligible Account Holders; Tax-Qualified Plans; Supplemental Eligible Account Holders; and Other Members.  Any shares of stock not subscribed for by the foregoing classes of persons will be offered for sale to certain members of the public through a community offering.  Shares not purchased in the subscription and community offerings may be offered for sale to the general public in a syndicated or firm commitment underwritten offering.  The Company will also issue exchange shares of its common stock to the current public shareholders in the Second-Step Conversion transaction pursuant to an exchange ratio that will result in the same aggregate ownership percentage as immediately before the Offering, taking into account the impact of MHC net assets in the Second-Step Conversion, consistent with FRB policy with respect to the treatment of MHC assets.  The dilution of the current minority ownership position to account for the MHC assets will be discussed in greater detail in the valuation analysis to follow (Section IV).

Lamplighter Financial Mutual Holding Company

Pursuant to the Plan of Conversion and Reorganization, the assets and liabilities of the MHC will be merged with the Company.  As of March 31, 2013, the MHC reported unconsolidated net assets of $54,570 (i.e., net assets excluding the value of the investment in Waterstone Financial), which includes cash on deposit at the Bank in the amount of $74,566 and accrued tax liabilities of $19,996.  While the consolidation of the net assets of the MHC will slightly increase the pro forma value of the Company, it will also result in pro forma ownership dilution for the minority shareholders’ ownership interests pursuant to the application of the applicable regulatory policies.  The dilution of the current minority ownership position to account for the MHC assets will be discussed in greater detail in the valuation analysis to follow (Section IV).

I.3

Strategic Overview

Throughout much of its corporate history, Waterstone Financial’s strategic focus has been that of a community-oriented financial institution with a primary focus on meeting the borrowing, savings, and other financial needs of its local retail and business customers in the Milwaukee MSA and surrounding areas in southeastern Wisconsin.  Waterstone Financial’s vision includes being a top financial resource in the communities served by expanding the Company’s expertise, strengthening customer loyalty and maximizing shareholder value.  Based on the operating history and growth of the Company since its founding, Waterstone Financial has established to a notable degree, its name recognition and overall reputation in the area.  In addition, the Company views itself as an integral part of the local communities served, and thus has historically strongly supported local entities through charitable contributions and is committed to promoting community growth and development.

Recognizing the need to adapt to current and future changing market conditions, the Company revised its operating strategy by acquiring Waterstone Mortgage in 2006, which has expanded its operations to become an important part of the overall company and furthers the historical focus on residential lending.  Waterstone Mortgage operates as a wholly-owned subsidiary of the Company, with an operating strategy of a significant originator of owner-occupied single family residential mortgage loans.  Waterstone Mortgage originates retail mortgage loans for sale into the secondary market, with most loans sold to Fannie Mae, Freddie Mac, JPMorgan Chase and Wells Fargo, the four primary purchasers of conforming secondary market loans.  Funding for operations is primarily provided by lines of credit from the Company, with additional funding from lines of credit from other financial institutions.  For the year ended December 31, 2012, Waterstone Mortgage originated a total of $1.75 billion of loans, and contributed $11.5 million of net income to the combined operations.  The performance of the mortgage banking operations are subject to factors such as the mix of loan types originated (conventional loans versus governmental loans), and loan purposes (refinance versus purchase).  The major costs related to the mortgage banking operations include compensation and benefits under a commission based structure, along with operations of the mortgage banking offices that are located in 12 states.  The success of mortgage banking operations is highly dependent upon the prevailing market for home loan demand, prevailing interest rates, and competitive factors, including the secondary market purchasers, placing the earnings contribution of Waterstone Mortgage at a perceived higher level of risk than the traditional community banking operations.  Typical competitors consist of other mortgage banking firms,

I.4

commercial banks, savings institutions and credit unions.  Waterstone Mortgage has been southeastern Wisconsin’s largest mortgage lender over the past four calendar years.  Waterstone Financial intends to continue to expand the operations of Waterstone Mortgage.

During the most recent economic recession, the Company experienced an increase in non-performing assets (“NPAs”) which led to operating losses from fiscal 2008 through fiscal 2011, followed by a return to profitability in 2012, which has continued through March 31, 2013.  The return to profitability has included the recapture of the deferred tax asset, which was fully reserved in prior periods based on the losses incurred in prior years.  NPAs, while currently somewhat elevated, are declining in scope and balance.

Waterstone Financial has chosen to complete the Second-Step Conversion for a number of strategic reasons, including, but not limited to, to eliminate the uncertainties associated with the mutual holding company structure under recent financial reform legislation, to allow for a more familiar and flexible organizational structure, to improve the liquidity of the Company’s stock and to potentially facilitate future mergers and acquisitions.  The post-Offering business plan of the Company is expected to continue to focus on products and services which have been the Company’s emphasis in recent periods, including continued expansion of the mortgage banking operations along with additional diversification into commercial real estate and commercial business lending.  The increased equity from the Offering is expected to facilitate additional balance sheet growth and leveraging of operating expenses.  In terms of specific strategies, the Company plans to undertake the following as key elements of its business plan on a post-conversion basis, which largely represent a continuation of the strategies currently in place, including: (1) continued improvements in asset quality; (2) maintain a strong equity position; (3) continue efforts to improve the core funding mix; (4) maintain adequate liquidity in the current operating environment; (5) expand the mortgage banking operations; (6) continue an emphasis on residential real estate lending; and, (7) pursue additional multi-family and commercial lending.

Waterstone Financial’s higher equity position resulting from the infusion of stock proceeds is anticipated to reduce interest rate risk through enhancing the interest-earning assets to interest-bearing liabilities (“IEA/IBL”) ratio.  The increased equity is expected to reduce overall funding costs for the asset base.  The Company will also be better positioned to pursue growth and revenue diversification.  The projected use of proceeds is highlighted below.

I.5

·                  The Company.  The Company is expected to retain an estimated 50% of the net conversion proceeds.  At present, funds at the holding company level are expected to be initially invested primarily into short-term liquid investments, along with providing the funds for the employee stock ownership plan purchases.  Over time, the funds may be utilized for various corporate purposes.

·                  The Bank.  A majority of the net conversion proceeds will be infused into the Bank as cash and equity.  Cash proceeds (i.e., net proceeds less deposits withdrawn to fund stock purchases) infused into the Bank are expected to be deposited as an interest-earning deposit, providing additional funds for reinvestment in earning assets.

Balance Sheet Analysis

Balance Sheet Trends

Table 1.1 presents the Company’s historical balance sheet data for the most recent five fiscal years through December 31, 2012 and as of March 31, 2013.  Since December 31, 2008, total assets decreased at a 3.38% compounded annual rate, shrinking from $1.9 billion to $1.6 billion as of March 31, 2013.  This asset shrinkage was pursued primarily to maintain or enhance the equity ratios in the face of elevated levels of loan losses and net losses recorded.  The structure of the earning asset base has changed somewhat since fiscal 2008, with loans receivable, representing the majority of the asset base, decreasing at a 5.8% rate over the same time period.  Loans receivable have declined by $347.8 million, or 22.5%, over the time period shown, as a result of lower loan demand in the local market area (as a result of the economic recession), a focus of the Company personnel in addressing problem loans, and the impact of the strategy to sell longer term fixed rate residential loans into the secondary market through the operations of Waterstone Mortgage.  The growth of the Waterstone Mortgage operations are shown in Table 1.1, as loans held for sale have increased to $104.2 million as of March 31, 2013, or 8.7% of total loans.  A portion of the funds obtained from the reduction in loans have been utilized to pay off deposits that were withdrawn, while the remaining funds have been reinvested into cash and investments, with investments primarily consisting of mortgage backed securities and collateralized mortgage obligations (“MBS/CMOs”) and municipal bonds.

The Company’s assets are funded through a combination of deposits, borrowings and retained earnings.  Deposits have historically comprised the majority of funding liabilities, and decreased at a 6.11% compounded annual rate since fiscal 2008, reflecting the Company’s

I.6

Table 1.1

Waterstone Financial, Inc.

Historical Balance Sheets

													12/31/2008-
													3/31/2013
	As of December 31,										As of March 31,		Annual.
	2008		2009		2010		2011		2012		2013		Growth Rate
	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)	Pct
	($000)	(%)	($000)	(%)	($000)	(%)	($000)	(%)	($000)	(%)	($000)	(%)	(%)
Total Amount of:
Assets	$1,885,432	100.00%	$1,868,266	100.00%	$1,808,966	100.00%	$1,712,851	100.00%	$1,661,076	100.00%	$1,628,754	100.00%	-3.38%

Loans Originated for Investment, Net	$1,534,591	81.39%	$1,391,516	74.48%	$1,277,262	70.61%	$1,184,234	69.14%	$1,102,629	66.38%	$1,095,639	67.27%	-7.62%
Loans Held for Sale	12,993	0.69%	45,052	2.41%	96,133	5.31%	88,283	5.15%	133,613	8.04%	104,168	6.40%	63.20%
Loans Receivable (net)	$1,547,584	82.08%	$1,436,568	76.89%	$1,373,395	75.92%	$1,272,517	74.29%	$1,236,242	74.42%	$1,199,807	73.66%	-5.81%

Cash and Equivalents	$23,849	1.26%	$71,120	3.81%	$75,331	4.16%	$80,380	4.69%	$71,469	4.30%	$64,114	3.94%	26.20%
Investment Securities	189,825	10.07%	208,063	11.14%	205,814	11.38%	209,167	12.21%	205,017	12.34%	220,471	13.54%	3.58%
FHLB Stock	21,653	1.15%	21,653	1.16%	21,653	1.20%	21,653	1.26%	20,193	1.22%	20,193	1.24%	-1.63%
Bank-Owned Life Insurance	32,399	1.72%	33,941	1.82%	35,385	1.96%	36,749	2.15%	38,061	2.29%	38,201	2.35%	3.95%

Mortgage Servicing Rights	$36	0.00%	$34	0.00%	$43	0.00%	$198	0.01%	$3,220	0.19%	$3,909	0.24%	201.30%
Other Identifiable Intangibles	34	0.00%	7	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	NA
Goodwill	601	0.03%	601	0.03%	601	0.03%	601	0.04%	601	0.04%	601	0.04%	0.00%
Real Estate Owned	24,653	1.31%	50,929	2.73%	57,752	3.19%	56,670	3.31%	35,974	2.17%	30,799	1.89%	5.38%
Fixed Assets	30,560	1.62%	29,144	1.56%	28,196	1.56%	27,356	1.60%	26,935	1.62%	26,844	1.65%	-3.00%
Other Assets	14,238	0.76%	16,206	0.87%	10,796	0.60%	7,560	0.44%	23,364	1.41%	23,815	1.46%	12.87%

Deposits	$1,195,897	63.43%	$1,164,890	62.35%	$1,145,529	63.33%	$1,051,292	61.38%	$939,513	56.56%	$914,919	56.17%	-6.11%
FHLB Advances, Other Borrowed Funds	403,000	21.37%	423,900	22.69%	372,959	20.62%	377,138	22.02%	395,888	23.83%	395,324	24.27%	-0.45%
Repurchase Agreements	84,000	4.46%	84,000	4.50%	84,000	4.64%	84,000	4.90%	84,000	5.06%	84,000	5.16%	0.00%
Other Liabilities	31,268	1.66%	26,884	1.44%	34,258	1.89%	34,049	1.99%	39,041	2.35%	27,406	1.68%	-3.05%
Stockholders’ Equity	$171,267	9.08%	$168,592	9.02%	$172,220	9.52%	$166,372	9.71%	$202,634	12.20%	$207,105	12.72%	4.57%
Tangible Stockholders’ Equity	170,666	9.05%	167,991	8.99%	171,619	9.49%	165,771	9.68%	202,033	12.16%	206,504	12.68%	4.59%
AFS Adjustment	$(6,449)	-0.34%	$(2,001)	-0.11%	$1,558	0.09%	$1,388	0.08%	$2,285	0.14%	$1,949	0.12%	—

Shares Outstanding/Ownership Percentages:
Public Shares Outstanding	8,199,714	26.24%	8,199,914	26.24%	8,199,914	26.24%	8,199,914	26.24%	8,298,373	26.47%	8,298,373	26.47%	—
MHC Shares Outstanding	23,050,183	73.76%	23,050,183	73.76%	23,050,183	73.76%	23,050,183	73.76%	23,050,183	73.53%	23,050,183	73.53%	—
Shares Outstanding	31,249,897	100.00%	31,250,097	100.00%	31,250,097	100.00%	31,250,097	100.00%	31,348,556	100.00%	31,348,556	100.00%	—

Tangible Book Value/Share	$5.46		$5.38		$5.49		$5.30		$6.44		$6.59		—
Offices Open	9		9		9		9		9		9		—

(1) Ratios are as a percent of ending assets.

Source: Audited and unaudited financial statements and RP Financial calculations.

I.7

decision to accept a certain level of deposit run-off during a period of diminished loan demand and achieve a reduction in balance sheet size.  Borrowings, which are comprised primarily of FHLB advances and repurchase agreements, serve as an alternative funding source for the Company to address funding needs and to support management of deposit costs and interest rate risk.  From year end 2008 through the quarter ended March 31, 2013, borrowings remained essentially stable in balance as the borrowings are putable fixed rate, fixed term funds with maturity dates of 2016 and beyond.

As shown in Table 1.1, annual equity growth equaled 4.6% since the end of fiscal 2008.  The equity balance has fluctuated from fiscal 2008 to March 31, 2013 given the losses experienced from 2008 through 2011; while strong profitability in 2012 and through the first quarter of 2013 materially increased the equity balance.  Based on these changes in equity and the asset shrinkage over the same time period, the Company’s equity ratio increased from 9.1% as of December 31, 2008 to 12.7% at March 31, 2013.  Going forward, the post-Offering equity growth rate is expected to be impacted by a number of factors including the higher level of equity, the reinvestment and leveraging of the Offering proceeds, the expense of the stock benefit plans, the impact of cash dividends, and the potential for stock repurchases.

Loans Receivable — Originated for Investment and Held for Sale

Waterstone Financial’s loan portfolio totaled $1.2 billion, or 73.7% of assets at March 31, 2013, including $104.2 million of loans held-for-sale (“HFS”).  The loan portfolio balance has been declining since fiscal 2008 due to lower loan demand, a focus on resolving problem loans in portfolio, more conservative lending policies and procedures and the Company’s mortgage banking activities.  The portfolio of loans originated for investment (“OFI”) declined at a higher annualized rate of 7.6% from fiscal 2008 through March 31, 2013, while the portfolio of loans HFS increased at a much higher rate based on growth in the mortgage banking activities.  Waterstone Financial’s OFI loan portfolio reflects the decline of the Company’s historical concentration in 1-4 family residential first position mortgage lending for portfolio, as these loans comprised only 39.6% of total OFI loans as of March 31, 2013.  In addition, multi-family loans also reflect a long-term lending strategy and equaled $514.6 million, or 45.7% of OFI loans at the same date.  The Company has also been somewhat active in other lending areas.  As of March 31, 2013, commercial real estate loans totaled $76.8 million (6.8% of OFI loans) and commercial business loans totaled $19.0 million (1.7% of OFI loans).  Lending in construction/land loans has declined substantially since 2008 as a result of a marketplace

I.8

reduction in construction activities and a lower emphasis by the Company.  Waterstone Financial (inclusive of Waterstone Mortgage) originates both fixed and adjustable rate residential mortgage loans (“ARMs”), with essentially all fixed rate loans sold in the secondary market and ARM loans retained in the residential portfolio based on internal investment, credit and interest rate risk objectives.  As a result of the strategy of selling longer-term fixed rate residential loans into the secondary market on a servicing retained basis, Waterstone Financial reported a portfolio of loans serviced for others equal to $787.6 million as of March 31, 2013, with the servicing rights capitalized in the amount of $2.9 million on the balance sheet as of the same date.

Cash, Investments and Mortgage-Backed Securities

The intent of the Company’s investment policy is to provide adequate liquidity, to generate a favorable return on excess investable funds and to support established credit and interest rate risk objectives.  The Bank’s subsidiary, Wauwatosa Investments, located in Las Vegas, Nevada, manages the investment portfolio.  The ratio of cash and investments (including MBS and FHLB stock) has generally increased since fiscal 2008 as the Company has maintained higher levels of liquidity in the current uncertain environment.

Investment securities including U.S. Government—sponsored enterprise bonds, MBS/CMOs and municipal bonds, equaled $220.5 million, or 13.5% of total assets as of March 31, 2013, while cash and equivalents totaled $64.1 million, or 3.9% of assets (see Exhibit I-4 for the investment portfolio composition).  All of the Company’s investment securities were classified as AFS as of March 31, 2013, and occasional sales of investment securities are completed to capture market value gains.  As of March 31, 2013, the fair value of the AFS portfolio had an unrealized gain of $4.1 million.  The MBS and CMOs are attractive to the Company due to their low credit risk and assist in managing interest rate risk while providing for an enhanced yield over other short term investment vehicles.  All of the MBS/CMO securities are agency issued.  The investment securities portfolio is managed in context with interest rate risk, and as of March 31, 2013, the MBS portfolio ($114.1 million) and the CMO portfolio ($26.1 million) had weighted average lives of 3.6 years and 2.2 years, respectively.  The municipal bond portfolio ($58.7 million) had a weighted average life of 10.1 years.  Additionally, the Company has an investment in FHLB stock of $20.2 million, or 1.2% of assets.  A prior investment in private label CMOs, which totaled $18.5 million as of December 31, 2011, was

I.9

liquidated in 2012.  The portfolio includes small balances of a trust preferred security investment and certificates of deposit in other financial institutions.

No major changes to the composition and practices with respect to the management of the investment portfolio are anticipated over the near term, except that the level of cash and investments is anticipated to increase initially following the Second-Step Conversion.  Over the longer term, it is the Company’s intent to leverage the proceeds with loans to a greater extent than investment securities.  However, management has indicated that leveraging of the expanded capital base by utilizing investment securities, including MBS/CMOs, will continue to be evaluated based on market, profitability, interest rate risk and other similar considerations.

Bank-Owned Life Insurance

As of March 31, 2013, bank-owned life insurance (“BOLI”) totaled $38.2 million (2.4% of assets), which reflects growth since fiscal 2008 owing to increases in the cash surrender value of the policies.  The balance of the BOLI reflects the value of life insurance contracts on selected members of the Company’s management and has been purchased with the intent to offset various benefit program expenses on a tax-advantaged basis.  The increase in the cash surrender value of the BOLI is recognized as an addition to other non-interest income on an annual basis.

Real Estate Owned

Real estate owned (“REO”) totaled $30.8 million or 1.9% of assets at March 31, 2013, with single family first position residential real estate and multi-family family properties totaling $23.2 million, or 75.3% of the total.  Other REO properties included balances of construction and land loans and a small balance of commercial real estate.  The Company owned 205 REO properties as of March 31, 2013, reflecting the results of active workouts of prior delinquent loans.  Such balances of REO have declined from a high of $57.8 million at December 31, 2010, reflecting substantial efforts to resolve these problem assets and turn the funds back into earning form.

Fixed Assets

Over the time period shown in Table 1.1, the investment in fixed assets has declined from $30.6 million, or 1.62% of assets at fiscal 2008 to $26.8 million, or 1.65% of assets at March 31, 2013, as Waterstone Financial has maintained a stable office network.  The

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Company owns the headquarters office and all eight of the branch office locations along with a drive through location and a vacant property that could be developed into a branch office.  Waterstone Mortgage leases office space separate from the Bank operations, including a headquarters office in Wisconsin and office space at all office locations in the 12 state operating area.

Funding Structure

Since fiscal 2008, Waterstone Financial’s funding needs have been provided by retail deposits, borrowed funds and retained earnings.  Deposits have historically comprised the majority of funding liabilities and have declined at a 6.1% annual rate since fiscal 2008.  The deposit base composition has changed modestly since fiscal 2008 as all core accounts have increased in proportion to total deposits, while the proportion of CDs has diminished.  CDs comprised 77.9% of total deposits at March 31, 2013, while core deposits comprised the remaining 22.1% of total deposits.  The Company’s continued expected development of the branch network and expansion of products and services are expected to result in decreased reliance on higher cost CDs over the long-term by continuing to seek lower cost core deposits.

The Company typically utilizes borrowings:  (1) when such funds are priced attractively relative to deposits; (2) to lengthen the duration of liabilities; (3) to enhance earnings when attractive revenue enhancement opportunities arise; and, (4) to generate additional liquid funds, if required.  From fiscal 2008 through March 31, 2013, borrowings decreased at an annual rate of 0.5% and totaled $479.3 million at March 31, 2013, comprised of $350.0 million in FHLB advances, $84,000 in repurchase agreements collateralized by investment securities, and $45.3 million outstanding on two bank lines of credit related to Waterstone Mortgage’s operations totaling $90.0 million used to finance loans held for sale.

Equity

Stockholder’s equity totaled $207.1 million, equal to 12.7% of assets on a reported basis as of March 31, 2013.  As noted previously, Waterstone Financial’s equity ratio has fluctuated since 2008, reflecting the impact of operating losses from 2008 to 2011, profitability in fiscal 2012 and through the first quarter of 2013, and the Company’s asset shrinkage.  The Offering proceeds will serve to further strengthen the Company’s equity position and ability to successfully operate in the economy in its markets as well as address the still elevated level of non-performing assets.

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The Company maintained surpluses relative to its regulatory capital requirements at March 31, 2013, and was qualified as a “well capitalized” institution.  The Offering proceeds will serve to further strengthen the Company’s regulatory capital position and support the ability to undertake high risk-weight lending in the current environment.  As discussed previously, the post-Offering equity growth rate is expected to be impacted by a number of factors including the higher level of capitalization, the reinvestment of the Offering proceeds, the expense of the stock benefit plans and the potential impact of dividends and stock repurchases.

Income and Expense Trends

Table 1.2 presents the Company’s historical income statements for the past five fiscal years and for the last twelve months ended March 31, 2013.  Waterstone Financial recorded net losses from fiscal 2008 to fiscal 2011, primarily a result of the impact of the economic recession and related asset quality issues.  The Company returned to profitability in fiscal 2012, which continued through March 31, 2013, as for the twelve months ended March 31, 2013, net income totaled $37.3 million or 2.24% of average assets.  Net income was enhanced by the elimination of a 100% valuation allowance against the deferred tax asset, allowing for a tax benefit of $9.3 million.  In addition, income was supported by higher levels of gains on sale of loans from the mortgage banking operations and lower loan loss provisions related to improvements in asset quality.

Net Interest Income

Net interest income has fluctuated over the period shown in Table 1.2 from a low of $41.1 million in fiscal 2008 to a high of $49.7 million in fiscal 2010, and totaled $41.7 million for the twelve months ended March 31, 2013.  The Company’s net interest income to average assets ratio trended upward from a low of 2.24% reported for fiscal 2008 to a high of 2.68% reported in fiscal 2010 and 2011.  This increase was facilitated by market interest rate trends, as the decline in short-term interest rates and resulting steeper yield curve has provided for a more significant decline in the Company’s funding costs relative to less rate sensitive interest-earning asset yields.  From fiscal 2011 to the twelve months ended March 31, 2013, the level of net interest income reported by the Company decreased by $4.9 million to $41.7 million (2.50% of average assets).  The decrease resulted primarily from a 22 basis point decrease in the interest rate spread, as the 53 basis point decrease in average yield on interest earning assets, was only partially offset by a 31 basis point decrease in the average cost of interest bearing

I.12

Table 1.2

Waterstone Financial, Inc.

Historical Income Statements

	For the Fiscal Year Ended December 31,										12 Months Ended
	2008		2009		2010		2011		2012		March 31, 2013
	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)
	($000)	(%)	($000)	(%)	($000)	(%)	($000)	(%)	($000)	(%)	($000)	(%)

Interest Income	$104,078	5.67%	$98,488	5.15%	$89,933	4.85%	$79,352	4.57%	$69,846	4.14%	$67,890	4.07%
Interest Expense	(63,027)	-3.43%	(54,577)	-2.85%	(40,269)	-2.17%	(32,836)	-1.89%	(27,901)	-1.65%	(26,225)	-1.57%
Net Interest Income	$41,051	2.24%	$43,911	2.30%	$49,664	2.68%	$46,516	2.68%	$41,945	2.49%	$41,665	2.50%
Provision for Loan Losses	(37,629)	-2.05%	(26,687)	-1.40%	(25,832)	-1.39%	(22,077)	-1.27%	(8,300)	-0.49%	(6,385)	-0.38%
Net Interest Income after Provisions	$3,422	0.19%	$17,224	0.90%	$23,832	1.29%	$24,439	1.41%	$33,645	1.99%	$35,280	2.12%

Other Income	$3,992	0.22%	$3,332	0.17%	$3,473	0.19%	$3,787	0.22%	$3,519	0.21%	$4,009	0.24%
Operating Expense	(33,860)	-1.84%	(40,876)	-2.14%	(64,627)	-3.49%	(74,579)	-4.29%	(102,138)	-6.06%	(106,494)	-6.39%
Net Operating Income	$(26,446)	-1.44%	$(20,320)	-1.06%	$(37,322)	-2.01%	$(46,353)	-2.67%	$(64,974)	-3.85%	$(67,205)	-4.03%

Mortgage Banking Income	$4,296	0.23%	$9,976	0.52%	$35,465	1.91%	$39,845	2.29%	$87,375	5.18%	$95,162	5.71%

Net Impairment Losses on Investments	$(1,997)	-0.11%	$(1,112)	-0.06%	$0	0.00%	$(456)	-0.03%	$(213)	-0.01%	$(209)	-0.01%
Gain (Loss) on Sale of Securities	0	0.00%	12	0.00%	55	0.00%	53	0.00%	522	0.03%	272	0.02%
Total Non-Operating Income/(Expense)	$(1,997)	-0.11%	$(1,100)	-0.06%	$55	0.00%	$(403)	-0.02%	$309	0.02%	$63	0.00%

Net Income Before Tax	$(24,147)	-1.31%	$(11,444)	-0.60%	$(1,802)	-0.10%	$(6,911)	-0.40%	$22,710	1.35%	$28,020	1.68%
Income Taxes	(2,299)	-0.13%	1,306	0.07%	(52)	0.00%	(562)	-0.03%	12,204	0.72%	9,311	0.56%
Net Income (Loss)	$(26,446)	-1.44%	$(10,138)	-0.53%	$(1,854)	-0.10%	$(7,473)	-0.43%	$34,914	2.07%	$37,331	2.24%

Avg. Diluted Shares Outst.	30,556,004		30,680,285		30,804,063		30,929,415		31,161,922		31,459,701
Reported Earnings Per Share	$(0.87)		$(0.33)		$(0.06)		$(0.24)		$1.12		$1.19

Expense Coverage Ratio	121.2%		107.4%		76.8%		62.4%		41.1%		39.1%
Efficiency Ratio	68.6%		71.4%		72.9%		82.7%		76.9%		75.6%
Effective Tax Rate (Benefit)	-9.5%		11.4%		-2.9%		-8.1%		-53.7%		-33.2%
Return on Avg. Equity	-13.76%		-6.12%		-1.09%		-4.47%		18.89%		18.22%

(1) Ratios are as a percent of average assets.

(2) Reflects a tax effect at an estimated 40% marginal tax rate.

Source: Audited financial statements and RP Financial calculations.

I.13

liabilities.  The reduction in interest income and related yield on interest earning assets has also been adversely affected by the reduction in the loan portfolio since 2008, as total loans receivable have declined from 82.1% of assets at December 31, 2008 to 73.7% of assets at March 31, 2013.  In addition, the proportion of assets funded with borrowed funds has increased as the deposit base has declined over the past five years.  The borrowed funds carry a much higher cost than deposit funds and are putable fixed rate, fixed maturity advances and thus limit future reductions in interest expense until such advances mature.  The factors pertaining to the trends in the Company’s yield-cost spreads are more fully evidenced in Exhibit I-5.  Specifically, the Company’s interest rate spread decreased from 2.67% in fiscal 2010 and 2011 to 2.45% in fiscal 2012 and for the twelve months ended March 31, 2013.

The initial reinvestment of the Offering proceeds should increase net interest income as the funds are reinvested, with longer-term earnings benefits realized through leveraging of the proceeds.  At the same time, while the initial reinvestment of the Offering proceeds should increase net interest income, the initial reinvestment yields are expected to depress asset yields and the net interest income ratio, particularly in view of the very low investment yields available in today’s markets.  Over the long term, the asset yields may likely recover as the funds from the Offering are redeployed into higher yielding loans, which is the longer-term plan of the use of proceeds.

Loan Loss Provisions

The level of loan loss provisions incurred over the last five fiscal years and through March 31, 2013 has impacted Waterstone Financial’s operating results.  Such provisions reflect the challenging economic environment and the related impact on asset quality as the Company experienced more loan delinquencies and defaults that resulted in elevated levels of loan charge-offs.  During fiscal years 2008 through 2011, loan loss provisions ranged from a low of $22.1 million or 1.27% of average assets in fiscal 2011 to a high of $37.6 million or 2.05% of average assets for fiscal 2008.  Net chargeoffs over the four year period totaled $92.6 million, an indication of the scope of asset quality issues experienced.  Reflecting an improvement in asset quality measures, loan loss provisions declined to $8.3 million or 0.49% of average assets for fiscal 2012 and declined further to $6.4 million or 0.38% of average assets for the twelve months ended March 31, 2013.  As of March 31, 2013, the Company maintained allowances for loan losses (“ALLLs”) equal to $29.3 million, or 2.67% of loans receivable (excluding loans HFS), while reserve coverage in relation to non-accruing loans equaled 44.42%.  Exhibit I-6 sets

I.14

forth the Company’s loan loss allowance activity during the review period.  Going forward, the Company will continue to evaluate the adequacy of the level of ALLLs on a regular basis and establish additional loan loss provisions in accordance with the Company’s asset classification and loss reserve policies.

Non-Interest Income

Non-interest operating income is a relatively modest contributor to the Company’s total revenues, and consists of loan and deposit account fee income, dividends on BOLI, and other miscellaneous fees.  Such income ranged from a low of $3.3 million or 0.17% of average assets in fiscal 2009 to a high of $4.0 million, or 0.24% of average assets for the twelve months ended March 31, 2013.  Such income is relatively limited in comparison to industry-wide averages due to the lower proportion of checking and demand deposit accounts, which typically are the primary driver of non-interest income, along with a lack of other income sources such as financial investment products, insurance products, or other financial services products.

Mortgage Banking Income

As discussed previously, Waterstone Financial is actively engaged in secondary market loan sales through the Waterstone Mortgage subsidiary operations.  As shown in Table 1.2, mortgage banking income has been an increasingly important contributor to the Company’s earnings with the level of income generated based on loan volumes and competitive market conditions.  It has been the Company’s practice to sell substantially all longer term fixed rate residential loans into the secondary market.  From fiscal 2008 through the twelve months ended March 31, 2013, mortgage banking income has increased from $4.3 million or 0.23% of average assets to $95.2 million or 5.71% of average assets.  The increase in mortgage banking income reflects an increase in the origination and sales volumes of Waterstone Mortgage as well as an increase in average sales margins, which is due to an increase in pricing and fees on all products.  Important from a valuation perspective, while we have considered mortgage banking income to be a recurring revenue source for valuation purposes, such income can be a relatively volatile source of revenue dependent upon various factors including loan demand, market interest rates, and competitive factors, among other considerations.

Operating Expenses

Waterstone Financial’s operating expenses have increased over the past five and a quarter years mainly due to compensation and other noninterest expense related to the

I.15

mortgage banking operations.  In fiscal 2008 operating expenses equaled $33.9 million, or 1.84% of average assets, while operating expenses significantly increased to $106.5 million, or 6.39% of average assets, for the twelve months ended March 31, 2013.  Operating cost increases reflect increased loan origination activity, compensation, payroll taxes, and other employee benefits at the mortgage banking subsidiary.  Other cost areas, such as advertising, data processing and miscellaneous expenses have also increased in line with the higher level of business activities. In concert with the asset quality issues of the past several years and the accompanying balances of REO, Waterstone Financial has also recorded notable levels of expenses related to the management and resolution of REO properties.  Such expense totaled $7.5 million, or 7.0% of expenses for the twelve months ended March 31, 2013.

Operating expenses are expected to increase on a post-Offering basis as a result of the expense of the additional stock-related benefit plans.  At the same time, Waterstone Financial will seek to offset anticipated growth in expenses from a profitability standpoint through balance sheet growth and by reinvestment of the Offering proceeds into investment securities over the near term (following the Second-Step Conversion) and into loans over the longer term.

Non-Operating Income/Expense

Non-operating income and expenses have typically had a modest impact on earnings over the last several years.  For the twelve months ended March 31, 2013, net non-operating income totaled $63,000 and consisted of $272,000 of gains on the sale of AFS securities, offset in part by $209,000 of net impairment losses on investments.  Gains on the sale of AFS securities have been recorded in four of the last five fiscal years and through the twelve months ended March 31, 2013, although the level of such gains was minimal prior to the most recent fiscal year.  In addition, since fiscal 2008, the Company has incurred net impairment losses on certain investment securities held in portfolio, including losses on private label CMOs and certain municipal bonds.  During fiscal 2012, the private label CMOs were sold, eliminating that as a potential future source of losses.

Taxes

The Company’s average tax expense has fluctuated over the last five fiscal years and through March 31, 2013, with the highest rates equal to a benefit of 53.7% recorded in fiscal 2012 and 33.2% recorded for the twelve months ended March 31, 2013, despite positive pre-tax income.  The benefits were primarily the result of the December 31, 2012 full reversal of $17.0

I.16

million of remaining net deferred tax asset valuation allowances originally established in 2008.  From 2008 until the end of 2012, a valuation allowance was in place largely based on cumulative losses experienced from fiscal 2008 through 2011.  At December 31, 2012, due to improving earnings trends, stabilization of real estate markets and general improvements in economic conditions, the Company determined that it was appropriate to remove the valuation allowance as it was likely that the net deferred tax assets would be utilized in future periods.  The $17.0 million federal and state income tax benefit in fiscal 2012 was partially offset by $4.7 million in federal and state income tax expense for that year, based on net income recorded.  For pro forma calculation purposes, the Company’s marginal tax rate has been assumed to equal 40%.

Efficiency Ratio

Waterstone Financial’s efficiency ratio reflects improvement over the last twelve months (after increasing from fiscal 2008 to 2011), largely reflecting the growth of mortgage banking income.  Specifically, the efficiency ratio increased from 68.6% for 2008 to 82.7% for 2011, then slightly diminished to 75.6% for the twelve months ended March 31, 2013.  On a post-Offering basis, the efficiency ratio may show some improvement from the benefit of reinvesting the proceeds from the Offering.  However, a portion of the benefit is expected to be offset by the increased expense of the stock benefit plans.

Interest Rate Risk Management

The primary aspects of the Company’s interest rate risk management include:

·                  Selling essentially all of the 1-4 family fixed rate residential mortgage loans originated (typically fixed rate mortgage loans with maturities of 15 years or more);

·                  Diversifying portfolio loans into other types of shorter-term or adjustable rate loan products, including adjustable rate or balloon feature residential and commercial real estate/multi-family lending;

·                  Maintaining an investment portfolio comprised of high quality, liquid securities with relatively short average life characteristics;

·                  Promoting transaction accounts and, when appropriate and subject to market constraints, longer-term CDs;

·                  Utilizing longer-term borrowings when such funds are attractively priced relative to deposits and prevailing reinvestment opportunities;

·                  Maintaining a strong interest-free equity position as a percent of assets; and,

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·                  Limiting investment in fixed assets and other non-earning assets.

As an indication of the level of interest rate sensitivity in the loan portfolio, Exhibit I-7 presents information regarding the Company’s fixed and adjustable rate loans.  As of December 31, 2012, of the total loans due after December 31, 2013, adjustable rate loans comprised 86.5% of those loans.

Waterstone Financial utilizes the services of a third party to analyze the impact of interest rate changes on the Company’s income statement.  An analysis of the balance sheet in terms of reactions to increases in interest rates indicates that for certain increases in interest rates, net interest income will increase, indicating the Company is positive gapped.  As of March 31, 2013, the Company’s net interest income is projected to increase by 4.39% under a 100 basis point increase in interest rates and increase by 5.03% under a 200 basis point increase in interest rates.  The third party analysis also measures interest rate risk exposure by use of an interest rate sensitivity analysis which measures interest rate risk by computing changes in the present value of the Bank’s cash flows from assets, liabilities, and off-balance sheet items in the event of a range of assumed changes in market interest rates.  As of March 31, 2013, the Economic Value of Equity (“EVE”) analysis indicated that a 100 basis point instantaneous and permanent increase in interest rates would result in a reduction of the EVE by 7.24%, while a 100 basis point decrease in rates had the effect of increasing the EVE by 7.13% (see Exhibit I-8).

The EVE analysis is an indicator of the risk to earnings in a volatile interest rate environment as it incorporates changing assumptions with respect to maturity and repricing of assets and liabilities.  The foregoing net interest income analysis indicates that the Company expects to be moderately impacted by rising interest rates.  At the same time, there are numerous limitations in the Company’s interest rate risk analysis which is dependent upon numerous significant assumptions with respect to the underlying valuations of assets and liabilities.  Moreover, an increase in market interest rate levels may not impact all assets and liabilities in the same way which could impact the results of the Company’s internal risk analyses.

The infusion of stock proceeds will serve to further limit the Company’s interest rate risk exposure, as most of the net proceeds will be redeployed into interest-earning assets and the increase in the Company’s equity position will lessen the proportion of interest rate sensitive liabilities funding assets.

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Lending Activities and Strategy

Originated-for-Investment (“OFI”) Lending.  Since its founding in 1921, Waterstone Financial has conducted its lending operations as a traditional savings institution, attracting retail deposits and investing those funds primarily in mortgage loans secured by residential property within the market area served.  The Company’s residential property security lending includes a long-term focus on multi-family lending on property in the local and regional market area.  Such loans, along with a portfolio of first and second position residential mortgage loans, comprised almost 90% of the Company’s OFI loan portfolio as of March 31, 2013.  To a much lesser extent, Waterstone Financial originates construction and land loans, commercial real estate (business properties) loans, commercial business (non-mortgage), and consumer loans.  A notable portion of the first position residential mortgage loans are secured by non-owner occupied properties.  Details of the Company’s OFI loan portfolio composition are shown in Exhibit I-9, while Exhibit I-10 presents the OFI loan portfolio’s schedule of contractual maturities by loan type.

HFS Lending.  Waterstone Financial also conducts an active mortgage banking operation through its wholly-owned subsidiary, Waterstone Mortgage.  The balance sheet impact of the mortgage banking activities are evident in the balances of loans carried as “held-for-sale,” and the third party borrowings that provide a portion of the funding base for mortgage banking operations.  Purchased in 2006, Waterstone Mortgage was formed in 2001 and has pursued originations of long-term fixed rate FHA/VA and conventional mortgage loans for sale into the secondary market, including government sponsored agencies.  Since fiscal 2009, HFS lending activities have surpassed the internal OFI lending volumes.

OFI Residential Real Estate First Mortgage Lending

As noted above, Waterstone Financial has historically engaged in the origination and retention in portfolio of first mortgage loans secured by 1-4 family residential property.  As of March 31, 2013, total 1-4 family residential mortgage loans equaled $445.2 million, or 39.6% of total loans.  Reflecting the Company’s pursuit of asset shrinkage in the most recent years, along with the strategy of selling essentially all long-term fixed rate residential first mortgage loan originations for interest rate risk purposes, the balance of 1-4 family first mortgage loans has declined from a high of $788.2 million, or 50.5% of total loans as of December 31, 2008 to the current balance, representing a reduction of 43.5% in principal balance.

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A large portion of the adjustable rate loans in portfolio are termed “Wisconsin escalator” loans whereby the interest rate charged can be adjusted by the Company on a semi-annual basis after a three- or five-year initial fixed rate period.  The maximum rate adjustment is 100 basis points per adjustment with a lifetime maximum adjustment of either 300 or 600 basis points, regardless of the initial rate.  These loans generally have amortization periods of up to 30 years and are not indexed.  In recent years, Waterstone Financial discontinued originations of this loan type and currently offers more traditional adjustable rate loan products that are available on a nationwide basis, such as 3/1 and 5/1 loans.

As noted above, the Company does not offer a fixed-rate residential mortgage loan product to be originated for investment.  All fixed rate loan originations are offered through the Waterstone Mortgage operations.  The Company does not offer “interest only”, “negative amortization”, “Alt A”, or subprime loans, all of which are loans with higher risk underwriting characteristics.

HFS Residential Real Estate First Mortgage Lending

The Company’s HFS residential lending operations are conducted through Waterstone Mortgage, which originates owner-occupied single family residential loans that are saleable in the secondary market, along with government loans (“FHA/VA”).  Acquired in 2006, Waterstone Mortgage has expanded to operate 81 offices in 12 states.  For fiscal 2012, the mix of conventional versus government loans was 67%/33%, respectively, while the mix of purchase versus refinance loans was 58%/42%, respectively.  HFS loan originations during fiscal years 2010 to 2012 equaled $1.1 billion, $1.0 billion and $1.7 billion, and for the three months ended March 31, 2013, equaled $430.1 million, respectively.  The mortgage banking operations are conducted from a headquarters office in Wisconsin.  The Company intends to pursue additional lending volume through Waterstone Mortgage.

Multi-Family and Commercial Real Estate Lending

As noted previously, a key lending strategy for Waterstone Financial is the emphasis on originations of multi-family real estate loans, which currently comprise the largest percentage of the loan portfolio by loan type.  The Company has a long history of multi-family property lending in the market area and is a well-known source of financing for many investor entities.  Average multi-family properties contain approximately 10-15 units.  The average multi-family loan balance was approximately $729,000 as of March 31, 2013.  In addition, the Company is active

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in traditional commercial real estate lending (business properties) for portfolio.  At March 31, 2013, $514.6 million or 45.7% of the Company’s total loan portfolio was secured by multi-family real estate property, while $76.8 million or 6.8% of the Company’s total loans are made up of loans secured by commercial real estate.  Most of the multi-family and commercial real estate loans are secured by property in the primary market area of southeastern Wisconsin.  Commercial real estate loans are generally secured by office buildings, churches, restaurants, other retail properties and mixed use properties, and the average commercial real estate loan balance was approximately $529,000 as of March 31, 2013.

Multi-family real estate loans and commercial real estate loans are offered with interest rates that are fixed for up to five years or are variable and adjust either based on a market index or at the Company’s option.  Terms to maturity are a maximum of 10 years with amortization periods of up to 30 years.  The maximum LTV is 80% of the appraised value of the property, while the debt service ratio is generally at least 1.15x.  The borrower’s financial information is monitored on an ongoing basis by requiring periodic financial statement updates, payment history reviews, and periodic face-to-face meetings with the borrower.  The Company’s largest single commercial and multi-family borrowing relationship at March 31, 2013 totaled $20.5 million and is collateralized by multi-family real estate, while the largest loan in the group is a multi-family mortgage loan with an outstanding balance at March 31, 2013 of $8.0 million.

Home Equity/Home Equity Lines of Credit

Home equity loans and home equity lines of credit (“HELOCs”) are offered by Waterstone Financial as part of the residential lending activities and provide interest rate risk and yield enhancement benefits.  The Company offers such loans in the geographic footprint served by the branches, and currently these loans are sourced by the branch offices.  This lending activity is expected to continue, recognizing the risk in this type of lending given that home values have declined.  Home equity and HELOC loans totaled $35.9 million, or 3.2% of total loans as of March 31, 2013, a decrease from $59.3 million, or 3.8% of loans as of December 31, 2008.

Home equity loans and HELOCs offered by the Company are secured by both owner-occupied and non-owner occupied one-to-four family residences.  Home equity loans carry adjustable rates and terms of up to 10 years.  HELOCs also generally have 10 year terms and are originated with adjustable rates indexed to the prime rate, a floor rate and a maximum rate of 18%.  The maximum combined LTV (first and second liens) for these loans is limited to 90%

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of the appraised value.  The average home equity loan balance was $49,000 as of March 31, 2013.

Construction and Land Loans

Historically, Waterstone Financial has engaged in construction and land lending as part of the residential lending focus of the Company, which has been more limited since the economic downturn in 2008, when the Company reported $111.6 million of construction and land loans or 7.2% of total loans.  As of March 31, 2013, construction and land loans had declined to $33.2 million, or 3.0% of total loans, a reduction of 70.2% from the balance as of December 31, 2008.  At March 31, 2013, construction/land loans included $2.9 million of residential construction loans and $30.3 million of land/non-1-4 family residential construction loans.  The Company originates construction loans to individuals and contractors for the construction and acquisition of single and multi-family residences, with multi-family property construction projects dominating the portfolio at present.  These loans are typically attractive due to the relatively short average duration and attractive yields, but also involve a higher degree of credit risk.

The Company’s construction mortgage loans are interest-only during the construction phase and typically convert to a long term mortgage loan at completion.  Construction loans are originated with a maximum LTV ratio of 90% as long as the loan is backed by private mortgage insurance if the loan balance exceeds 80% of the lesser of the appraised value or sales price of the property.  Essentially all construction/land loans are originated within the Company’s southeastern Wisconsin market area.

The Company obtains appraisals on each construction property.  Waterstone Financial also reviews and inspects each property before disbursement of funds over the term of the construction loan.  Loan proceeds are disbursed after inspection based on the percentage of completion method.

Commercial Business Lending

Waterstone Financial originates non-mortgage commercial loans, and this is a lending area that the Company intends to expand in the future.  Waterstone Financial originates commercial business loans to local or regional, small- to medium-sized companies that operate in the primary market area, which include lines of credit and term loans.  These loans are typically secured by equipment, inventory, accounts receivable or real estate.  As of March 31,

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2013, the Company reported $19.0 million of commercial business loans in portfolio, equal to 1.7% of total portfolio loans.  This represents a decrease from $32.4 million, or 2.1% of loans as of December 31, 2008, reflecting the trend of the overall decline in portfolio loans.

Commercial business loans usually have shorter maturity terms and higher interest rates than real estate loans, but typically involve more credit risk because of the type and nature of the collateral.  Working capital lines of credit are short-term loans of 12 months or less with variable interest rates and are generally secured by inventory and accounts receivable or equipment.  Personal property loans secured by equipment are generally made for terms of up to 84 months and for up to an 80% LTV.  Interest rates on equipment loans may be either fixed or variable, but are generally variable rate loans with initial fixed rate periods of up to five years and amortization periods of 15 to 25 years.

Consumer Lending

Waterstone Financial historically has not focused on originations of consumer loans, which totaled a minimal $128,000 as of March 31, 2013.  At that date, the Company’s consumer loans were secured by credit cards, automobiles and other miscellaneous personal security.  The Company offers such loans generally as a convenience to customers but does not emphasize such loans in marketing efforts.

Origination, Purchase, and Sale of Loans

Exhibit I-11 provides a summary of Waterstone Financial’s lending activities since fiscal 2010.  Reflecting the impact of the growing Waterstone Mortgage operations, lending volumes have materially increased over this time period, with total originations ranging from a low of $1.1 billion during fiscal 2011 to a high of $1.8 billion for fiscal 2012.  For fiscal 2012, loans originated for investment totaled $99.2 million (5.4% of total originations), while loans originated for sale (Waterstone Mortgage) totaled $1.7 billion (94.6% of total originations).  Multi-family loans have accounted for the largest portion of loan volumes originated for investment, followed by residential one-to four-family and commercial real estate loans.  Only minimal purchases of loans were completed during fiscal 2012, consisting of both one-to four-family and home equity loans and there were no purchases of loans during the first quarter of 2013.  As indicated previously, sales of fixed rate residential loans have been a primary operating strategy, and such loan sales have ranged from a low of $1.0 billion or 86.4% of total loan originations for fiscal 2010 to a high of $1.7 billion, or 92.2% of total loan originations for fiscal 2012.  For the

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three months ended March 31, 2013, loans sales totaled $459.6 million, or 98.3% of total loan originations.

Asset Quality

Waterstone Financial’s lending operations include originations of multi-family, 1-4 family residential investor property, commercial real estate, construction/land, commercial business and consumer loans for portfolio, all of which carry a higher risk profile than traditional 1-4 family owner-occupied mortgage lending.  The Company’s asset quality deteriorated in connection with the 2007 — 2009 economic recession, resulting in an increase in the level of NPAs and related losses.  NPAs, inclusive of performing troubled debt restructurings (“TDRs”) as a percent of assets peaked at 9.70% as of December 31, 2010, and have declined to 7.30% as of March 31, 2013, but remain elevated.  As reflected in Exhibit I-12, the total NPA balance (i.e., non-accruing loans, performing TDRs, and REO) as of March 31, 2013, was $118.9 million, consisting of non-accruing loans ($66.0 million), performing TDRs ($22.1 million), and REO ($30.8 million).  As of March 31, 2013, 63.6% of non-accrual loans were related to 1-4 family residential real estate and another 28.9% were related to the multi-family loan portfolio.

The improvement in asset quality has been a result of management taking significant steps to improve the underwriting of loans, as well as the monitoring of asset quality.  The Company rewrote underwriting policies, strengthened underwriting and administration standards, and implemented an officers’ loan committee for review and approval of all loans in excess of $500,000.  The Company hired additional senior loan officers experienced in identifying, evaluating, and documenting good credit risks and an independent loan underwriting function for all residential loans and a loan review function was added to ensure that newly implemented controls and safeguards are uniformly implemented and applied.  The collections staff was also expanded and information management systems were upgraded, as well.  Additionally, the Company hired a Chief Credit Officer (“CCO”) and moved the credit analysis and loan review function to a newly formed credit department headed by the CCO.  The balance of ALLLs totaled $29.3 million as of March 31, 2013, equal to 2.67% of loans receivable (excluding loans held for sale), while reserve coverage in relation to non-accruing loans equaled 44.42%.

The Company’s management reviews and classifies loans on a regular basis and establishes loan loss provisions based on the overall quality, size, and composition of the loan

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portfolio, as well as other factors such as historical loss experience, industry trends and local real estate market and economic conditions.

Funding Composition and Strategy

Deposits have consistently accounted for the major portion of Waterstone Financial’s interest bearing liabilities, although the Company has historically utilized borrowings as a notable supplemental funding source.  As of March 31, 2013, deposits and borrowings totaled $914.9 million and $479.3 million, respectively, which reflects deposit shrinkage at an annual rate of 6.1% since December 31, 2008, while borrowed funds declined by a minimal 0.5% annual rate over the same time period.  The decrease in deposits has been a result of a deliberate balance sheet shrinkage strategy in order to enhance equity ratios and improve profitability through less aggressive deposit pricing strategies.

The Company relies on marketing activities, convenience, customer service, and the availability of a broad range of deposit products and services to attract and retain customer deposits.  Most of the Company’s depositors are persons who work or reside in the areas surrounding the office locations in southeastern Wisconsin.  Information regarding the Company’s deposit portfolio composition for the past three and a quarter fiscal years is presented in Exhibit I-13.  A key characteristic of the deposit base is the relatively large portion of deposits in CDs, which totaled $712.4 million, or 77.9% of the Company’s deposits at March 31, 2013.  Core deposits, consisting of savings and transaction accounts totaled $202.5 million, or 22.1% of the Company’s deposits as of the same date, with savings accounts accounting for the highest percentage of the total ($58.3 million equal to 6.4% of deposits).  Core deposit accounts (demand deposits, NOW, savings and money market accounts) have increased from 14.9% of deposits at December 31, 2010 to the current 22.1% of deposits.  Growth in core accounts and reduced reliance on CDs to fund operations will continue to be an important strategy going forward, and also reflects the continued impact of the customer base concern for safety and liquidity as well as the historically low-rate environment.  As of March 31, 2013, CDs with balances equal to or in excess of $100,000 equaled $186.1 million, of which $117.4 million matures in one year or less (Exhibit I-14).  The Company reported a minimal balance of brokered CDs ($100,000) as of March 31, 2013.

Deposit solicitation efforts for the Company have recently been focused on building broad-based consumer relationships.  At the same time, the Company continues to have many depositors focused on competitive pricing rather than service and a broad-based relationship.

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Accordingly, the transition of the deposit base to management’s targeted composition is expected to be gradual.

Borrowed funds comprise the remainder of Waterstone Financial’s funding liabilities, and details of the borrowings portfolio are presented in Exhibit I-15.  Borrowed funds, primarily consisting of FHLB advances, totaled $479.3 million as of March 31, 2013, representing 29.4% of total assets.  Borrowings consisted of FHLB advances ($350.0 million), repurchase agreements collateralized by investment securities ($84.0 million), and $45.3 million outstanding on two bank lines of credit totaling $90.0 million used to finance a portion of the Waterstone Mortgage operations.  The borrowings portfolio carried a weighted average interest rate of 3.83% as of March 31, 2013, representing a relatively higher cost source of funds in comparison to deposits.  A majority of the borrowed funds have maturity dates during 2016-2108, and thus, the Company’s operating results will continue to be impacted by such funds over the near term future.  The Company anticipates utilizing borrowings as a supplemental funding source in the future, generally for these same purposes.  The Company’s overall preference is to utilize deposits to fund operations with the objective of building customer relationships and increasing cross-sell potential and fee income.

Subsidiaries

Waterstone Financial currently has one wholly-owned subsidiary, WaterStone Bank.  The Bank has three wholly-owned subsidiaries: Waterstone Mortgage Corporation, Wauwatosa Investments, Inc., and Main Street Real Estate Holdings, LLC.  Waterstone Mortgage Corporation, as noted previously, is a residential mortgage banking company that was acquired in February 2006.  This subsidiary is headquartered in Wisconsin and has additional mortgage origination offices in Wisconsin, Minnesota, Florida, Pennsylvania, Indiana, Arizona, Ohio, Idaho, Illinois, Iowa, Colorado, and Maryland.  Based on 2012 dollar volume of retail first and second mortgages originated, Waterstone Mortgage was the largest mortgage broker in the Milwaukee area.

Wauwatosa Investments, Inc. was originally established in 1998 and located in Las Vegas, Nevada in order to take advantage of favorable state tax treatment of investment income.  Wauwatosa Investments’ primary function is to hold certain investment securities of the Bank that are permissible under regulatory guidance.  Main Street Real Estate Holdings, LLC was established in 2002 to acquire and hold the Bank office and retail facilities, both owned and leased, but currently is an inactive subsidiary.  However, the Company has filed an application

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with the WDFI to permit Main Street Real Estate Holdings, LLC to conduct real estate broker activities limited to real estate owned, bank-owned branch office facilities, and real estate securing loans.

Legal Proceedings

Other than the routine legal proceedings that occur in the Company’s ordinary course of business, Waterstone Financial is not currently involved in litigation which would be expected to have a material impact on the Company’s financial condition or operations.

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II.  MARKET AREA ANALYSIS

Introduction

Established in 1921, Waterstone Financial is headquartered in Wauwatosa, Milwaukee County, Wisconsin, and serves the southeastern Wisconsin region through a headquarters office and 8 full service retail banking branch offices.  The main office and four branch offices are located in Milwaukee County, three branches are in Waukesha County and one office is in Washington County.  The Company’s market area is generally defined as the Milwaukee-Waukesha Metropolitan Statistical Area (“ Milwaukee MSA”), located in the southeastern corner of the state of Wisconsin, with a service area that includes the counties with a branch office presence plus neighboring counties of Ozaukee, Jefferson, Walworth and Racine.  A map showing the Company’s office coverage is set forth in Exhibit I-1 and details regarding the Company’s offices are set forth in Exhibit II-1.

In addition, to the retail banking franchise noted above, Waterstone Mortgage operates from a separate headquarters office in Wisconsin with branch offices in Wisconsin, Pennsylvania, Minnesota, Florida, Ohio, Arizona, Idaho, Indiana, Iowa, Illinois, Colorado, and Maryland.  As further described in Section One, Waterstone Mortgage provides access to a large population base and potential source of residential loans for origination and immediate sale into the secondary market.  In recent periods, Waterstone Mortgage has begun to retain the servicing rights on a portfolio of the loans sold, however a portion of the loan production is sold servicing released with no expected contact with the borrower subsequent to that point, as is typical with most mortgage banking companies.

The primary market area for retail operations, including the southern portions of the market, is within commuting range of the Chicago, Illinois metropolitan area.  The regional economy has a strong manufacturing history that is still the one of the largest employment sectors of the area’s economy, while services, health care and wholesale/retail trade, as well as the government sector play a prominent role in the regional economy.  The regional banking environment is highly competitive, and includes a wide range of thrifts, commercial banks, credit unions and other financial services companies, some of which have a national presence.

Typical of many Midwestern U.S. areas, the Milwaukee MSA, and in general the state of Wisconsin, did not experience the level of housing development and home price appreciation that occurred in other regions of the United States during the real estate bubble that occurred through 2008.  As a result, since that time the market area region has not experienced the

II.1

dramatic reductions in housing prices and residential sales volumes, as well as substantially higher foreclosure rates that commonly occurred elsewhere.  This stability in the marketplace is a favorable characteristic for community-based financial institutions such as the Company.

Future business and growth opportunities will be partially influenced by economic and demographic characteristics of the markets served by the Company, particularly the future growth and stability of the regional economy, demographic growth trends, and the nature and intensity of the competitive environment for financial institutions.  These factors have been examined to help determine the growth potential that exists for the Company, the relative economic health of the Company’s market area, and the impact on market value.

National Economic Factors

The business potential of a financial institution is partially dependent on the future operating environment and growth opportunities for the banking industry and the economy as a whole.  The national economy experienced a severe downturn during 2008 and 2009, as the fallout of the housing crisis caused the wider economy to falter, with most significant indicators of economic activity declining by substantial amounts.  The overall economic recession was the worst since the great depression of the 1930s.  Approximately 8 million jobs were lost during the recession, as consumers cut back on spending, causing a reduction in the need for many products and services.  Total personal wealth declined notably due to the housing crisis and the drop in real estate values.  As measured by the nation’s gross domestic product (“GDP”), the recession officially ended in the fourth quarter of 2009, after the national GDP expanded for two consecutive quarters (1.7% annualized growth in the third quarter of 2009 and 3.8% annualized growth in fourth quarter of 2009).  The economic expansion has continued since that date, with GDP growth of 3.1% for calendar year 2010, 1.8% for calendar year 2011 and 2.2% for calendar year 2012.  Notably, a large portion of GDP growth during 2009 through 2012 was generated through federal stimulus programs, bringing into question the sustainability of the recovery without government support.

For 2012, the national inflation rate averaged a lower annual rate of 2.07% and through the three months ended March 2013 averaged an even lower rate of 1.68%. Indicating a level of improvement, the national unemployment rate equaled 7.5% as of April 2013, a moderate decline from 8.1% as of April 2012, but still high compared to recent historical levels.  There remains uncertainty about the near term future, particularly in terms of the speed at which the economy will recover, the impact of the housing crisis on longer term economic growth, and the

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near-term future performance of the real estate industry, including both residential and commercial real estate prices, all of which have the potential to impact future economic growth. The current and projected size of government spending and deficits also has the ability to impact the longer-term economic performance of the country.

The major stock exchange indices have reflected improvement over the last 12 months.  As an indication of the changes in the nation’s stock markets over the last 12 months, as of May 17, 2013, the Dow Jones Industrial Average closed at 15,354.40, an increase of 23.4% from May 17, 2012, while the NASDAQ Composite Index stood at 3,498.97, an increase of 24.4% over the same time period.  The Standard & Poors 500 Index totaled 1,667.47 as of May 17, 2013, an increase of 27.8% from May 17, 2012.

Based on the consensus outlook of economists surveyed by The Wall Street Journal in April 2013, economic growth is expected to increase slightly in 2013 compared to 2012 but remain somewhat lackluster overall. The economists forecast calls for GDP growth of 2.5% for 2013, compared to 1.5% for 2012.  A 7.4% unemployment rate is forecasted for the end of 2013, and 176,000 jobs are expected to be added per month over the next year. On average, the economists did not expect the Federal Reserve to begin raising its target rate until 2014 at the earliest and the 10-year Treasury yield would increase to 2.34% by the end of 2013. The surveyed economists also forecasted home prices would rise slightly in 2013 and housing starts would pick-up in 2013.

The 2013 housing forecast from the Mortgage Bankers Association (the “MBA”) was for existing home sales to increase by approximately 4.9% and new home sales to increase by 11.5% compared to 2012 existing and new home sales.  The MBA forecast projected the median sales price for existing and new homes would increase by 5.6% and 4.7%, respectively, in 2013.  Total mortgage production was forecasted to decline to $1.410 trillion in 2013 compared to $1.750 trillion in 2012.  The forecasted reduction in 2013 originations was due to a 34% reduction in refinancing volume, with refinancing volume forecasted to total $818 billion in 2013.  Comparatively, house purchase mortgage originations were predicted to increase by 17.7% in 2013, with purchase lending forecasted to total $592 billion in 2013.

Interest Rate Environment

In terms of interest rates, through the first half of 2004, in a reaction to try to avoid a significant slowdown of the economy, the Federal Reserve lowered key market interest rates to historical lows not seen since the 1950s, with the federal funds rate equal to 1.00% and the

II.3

discount rate equal to 2.00%.  Beginning in June 2004, the Fed began slowly, but steadily increasing the federal funds and overnight interest rates in order to ward off any possibility of inflation.  Through June 2006, the Fed had increased interest rates a total of 17 times, and as of June 2006, the Fed Funds rate was 5.25%, up from 1.00% in early 2004, while the Discount Rate stood at 6.25%, up from 2.00% in early 2004.  The Fed then held these two interest rates steady until mid-2007, at which time the downturn in the economy was evident, and the Fed began reacting to the increasingly negative economic news.  Beginning in August 2007 and through December 2008, the Fed decreased market interest rates a total of 12 times in an effort to stimulate the economy, both for personal and business spending.

As of January 2009, the Discount Rate had been lowered to 0.50%, and the Federal Funds rate target was 0.00% to 0.25%.  These historically low rates were intended to enable a faster recovery of the housing industry, while at the same time lower business borrowing costs, and such rates have remained in effect through early 2010.  In February 2010, the Fed increased the discount rate to 0.75%, reflecting a slight change to monetary strategy.  The effect of the interest rate decreases since mid-2008 has been most evident in short term rates, which decreased more than longer term rates, increasing the slope of the yield curve.  This low interest rate environment has been maintained as part of a strategy to stimulate the economy by keeping both personal and business borrowing costs as low as possible.  The strategy has achieved its goals, as borrowing costs for residential housing have been at historical lows, and the prime rate of interest remains at a low level.  As of May 17, 2013, one- and ten-year U.S. government bonds were yielding 0.12% and 1.95%, compared to 0.20% and 1.70%, respectively, as of May 17, 2012.  This has had a mixed impact on the net interest margins of many financial institutions, as they rely on a spread between the yields on longer term assets and the costs of shorter term funding sources.  However, institutions who originate substantial volumes of prime-based loans have given up some of this pickup in yield as the prime rate declined from 5.00% as of June 30, 2008 to 3.25% as of December 31, 2008, and has remained at that level since that date.  Data on historical interest rate trends is presented in Exhibit II-2.

Market Area Demographic and Economic Characteristics

Table 2.1 presents information regarding the demographic and economic trends for the Company’s market area from 2010 to 2012 and projected through 2017, with additional detail presented in Exhibit II-3.  Data for the nation, the state of Wisconsin and the Milwaukee MSA is included for comparative purposes.  The market area is characterized by two large, more populous, but slower growth areas (Milwaukee and Waukesha Counties), and smaller, but faster

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Table 2.1

Waterstone Financial, Inc.

Summary Demographic Data

	Year			Growth Rate
	2010	2012	2017	2010-2012	2012-2017
				(%)	(%)
Population (000)
USA	308,746	313,129	323,986	0.7%	0.7%
Wisconsin	5,687	5,746	5,868	0.5%	0.4%
Milwaukee/Waukesha MSA	1,556	1,565	1,595	0.3%	0.4%
Milwaukee County	948	949	970	0.1%	0.4%
Waukesha County	390	394	399	0.5%	0.3%
Washington County	132	134	138	0.8%	0.6%

Households (000)
USA	116,716	118,209	122,665	0.6%	0.7%
Wisconsin	2,280	2,294	2,363	0.3%	0.6%
Milwaukee/Waukesha MSA	622	624	639	0.1%	0.5%
Milwaukee County	384	384	393	0.1%	0.5%
Waukesha County	153	153	157	0.2%	0.5%
Washington County	52	52	54	0.4%	0.8%

Median Household Income ($)
USA	NA	50,157	56,895	NA	2.6%
Wisconsin	NA	49,824	57,220	NA	2.8%
Milwaukee/Waukesha MSA	NA	50,442	59,566	NA	3.4%
Milwaukee County	NA	40,846	50,001	NA	4.1%
Waukesha County	NA	69,321	81,501	NA	3.3%
Washington County	NA	59,407	72,439	NA	4.0%

Per Capita Income ($)
USA	NA	26,409	29,882	NA	2.5%
Wisconsin	NA	25,431	29,176	NA	2.8%
Milwaukee/Waukesha MSA	NA	26,635	30,844	NA	3.0%
Milwaukee County	NA	22,688	26,045	NA	2.8%
Waukesha County	NA	33,949	39,690	NA	3.2%
Washington County	NA	28,858	33,553	NA	3.1%

2012 Age Distribution (%)	0-14 Yrs.	15-34 Yrs.	35-54 Yrs.	55-69 Yrs.	70+ Yrs.
USA	19.6	27.4	27.1	16.6	9.2
Wisconsin	19.2	26.5	27.3	17.1	9.9
Milwaukee/Waukesha MSA	20.1	27.4	27.1	16.1	9.3
Milwaukee County	20.6	31.1	25.3	14.4	8.6
Waukesha County	19.3	21.7	29.9	18.8	10.3
Washington County	20.1	22.1	30.5	17.8	9.6

	Less Than	$25,000 to	$50,000 to
2012 HH Income Dist. (%)	25,000	50,000	100,000	$100,000+
USA	24.7	25.1	29.9	20.3
Wisconsin	23.7	26.4	33.3	16.6
Milwaukee/Waukesha MSA	24.5	25.0	31.0	19.5
Milwaukee County	30.6	27.7	28.4	13.3
Waukesha County	13.5	20.1	34.7	31.6
Washington County	16.7	22.2	37.7	23.4

Source: SNL Financial

II.5

growing Washington County.  From 2010 to 2012, Milwaukee and Waukesha County’s population increased at 0.1% and 0.5% annual rates, while the annual population growth rate for Washington County was 0.8%, which exceeded the comparable growth rates of the U.S., Wisconsin and the Milwaukee MSA.  The stronger population growth experienced in Washington County was reflected in stronger household growth as well.  These trends reflect a trend of movement to suburban markets for job opportunities, a lower cost of living, more affordable housing and more available space for development of new housing.  Washington County, in particular, has become an attractive area to live with newer infrastructure and other amenities.

The primary market area is projected to experience population and household growth in line with recent historical trends over the next five years.  Age distribution figures in Table 2.1 reveal that the Company’s market area has a similar population profile in terms of age, with Milwaukee County having a somewhat higher proportion of younger residents and Waukesha and Washington Counties reporting a slightly higher level of older residents (greater than 34 years of age).  The metropolitan area closely matched statewide averages.

Income levels in the market area tend to reflect the nature of the markets served, with higher income levels in the faster growing suburban markets.  The greater wealth of the suburban markets is consistent with national trends, in which the white collar professionals who work in the cities generally reside in the surrounding suburbs.  In addition, a notable part of the higher paying manufacturing employment is located in the suburban communities.  The lowest per capita and median household incomes were in Milwaukee County and were well below statewide measures (median household income in Milwaukee County was 82% of the statewide and national averages as of 2012).  Household income distribution measures in Table 2.1 further underscore the greater affluence of Waukesha and Washington Counties, particularly versus the Milwaukee County market.

Regional/Local Economy

Table 2.2 presents a list of private and public sector employers in the market area served.  The Company’s market area contains a diverse cross section of employment sectors, with a mix of services, manufacturing, wholesale/retail trade, federal and local government, health care facilities and finance related employment, which partially mitigates the risk associated with a decline in any particular economic sector or industry.  Like most previously industrial cities, the market areas’ employment base has experienced a gradual shift away from

II.6

manufacturing and heavy industry as a percent of the total labor force and toward services and retail trade.  However, the market area has retained a noticeable employment base in

Table 2.2

Waterstone Financial, Inc.

Largest Employers in Market Area Counties

Rank	Company/Institution	Industry	Employees

Private Sector Companies
1	Aurora Health Care	Health Care System	21,100
2	Wheaton Franciscan Healthcare	Health Care System	12,000
3	Froedtert& Community Health	Health Care Services	8,600
4	Kohl’s Corp.	Department Stores	7,700
5	Roundy’s	Food Distributor& Retailer	6,800
6	GE Healthcare Technologies	Medical Imaging/Information Systems	6,000
7	Quad/Graphics, Inc.	Commerical Printer	5,600
8	Columbia St. Mary’s Health System	Health Care System	5,400
9	Medical College of Wisconsin	Medical School	5,200
10	ProHealth Care, Inc.	Health Care System	5,000
11	Northwestern Mutual	Life/Disability Insurance/Annuities	5,000
12	Wisconsin Energy Corp.	Electric& Natural Gas Utility	4,700
13	BMO Harris Bank	Bank Holding Company	4,500
14	Children’s Hospital & Health System	Pediatric Health Care Services	4,400
15	Rockwell Automation	Industrial Automation Products	4,300
16	AT&T Wisconsin	Telecommunication Services	3,700
17	Wells Fargo	Bank Holding Company	3,500
18	US Bank	Bank Holding Company	3,300
19	FIS	Financial Data and Processing Systems	3,100
20	Harley-Davidson, Inc.	Motorcycles and Accessories	2,800

Public Sector Companies
1	Milwaukee Public Schools	Education
2	City of Milwaukee	Local Government
3	County of Milwaukee	Local Government
4	Department of Veteran’s Affairs	Federal Agency
5	University of Wisconsin-Milwaukee	Education
6	US Postal Service	Federal Agency
7	School District of Waukesha	Local Government
8	County of Waukesha	Local Government
9	West Bend Joint School District #1	Education
10	County of Washington	Local Government

Source: Metropolitan Milwaukee Association of Commerce, www.worknet.wisconsin.gov. manufacturing.

II.7

The Company’s market area is generally defined as the Milwaukee MSA in the southeastern corner of the state of Wisconsin.  The MSA is a commercial and industrial center for the Great Lakes region and the location of six Fortune 1000 manufacturers (including Harley-Davidson Inc., Rockwell Automation, and Johnson Controls), large financial institutions, and a number of diversified service companies and one of the nation’s ten largest insurance firms.  Notwithstanding the longer term decline in manufacturing employment as a percent of total employment, the MSA ranks among the top manufacturing centers in the United States, including among major metropolitan areas in the percentage of its workforce in manufacturing.  The economy is dominated by small- to medium-size firms with representatives in nearly every industrial classification.

Manufacturing employment is concentrated primarily in the manufacture of machinery, including a focus on precision manufacturing.  The MSA is a leader in the production of industrial controls, X-ray equipment, steel foundry parts, and mining machinery.  The area is also considered a printing and publishing center.  Professional and managerial positions are the fastest-growing occupations in the Milwaukee MSA.  Service businesses constitute the largest sector of the local economy, with health care positions accounting for a notable portion of the employment base.  The Milwaukee MSA is now considered a major center for health care and health services industries, as the area is home to four major multi-hospital health systems.  Other major areas of service employment include business services, educational services and social services.  Tourism is also a major contributor to the local and regional economy, as Wisconsin has become a vacation destination.

Market Area Employment Sectors

As noted above, the Company’s market area economy is based on a variety of employment sectors with notable diversification in non-service industries.  Employment data presented in Table 2.3 indicates that similar to many areas of the country, services are the most prominent sector for the state of Wisconsin, the Milwaukee MSA and the three market area counties, comprising an average of 25% of total employment in the three counties.  In addition, the market area reported an additional 12% of employment concentrated in the health care industry.  Manufacturing, the historical basis of the economy, was represented by 15% of the employment base, a relatively higher figure compared to national averages, with Washington and Waukesha Counties reporting the greatest level of such employment.  Milwaukee County maintained the highest level of healthcare employment, while Washington County reported the highest level of manufacturing employment.  Wholesale and retail trade is also a notable part of

II.8

employment given the location on Lake Michigan and the related shipping industry.  Overall, the distribution of employment exhibited in the primary market area is indicative of a diverse economic environment.

Table 2.3

Waterstone Financial, Inc.

Primary Market Area Employment Sectors

(Percent of Labor Force)

		Milwaukee	Milwaukee	Waukesha	Washington
Employment Sector	Wisconsin	MSA	County	County	County
		(% of Total Employment)

Services	23.7%	27.8%	29.7%	25.0%	21.7%
Healthcare	11.5%	13.2%	15.4%	10.1%	9.3%
Wholesale/Retail Trade	14.1%	13.6%	11.6%	16.7%	17.3%
Government	12.4%	9.6%	11.3%	6.8%	8.8%
Finance/Ins/Real Estate	8.8%	9.9%	9.5%	10.3%	9.1%
Manufacturing	13.2%	12.3%	9.4%	15.8%	19.7%
Transportation/Utility	3.6%	NA	3.7%	NA	NA
Construction	4.4%	3.5%	2.5%	5.5%	4.9%
Information	1.6%	1.8%	1.9%	2.0%	1.2%
Agriculture	2.7%	0.3%	0.0%	0.3%	1.7%
Other	4.0%	8.0%	5.1%	7.4%	6.4%
	100.0%	100.0%	100.0%	100.0%	100.0%

Source: Bureau of Economic Analysis, 2011.

Unemployment Trends

Comparative unemployment rates for the three market area counties, as well as for the Milwaukee MSA, U.S. and Wisconsin are shown in Table 2.4.  As of March 2013, Milwaukee County reported the highest unemployment rate of all three counties, a rate above the state and national averages.  The remaining two market area counties reported unemployment rates well below the comparative averages, indicating a level of economic strength to those areas.  The March 2013 unemployment rates were slightly higher in Milwaukee and Waukesha County compared to a year ago, which contrasts with national unemployment trends which declined over that time period.  Unemployment did, however, decrease in Washington County between March 2012 and March 2013..  The unemployment rate in Milwaukee County remains high by historical standards and is indicative of certain economic weakness in the Company’s markets.

II.9

Table 2.4

Waterstone Financial, Inc.

Market Area Unemployment Trends

	Unemployment Rate
Region	March 2012	March 2013
	(%)	(%)
USA	8.2%	7.6%
Wisconsin	7.5%	7.6%
Milwaukee MSA	7.7%	7.8%
Milwaukee County	8.6%	8.7%
Waukesha County	6.4%	6.6%
Washington County	7.1%	6.9%

Source: SNL Financial, Inc.

Real Estate Trends

1.                  Home Sales

Home sales activity across Wisconsin during the one month ended April 2013 surpassed the mark posted during the same period in 2012, a positive indicator for an industry that has been impacted by the recession that commenced in 2008.  According to statistics provided by the Wisconsin Association of Realtors (“WAR”), home sales during the four months ended April 2013 totaled 5,891, a 9.8% increase from the same period posted in 2012 (when the market recorded 5,367 sales).  In addition, statewide home sales totaled 64,527 over the last twelve months ended April 2013, which is an increase by 17.9% relative to the level for the last twelve months ended April 2012 (increase from 54,719).  The median sales price increased by 2.6% (to $138,000) for April 2013, from the level for March 2013 ($134,500).  In addition, reflecting an overall improvement in home prices, a positive trend was exhibited in the last twelve months ended April 2013, whereby the median sales price increased by 7.8% from $128,000 in April 2012.  During the same time period ended April 2012, median sales price increased by 2.4%.

Similarly, home sales in the Company’s market area reflected an improving trend.  In the Southeast region of Wisconsin, where Milwaukee, Waukesha and Washington Counties are located, April 2013 home sales totaled 2,174, up 5.3% from the 2,065 homes sold during the same month a year prior.  Home sales in the region for the last twelve months ended April 2013 totaled 23,397, which was also a 18.9% increase from 19,676 homes sold during the same

II.10

period ended April 2012.  Home prices reflected a moderate increasing trend in the Company’s market area over the month of April 2013, as well as over the last twelve months.  Specifically, the median sales price for existing homes in the Southeast region of Wisconsin was $149,700 in April 2013, up 4.0% from $143,900 in March 2013.  Over the last twelve months ended April 2013, the median sales price was up 10.9% from $135,000 in April 2012.

2.                  Foreclosure Trends

Single family foreclosures statewide trended downward over the first four months of 2013, according to RealtyTrac, a company specializing in real estate foreclosure data.  In April 2013, one in every 510 housing units in Wisconsin had a foreclosure filing, compared to one in every 713 housing units with a foreclosure filing in December 2012.  Locally, foreclosures trended upward over the first four months of 2013.  As of April 2013, Milwaukee County reported one in every 778 housing units with a foreclosure filing (one in every 384 housing units with a foreclosure filing in December 2012), Waukesha County reported one in every 623 housing units with a foreclosure filing (one in every 975 housing units with a foreclosure filing in December 2012), and Washington County reported one in every 951 housing units with a foreclosure filing (one in every 684 housing units with a foreclosure filing in December 2012).

Market Area Deposit Characteristics

The Company’s retail deposit base is closely tied to the economic fortunes of the Milwaukee MSA and, in particular, the areas of the region that are nearby to each of the office facilities.  Table 2.5 displays deposit market trends from June 30, 2008 through June 30, 2012 for the three market area counties, the Milwaukee MSA and the state of Wisconsin.  Wisconsin bank and thrift deposits increased at a 3.7% annual rate during the four year period, with savings institutions declining by 3.0% and commercial banks reporting annual deposit growth of 4.6%.  The decline in savings institution deposits over the four year time period was largely due to deposit declines in certain larger institutions in troubled condition and less aggressive growth strategies of institutions in general given the adverse economic conditions that have existed since 2008.  Overall, savings institutions held a market share of 9.9% of total deposits statewide as of June 30, 2012, indicating a relatively modest market position.  The Milwaukee MSA experienced a somewhat higher annual deposit growth rate of 6.8% over the four year period, and recorded a 2.2% annualized decrease in savings institutions deposits.  This indicates a certain level of strength to the local deposit market.

II.11

Table 2.5

Waterstone Financial, Inc.

Deposit Summary

	As of June 30,
	2008			2012			Deposit
		Market	No. of		Market	No. of	Growth Rate
	Deposits	Share	Branches	Deposits	Share	Branches	2008-2012
	(Dollars in Thousands)						(%)

Wisconsin	$114,838,000	100.0%	2,389	$132,812,000	100.0%	2,287	3.7%
Commercial Banks	99,920,000	87.0%	1,982	119,608,000	90.1%	1,927	4.6%
Savings Institutions	14,918,000	13.0%	407	13,204,000	9.9%	360	-3.0%
Milwaukee/Waukesha MSA	$44,720,980	100.0%	612	$58,237,886	100.0%	577	6.8%
Commercial Banks	38,380,471	85.8%	435	52,430,566	90.0%	424	8.1%
Savings Institutions	6,340,509	14.2%	177	5,807,320	10.0%	153	-2.2%
WaterStone Bank, SSB	1,134,967	2.5%	10	1,009,726	1.7%	10	-2.9%
Milwaukee County	$31,112,436	100.0%	302	$42,999,816	100.0%	280	8.4%
Commercial Banks	27,297,798	87.7%	210	39,701,920	92.3%	203	9.8%
Savings Institutions	3,814,638	12.3%	92	3,297,896	7.7%	77	-3.6%
WaterStone Bank, SSB	861,027	2.8%	6	701,024	1.6%	6	-5.0%
Waukesha County	$9,253,498	100.0%	204	$10,557,351	100.0%	195	3.4%
Commercial Banks	7,612,829	82.3%	153	9,001,572	85.3%	149	4.3%
Savings Institutions	1,640,669	17.7%	51	1,555,779	14.7%	46	-1.3%
WaterStone Bank, SSB	227,551	2.5%	3	208,021	2.0%	3	-2.2%
Washington County	$2,473,324	100.0%	61	$2,616,078	100.0%	54	1.4%
Commercial Banks	1,771,501	71.6%	34	1,877,431	71.8%	34	1.5%
Savings Institutions	701,823	28.4%	27	738,647	28.2%	20	1.3%
WaterStone Bank, SSB	46,389	1.9%	1	100,681	3.8%	1	21.4%

Source: FDIC.

In terms of the Company’s market area counties, deposit growth for bank and thrifts in Milwaukee County was above the Milwaukee MSA and Wisconsin state growth rates.  Conversely, deposit growth in Waukesha and Washington Counties was notably below the Milwaukee MSA and Wisconsin state growth rates.  Commercial banks maintained a significantly larger market share of deposits than savings institutions in Milwaukee and Waukesha Counties, 92.3% and 85.3%, respectively, while in Washington County, savings institutions recorded a higher deposit market share of 28.2%.

Due to the overall size of the market area counties, Waterstone Financial maintains relatively minor market shares in terms of market area deposits.  The Company’s largest deposit market share is in Washington County, where $100.7 million of deposits represented a 3.8% market share of bank and thrift deposits at June 30, 2012.  The Company’s $701.0 million of deposits in the Milwaukee County branches represented a 1.6% market share of bank and thrift

II.12

deposits at June 30, 2012.  This data indicates that additional deposit growth and increases in market share are possible.

Deposit Competition

The competitive environment for financial institution products and services on a national, regional and local level can be expected to become even more competitive in the future.  Consolidation in the banking and thrift industries provides economies of scale to the larger institutions, while the increased presence of investment options provides consumers with attractive investment alternatives to financial institutions.  Waterstone Financial faces notable competition in both deposit gathering and lending activities, including direct competition with financial institutions that primarily have a local, regional or national presence.  Securities firms and mutual funds also represent major sources of competition in raising deposits.  In many cases, these competitors are also seeking to provide some or all of the community-oriented services as the Company.  With regard to lending competition, Waterstone Financial encounters the most significant competition from the same institutions providing deposit services.  In addition, the Bank competes with mortgage companies, independent mortgage brokers, and credit unions.

From a competitive standpoint, the Bank benefits from its status of a locally-owned financial institution, longstanding customer relationships, and continued efforts to offer competitive products and services.  However, competitive pressures will also likely continue to build as the financial services industry continues to consolidate and as additional non-bank investment options for consumers become available.  Competition among financial institutions in the Company’s market area is significant and the region’s historic ties to manufacturing, as well as the presence of a unionized workforce have translated into a significant presence of credit unions.  Table 2.6 lists the Company’s largest competitors in the three market area counties.  Among the Company’s competitors are a few much larger and more diversified institutions which have greater resources than maintained by the Company, including the Canadian-based parent of Harris Bank.  Other competitors in the primary market area include other locally based thrifts and banks, credit unions, as well as regional financial institutions.  In Milwaukee County, the location of the Company’s headquarters office, Waterstone Financial is ranked 6th in deposit market share (Table 2.6), maintaining a modest 1.63% market share.  Additionally, as previously noted, credit unions are a significant competitive force with respect to both deposits and consumer loans.

II.13

Table 2.6

Waterstone Financial, Inc.

Market Area Deposit Competitors

Location	Name	Market Share	Rank

Milwaukee County	U.S. Bank, N.A.	48.06%
	Harris Bank, N.A.	18.30%
	JPMorgan Chase Bk, N.A.	9.44%
	Associated Bank, N.A.	6.58%
	Wells Fargo Bank, N.A.	2.74%
	WaterStone Bank, SSB	1.63%	6 out of 35

Waukesha County	Harris Bank, N.A.	20.77%
	JPMorgan Chase Bk, N.A.	7.84%
	U.S. Bank, N.A.	7.04%
	Associated Bank, N.A.	6.80%
	Waukesha State Bank	6.57%
	Town Bank	6.15%
	WaterStone Bank, SSB	2.00%	15 out of 39

Washington County	Harris Bank, N.A.	21.03%
	Westbury Bank	15.73%
	Commerce State Bank	8.72%
	First Bank Financial Centre	7.76%
	Associated Bank, N.A.	6.68%
	The First NB of Hartford	6.07%
	WaterStone Bank, SSB	4.05%	12 out of 17

Source: SNL Financial, LC.

II.14

III. PEER GROUP ANALYSIS

This chapter presents an analysis of Waterstone Financial’s operations versus a group of comparable savings institutions (the “Peer Group”) selected from the universe of all publicly-traded savings institutions in a manner consistent with the regulatory valuation guidelines and other regulatory guidance.  The basis of the pro forma market valuation of Waterstone Financial is derived from the pricing ratios of the Peer Group institutions, incorporating valuation adjustments to account for key differences in relation to the Peer Group.  Since no Peer Group can be exactly comparable to Waterstone Financial, individually or as a whole, key areas examined for differences to determine if valuation adjustments are appropriate were in the following areas:  financial condition; profitability, growth and viability of earnings; asset growth; primary market area; dividends; liquidity of the shares; marketing of the issue; management; and, effect of government regulations and regulatory reform.

Peer Group Selection

The Peer Group selection process is governed by the general parameters set forth in the regulatory valuation guidelines and other regulatory guidance.  The Peer Group is comprised of only those publicly-traded thrifts whose common stock is either listed on a national exchange (NYSE or AMEX) or is NASDAQ listed, since their stock trading activity is regularly reported and generally more frequent than “non-listed thrifts” i.e., those listed on the Over-the-Counter Bulletin Board or Pink Sheets, as well as those that are non-publicly traded and closely-held.  Non-listed institutions are inappropriate since the trading activity for thinly-traded or closely-held stocks is typically highly irregular in terms of frequency and price and thus may not be a reliable indicator of market value.  We have also excluded from the Peer Group those companies under acquisition or subject to rumored acquisition, mutual holding companies, and recent conversions, since their pricing ratios are subject to unusual distortion and/or have limited trading history.  We typically exclude those that were converted less than one year as their financial results do not reflect a full year of reinvestment benefit and since the stock trading activity is not seasoned.  A recent listing of the universe of all publicly-traded savings institutions is included as Exhibit III-1.

Ideally, the Peer Group should be comprised of locally or regionally-based institutions with relatively comparable resources, strategies and financial characteristics.  There are 128 publicly-traded thrift institutions nationally, which includes 18 publicly-traded MHCs.  Given the limited number of public full stock thrifts, it is typically the case that the Peer Group will be

III.1

comprised of institutions which are not directly comparable, but the overall group will still be the “best fit” group.  To the extent that key differences exist between the converting institution and the Peer Group, valuation adjustments will be applied to account for such key differences.  Since Waterstone Financial will be a full stock public company upon completion of the Second-Step Conversion, we considered only full stock companies to be viable candidates for inclusion in the Peer Group, excluding those in MHC form.

Based on the foregoing, from the universe of publicly-traded thrifts, we selected ten institutions with characteristics similar to those of Waterstone Financial.  In the selection process, we applied the following two screens to the universe of all public thrifts that were eligible for consideration:

Screen #1

·                                          Operating in the Midwest region of the US;

·                                          Total assets between $1.0 billion and $5.0 billion; and,

·                                          Reporting positive net income on a trailing twelve month basis.

Screen #2

·                                          Nationwide (other than the Midwest);

·                                          Total assets between $0.75 billion and $5.0 billion;

·                                          Reporting positive net income on a trailing twelve month basis;

·                                          Tangible equity/assets greater than 15.0%; and,

·                                          NPAs/assets greater than 2.5%.

Ten companies met the foregoing selection parameters for inclusion in the Peer Group and all were included in the Peer Group.  Table 3.1 shows the general characteristics of each of the ten Peer Group companies and Exhibit III-2 provides summary demographic and deposit market share data for the primary market areas served by each of the Peer Group companies.  While there are expectedly some differences between the Peer Group companies and Waterstone Financial, we believe that the Peer Group companies, on average, provide a good basis for valuation subject to valuation adjustments.  The following sections present a comparison of Waterstone Financial’s financial condition, income and expense trends, loan composition, interest rate risk, and credit risk versus the Peer Group as of the most recent publicly available date.

III.2

Table 3.1

Peer Group of Publicly-Traded Thrifts

								As of
								May 17, 2013
				Total		Fiscal	Conv.	Stock	Market
Ticker	Financial Institution	Exchange	Primary Market	Assets (1)	Offices	Year	Date	Price	Value
								($)	($Mil)
BKMU	Bank Mutual Corp of WI	NASDAQ	Milwaukee, WI	$2,418	77	12-31	10/03	$5.56	$258
FDEF	First Defiance Fin. Corp of OH	NASDAQ	Defiance, OH	2,039	33	12-31	10/95	22.42	219
CASH	Meta Financial Group of SD	NASDAQ	Sioux Falls, SD	1,740	13	09-30	09/93	26.38	145
PULB	Pulaski Fin Cp of St. Louis MO	NASDAQ	St. Louis, MO	1,351	13	09-30	12/98	10.56	116
HFFC	HF Financial Corp. of SD	NASDAQ	Sioux Falls, SD	1,197	28	06-30	04/92	13.26	94
NASB	NASB Fin, Inc. of Grandview MO	NASDAQ	Grandview, MO	1,179	9	09-30	09/85	23.24	183
FXCB	Fox Chase Bancorp, Inc. of PA	NASDAQ	Hatboro, PA	1,085	11	12-31	06/10	16.97	208
FRNK	Franklin Financial Corp. of VA	NASDAQ	Glen Allen, VA	1,052	8	09-30	04/11	18.15	231
FFNW	First Fin NW, Inc of Renton WA	NASDAQ	Renton, WA	887	1	12-31	10/07	9.52	179
SMPL	Simplicity Bancorp of CA	NASDAQ	Covina, CA	882	8	06-30	11/10	14.65	121

(1) Most recent quarter end available.

Source:  SNL Financial, LC.

III.3

In addition to the selection criteria used to identify the Peer Group companies, a summary description of the key comparable characteristics of each of the Peer Group companies is detailed below.

·                  Bank Mutual Corp of WI (“BKMU”) is the largest company, in terms of asset size, in the Peer Group and operates through 77 retail banking offices throughout Wisconsin and Minnesota.  BKMU’s asset structure reflects similar proportions of loans, investments, deposits, and borrowings, as compared to the Peer Group.  The majority of loans are invested in 1-4 family loans (inclusive of an investment in MBS), which results in a lower risk-weighted assets to assets ratio than the Peer Group.  In addition, BKMU maintains the third largest loans serviced for others portfolio of the Peer Group.  BKMU reported a lower level of NPAs/assets in comparison to the Peer Group average, which accounted for lower loan loss provisions and reserve coverage ratios in line with Peer averages.  At December 31, 2012 (most recent date available), BKMU had total assets of $2.4 billion and a tangible equity-to-assets ratio of 11.4%.  For the twelve months ended December 31, 2012, BKMU reported net income equal to 0.27% of average assets.  BKMU had a market capitalization of $258 million at May 17, 2013.

·                  First Defiance Fin. Corp. of OH (“FDEF”) is the second largest company in the Peer Group, in terms of total assets and operates through a total of 33 offices in northwest Ohio, southeast Michigan, and western Indiana, markets which are relatively proximate to the Company’s markets.  FDEF’s asset composition reflected a higher proportion of loans and less focus on cash and investments, while FDEF’s funding composition was less dependent upon borrowings in comparison to the Peer Group averages.  Lending operations were more heavily focused on commercial lending, including both mortgage and non-mortgage loans in comparison to the Peer Group average, which resulted in the third highest risk-weighted assets-to-assets ratio of the Peer Group range.  FDEF also maintained the largest loans serviced for others portfolio of the Peer Group.  FDEF recorded asset quality ratios and reserve coverage ratios similar to the Peer Group.  FDEF’s ROA was above the Peer Group average supported by the higher yield cost spread.  At March 31, 2013, FDEF reported total assets of $2.0 billion and a tangible equity-to-assets ratio of 9.6%.  For the twelve months ended March 31, 2013, FDEF reported net income equal to 0.97% of average assets.  FDEF had a market capitalization of $219 million at May 17, 2013.

·                  Meta Financial Group of SD (“CASH”) operates through 13 retail banking offices in Iowa and South Dakota.  Assets were funded with a higher level of deposits and a lower level of borrowed funds, reflecting the second lowest tangible equity ratio of the Peer Group members.  Earning assets were largely concentrated in investment securities, as loans receivable totaled only 19% of assets.  CASH recorded the third highest asset growth of all Peer Group members over the last twelve months, funded with additional deposits, with the funds placed mostly into investment securities.  The loan portfolio reflects a concentration in MBS, with modest diversification into commercial real estate loans.  Asset quality ratios were the most favorable of all Peer Group members in terms of the NPA/Assets ratio (due to the limited investment in loans as a percent of assets), while reserve coverage ratios were higher than Peer averages.  Earnings were relatively similar to the Peer Group, supported by a high level of non-interest income.  At March 31, 2013, CASH had total assets of $1.7 billion and a tangible equity-to-assets ratio of 8.1%, which was below the Peer Group average and median.  For the twelve months

III.4

ended March 31, 2013, CASH reported earnings of 0.62% of average assets.  CASH had a market capitalization of $145 million at May 17, 2013.

·                  Pulaski Financial Corp. of St. Louis, MO (“PULB”) operates through 13 retail banking offices in the St. Louis, MO metropolitan area in eastern Missouri.  PULB’s balance sheet reflects the highest loans/assets ratio of all Peer Group members, funded mostly by an above average level of deposits with limited use of borrowings in comparison to the Peer Group average.  The loan portfolio composition reflects PULB’s mortgage lending emphasis including both residential and commercial mortgage loans, along with the second highest level of commercial business loans of all Peer Group members.  Asset quality ratios for PULB were more favorable than the Peer Group in terms of the reserve coverage ratios, while their NPAs were similar to the Peer Group.  Higher net income to the Peer Group average was supported by a high net interest income ratio, offset by the highest level of loan loss provisions of the Peer Group.  At March 31, 2013, PULB reported total assets of $1.4 billion and a tangible equity-to-assets ratio of 8.8%.  For the twelve months ended March 31, 2013, PULB reported earnings of 0.90% of average assets.  PULB had a market capitalization of $116 million at May 17, 2013.

·                  HF Financial Corp of SD (“HFFC”) operates through 28 retail banking offices in South Dakota and Minnesota.  The balance sheet reflects a broadly similar asset and funding mix relative to the Peer Group average, with a somewhat lower proportion of loans as a percent of assets.  Investment in residential secured assets is concentrated in MBS.  HFFC’s lending strategy is focused on commercial lending, including both mortgage and non-mortgage C&I loans.  The ratio of NPAs is below the average and median of the Peer Group, while reserve coverage ratios are higher.  Earnings have been suppressed by a relatively lower level of interest income.  At March 31, 2013, HFFC had total assets of $1.2 billion and a tangible equity-to-assets ratio of 7.9%.  For the twelve months ended March 31, 2013, HFFC reported net income equal to 0.53% of average assets.  HFFC had a market capitalization of $94 million at May 17, 2013.

·                  NASB Financial, Inc. of MO (“NASB”) operates nine branch offices in the Kansas City metropolitan area.  Assets and liabilities are broadly similar to the Peer averages, with a somewhat higher proportion of loans funded with a slightly higher level of borrowed funds.  NASB maintains a loan portfolio primarily focused on mortgage loans (both residential and commercial) and has the second highest percentage of construction and land loans, which together resulted in the highest risk-weighted assets-to-assets ratio of the Peer Group range.  Asset quality ratios are at a disadvantage to the Peer Group, both in terms of the NPA/Assets ratio which is higher and the reserve coverage ratios which are lower.  Net income was the highest of all Peer Group members, with such income supported by a mortgage banking operation, which in turn contributes to the highest operating expense ratio of the Peer Group range.  At March 31, 2013, NASB reported total assets of $1.2 billion and a tangible equity-to-assets ratio of 15.9%.  For the twelve months ended March 31, 2013, NASB reported earnings of 2.64% of average assets.  NASB had a market capitalization of $183 million at May 17, 2013.

·                  Fox Chase Bancorp, Inc. of PA (“FXCB”) operates through 11 banking offices in the Philadelphia metropolitan area in eastern Pennsylvania.  FXCB maintains a diversified loan portfolio with levels of commercial mortgage loans, as well as commercial business loans, exceeding the Peer Group aggregates.  FXCB also has a slightly lower percentage of assets in residential loans, but the third highest percentage of MBS of all the Peer Group members.  The balance sheet contains a similar asset mix relative to the Peer Group averages, while borrowed funds are a greater portion of funding liabilities

III.5

than the Peer Group on average, while deposits are lower.  Asset quality ratios, including reserve coverage ratios are more favorable than the Peer Group averages.  Net income was below the Peer Group average and median, a result of higher loan loss provisions.  At March 31, 2013, FXCB reported total assets of $1.1 billion and a tangible equity-to-assets ratio of 16.5%.  For the twelve months ended March 31, 2013, FXCB reported net income of 0.54% of average assets.  FXCB had a market capitalization of $208 million at May 17, 2013.

·                  Franklin Financial Corp. of VA (“FRNK”) operates through a total of eight offices in south-central Virginia, within the Richmond, Virginia metropolitan area.  FRNK’s asset mixture reflects a lower concentration of loans and a higher investment in cash and investments in comparison to the Peer Group.  Asset funding is provided by a notable level of borrowings and equity, with FRNK reporting the highest level of tangible equity of all Peer Group members.  Lending is oriented toward mortgage secured collateral and commercial real estate, with some lending in construction/land.  Asset quality ratios, including reserve coverage ratios were less favorable than Peer averages.  Net income that was slightly above the Peer Group median was supported by the lowest operating expense ratio of all Peer Group members.  Offsetting this advantage was the lowest non-interest income ratio of the Peer Group.  At March 31, 2013, FRNK had total assets of $1.1 billion and a tangible equity-to-assets ratio of 22.9%.  For the twelve months ended March 31, 2013, FRNK reported an ROAA of 0.67%.  FRNK had a market capitalization of $231 million at May 17, 2013.

·                  First Financial NW, Inc. of WA (“FFNW”) operates through a single office in western Washington state within the Seattle metropolitan area.  FFNW reported a higher ratio of loans as a percent of assets than the Peer Group average and median, funded in part by the second highest tangible equity ratio of the Peer Group members.  FFNW experienced the greatest level of asset shrinkage of all Peer Group members over the past twelve months, as well.  Portfolio loans are concentrated in residential and commercial real estate loans and FFNW reported one of the lowest risk-weighted assets-to-assets ratios of the Peer Group range.  FFNW reported the highest level of NPAs of all Peer Group members, along with the lowest reserve coverage ratios, however.  Loan chargeoffs over the past twelve months were also the second highest of the Peer Group members.  Net income of 0.38% of average assets was supported by a relatively low operating expense ratio, offset in part by the second highest cost of funds of the Peer Group members, reflecting a high ratio of CDs in the deposit base.  At March 31, 2013, FFNW reported total assets of $887 million and a tangible equity-to-assets ratio of 21.3%.  FFNW had a market capitalization of $179 million at May 17, 2013.

·                  Simplicity Bancorp, Inc. of CA (“SMPL”) operates eight branch offices in southern California.  SMPL reported the second highest loans/asset ratio of all Peer Group members, with assets funded with a similar portion of deposits and borrowings as the Peer Group.  While assets declined over the most recent twelve months, loans increased modestly.  SMPL was more focused on residential mortgage lending than the Peer Group, and also maintained a higher proportion of assets in commercial real estate loans.  Asset quality ratios were more favorable than Peer averages, including reserve coverage ratios which were lower.  However, SMPL reported higher net loan chargeoffs than the Peer Group averages and medians.  SMPL also reported the fourth highest tangible equity-to-assets ratio of all the Peer Group members.  Earnings were somewhat below the Peer Group average, as a stronger interest income ratio was offset by lower non-interest income and low non-operating income.  At March 31, 2013, SMPL reported total assets of $882 million and a tangible equity-to-assets ratio of 16.1%.  For the twelve

III.6

months ended March 31 2013, SMPL reported an ROAA of 0.59%.  SMPL had a market capitalization of $121 million at May 17, 2013.

In the aggregate, the Peer Group companies maintain a slightly higher tangible equity level, in comparison to the industry median (13.66% of assets versus 11.66% for all public companies) and generate a slightly higher level of core profitability (0.46% of average assets for the Peer Group versus 0.36% of average assets for all public companies).  The Peer Group companies reported a modest median core ROE, whereas all public companies have a median core ROE slightly higher than the Peer Group (2.57% for the Peer Group versus 2.81% for all public companies).  Overall, the Peer Group’s pricing ratios were at modest premiums to all full stock publicly traded thrift institutions on both a core P/E and P/TB basis.

	All
	Public-Thrifts		Peer Group
Financial Characteristics (Medians)
Assets ($Mil)	$817		$1,188
Market Capitalization ($Mil)	$93		$181
Tangible Equity/Assets (%)	11.66%		13.66%
Core Return on Average Assets (%)	0.36%		0.46%
Core Return on Average Equity (%)	2.81%		2.57%

Pricing Ratios (Medians)(1)
Price/Core Earnings (x)	20.33	x	28.73	x
Price/Tangible Book (%)	94.74%		97.86%
Price/Assets (%)	12.13%		12.26%

(1)  Based on market prices as of May 17, 2013.

The thrifts selected for the Peer Group were relatively comparable to Waterstone Financial in terms of all of the selection criteria and are considered the “best fit” group.  While there are many similarities between Waterstone Financial and the Peer Group on average, there are some notable differences that lead to valuation adjustments.  The following comparative analysis highlights key similarities and differences between Waterstone Financial and the Peer Group.

Financial Condition

Table 3.2 shows comparative balance sheet measures for Waterstone Financial and the Peer Group, reflecting balances as of March 31, 2013 for the Company and as of March 31, 2013, or the most recent date available for the Peer Group, respectively.  On a reported basis, Waterstone Financial’s equity-to-assets ratio of 12.7% was below the Peer Group’s median

III.7

Table 3.2

Balance Sheet Composition and Growth Rates

Comparable Institution Analysis

As of March 31, 2013

		Balance Sheet as a Percent of Assets										Balance Sheet Annual Growth Rates							Regulatory Capital
		Cash &	MBS &				Borrowed	Subd.	Net	Goodwill	Tng Net		MBS, Cash &			Borrows.	Net	Tng Net
		Equivalents	Invest	BOLI	Loans (1)	Deposits	Funds	Debt	Worth	& Intang	Worth	Assets	Investments	Loans	Deposits	&Subdebt	Worth	Worth	Tangible	Core	Reg.Cap.

Waterstone Financial, Inc.
March 31, 2013		3.9%	14.8%	2.4%	73.7%	56.2%	29.4%	0.0%	12.7%	0.0%	12.7%	-4.13%	-2.12%	-4.64%	-12.34%	4.38%	22.65%	22.29%	11.79%	11.79%	18.75%

All Public Companies
Averages		6.3%	21.2%	1.8%	66.4%	74.7%	10.2%	0.4%	13.4%	0.8%	12.6%	4.39%	0.94%	5.13%	5.61%	-5.38%	2.67%	2.36%	12.69%	12.55%	21.61%
Medians		4.8%	17.8%	1.9%	68.7%	75.5%	8.6%	0.0%	12.8%	0.1%	11.7%	-0.23%	-2.98%	2.47%	0.79%	-8.18%	1.54%	1.24%	12.10%	11.95%	20.18%

State of WI
Averages		4.3%	20.0%	1.6%	69.6%	71.3%	15.7%	0.0%	11.4%	0.0%	11.4%	-1.58%	2.12%	-0.12%	-6.63%	26.23%	9.51%	9.61%	10.72%	10.72%	17.73%
Medians		3.9%	15.4%	2.3%	73.7%	77.2%	8.8%	0.0%	11.4%	0.0%	11.3%	-3.21%	-2.12%	-1.26%	-7.61%	36.61%	3.61%	3.76%	10.46%	10.46%	18.23%

Comparable Recent Conversions(2)
CHFN	Charter Financial Corp. of GA	10.5%	18.9%	3.3%	57.8%	77.5%	7.8%	0.0%	13.8%	0.5%	13.3%	-11.90%	-4.88%	-8.96%	-12.16%	-26.36%	2.23%	2.74%	12.16%	12.16%	19.22%

Comparable Group
Averages		5.3%	26.9%	1.8%	62.0%	74.6%	8.7%	0.8%	14.3%	0.5%	13.8%	-1.54%	-3.14%	-0.87%	-2.22%	-4.16%	0.64%	0.53%	14.11%	14.11%	22.00%
Medians		4.7%	26.9%	1.9%	64.4%	75.4%	8.0%	0.3%	14.5%	0.2%	13.6%	-2.16%	-10.46%	1.59%	-1.46%	-8.02%	0.21%	0.23%	13.93%	13.93%	21.59%

Comparable Group
BKMU	Bank Mutual Corp of WI (3)	3.6%	29.9%	2.4%	58.4%	77.2%	8.7%	0.0%	11.4%	0.0%	11.3%	-3.21%	-14.56%	5.54%	-7.61%	37.69%	2.27%	2.35%	10.46%	10.46%	18.23%
FDEF	First Defiance Fin. Corp of OH	7.7%	10.6%	2.1%	73.1%	81.2%	3.2%	1.8%	12.9%	3.2%	9.6%	-4.80%	-27.58%	2.40%	-0.90%	-41.10%	-6.65%	-8.10%	11.79%	11.79%	15.19%
FFNW	First Fin NW, Inc of Renton WA	2.9%	18.9%	0.3%	73.2%	73.3%	3.8%	0.0%	21.3%	0.0%	21.3%	-14.52%	-36.59%	-4.61%	-14.91%	-59.07%	3.32%	3.32%	17.46%	17.46%	27.82%
FXCB	Fox Chase Bancorp, Inc. of PA	0.5%	32.3%	1.8%	62.4%	64.2%	18.4%	0.0%	16.5%	0.0%	16.5%	7.67%	11.83%	4.93%	4.48%	34.01%	-3.34%	-3.34%	13.13%	13.13%	20.53%
FRNK	Franklin Financial Corp. of VA	13.6%	35.4%	3.2%	44.5%	59.8%	16.4%	0.0%	22.9%	0.0%	22.9%	-4.34%	-10.46%	2.08%	-1.43%	-9.03%	-8.33%	-8.33%	17.10%	17.10%	27.60%
HFFC	HF Financial Corp. of SD	1.9%	35.6%	1.7%	56.8%	74.9%	11.3%	2.3%	8.3%	0.4%	7.9%	0.09%	8.10%	-4.03%	0.49%	-7.00%	2.97%	3.11%	NA	NA	NA
CASH	Meta Financial Group of SD	5.1%	71.2%	1.9%	19.0%	89.5%	0.8%	0.6%	8.2%	0.1%	8.1%	8.93%	9.70%	2.87%	7.23%	-28.42%	NM	NM	NA	NA	NA
NASB	NASB Fin, Inc. of Grandview MO	4.3%	23.9%	0.2%	66.3%	69.3%	10.6%	2.2%	16.1%	0.2%	15.9%	-1.10%	NM	-18.85%	-6.12%	0.00%	21.59%	21.99%	NA	NA	NA
PULB	Pulaski Fin Cp of St. Louis MO	5.2%	3.3%	2.4%	85.0%	81.0%	7.3%	1.5%	9.1%	0.3%	8.8%	2.53%	64.67%	-0.08%	-1.49%	71.36%	0.21%	0.23%	NA	NA	NA
SMPL	Simplicity Bancorp of CA	8.2%	7.4%	1.5%	81.1%	75.9%	6.8%	0.0%	16.6%	0.4%	16.1%	-6.63%	-33.33%	1.09%	-1.89%	-40.00%	-6.26%	-6.42%	14.73%	14.73%	22.65%

(1) Includes loans held for sale.

(2) Ratios are based on the date of the most recent financial statements disclosed in the offering prospectus.

(3) As of December 31, 2012.

Source:  SNL Financial, LC. and RP® Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2013 by RP® Financial, LC.

III.8

equity/assets ratio of 14.5%.  The Company’s tangible equity-to-assets ratio of 12.7% was also below the Peer Group’s ratio of 13.6%.  The greater differential in the tangible equity ratios reflects the higher proportion of goodwill and other intangible assets for the Peer Group in comparison to Waterstone Financial (0.0% for Waterstone Financial versus 0.2% and 0.5% for the Peer Group median and average).  On a pro forma basis, Waterstone Financial’s reported and tangible equity ratios will be bolstered and thus, substantially exceed the Peer Group’s ratios.  Both the Company and the Peer Group currently maintain surpluses with respect to their respective regulatory capital requirements.

As a result of the Second-Step Conversion, the increase in Waterstone Financial’s pro forma equity position will be favorable from an interest rate risk perspective and in terms of posturing for future earnings growth as the net proceeds are reinvested and leveraged pursuant to the Company’s intended growth strategy.  The Company’s business plan, which is focused on increasing earnings through growth in ongoing business lines, including mortgage banking operations or through possible acquisition, is a positive factor with respect to the intended use of proceeds.  At the same time, many of the Peer Group companies have adopted similar strategies and the implementation of strategies by Waterstone Financial to increase earnings and ROE is subject to both execution risk and the overall market environment.

The interest-earning asset (“IEA”) composition for the Company and the Peer Group reflects a notable difference in terms of the proportion of loans, as Waterstone Financial’s ratio of loans/assets of 73.7% was well above the Peer Group median ratio of 64.4%.  At the same time, Waterstone Financial’s level of cash and investments equal to 18.7% of assets was below the comparable Peer Group median of 31.6%.  Overall, Waterstone Financial’s interest-earning assets amounted to 92.4% of assets was below the Peer Group’s median ratio of 96.0%.  Both the Company’s and the Peer Group’s IEA ratios exclude BOLI as an interest-earning asset.  On a pro forma basis immediately following the Second-Step Conversion, a portion of the proceeds will initially be invested into shorter term investment securities, increasing the relative proportion of cash and investments for the Company in comparison to the Peer Group over the short term.

Waterstone Financial’s funding liabilities are concentrated to a greater extent in borrowings than the Peer Group.  In this regard, the Company’s borrowings equaled 29.4% of assets, which was well above the Peer Group median ratio of 8.3% (inclusive of subordinated debt).  Comparatively, the Company’s deposits of 56.2% of assets were substantially lower than the Peer Group’s median ratio equal to 75.4%.  Total IBL maintained as a percent of assets equaled 85.6% and 83.7% for Waterstone Financial and the Peer Group, respectively, reflecting

III.9

the Company’s lower equity position, before the completion of the Second-Step Conversion.  The ratio of IBL will be reduced on a post-Offering basis as the Company funds a greater portion of its operations with equity.

A key measure of balance sheet strength for a financial institution is the IEA/IBL ratio, with higher ratios often facilitating stronger profitability levels, depending on the overall asset/liability mix.  Presently, the Company’s IEA/IBL ratio of 107.9% is below the Peer Group’s median ratio of 114.7%.  The additional equity realized from stock proceeds will increase the Company’s IEA/IBL ratio relative to the Peer Group, as the net proceeds realized from Waterstone Financial’s stock offering are expected to be reinvested into interest-earning assets and the increase in the Company’s equity position will result in a lower level of interest-bearing liabilities funding assets.

The rates of change in key balance sheet aggregates over the last twelve months by the Company were relatively modest.  During this period, the Company recorded a modest asset decline of 4.13% versus an asset decline of 2.16% recorded by the Peer Group based on the median.  Reductions in assets for Waterstone Financial were sustained through a decline of 4.64% in loans and a 2.12% decline in cash and investments, while the Peer Group also reported declines in cash and investments, however reported a modest increase in loans.

The asset shrinkage for Waterstone Financial was enabled by a 12.34% decrease in deposits, which was offset in part by a 4.38% increase in borrowings.  Conversely, funds generated from the Peer Group’s shrinking earning asset portfolios were utilized to pay down borrowings, which declined by 8.02% over the last twelve months based on the median.  Asset shrinkage was supported by a modest decline in deposits, as well.  The Company’s equity base increased by 22.65%, during the twelve month period, which exceeded the Peer Group’s minimal equity growth rate of 0.21%.  The Company’s post-conversion equity growth rate will initially be constrained by maintenance of a comparatively higher pro forma equity position coupled with a moderate ROE until the conversion proceeds can be effectively leveraged.

Income and Expense Components

Table 3.3 shows comparative income statement measures for the Company and the Peer Group, reflecting earnings for the twelve months ended March 31, 2013, or the most recent date available.  Waterstone Financial reported a net income to average assets ratio of 2.24% versus the Peer Group’s ratios of 0.81% and 0.61% based on the average and median, respectively.  The Company’s substantially higher return was supported by a high level of net

III.10

Table 3.3

Income as Percent of Average Assets and Yields, Costs, Spreads

Comparable Institution Analysis

For the 12 Months Ended March 31, 2013

																				%
			Net Interest Income					Other Income				G&A/Other Exp.		Non-Op. Items		Yields, Costs, and Spreads
						Loss	NII				Total								MEMO:	MEMO:
		Net				Provis.	After	Loan	R.E.	Other	Other	G&A	Goodwill	Net	Extrao.	Yield	Cost	Yld-Cost	Assets/	Effective
		Income	Income	Expense	NII	on IEA	Provis.	Fees	Oper.	Income	Income	Expense	Amort.	Gains	Items	On Assets	Of Funds	Spread	FTE Emp.	Tax Rate

Waterstone Financial, Inc.
March 31, 2013		2.24%	4.07%	1.57%	2.50%	0.38%	2.12%	0.00%	0.00%	0.24%	0.24%	6.39%	0.00%	5.71%	0.00%	4.29%	1.84%	2.45%	$2,172	-33.23%

All Public Companies
Averages		0.51%	3.89%	0.84%	3.05%	0.37%	2.68%	0.04%	-0.07%	0.72%	0.70%	3.02%	0.02%	0.46%	0.00%	4.16%	0.99%	3.17%	$5,624	29.61%
Medians		0.56%	3.88%	0.80%	3.05%	0.21%	2.81%	0.00%	-0.01%	0.61%	0.57%	2.78%	0.00%	0.12%	0.00%	4.13%	0.94%	3.15%	$4,819	30.29%

State of WI
Averages		0.91%	4.05%	1.17%	2.88%	0.40%	2.48%	0.02%	-0.24%	0.93%	0.72%	4.42%	0.01%	2.04%	0.00%	4.30%	1.34%	2.96%	$2,865	36.50%
Medians		0.24%	3.67%	0.97%	2.46%	0.28%	2.18%	0.00%	-0.13%	0.78%	0.63%	3.21%	0.01%	0.26%	0.00%	3.98%	1.11%	2.58%	$2,520	33.23%

Comparable Recent Conversions(1)
CHFN	Charter Financial Corp. of GA	0.46%	4.48%	0.99%	3.48%	0.42%	3.07%	0.04%	0.00%	1.02%	1.06%	3.70%	0.05%	0.14%	0.00%	5.35%	1.23%	4.12%	$3,535	11.37%

Comparable Group
Averages		0.81%	3.72%	0.82%	2.90%	0.12%	2.79%	-0.01%	-0.10%	1.05%	0.94%	3.21%	0.01%	0.77%	0.00%	3.96%	0.99%	2.97%	$5,480	31.56%
Medians		0.61%	3.85%	0.87%	3.00%	0.16%	2.74%	0.00%	-0.08%	0.95%	0.76%	2.97%	0.00%	0.25%	0.00%	4.12%	1.02%	2.96%	$4,152	32.25%

Comparable Group
BKMU	Bank Mutual Corp of WI (2)	0.27%	3.28%	0.86%	2.43%	0.18%	2.25%	-0.08%	-0.27%	1.24%	0.89%	3.26%	0.01%	0.53%	0.00%	3.57%	0.99%	2.57%	$3,556	33.23%
FDEF	First Defiance Fin. Corp of OH	0.97%	3.80%	0.50%	3.30%	0.38%	2.92%	-0.04%	0.00%	1.31%	1.27%	3.05%	0.07%	0.31%	0.00%	4.15%	0.58%	3.57%	$3,688	30.08%
FFNW	First Fin NW, Inc of Renton WA	0.38%	4.12%	1.13%	2.99%	0.14%	2.85%	0.03%	-0.26%	0.66%	0.43%	2.78%	0.00%	-0.11%	0.00%	4.33%	1.41%	2.92%	$7,847	NM
FXCB	Fox Chase Bancorp, Inc. of PA	0.54%	3.87%	0.87%	3.01%	0.27%	2.74%	0.00%	-0.21%	0.99%	0.77%	2.50%	0.00%	0.06%	0.00%	4.05%	1.06%	2.99%	$7,697	22.77%
FRNK	Franklin Financial Corp. of VA	0.67%	3.83%	1.39%	2.43%	-0.06%	2.49%	0.00%	0.16%	-0.07%	0.09%	1.41%	0.00%	-0.08%	0.00%	4.09%	1.83%	2.26%	$10,846	38.65%
HFFC	HF Financial Corp. of SD	0.53%	3.43%	0.94%	2.49%	-0.11%	2.60%	-0.03%	-0.02%	0.72%	0.67%	2.93%	0.00%	0.61%	0.00%	3.64%	1.05%	2.59%	$4,058	28.25%
CASH	Meta Financial Group of SD	0.62%	2.22%	0.20%	2.02%	-0.01%	2.03%	0.06%	-0.02%	3.25%	3.29%	4.48%	0.00%	0.10%	0.00%	2.31%	0.22%	2.09%	$4,245	23.71%
NASB	NASB Fin, Inc. of Grandview MO	2.64%	4.56%	0.84%	3.73%	-0.54%	4.27%	0.01%	-0.14%	0.90%	0.77%	5.98%	0.01%	5.24%	0.00%	4.84%	0.99%	3.84%	$2,774	38.49%
PULB	Pulaski Fin Cp of St. Louis MO	0.90%	3.99%	0.55%	3.44%	0.70%	2.74%	0.00%	-0.25%	0.99%	0.74%	3.00%	0.00%	0.85%	0.00%	4.29%	0.62%	3.68%	$3,247	32.25%
SMPL	Simplicity Bancorp of CA	0.59%	4.14%	0.94%	3.20%	0.23%	2.97%	0.00%	-0.01%	0.52%	0.51%	2.74%	0.00%	0.19%	0.00%	4.28%	1.14%	3.14%	$6,840	36.57%

(1) Ratios are based on the date of the most recent financial statements disclosed in the offering prospectus.

(2) As of December 31, 2012.

Source:  SNL Financial, LC. and RP® Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2013 by RP® Financial, LC.

III.11

non-operating income (primarily gains on the sale of loans), along with a negative effective tax rate reflecting the reinstatement of the deferred tax asset on the balance sheet.  Within the income statement, Waterstone Financial reported a lower net interest income ratio, higher loan loss provisions, lower non-interest income and higher operating expenses, all of which were offset by the higher net non-operating income (mainly mortgage banking income).

Waterstone Financial maintained a lower net interest income to average assets ratio, which was reflective of the Company’s lower yield-cost spread, which equaled 2.45% versus 2.96% for the Peer Group.  The Company maintained a slightly higher yield on interest-earning assets (4.29% versus 4.12% for the Peer Group), and a higher cost of funds (1.84% versus a median of 1.02% for the Peer Group), evidence of the greater use of higher costing borrowings by the Company in comparison to the Peer Group.

The impact of the foregoing characteristics of the Company and the Peer Group’s yields and costs are reflected in the reported ratios of interest income and expense to average assets.  In this regard, the Company’s interest income to average assets exceeded the Peer Group, while the ratio of interest expense was higher in comparison to the Peer Group.  Overall, the Company’s ratio of net interest income to average assets, equal to 2.50%, was lower than the Peer Group’s average and median ratios of 2.90% and 3.00%, respectively.  The Company’s higher interest income ratio is primarily due to the higher loans/assets ratio maintained than the Peer Group, along with the portfolio of higher risk, but higher yielding multi-family loans.  The higher ratio of interest expense to average assets is due to the higher proportion of borrowings that fund assets, and as the borrowings consist of longer term fixed rate instruments with costs well above current market rates.

Sources of non-interest operating income provided a larger contribution to the Peer Group’s earnings than the Company’s, with such income amounting to 0.24% and 0.95%, respectively.  Historically, the Company has had relatively modest levels of fee generating activities, primarily due to a high concentration of CDs in the deposit portfolio that do not generate notable levels of fee income.  This represents a key unfavorable comparative factor between Waterstone Financial and the Peer Group.

As noted previously, substantial income is generated through the Company’s mortgage banking activities.  This income has been considered a core element of earnings for valuation purposes herein, but is a relatively volatile revenue source fluctuating based on market interest rate levels, loan volumes, and other market and competitive factors.  Such income totaled 5.71% of average assets for the twelve months ended March 31, 2013.  After including other

III.12

modest levels of non-operating items, net non-operating income remained at 5.71% of average assets for the Company, in comparison to a much lower average and median of 0.77% and 0.25%, respectively, for the Peer Group.  This represents a key favorable factor for the Company in terms of income generation, however RP Financial recognizes and has taken into consideration the risk and uncertainty related to the income from the mortgage banking operations.

Taking non-interest operating income into account, Waterstone Financial’s efficiency ratio (operating expenses, net of amortization of intangibles, as a percent of the sum of net interest income and non-interest operating income) of 75.6% was at a slight advantage to the Peer Group’s efficiency ratio of 79.0%.

In another key area of core earnings strength, the Company maintained a much higher level of operating expenses than the Peer Group, primarily due to the impact of the mortgage banking operations.  For the period covered in Table 3.3, the Company and the Peer Group reported operating expense to average assets ratios of 6.39% and 2.97%, respectively.   As discussed in the financial analysis of the Company, this ratio is notably impacted by the mortgage banking operations, which have increased in size dramatically over the past several years.  In the future, while operating expenses are expected to continue to increase, such growth will be mitigated by the corresponding increase in the Company’s asset base.  The incremental cost of the stock-based benefit plans will also serve to increase the Company’s operating expense ratio.

Loan loss provisions had a larger impact on the Company’s earnings than for the Peer Group, with loan loss provisions equaling 0.38% and 0.16% of average assets, respectively.  The higher level of loan provisions established by the Company was indicative of its relatively higher problem asset measures.

Another key reason for the Company’s high net income was a tax benefit recorded as of December 31, 2012 as the valuation allowance against the deferred tax asset was eliminated.  This resulted in a negative effective tax rate for the last twelve months of 33.23%, versus a tax burden of 32.25% for the Peer Group median.  The Company expects to be in a fully-taxable position for financial reporting purposes going forward, and as indicated in the prospectus, the Company’s effective marginal tax rate is equal to 40%.  Both Waterstone Financial and the Peer Group receive tax-advantaged income from the investment in BOLI.

III.13

Loan Composition

Table 3.4 presents data related to the comparative loan portfolio composition (including the investment in MBS).  The Company’s loan portfolio composition reflected a higher concentration of 1-4 family permanent mortgage loans and MBS relative to the Peer Group median (44.55% of assets versus 41.05% for the Peer Group).  The Company’s higher ratio was attributable in part to the balance of residential mortgage loans held for sale, which totaled 6.40% of assets as of March 31, 2013.  Excluding residential mortgage loans held for sale, the Company’s ratio of 1-4 family mortgage loans equaled 38.15% of assets which was relatively closer to the Peer Group median of 41.05%.  Loans serviced for others equaled 48.4% and 27.3%, of the Company’s and the Peer Group’s assets, on average, thereby indicating a greater influence of loan servicing income on Waterstone Financial’s earnings.  The Company also maintained a relatively higher balance of loan servicing intangibles versus the Peer Group.

Diversification into higher risk and higher yielding types of lending was slightly more significant for Waterstone Financial compared to the Peer Group, as the ratio of such loans equaled 39.53% versus 35.19% for the Peer Group.  The majority of the Company’s and the Peer Group’s higher risk lending is in commercial real estate, which shows a higher concentration for the Company at 36.31% of assets versus 28.28% for the Peer Group.  The level of other high risk weighted loans including construction, commercial non-mortgage and consumer loans was slightly lower than the Peer Group average and median ratios.  The Company’s risk weighted assets-to-assets ratio of 67.33% was slightly lower than the Peer Group’s average ratio of 70.53%, but was relatively similar to the Peer Group median of 67.22%.

Credit Risk

Overall, based on a comparison of credit quality measures, the Company’s credit risk exposure was considered to be less favorable in comparison to the Peer Group.  As shown in Table 3.5, the Company’s NPAs/assets and NPLs/loans ratios equaled 7.30% and 8.04%, respectively, versus comparable median measures of 3.12% and 3.40% for the Peer Group.  Additionally reserves as a percentage of NPLs and NPAs were lower for the Company at 33.27% and 24.65% than the comparable Peer Group medians of 43.33% and 37.80%.  The Company’s less favorable asset quality is somewhat offset by a higher reserve/loans coverage ratio as compared to the Peer Group, equaling 2.67% and 1.64%, however.  Net loan charge-offs as a percent of loans were also higher for the Company, as net loan charge-offs as a

III.14

Table 3.4

Loan Portfolio Composition and Related Information

Comparable Institution Analysis

As of March 31, 2013

		Portfolio Composition as a Percent of Assets
			1-4	Constr.	5+Unit	Commerc.		RWA/	Serviced	Servicing
Institution		MBS	Family	& Land	Comm RE	Business	Consumer	Assets	For Others	Assets
		(%)	(%)	(%)	(%)	(%)	(%)	(%)	($000)	($000)

Waterstone Financial, Inc.		8.61%	35.94%	2.04%	36.31%	1.17%	0.01%	67.33%	$787,631	$3,909

All Public Companies
Averages		12.50%	33.18%	2.91%	23.86%	4.15%	1.66%	62.49%	$1,374,817	$12,578
Medians		10.83%	31.28%	2.12%	22.55%	3.03%	0.31%	62.15%	$31,375	$271

State of WI
Averages		12.38%	35.12%	1.82%	21.72%	2.71%	7.80%	64.70%	$552,438	$3,413
Medians		8.61%	36.08%	2.04%	20.97%	1.17%	0.90%	66.47%	$787,630	$3,909

Comparable Recent Conversions(1)
CHFN	Charter Financial Corp. of GA	15.61%	11.70%	4.47%	38.18%	3.32%	2.22%	67.29%	$14,863	$0

Comparable Group
Averages		17.58%	23.74%	3.23%	28.16%	5.50%	0.90%	70.53%	$377,481	$2,775
Medians		16.58%	24.47%	3.22%	28.28%	3.25%	0.44%	67.22%	$28,545	$116

Comparable Group
BKMU	Bank Mutual Corp of WI (2)	26.65%	28.54%	3.36%	20.97%	5.70%	0.90%	60.31%	$1,150,340	$7,863
FDEF	First Defiance Fin. Corp of OH	4.72%	15.37%	3.08%	37.25%	16.34%	0.72%	81.89%	$1,353,400	$8,379
FFNW	First Fin NW, Inc of Renton WA	9.80%	34.96%	3.95%	35.29%	0.20%	0.04%	64.80%	$4,620	$62
FXCB	Fox Chase Bancorp, Inc. of PA	30.25%	20.39%	1.08%	28.42%	11.59%	0.02%	66.43%	$33,250	$170
FRNK	Franklin Financial Corp. of VA	23.35%	7.39%	6.80%	31.35%	0.00%	0.00%	61.17%	$0	$0
HFFC	HF Financial Corp. of SD	31.83%	11.57%	2.42%	28.14%	5.45%	2.05%	79.85%	$1,151,310	$10,799
CASH	Meta Financial Group of SD	41.11%	4.18%	0.59%	11.38%	0.84%	0.90%	27.27%	$0	$0
NASB	NASB Fin, Inc. of Grandview MO	1.04%	36.95%	6.16%	24.18%	1.05%	0.14%	107.15%	$23,840	$0
PULB	Pulaski Fin Cp of St. Louis MO	0.41%	39.28%	4.81%	25.67%	13.81%	0.16%	88.37%	$7,360	$53
SMPL	Simplicity Bancorp of CA	6.67%	38.78%	0.00%	38.98%	0.00%	4.06%	68.01%	$50,690	$428

(1) Ratios are based on the date of the most recent financial statements disclosed in the offering prospectus.

(2) As of December 31, 2012.

Source:                 SNL Financial LC. and RP® Financial, LC. calculations.  The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2013 by RP® Financial, LC.

III.15

Table 3.5

Credit Risk Measures and Related Information

Comparable Institution Analysis

As of March 31, 2013 or Most Recent Date Available

			NPAs &				Rsrves/
		REO/	90+Del/	NPLs/	Rsrves/	Rsrves/	NPAs &	Net Loan	NLCs/
Institution		Assets	Assets (1)	Loans (1)	Loans	NPLs (1)	90+Del (1)	Chargeoffs	Loans
		(%)	(%)	(%)	(%)	(%)	(%)	($000)	(%)

Waterstone Financial, Inc.		1.89%	7.30%	8.04%	2.67%	33.27%	24.65%	$9,687	0.88%

All Public Companies
Averages		0.45%	2.91%	3.57%	1.50%	64.87%	46.32%	$868	0.32%
Medians		0.15%	1.96%	2.56%	1.28%	47.80%	41.14%	$334	0.20%

State of WI
Averages		0.73%	3.66%	3.99%	1.72%	50.41%	39.85%	$1,559	0.79%
Medians		0.56%	2.17%	2.56%	1.49%	54.79%	50.36%	$1,023	0.62%

Comparable Recent Conversions(2)
CHFN Charter Financial Corp. of GA		0.26%	0.66%	0.79%	1.87%	237.67%	147.49%	$4,480	1.03%

Comparable Group
Averages		0.72%	4.19%	5.37%	1.67%	40.69%	33.36%	$554	0.23%
Medians		0.61%	3.12%	3.40%	1.64%	43.33%	37.80%	$561	0.21%

Comparable Group
BKMU	Bank Mutual Corp of WI (3)	0.56%	1.75%	1.97%	1.49%	76.30%	51.08%	$1,023	0.29%
FDEF	First Defiance Fin. Corp of OH	0.21%	3.31%	4.17%	1.74%	41.82%	39.15%	$677	0.18%
FFNW	First Fin NW, Inc of Renton WA	1.84%	11.39%	12.81%	1.81%	14.17%	11.88%	$540	0.33%
FXCB	Fox Chase Bancorp, Inc. of PA	1.07%	2.93%	2.94%	1.68%	57.32%	36.45%	$207	0.12%
FRNK	Franklin Financial Corp. of VA	0.99%	5.33%	9.53%	2.22%	23.28%	18.95%	$137	0.12%
HFFC	HF Financial Corp. of SD	0.08%	2.06%	3.41%	1.54%	45.23%	43.27%	$116	0.07%
CASH	Meta Financial Group of SD	0.00%	0.48%	2.47%	1.11%	44.84%	44.72%	$8	-0.05%
NASB	NASB Fin, Inc. of Grandview MO	1.75%	8.52%	9.93%	2.58%	26.01%	20.63%	$1,527	0.72%
PULB	Pulaski Fin Cp of St. Louis MO	0.65%	3.32%	3.09%	1.60%	51.61%	41.47%	$724	0.24%
SMPL	Simplicity Bancorp of CA	0.03%	2.80%	3.39%	0.89%	26.31%	26.02%	$582	0.32%

(1) Includes TDRs for the Company and the Peer Group.

(2) Ratios are based on the date of the most recent financial statements disclosed in the offering prospectus.

(3) As of December 31, 2012.

Source:       Audited and unaudited financial statements, corporate reports and offering circulars, and RP® Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2013 by RP® Financial, LC.

III.16

percentage of loans for the Company equaled 0.88% of loans versus 0.21% of loans for the Peer Group.

Interest Rate Risk

Table 3.6 reflects various key ratios highlighting the relative interest rate risk exposure of the Company versus the Peer Group on a pre-Offering basis.  In terms of balance sheet composition, Waterstone Financial’s interest rate risk characteristics were considered to be slightly less favorable than the comparable measures for the Peer Group.  Most notably, the Company’s tangible equity-to-assets ratio and IEA/IBL ratio were lower than the comparable Peer Group ratios.   However, the Company’s level of non-interest earning assets was above the Peer Group’s ratio.  On a pro forma basis, the infusion of stock proceeds should serve to provide the Company with comparative advantages over the Peer Group’s balance sheet interest rate risk characteristics, with respect to the increases that will be realized in the Company’s equity-to-assets and IEA/IBL ratios.

To analyze interest rate risk associated with the net interest margin, we reviewed quarterly changes in net interest income as a percent of average assets for Waterstone Financial and the Peer Group.  In general, the fluctuations in the Company’s ratios were similar to those experienced by the Peer Group, implying that the interest rate risk associated with the Company’s net interest income was similar in comparison to the Peer Group, based on the interest rate environment that prevailed during the period covered in Table 3.6.  The stability of the Company’s net interest margin should be enhanced by the infusion of stock proceeds, as interest rate sensitive liabilities will be funding a lower portion of Waterstone Financial’s assets and the proceeds will be substantially deployed into interest-earning assets.

Summary

Based on the above analysis and the criteria employed in the selection of the companies for the Peer Group, RP Financial concluded that the Peer Group forms a reasonable basis for determining the pro forma market value of Waterstone Financial.  In those areas where notable differences exist, we will apply appropriate valuation adjustments in the next section.

III.17

Table 3.6

Interest Rate Risk Measures and Net Interest Income Volatility

Comparable Institution Analysis

As of March 31, 2013 or Most Recent Date Available

		Balance Sheet Measures
		Tangible		Non-Earn.
		Equity/	IEA/	Assets/	Quarterly Change in Net Interest Income
Institution		Assets	IBL	Assets	3/31/2013	12/31/2012	9/30/2012	6/30/2012	3/31/2012	12/31/2011
		(%)	(%)	(%)	(change in net interest income is annualized in basis points)

Waterstone Financial, Inc.		12.7%	107.9%	7.6%	2	-10	5	3	-18	-2

All Public Companies		12.3%	107.5%	6.0%	-6	-3	-2	-1	-4	2
State of WI		8.5%	81.0%	4.6%	-9	1	5	1	-16	2

Comparable Recent Conversions(1)
CHFN Charter Financial Corp. of GA		13.3%	102.1%	12.8%	NA	NA	-12	2	38	37

Comparable Group
Average		13.8%	112.2%	5.8%	0	-3	-2	-7	-14	4
Median		13.6%	111.1%	5.6%	0	-4	4	-7	-10	1

Comparable Group
BKMU	Bank Mutual Corp of WI (2)	11.3%	107.0%	8.0%	NA	18	17	-7	-10	-5
FDEF	First Defiance Fin. Corp of OH	9.6%	106.0%	8.6%	-15	6	6	1	-13	-3
FFNW	First Fin NW, Inc of Renton WA	21.3%	123.2%	4.9%	29	1	7	-9	17	1
FXCB	Fox Chase Bancorp, Inc. of PA	16.5%	115.3%	4.7%	1	-26	12	-12	3	0
FRNK	Franklin Financial Corp. of VA	22.9%	122.7%	6.5%	3	-9	1	-3	-10	5
HFFC	HF Financial Corp. of SD	7.9%	106.6%	5.6%	-7	-9	-19	14	-34	-16
CASH	Meta Financial Group of SD	8.1%	104.9%	4.7%	-3	20	-26	-42	-8	-13
NASB	NASB Fin, Inc. of Grandview MO	15.9%	115.1%	5.5%	0	-17	-13	-15	-56	36
PULB	Pulaski Fin Cp of St. Louis MO	8.8%	104.1%	6.6%	-10	6	-10	-7	-10	21
SMPL	Simplicity Bancorp of CA	16.1%	116.9%	3.3%	6	-22	8	10	-19	9

NA=Change is greater than 100 basis points during the quarter.

(1) Ratios are based on the date of the most recent financial statements disclosed in the offering prospectus.

(2) As of December 31, 2012.

Source:       SNL Financial LC. and RP® Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2013 by RP® Financial, LC.

III.18

IV. VALUATION ANALYSIS

Introduction

This chapter presents the valuation analysis and methodology, prepared pursuant to the regulatory valuation guidelines, and valuation adjustments and assumptions used to determine the estimated pro forma market value of the common stock to be issued in conjunction with the Company’s conversion transaction.

Appraisal Guidelines

The regulatory written appraisal guidelines as reissued by the Office of the Comptroller of the Currency and which are relied upon by the Federal Reserve Board, as well as the Wisconsin Department of Financial Institutions and the Federal Deposit Insurance Corporation specify the market value methodology for estimating the pro forma market value of an institution pursuant to a mutual-to-stock conversion.  Pursuant to this methodology:  (1) a peer group of comparable publicly-traded institutions is selected; (2) a financial and operational comparison of the subject company to the peer group is conducted to discern key differences; and, (3) a valuation analysis in which the pro forma market value of the subject company is determined based on the market pricing of the peer group as of the date of valuation, incorporating valuation adjustments for key differences.  In addition, the pricing characteristics of recent conversions, both at conversion and in the aftermarket, must be considered.

RP Financial Approach to the Valuation

The valuation analysis herein complies with such regulatory approval guidelines.  Accordingly, the valuation incorporates a detailed analysis based on the Peer Group, discussed in Chapter III, which constitutes “fundamental analysis” techniques.  Additionally, the valuation incorporates a “technical analysis” of recently completed stock conversions, including closing pricing and aftermarket trading of such offerings.  It should be noted that these valuation analyses cannot possibly fully account for all the market forces which impact trading activity and pricing characteristics of a particular stock on a given day.

The pro forma market value determined herein is a preliminary value for the Company’s to-be-issued stock.  Throughout the conversion process, RP Financial will:  (1) review changes in Waterstone Financial’s operations and financial condition; (2) monitor Waterstone Financial’s operations and financial condition relative to the Peer Group to identify any fundamental

IV.1

changes; (3) monitor the external factors affecting value including, but not limited to, local and national economic conditions, interest rates, and the stock market environment, including the market for thrift stocks and Waterstone Financial’s stock specifically; and, (4) monitor pending conversion offerings (including those in the offering phase), both regionally and nationally.  If material changes should occur during the conversion process, RP Financial will evaluate if updated valuation reports should be prepared reflecting such changes and their related impact on value, if any.  RP Financial will also prepare a final valuation update at the closing of the Offering to determine if the prepared valuation analysis and resulting range of value continues to be appropriate.

The appraised value determined herein is based on the current market and operating environment for the Company and for all thrifts.  Subsequent changes in the local and national economy, the legislative and regulatory environment, the stock market, interest rates, and other external forces (such as natural disasters or major world events), which may occur from time to time (often with great unpredictability) may materially impact the market value of all thrift stocks, including Waterstone Financial’s value, or Waterstone Financial’s value alone.  To the extent a change in factors impacting the Company’s value can be reasonably anticipated and/or quantified, RP Financial has incorporated the estimated impact into the analysis.

Valuation Analysis

A fundamental analysis discussing similarities and differences relative to the Peer Group was presented in Chapter III.  The following sections summarize the key differences between the Company and the Peer Group and how those differences affect the pro forma valuation.  Emphasis is placed on the specific strengths and weaknesses of the Company relative to the Peer Group in such key areas as financial condition, profitability, growth and viability of earnings, asset growth, primary market area, dividends, liquidity of the shares, marketing of the issue, management, and the effect of government regulations and/or regulatory reform.  We have also considered the market for thrift stocks, in particular new issues, to assess the impact on value of the Company coming to market at this time.

1.                                      Financial Condition

The financial condition of an institution is an important determinant in pro forma market value because investors typically look to such factors as liquidity, capital, asset composition and

IV.2

quality, and funding sources in assessing investment attractiveness.  The similarities and differences in the Company’s and the Peer Group’s financial strengths are noted as follows:

·                  Overall A/L Composition.  In comparison to the Peer Group, the Company’s IEA composition was somewhat different, reflecting a higher concentration of loans and a lower concentration of cash and investments.  Lending diversification into higher risk and higher yielding types of loans was slightly more significant for the Company, although a large part of the Company’s loan diversification was in multi-family loans.  In addition, a notable portion of the Company’s loan portfolio consisted of loans held-for-sale, part of the mortgage banking operations and not part of the base banking operations.  Waterstone Financial reported a slightly higher risk weighted assets-to-assets ratio in comparison to the Peer Group’s median ratio.  Overall, in comparison to the Peer Group, the Company’s IEA composition provided for a higher yield earned on IEA.  The Company’s IBL cost was substantially higher than the Peer Group’s cost of funds, as the Company maintained a lower level of deposits and a higher level of borrowings, with such borrowings bearing a relatively high cost.  The lower level of deposits acts to restrict non-interest income sources and limit the amount of account cross-selling that can be achieved to the deposit base customers.  As a percent of assets, the Company maintained a broadly similar level of IEA and IBL compared to the Peer Group’s ratios, but a lower IEA/IBL ratio of 107.9% for the Company, as compared to 114.7% for the Peer Group.  After factoring in the impact of the net stock proceeds, the Company’s IEA/IBL ratio can be expected to exceed the Peer Group’s ratio.  Based on the above factors, RP Financial concluded the asset/liability composition was a somewhat negative factor in our adjustment for financial condition.

·                  Credit Quality.  Waterstone Financial’s ratios of REO/assets, non-performing assets/assets and non-performing loans/loans were significantly higher than the comparable Peer Group ratios.  Loan loss reserves as a percent of non-performing loans and non-performing assets were slightly lower for the Company as well, although the Company maintained higher loss reserves as a percent of loans.  Net loan charge-offs as a percent of loans for the Company were above the average and median of the Peer Group.  As noted above, the Company’s risk weighted assets-to-assets ratio was slightly higher than the Peer Group’s median ratio.  On balance, RP Financial concluded that credit quality was a substantially negative factor in the adjustment for financial condition.

·                  Balance Sheet Liquidity.  The Company operated with a lower level of cash and investment securities relative to the Peer Group.  Following the infusion of stock proceeds, the Company’s cash and investments ratio is expected to increase as the proceeds retained at the holding company level will be initially deployed into shorter term investment securities while the Bank’s portion of the proceeds will also be deployed into investments pending the longer term reinvestment into loans.  The Company’s future borrowing capacity was considered to be less than the Peer Group, given the higher level of borrowings currently funding the Company’s assets.  Importantly, the mortgage banking operation places relatively greater liquidity demands on the Company owing to the potentially significant fluctuations in the funding needs for this business line.  Overall, RP Financial concluded that pro forma balance sheet liquidity was a slightly negative factor in our adjustment for financial condition.

IV.3

·                  Funding Liabilities.  The Company’s IBL composition reflected a lower concentration of deposits and a higher concentration of borrowings relative to the comparable Peer Group ratios, which, along with the prevailing costs of the borrowings, provided for a much higher cost of funds for the Company than the Peer Group.  In addition, the proportion of deposits in CDs was much higher for the Company versus the Peer Group, a disadvantage in funding costs and fee income generation.  Total IBL as a percent of assets were relatively similar for the Company as compared to the Peer Group’s ratio.  Following the Offering, the increase in the Company’s equity position will reduce the level of IBL funding the Company’s assets to a ratio that is lower than the Peer Group’s ratio.  Overall, RP Financial concluded that funding liabilities were a moderately negative factor in our adjustment for financial condition.

·                  Tangible Equity.  The Company currently operates with a lower tangible equity ratio to the Peer Group average and median.  Following the stock offering, Waterstone Financial’s pro forma tangible equity position will exceed the Peer Group, which will result in greater leverage potential, lower dependence on interest-bearing liabilities to fund assets and a greater capacity to absorb unanticipated losses.  At the same time, the Company’s more significant capital surplus will make it difficult to achieve a competitive ROE.  On balance, RP Financial concluded that equity strength was a neutral factor in our adjustment for financial condition.

On balance, Waterstone Financial’s balance sheet financial condition was considered to be less favorable than the Peer Groups’ and, thus, a moderate downward adjustment was applied for the Company’s financial condition.

2.                                      Profitability, Growth and Viability of Earnings

Earnings are a key factor in determining pro forma market value, as the level and risk characteristics of a financial institution’s earnings stream and the prospects and ability to generate future earnings heavily influence the multiple that the investment community will pay for earnings.  The major factors considered in the valuation are described below.

·                  Reported Profitability.  Waterstone Financial reported substantially higher profitability than the Peer Group for the most recent twelve month period.  The Company’s higher return was mainly attributable to a tax benefit related to the elimination of the deferred tax asset valuation allowance, along with a high level of gains on the sale of loans from mortgage banking, a source of revenue with a level of uncertainty.  These positive factors were partially offset compared to the Peer Group by a lower level of net interest income (due to the higher funding costs) and much lower non-interest operating income (due to the unfavorable deposit composition and less deposits in funding liabilities).  Operating expenses were much higher than the Peer Group average, but included mortgage banking expenses.  Reinvestment of conversion proceeds into IEA and leveraging of the pro forma equity position will serve to increase the Company’s earnings, with the benefit of reinvesting proceeds expected to be offset to a degree by implementation of additional stock benefit plans in connection with the Second-Step Offering.  Overall, the Company’s pro forma reported earnings were considered to be at more risk than the Peer Group’s earnings

IV.4

and, thus, RP Financial concluded that this was a slight negative factor in our adjustment for profitability, growth and viability of earnings.

·                  Core Profitability.  Net interest income, operating expenses, non-interest operating income (including mortgage banking income) and loan loss provisions were reviewed in assessing the relative strengths and weaknesses of core profitability.  The Company operated with a lower net interest income ratio and a lower level of non-interest operating income, based on the Peer Group averages and medians.  Mortgage banking income was significant, and considered part of the Company’s core earnings.  On balance, the Company’s efficiency ratio was modestly lower (i.e., more favorable) as compared to the Peer Group.  Loan loss provisions had a larger impact on the Company’s earnings.  These measures, as well as the expected earnings benefits the Company should realize from the redeployment of stock proceeds into IEA and leveraging of post-conversion capital will be negated to a degree by expenses associated with the stock benefit plans.  Based on RP Financial’s calculation of core earnings, the Company’s pro forma core profitability will be higher than the Peer Group.

However, a substantial portion of the Company’s net income is generated through the profitability of the mortgage banking operation.  We believe that investors would tend to place a lower valuation multiple on this business line reflecting various risk factors, including the reliance on key individuals to support the business line, susceptibility to competition, and volatility in earnings being among the most significant factors.  In addition, the income statement remains subject to additional loan loss provisions given the higher level of NPAs (and potential for loan charge offs) in comparison to the Peer Group.  For these reasons, we believe the Company’s core profitability is deemed less favorable than the Peer Group, on average.

·                  Interest Rate Risk.  Quarterly changes in the net interest income ratio for the Company and Peer Group indicated a similar degree of volatility.  Other measures of interest rate risk, such as the tangible equity ratio and the Company’s IEA/IBL ratio were less favorable than the Peer Group.  On a pro forma basis, the infusion of stock proceeds can be expected to provide the Company with equity-to-assets and IEA/IBL ratios that will exceed the Peer Group ratios, as well as enhance the stability of the Company’s net interest margin through the reinvestment of stock proceeds into IEA.  On balance, RP Financial concluded that interest rate risk was a neutral factor in our adjustment for profitability, growth and viability of earnings.

·                  Credit Risk.  Loan loss provisions were a larger factor in the Company’s profitability compared to the Peer Group.  In terms of future exposure to credit quality related losses, the Company maintained a higher concentration of assets in loans and slightly more lending diversification into higher credit risk loans, which resulted in a slightly higher risk weighted assets-to-assets ratio than the Peer Group’s median ratio.  NPAs and NPLs were higher for the Company compared to the Peer Group.  Loss reserves were less favorable for the Company, both with respect to NPAs and NPLs, but were slightly more favorable as a percent of loans.  Net loan charge-offs as a percent of loans were higher for the Company.  Overall, RP Financial concluded that credit risk was a moderately negative factor in the adjustment for profitability, growth and viability of earnings.

IV.5

·                  Earnings Growth Potential.  Waterstone Financial’s earnings growth potential can be separated into two distinct areas: the base banking operations and the mortgage banking operations.  Regarding the base banking operations, the Company maintained a lower interest rate spread and lower level of net interest income as compared to the Peer Group which would tend to continue to lead to a lower net interest income ratio for the Company going forward based on the current prevailing interest rate environment.  The infusion of stock proceeds will provide the Company with greater earnings growth potential of the base banking operations through leverage.  As has been discussed previously, the mortgage banking operations are subject to a greater perceived level of fluctuation, given the impacts of market interest rates, the health of the housing sector in general, competitive factors and regulatory changes and oversight.  Thus, earnings growth potential of the mortgage banking operations, while potentially significant, also is subject to a greater level of uncertainty which investors will recognize. On balance, earnings growth potential for the Company was considered to be a slightly negative factor in our adjustment for profitability, growth and viability of earnings.

·                  Return on Equity.  The Company’s core return on equity based on trailing twelve month core earnings is higher than the Peer Group’s ROE.  On a pro forma basis the Company’s earnings increase will be limited whereas the equity will increase considerably, thus resulting in a reduction of ROE on a core basis to a level slightly above the Peer Group’s median ROE.  Accordingly, this was a slightly positive factor in the adjustment for profitability, growth and viability of earnings.

On balance, Waterstone Financial’s pro forma earnings strength and viability of earnings was considered to be less favorable to the Peer Group’s and, thus, a moderate downward adjustment was warranted for profitability, growth and viability of earnings.

3.                                      Asset Growth

Waterstone Financial’s assets decreased at an annual rate of 4.13% during the most recent twelve month period, while the Peer Group’s assets decreased by a median 2.16% over the same time period.  Six of the ten Peer Group companies reported decreases in assets, with declines in both loans and cash and investments occurring.  The Company also reduced both cash and investments and loans over the past twelve months.  The Peer Group reduced deposits and borrowings to achieve the asset reduction, while Waterstone Financial recorded a decline in deposits.  On a pro forma basis, the Company’s tangible equity-to-assets ratio will exceed the Peer Group’s tangible equity-to-assets ratio, indicating greater leverage capacity for the Company.  On balance, no adjustment was applied for asset growth.

4.                                      Primary Market Area

The general condition of an institution’s market area has an impact on value, as future success is in part dependent upon opportunities for profitable activities in the local market

IV.6

served.  Waterstone Financial’s primary market area for deposits is considered to be the southeastern Wisconsin region where the Company maintains its branch network, while the base banking operation loans are obtained within this region and to a lesser extent in other metropolitan areas of Wisconsin.  Within these markets, the Company faces significant competition for loans and deposits from other financial institutions, including smaller community banks with a more focused market, along with similar sized or larger institutions which provide a broader array of services and have significantly larger branch networks.  However, the Peer Group companies, by virtue of their relatively comparable size to Waterstone Financial, also face numerous and/or larger competitors.  In addition, the lending operations of Waterstone Mortgage are much more broad-based, given that Waterstone Mortgage has loan origination offices in twelve states.

Demographic and economic trends and characteristics in the Company’s primary market area show some differences to the primary market areas served by the Peer Group companies (see Exhibit III-2).  In this regard, the total population of Milwaukee County is between the average and the medians of the primary markets of the Peer Group.  At the same time, historical population growth rates in Milwaukee County reflect minimal growth of 0.2% over the 2010-2012 period versus higher growth for the Peer Group of 1.4% and 0.9% based on the average and median, respectively.  Forecasted population growth rates are also less favorable for the Company’s markets based on projected growth of 2.1% for the 2012 to 2017 period, which is below the projected figure for the Peer Group equal to 3.4% and 2.2%, based on the average and median, respectively.  Per capita income levels in Milwaukee County were lower than the Peer Group’s markets, indicating a less affluent population base.  The deposit market share exhibited by the Company in Milwaukee County was between the Peer Group average and median, indicating a similar competitive presence in the headquarters county area.  Unemployment rates for the markets served by the Peer Group companies were more favorable than Milwaukee County, with Milwaukee County’s unemployment rate of 8.7% exceeding seven of the ten Peer Group’s markets on an individual basis.

On balance, we concluded that a slight downward adjustment was appropriate for the Company’s market area.

5.                                      Dividends

Waterstone Financial currently does not pay a quarterly dividend.  In the offering prospectus, the Company has indicated its intention to pay a quarter dividend of $0.06 per

IV.7

share or $0.24 per share annually, equal to a 3.0% dividend yield based on an $8.00 per share price.  Future declarations of dividends by the Board of Directors will depend upon a number of factors, including investment opportunities, growth objectives, financial condition, profitability, tax considerations, minimum capital requirements, regulatory limitations, stock market characteristics, and general economic conditions.

Eight of the ten Peer Group companies pay regular cash dividends, with implied dividend yields ranging from 1.41% to 3.87%.  The median dividend yield on the stocks of the Peer Group institutions was 1.88% as of May 17, 2013, representing a median payout ratio of 34.05% of earnings.  The Company’s pro forma payout ratio at the midpoint of the offering range was an estimated 52.96%.  As of May 17, 2013, 69% of all fully-converted publicly-traded thrifts had adopted cash dividend policies (see Exhibit IV-1), exhibiting an average yield of 2.23%.  The dividend paying thrifts generally maintain higher than average profitability ratios, facilitating their ability to pay cash dividends.

The Company’s indicated dividend policy provides for a dividend yield and implied payout ratio that are higher than the Peer Group ratios.  The Company’s dividend capacity will be enhanced by the Second-Step Conversion and resulting increase in equity and the pro forma equity ratio.  Overall, we concluded that the Company’s intent to pay a cash dividend is comparable to the majority of the Peer Group companies which currently pay a dividend, and that no valuation adjustment was warranted for purposes of the Company’s dividend policy.

6.                                      Liquidity of the Shares

The Peer Group is by definition composed of companies that are traded in the public markets.  All ten of the Peer Group members trade on NASDAQ.  Typically, the number of shares outstanding and market capitalization provides an indication of how much liquidity there will be in a particular stock.  The market capitalization of the Peer Group companies ranged from $93.6 million to $258.1 million as of May 17, 2013, with average and median market values of $175.4 million and $180.9 million, respectively.  The shares issued and outstanding to the public shareholders of the Peer Group members ranged from 5.5 million to 46.4 million, with average and median shares outstanding of 14.0 million and 10.4 million, respectively.  The Company’s Second-Step Conversion offering is expected to provide for pro forma shares outstanding that will be in the range of the shares outstanding indicated for the Peer Group companies.  The market capitalization of the Company at the midpoint of the offering range will be above the Peer Group average and median values.  Like all of the Peer Group companies,

IV.8

the Company’s stock will continue to be quoted on the NASDAQ following the Second-Step Conversion offering.  Overall, we anticipate that the Company’s stock will have a comparable trading market as the Peer Group companies, on average, and therefore, concluded no adjustment was necessary for this factor.

7.                                      Marketing of the Issue

We believe that four separate markets exist for thrift stocks, including those coming to market such as Waterstone Financial:  (A) the after-market for public companies, in which trading activity is regular and investment decisions are made based upon financial condition, earnings, capital, ROE, dividends and future prospects; (B) the new issue market in which converting thrifts are evaluated on the basis of the same factors, but on a pro forma basis without the benefit of prior operations as a fully-converted publicly-held company and stock trading history; (C) the acquisition market for thrift franchises in Wisconsin; and, (D) the market for the public stock of Waterstone Financial.  All of these markets were considered in the valuation of the Company’s to-be-issued stock.

A.            The Public Market

The value of publicly-traded thrift stocks is easily measurable, and is tracked by most investment houses and related organizations.  Exhibit IV-1 provides pricing and financial data on all publicly-traded thrifts.  In general, thrift stock values react to market stimuli such as interest rates, inflation, perceived industry health, projected rates of economic growth, regulatory issues, and stock market conditions in general.  Exhibit IV-2 displays historical stock market trends for various indices and includes historical stock price index values for thrifts and commercial banks.  Exhibit IV-3 displays historical stock price indices for thrifts only.

In terms of assessing general stock market conditions, the performance of the overall stock market has been mixed in recent quarters.  At the start of the fourth quarter of 2012, stocks traded up on some better-than-expected economic data including reports that manufacturing activity in September expanded for the first time since May, service sector activity expanded at a higher rate in September and the September unemployment rate dropped below 8.0% to a 44-month low of 7.8%.  Stocks reversed course heading into mid-October, amid concerns about a slowing global economy and a disappointing start to the third quarter earnings season.  Favorable readings for September retail sales and residential home construction contributed to a four day upturn in the broader stock market in mid-October, which

IV.9

was followed by a sell-off heading into late-October.  Disappointing third quarter earnings reports posted by some “blue chip” stocks was noted as the primary factor driving the downturn.  Some favorable readings on manufacturing activity and consumer confidence boosted stocks at the start of November, which was followed by a one-day sell-off despite the October employment report showing better-than-expected job growth.  The broader market sell-off accelerated following the Presidential election, as investors began to focus on the looming “fiscal cliff” and more flare-ups in Europe’s debt crisis.  The NASDAQ moved into correction territory in mid-November, closing down more than 10% from mid-September highs.  Optimism that the U.S. budget impasse would be resolved prior to reaching the “fiscal cliff”, more signs that the recovery in the housing market was gaining momentum and a cease-fire between Israel and Hamas contributed to stock market gains heading into the second half of November.  Indications that the Federal Reserve would continue to buy bonds in 2013 contributed to stock market gains in late-November.  Stocks continued to trend higher into mid-December, as better-than-expected November reports for service sector activity and employment helped the DJIA erase post-election losses.  Heading into the close of 2012, the DJIA climbed to a two-month high on signs of a compromise over the “fiscal cliff” stalemate.  Stocks faltered in late-December, as budget negotiations stalled.  However, signs of progress towards averting the “fiscal cliff” lifted the DJIA to its largest gain for the final trading day of the year.

Completion of a tax deal between Congress and the White House sent stocks soaring at the start of 2013.  A December employment report that showed hiring remained steady further added to stock market gains in the first week of 2013.  Some favorable economic readings and solid fourth quarter earning posted by some “blue chip” stocks helped to sustain the positive trend in stocks into late-January, as the DJIA moved to its highest close since October 2007.  The DJIA closed above 14000 at the start of February, after jobs and manufacturing data indicated that the economy’s slow and stable recovery remained on track.  Profit taking pulled the DJIA below 14000 the next day of trading, which was followed by a narrow trading range for the broader stock market during the first full week of trading in February.  Merger activity helped to propel the DJIA to a fresh five-year high in mid-February, which was followed by a one-day selloff heading into late-February.  The selloff was prompted by inconclusive national election results in Italy and the increased likelihood of automatic U.S. government spending cuts kicking in.  Stocks rebounded at the end of February and continued to rally through mid-March, as the DJIA closed higher for ten consecutive sessions including eight consecutive record highs.  Some favorable reports on the economy and indications from

IV.10

the Federal Reserve that it would continue its bond buying program were factors that contributed to the rally.  The rally ended when global markets stumbled on news of a problematic bailout of Cyprus’s financial services sector.  Stocks were mixed heading into closing weeks of the first quarter, as investors reacted to the Federal Reserve’s reaffirmation of continued easy monetary policies and some blue chips reporting earnings that fell short of expectations.  Growing investor confidence in the U.S. economic recovery helped stocks to close out the first quarter on an upswing.

Stocks pulled back at the start of the second quarter of 2013, as investors reacted to disappointing readings for manufacturing and service sector activity in March and the weaker-than-expected jobs report for March.  The release of the Federal Reserve’s most recent policy meeting, which indicated that the Federal Reserve remained committed to easy monetary policy, fueled broader stock market gains heading into mid-April.  Mixed first quarter earnings reports and growing concerns of a global economic slowdown provided for an up and down stock market during the second half of April, while a rally in technology stocks lifted the Standard & Poor’s 500 Index (“S&P 500”) to record highs at the end of April.  The broader stock market rally continued during the first half of May, as the DJIA closed above 15000 for the first time and the S&P 500 closed at record highs for five consecutive sessions.  Factors contributing to the rally were some strong earnings reports coming out of the technology sector, the April employment report showing stronger-than-expected job growth, expectations that stocks would continue to benefit from the Federal Reserve’s stimulus policies and a reading on consumer sentiment rose to its highest level in nearly six years.  On May 17, 2013, the DJIA closed at 15354.40, an increase of 23.4% from one year ago and an increase of 14.5% year-to-date, and the NASDAQ Composite Index closed at 3498.97, an increase of 24.4% from one year ago and an increase of 12.4% year-to-date.  The S&P 500 closed at 1667.47 on May 17, 2013, an increase of 27.8% from one year ago and an increase of 14.0% year-to-date.

The market for thrift stocks has also generally shown a positive trend in recent quarters.  Some September economic data that showed indications of an improving economy helped to boost thrift stocks at the start of the fourth quarter of 2012.  Thrift stocks stabilized going into mid-October and then experienced a sell-off, as J.P. Morgan’s and Well Fargo’s third quarter earnings reports raised concerns of accelerating net interest margin contraction being experienced by financial institutions in general.  An increase in residential home construction during September contributed to gains for the thrift sector in mid-October, which was followed by a slight pullback in the sector as investors reacted to mixed economic reports for third quarter

IV.11

GDP growth and pending sales of existing homes.  Some favorable economic data boosted thrift stocks at the close of October and the start of November, which was followed by a downturn with the release of the October employment report.  Thrift stocks participated in the broader market sell-off following the Presidential election, as investors turned their attention to the “fiscal cliff” and the possibility that it could trigger a recession in the first half 2013.  Solid increases in existing home sales and home prices and a rally in the broader stock market boosted thrift stocks going into second half of November.  Expectations that the Federal Reserve would continue its bond buying program to keep long-term interest rates low into 2013 provided a boost to thrift stocks at the close of November.  Thrift stocks traded in a narrow range through the first half of December and then traded higher along with the broader stock market as investors focused on apparent progress in the lingering “fiscal cliff” negotiations.  Following a slight pullback in late-December, thrift stocks rallied at yearend as lawmakers moved towards a budget compromise.

News that a deal that was reached to avoid the “fiscal cliff” contributed to thrift stock gains at the start of 2013.  Thrift stocks traded in a narrow range through mid-January, as investors exercised caution ahead of the fourth quarter earnings season.  The narrow trading range for the thrift sector continued through the end of January and the first week of February, amid mixed fourth quarter earnings reports in which a large portion of the thrift sector experienced net interest margin compression during the fourth quarter.  Financial shares led the broader stock market higher in mid-February, as investors speculated that merger activity in the financial sector would pick-up in 2013.  The growing threat of sequester cuts pushed thrift stocks lower in late-February, as lenders worried that already weak loan demand would be hurt by the across-the-board budget cuts.  Thrifts stocks participated in the broader stock market rally that extended into mid-March, with favorable results of the Federal Reserve’s big bank stress tests and a better-than-expected employment report for February contributing to the upswing in thrift stocks.  Heading into the second half of March, thrift stocks traded in a narrow range to close out the first quarter as the Federal Reserve announced that it was leaving its target interest rate unchanged and would continue its bond buying program.

Disappointing job growth reflected in the March employment report contributed to a decline in thrift stocks at the start of the second quarter of 2013.  Thrift shares spiked higher on news that the Federal Reserve remained committed to its stimulus program and then declined in mid-April, as initial first quarter earnings reports posted by some of the large banks generally showed a continuation of net interest margin erosion.  Thrift stocks strengthened in the second

IV.12

half of April, as financial stocks benefitted from favorable reports on the housing sector.  The favorable employment report for April provided a boost to thrift stock in early-May, which was followed by a narrow trading into mid-May.  Thrift stocks strengthened along with the broader stock heading into the second week of May.  On May 17, 2013, the SNL Index for all publicly-traded thrifts closed at 607.9, an increase of 20.7% from one year ago and an increase of 5.2% year-to-date.

B.            The New Issue Market

In addition to thrift stock market conditions in general, the new issue market for converting thrifts is also an important consideration in determining the Company’s pro forma market value.  The new issue market is separate and distinct from the market for seasoned thrift stocks in that the pricing ratios for converting issues are computed on a pro forma basis, specifically:  (1) the numerator and denominator are both impacted by the conversion offering amount, unlike existing stock issues in which price change affects only the numerator; and (2) the pro forma pricing ratio incorporates assumptions regarding source and use of proceeds, effective tax rates, stock plan purchases, etc. which impact pro forma financials, whereas pricing for existing issues are based on reported financials.  The distinction between pricing of converting and existing issues is perhaps no clearer than in the case of the price/book (“P/B”) ratio in that the P/B ratio of a converting thrift will typically result in a discount to book value whereas in the current market for existing thrifts the P/B ratio may reflect a premium to book value.  Therefore, it is appropriate to also consider the market for new issues, both at the time of the conversion and in the aftermarket.

As shown in Table 4.1, one second-step conversion and one standard conversion have been completed during the past three months.  The second-step conversion offering is considered to be most relevant for Waterstone Financial’s pro forma pricing.  The recent second-step conversion offering was closed between the midpoint and maximum of the respective offering range.  The closing pro forma price/tangible book ratio of the recent second-step conversion offering equaled 85.1%.  The second-step conversion offering had price appreciation of 1.5% after the first week of trading and as of May 17, 2013, showed no price change from the respective IPO price.

Shown in Table 4.2 are the current pricing ratios for the two offerings completed during the past three months, which both trade on NASDAQ.  The current average P/TB ratio of the NASDAQ traded, fully-converted recent conversions equaled 81.36% as of May 17, 2013.

IV.13

Table 4.1

Pricing Characteristics and After-Market Trends

Recent Conversions Completed in Last Three Months

Institutional Information

											Contribution to		Insider Purchases
			Pre-Conversion Data				Offering Information				Char. Found.		% Off Incl. Fdn.+Merger Shares
			Financial Info.		Asset Quality		Excluding Foundation					% of	Benefit Plans				Initial
	Conversion			Equity/	NPAs/	Res.	Gross	%	% of	Exp./		Public Off.		Recog.	Stk	Mgmt.&	Div.
Institution	Date	Ticker	Assets	Assets	Assets	Cov.	Proc.	Offer	Mid.	Proc.	Form	Excl. Fdn.	ESOP	Plans	Option	Dirs.	Yield
			($Mil)	(%)	(%)	(%)	($Mil.)	(%)	(%)	(%)		(%)	(%)	(%)	(%)	(%)(1)	(%)
Standard Conversions
Westbury Bancorp, Inc. - WI*	4/10/13	WBB-NASDAQ	$533	9.04%	2.24%	61%	$50.9	100%	132%	4.8%	C/S	$ 491K/1%	8.1%	4.0%	10.1%	3.3%	0.00%

	Averages - Standard Conversions:		$533	9.04%	2.24%	61%	$50.9	100%	132%	4.8%	N.A.	N.A.	8.1%	4.0%	10.1%	3.3%	0.00%
	Medians - Standard Conversions:		$533	9.04%	2.24%	61%	$50.9	100%	132%	4.8%	N.A.	N.A.	8.1%	4.0%	10.1%	3.3%	0.00%

Second Step Conversions
Charter Financial Corp., - GA*	4/9/13	CHFN-NASDAQ	$1,034	13.91%	0.53%	263%	$142.9	63%	106%	3.7%	N.A.	N.A.	2.0%	4.0%	10.0%	0.4%	0.00%

	Averages - Second Step Conversions:		$1,034	13.91%	0.53%	263%	$142.9	63%	106%	3.7%	N.A.	N.A.	2.0%	4.0%	10.0%	0.4%	0.00%
	Medians - Second Step Conversions:		$1,034	13.91%	0.53%	263%	$142.9	63%	106%	3.7%	N.A.	N.A.	2.0%	4.0%	10.0%	0.4%	0.00%

	Averages - All Conversions:		$783	11.48%	1.54%	162%	$96.9	81%	119%	4.3%	N.A.	N.A.	5.0%	4.0%	10.1%	1.9%	0.00%
	Medians - All Conversions:		$783	11.48%	1.85%	162%	$96.9	81%	119%	4.3%	N.A.	N.A.	5.0%	4.0%	10.1%	1.9%	0.00%

										Post-IPO Pricing Trends
			Pro Forma Data							Closing Price:
			Pricing Ratios(2)(5)			Financial Charac.				First		After		After
	Conversion			Core		Core		Core	IPO	Trading	%	First	%	First	%	Thru	%
Institution	Date	Ticker	P/TB	P/E	P/A	ROA	TE/A	ROE	Price	Day	Chge	Week(3)	Chge	Month(4)	Chge	5/17/13	Chge
			(%)	(x)	(%)	(%)	(%)	(%)	($)	($)	(%)	($)	(%)	($)	(%)	($)	(%)
Standard Conversions
Westbury Bancorp, Inc. - WI*	4/10/13	WBB-NASDAQ	57.4%	145.8x	9.1%	0.1%	15.8%	0.4%	$10.00	$13.55	35.5%	$13.60	36.0%	$13.32	33.2%	$13.51	35.1%

	Averages - Standard Conversions:		57.4%	145.8x	9.1%	0.1%	15.8%	0.4%	$10.00	$13.55	35.5%	$13.60	36.0%	$13.32	33.2%	$13.51	35.1%
	Medians - Standard Conversions:		57.4%	145.8x	9.1%	0.1%	15.8%	0.4%	$10.00	$13.55	35.5%	$13.60	36.0%	$13.32	33.2%	$13.51	35.1%

Second Step Conversions
Charter Financial Corp., - GA*	4/9/13	CHFN-NASDAQ	85.1%	45.28	19.6%	0.4%	23.1%	1.8%	$10.00	$10.22	2.2%	$10.15	1.5%	$10.13	1.3%	$10.00	0.0%

	Averages - Second Step Conversions:		85.1%	45.3x	19.6%	0.4%	23.1%	1.8%	$10.00	$10.22	2.2%	$10.15	1.5%	$10.13	1.3%	$10.00	0.0%
	Medians - Second Step Conversions:		85.1%	45.3x	19.6%	0.4%	23.1%	1.8%	$10.00	$10.22	2.2%	$10.15	1.5%	$10.13	1.3%	$10.00	0.0%

	Averages - All Conversions:		71.3%	95.5x	14.3%	0.2%	19.5%	1.1%	$10.00	$11.89	18.9%	$11.88	18.8%	$11.73	17.3%	$11.76	17.6%
	Medians - All Conversions:		71.3%	95.5x	14.3%	0.2%	19.5%	1.1%	$10.00	$11.89	18.9%	$11.88	18.8%	$11.73	17.3%	$11.76	17.6%

Note: * - Appraisal performed by RP Financial; BOLD = RP Fin. Did the business plan, “NT” - Not Traded; “NA” - Not Applicable, Not Available; C/S-Cash/Stock.

(1) As a percent of MHC offering for MHC transactions.
(2) Does not take into account the adoption of SOP 93-6.
(3) Latest price if offering is less than one week old.
(4) Latest price if offering is more than one week but less than one month old.
(5) Mutual holding company pro forma data on full conversion basis.
(6) Simultaneously completed acquisition of another financial institution.
(7) Simultaneously converted to a commercial bank charter.
(8) Former credit union.

May 17, 2013

IV.14

Table 4.2

Market Pricing Comparatives

Prices As of May 17, 2013

Market	Per Share Data
Capitalization	Core	Book	Dividends(4)	Financial Characteristics(6)

	Price/	Market	12 Month	Value/	Pricing Ratios(3)					Amount/		Payout	Total	Equity/	Tang Eq/	NPAs/	Reported		Core
Financial Institution	Share(1)	Value	EPS(2)	Share	P/E	P/B	P/A	P/TB	P/Core	Share	Yield	Ratio(5)	Assets	Assets	Assets	Assets	ROA	ROE	ROA	ROE
	($)	($Mil)	($)	($)	(x)	(%)	(%)	(%)	(x)	($)	(%)	(%)	($Mil)	(%)	(%)	(%)	(%)	(%)	(%)	(%)

All Non-MHC Public Companies	14.36	306.89	0.32	14.55	19.46	101.21	13.25	109.10	21.62	0.22	1.53	24.34	2,542	13.22	12.53	2.91	0.47	3.57	0.19	1.13
Converted Last 3 Months (no MHC)	11.76	148.35	0.15	14.71	38.46	80.47	15.92	81.36	NM	0.10	1.00	0.00	865	19.65	19.47	2.50	0.33	1.55	0.25	1.12

Converted Last 3 Months (no MHC)
CHFN Charter Financial Corp of GA	10.00	227.22	0.22	12.00	38.46	83.33	19.56	85.11	NM	0.20	2.00	NM	1,163	23.47	23.11	1.58	0.50	2.14	0.43	1.84
WBB Westbury Bancorp, Inc. of WI	13.51	69.48	0.07	17.41	NM	77.60	12.28	77.60	NM	0.00	0.00	0.00	566	15.82	15.82	3.42	0.15	0.95	0.06	0.39

(1) Average of High/Low or Bid/Ask price per share.

(2) EPS (estimate core basis) is based on actual trailing 12 month data, adjusted to omit non-operating items on a tax-effected basis.

(3) P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/Core = Price to core earnings.

(4) Indicated 12 month dividend, based on last quarterly dividend declared.

(5) Indicated 12 month dividend as a percent of trailing 12 month estimated core earnings.

(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing 12 month common earnings and average common equity and total assets balances.

(7) Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

Source: SNL Financial, LC. and RP® Financial, LC. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2013 by RP® Financial, LC.

IV.15

C.            The Acquisition Market

Also considered in the valuation was the potential impact on Waterstone Financial’s stock price of recently completed and pending acquisitions of other thrift institutions operating in Wisconsin.  As shown in Exhibit IV-4, there were nine thrift acquisitions completed from the beginning of 2000 through May 17, 2013.  Additionally, there were 54 acquisitions of commercial banks in Wisconsin over the corresponding timeframe.  The recent acquisition activity may imply a certain degree of acquisition speculation for the Company’s stock.  To the extent that acquisition speculation may impact the Company’s offering, we have largely taken this into account in selecting companies for the Peer Group which operate in markets that have experienced a comparable level of acquisition activity as the Company’s market and, thus, are subject to the same type of acquisition speculation that may influence Waterstone Financial’s stock.  However, since converting thrifts are subject to a three-year regulatory moratorium from being acquired, acquisition speculation in Waterstone Financial’s stock would tend to be less, compared to the stocks of the Peer Group companies.

D.            Trading in Waterstone Financial’s Stock

Since Waterstone Financial’s minority stock currently trades under the symbol “WSBF” on NASDAQ, RP Financial also considered the recent trading activity in the valuation analysis.  Waterstone Financial had a total of 31,348,556 shares issued and outstanding at May 17, 2013, of which 8,298,373 shares were held by public shareholders and traded as public securities.  The Company’s stock has had a 52 week trading range of $3.33 to $8.68 per share and its closing price on May 17, 2013 was $8.37 for an implied market value of $262.4 million.

There are significant differences between the Company’s minority stock (currently being traded) and the conversion stock that will be issued by the Company.  Such differences include different liquidity characteristics, a different return on equity for the conversion stock, the stock is currently traded based on speculation of a range of exchange ratios and dividend payments, if any, will be made on all shares outstanding.  Since the pro forma impact has not been publicly disseminated to date, it is appropriate to discount the current trading level.  As the pro forma impact is made known publicly, the trading level will become more informative.

*  *  *  *  *  *  *  *  *  *  *

In determining our valuation adjustment for marketing of the issue, we considered trends in both the overall thrift market, the new issue market including the new issue market for

IV.16

second-step conversions, the acquisition market, and recent trading activity in the Company’s minority stock.  Taking these factors and trends into account, RP Financial concluded that a slight downward adjustment was appropriate in the valuation analysis for purposes of marketing of the issue.

8.             Management

The Company’s management team appears to have experience and expertise in all of the key areas of the Company’s operations.  Exhibit IV-5 provides summary resumes of the Company’s Board of Directors and senior management.  The financial characteristics of the Company suggest that the Board and senior management have been effective in implementing an operating strategy that can be well managed by the Company’s present organizational structure.  The Company currently does not have any senior management positions that are vacant.

Overall, the returns, equity positions, and other operating measures of the Peer Group companies are indicative of well-managed financial institutions, which have Boards and management teams that have been effective in implementing competitive operating strategies.  Therefore, on balance, we concluded no valuation adjustment relative to the Peer Group was appropriate for this factor.

9.             Effect of Government Regulation and Regulatory Reform

In summary, as a fully-converted regulated institution, Waterstone Financial will operate in substantially the same regulatory environment as the Peer Group members — all of whom are adequately capitalized institutions and are operating with no apparent restrictions.  Exhibit IV-6 reflects the Company’s pro forma regulatory capital ratios.  On balance, no adjustment has been applied for the effect of government regulation and regulatory reform.

Summary of Adjustments

Overall, based on the factors discussed above, we concluded that the Company’s pro forma market value should reflect the following valuation adjustments relative to the Peer Group:

IV.17

Key Valuation Parameters:	Valuation Adjustment

Financial Condition	Moderate Downward
Profitability, Growth and Viability of Earnings	Moderate Downward
Asset Growth	No Adjustment
Primary Market Area	Slight Downward
Dividends	No Adjustment
Liquidity of the Shares	No Adjustment
Marketing of the Issue	Slight Downward
Management	No Adjustment
Effect of Govt. Regulations and Regulatory Reform	No Adjustment

Valuation Approaches

In applying the accepted valuation methodology originally promulgated by the OCC and adopted by the FRB, i.e., the pro forma market value approach, we considered the three key pricing ratios in valuing the Company’s to-be-issued stock — price/earnings (“P/E”), price/book (“P/B”), and price/assets (“P/A”) approaches — all performed on a pro forma basis including the effects of the stock proceeds.  In computing the pro forma impact of the conversion and the related pricing ratios, we have incorporated the valuation parameters disclosed in the Company’s prospectus for reinvestment rate, effective tax rate, stock benefit plan assumptions, and expenses (summarized in Exhibits IV-7 and IV-8).

In our estimate of value, we assessed the relationship of the pro forma pricing ratios relative to the Peer Group and recent conversion offerings.

RP Financial’s valuation placed an emphasis on the following:

·                  P/E Approach.  The P/E approach is generally the best indicator of long-term value for a stock.  Given certain similarities between the Company’s and the Peer Group’s earnings composition and overall financial condition, the P/E approach was carefully considered in this valuation.  At the same time, recognizing that (1) the earnings multiples will be evaluated on a pro forma basis for the Company; and (2) the Peer Group companies have had the opportunity to realize the benefit of reinvesting and leveraging the offering proceeds, we also gave weight to the other valuation approaches.

·                  P/B Approach.  P/B ratios have generally served as a useful benchmark in the valuation of thrift stocks, particularly in the context of a conversion offering, as the earnings approach involves assumptions regarding the use of proceeds.  RP Financial considered the P/B approach to be a valuable indicator of pro forma value, taking into account the pricing ratios under the P/E and P/A approaches.  We have also modified the P/B approach to exclude the impact of intangible assets (i.e., price/tangible book value or

IV.18

“P/TB”), in that the investment community frequently makes this adjustment in its evaluation of this pricing approach.

·                  P/A Approach.  P/A ratios are generally a less reliable indicator of market value, as investors typically assign less weight to assets and attribute greater weight to book value and earnings.  Furthermore, this approach as set forth in the regulatory valuation guidelines does not take into account the amount of stock purchases funded by deposit withdrawals, thus understating the pro forma P/A ratio.  At the same time, the P/A ratio is an indicator of franchise value, and, in the case of highly capitalized institutions, high P/A ratios may limit the investment community’s willingness to pay market multiples for earnings or book value when ROE is expected to be low.

·                  Trading of Waterstone Financial’s stock.  Converting institutions generally do not have stock outstanding.  Waterstone Financial, however, has public shares outstanding due to the mutual holding company form of ownership.  Since Waterstone Financial is currently traded on NASDAQ, it is an indicator of investor interest in the Company’s conversion stock and therefore received some weight in our valuation.  Based on the May 17, 2013 stock price of $8.37 per share and the 31,348,556 shares of Waterstone Financial stock outstanding, the Company’s implied market value of $262.4 million was considered in the valuation process.  However, since the conversion stock will have different characteristics than the minority shares, and since pro forma information has not been publicly disseminated to date, the current trading price of Waterstone Financial’s stock was somewhat discounted herein but will become more important towards the closing of the offering.

The Company has adopted “Employers’ Accounting for Employee Stock Ownership Plans” (“ASC 718-40”) which causes earnings per share computations to be based on shares issued and outstanding, excluding unreleased ESOP shares.  For purposes of preparing the pro forma pricing analyses, we have reflected all shares issued in the offering, including all ESOP shares, to capture the full dilutive impact, particularly since the ESOP shares are economically dilutive, receive dividends, and can be voted.  However, we did consider the impact of the adoption of ASC 718-40 in the valuation.  We also took into account the fact that the existing ESOP loan will be refinanced and consolidated with the new ESOP loan, reducing go-forward expense from the existing loan.

In preparing the pro forma pricing analysis we have taken into account the pro forma impact of the MHC net assets that will be consolidated with the Company and thus will increase equity and earnings.  At March 31, 2013, the MHC had unconsolidated net assets of $54,570, which includes cash which is on deposit at the Bank and accrued tax liabilities.  As mentioned

IV.19

Waterstone Financial, Inc. (“Mid-Tier”)

Impact of MHC Assets & Waived Dividends on Minority Ownership In 2nd Step

Financial and Stock Ownership Data as of March 31, 2013

Reflects Appraised Pro Forma Market Value as of May 17, 2013

Key Input Assumptions

Mid-Tier Stockholders’ Equity	$207,105,000	(BOOK)	(1)
Aggregate Dividends Waived by MHC	$0	(WAIVED DIVIDENDS)
Minority Ownership Interest	26.4713%	(PCT)
Pro Forma Market Value	$265,183,088	(VALUE)
Market Value of MHC Net Assets (Other than Stock in Bank)	$54,570	(MHC ASSETS)	(2)

Adjustment for MHC Assets & Waived Dividends - 2 Step Calculation (as required by FDIC & FRB)

(BOOK - WAIVED DIVIDENDS) x PCT
Step 1: To Account for Waiver of Dividends	=	BOOK

	=	26.4713%

(VALUE - MHC ASSETS) x Step 1
Step 2: To Account for MHC Assets	=	VALUE

	=	26.4659% (rounded)

Current Ownership
MHC Shares	23,050,183	73.5287%
Public Shares	8,298,373	26.4713%
Total Shares	31,348,556	100.0000%

				Appraised Midpoint Value
Pro Forma Ownership (3)				Per Share	Aggregate

Shares Issued in Offering (4)	24,375,000	73.5341	%(6)	$8.00	$195,000,000
Public Shares (4)	8,772,886	26.4659	%(6)	$8.00	$70,183,088
Pro Forma Shares (5)	33,147,886	100.0000%		$8.00	$265,183,088

(1) From Waterstone Financial’s Prospectus.

(2) Reflects the net asset balance as of March 31, 2013.

(3) Adjusted for exchange ratio reflecting offering of $8.00 per share.

(4) Incorporates adjustment in ownership ratio for MHC assets and waived dividends.

(5) Reflects pro forma shares outstanding.

(6) Rounded to four decimal points.

IV.20

previously, while consolidation of these assets increases the pro forma value of the Company, it also results in some pro forma ownership dilution for the minority shareholders pursuant to regulatory policy.  Specifically, we have adjusted the minority ownership ratio from the current 26.4713% ratio to 26.4659% to account for the impact of MHC assets and have reflected the formula based on applicable FDIC policy, shown on the following page.

Based on the application of the three valuation approaches, taking into consideration the valuation adjustments discussed previously, RP Financial concluded that as of May 17, 2013 the aggregate pro forma market value of Waterstone Financial’s conversion stock equaled $265,183,088 at the midpoint, equal to 33,147,886 shares at $8.00 per share.  The $8.00 per share price was determined by the Waterstone Financial Board.  The midpoint and resulting valuation range is based on the sale of a 73.5341% ownership interest for the consolidation of the MHC net assets to the public (as adjusted on the previous page), which provides for a $195,000,000 public offering at the midpoint value.

1.             Price-to-Earnings (“P/E”).  The application of the P/E valuation method requires calculating the Company’s pro forma market value by applying a valuation P/E multiple to the pro forma earnings base.  In applying this technique, we considered both reported earnings and a recurring earnings base, that is, earnings adjusted to exclude any one-time non-operating items, plus the estimated after-tax earnings benefit of the reinvestment of the net proceeds.  The Company’s reported earnings equaled $37.3 million ($28.0 million pre-tax) for the twelve months ended March 31, 2013, inclusive of a $9.3 million tax benefit.  In deriving Waterstone Financial’s core earnings, the adjustments made to pre-tax reported earnings were to eliminate gains on the sale of investment securities ($272,000) and net impairment losses on investments ($209,000).  As shown below, on a tax-effected basis, assuming an effective marginal tax rate of 40.0% for the earnings adjustments, the Company’s core earnings were determined to equal $16.8 million for the twelve months ended March 31, 2013.  (Note: see Exhibit IV-9 for the adjustments applied to the Peer Group’s earnings in the calculation of core earnings).

Amount
($000)

Net Income (12 Months Ended 3/31/2013)	$37,331
Deduct: Tax Benefit	(9,311)
Pre-tax Net Income	$28,020
Deduct: Gain on Sale of Investments	(272)
Add: Net Impairment Loss on Investments	209
Tax Effect (1)	(11,183)
Core Earnings Estimate	$16,774

(1)  Tax effected at 40.0%.

IV.21

Based on the Company’s reported and estimated core earnings, and incorporating the impact of the pro forma assumptions discussed previously, the Company’s pro forma reported and core P/E multiples at the $265.18 million midpoint value equaled 7.36 times and 17.13 times, respectively, indicating discounts of 64.7% and 33.2%, relative to the Peer Group’s average reported and core earnings multiples of 20.82 times and 25.66 times, respectively (see Table 4.3).  In comparison to the Peer Group’s median reported and core earnings multiples of 14.90 times and 28.73 times, respectively, the Company’s pro forma reported and core P/E multiples at the midpoint value indicated discounts of 50.6% and 40.4%, respectively.  The Company’s pro forma P/E ratios based on reported earnings at the minimum and the maximum equaled 6.21 times and 8.52 times, respectively, and based on core earnings at the minimum and the maximum equaled 14.32 times and 20.04 times, respectively.

Importantly, in evaluating the Company’s reported and core earnings and pro forma P/E multiples versus the Peer Group, we have given consideration to the fact a large portion of Waterstone Financial’s income is attributable to the mortgage banking operations.  We believe that investors would tend to place a lower valuation multiple on this business line reflecting various risk factors, including the reliance on key individuals to support the business line, susceptibility to competition, and volatility in earnings, being among the most significant factors.

2.             Price-to-Book (“P/B”).  The application of the P/B valuation method requires calculating the Company’s pro forma market value by applying a valuation P/B ratio, as derived from the Peer Group’s P/B ratio, to the Company’s pro forma book value.  Based on the $265.18 million midpoint valuation, the Company’s pro forma P/B and P/TB ratios equaled 71.36% and 71.49%, respectively.  In comparison to the average P/B and P/TB ratios for the Peer Group of 97.81% and 102.07%, the Company’s ratios reflected a discount of 27.0% on a P/B basis and a discount of 30.0% on a P/TB basis.  In comparison to the Peer Group’s median P/B and P/TB ratios of 95.41% and 97.86%, respectively, the Company’s pro forma P/B and P/TB ratios at the midpoint value reflected discounts of 25.2% and 27.0%, respectively.  At the maximum value, the Company’s P/B and P/TB ratios equaled 76.92% and 77.07%, respectively.  In comparison to the Peer Group’s average P/B and P/TB ratios, the Company’s P/B and P/TB ratios at the maximum value reflected discounts of 21.4% and 24.5%, respectively.  In comparison to the Peer Group’s median P/B and P/TB ratios, the Company’s P/B and P/TB ratios at the maximum value reflected discounts of 19.4% and 21.2%, respectively.  RP

IV.22

Table 4.3

Public Market Pricing Versus Peer Group

Waterstone Financial, Inc.

As of May 17, 2013

		Market		Per Share Data
		Capitalization		Core	Book						Dividends(4)			Financial Characteristics(6)
		Price/	Market	12 Month	Value/	Pricing Ratios(3)					Amount/		Payout	Total	Equity/	Tang. Eq./	NPAs/	Reported		Core		Exchange	2nd Step
		Share(1)	Value	EPS(2)	Share	P/E	P/B	P/A	P/TB	P/Core	Share	Yield	Ratio(5)	Assets	Assets	Assets	Assets	ROA	ROE	ROA	ROE	Ratio	Proceeds
		($)	($Mil)	($)	($)	(x)	(%)	(%)	(%)	(x)	($)	(%)	(%)	($Mil)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	($Mil)
Waterstone Financial, Inc.
Maximum		$8.00	$304.96	$0.40	$10.40	8.52x	76.92%	16.77%	77.07%	20.04x	$0.24	3.00%	60.11%	$1,818	21.81%	21.78%	6.54%	1.97%	9.02%	0.84%	3.84%	1.2158	$224.25
Midpoint		$8.00	$265.18	$0.47	$11.21	7.36x	71.36%	14.79%	71.49%	17.13x	$0.24	3.00%	51.39%	$1,793	20.73%	20.69%	6.63%	2.01%	9.70%	0.86%	4.16%	1.0572	$195.00
Minimum		$8.00	$225.41	$0.56	$12.30	6.21x	65.04%	12.75%	65.15%	14.32x	$0.24	3.00%	42.95%	$1,768	19.61%	19.58%	6.72%	2.05%	10.47%	0.89%	4.54%	0.8986	$165.75

All Non-MHC Public Companies(7)
Averages		$14.89	$328.08	$0.34	$15.49	19.24x	97.00%	12.62%	104.63%	21.69x	$0.23	1.57%	25.61%	$2,561	13.11%	12.44%	2.93%	0.47%	3.53%	0.19%	1.11%
Median		$13.74	$92.58	$0.39	$14.72	18.57x	92.81%	12.13%	94.74%	20.33x	$0.19	1.33%	5.75%	$817	12.72%	11.66%	2.20%	0.54%	4.16%	0.36%	2.81%

All Non-MHC State of WI(7)
Averages		$8.71	$121.34	$0.10	$11.32	35.93x	79.56%	9.89%	79.72%	24.38x	$0.03	0.57%	22.08%	$1,175	7.17%	7.15%	2.45%	0.21%	2.24%	0.08%	0.95%
Medians		$7.07	$69.48	$0.07	$10.68	35.93x	77.60%	10.67%	77.60%	24.38x	$0.02	0.28%	9.09%	$566	10.15%	10.11%	2.17%	0.21%	2.24%	0.06%	0.95%

Comparable Group
Averages		$16.07	$175.43	$0.42	$16.72	20.82x	97.81%	13.68%	102.07%	25.66x	$0.33	1.96%	31.83%	$1,383	14.33%	13.92%	4.19%	0.79%	6.31%	0.28%	2.15%
Medians		$15.81	$180.94	$0.35	$16.14	14.90x	95.41%	12.26%	97.86%	28.73x	$0.35	1.88%	34.05%	$1,188	14.51%	13.66%	3.12%	0.61%	4.98%	0.46%	2.57%

Comparable Group
BKMU	Bank Mutual Corp of WI	$5.56	$258.10	$(0.05)	$5.86	39.71x	94.88%	10.67%	95.04%	NM	$0.08	1.44%	57.14%	$2,418	11.36%	11.35%	1.75%	0.26%	2.39%	-0.09%	-0.85%
FDEF	First Defiance Fin. Corp of OH	$22.42	$218.95	$1.54	$26.89	11.32x	83.38%	10.74%	111.32%	14.56x	$0.40	1.78%	20.20%	$2,039	12.88%	9.97%	3.31%	0.93%	7.40%	0.73%	5.75%
FFNW	First Fin NW, Inc of Renton WA	$9.52	$179.02	$0.23	$10.04	NM	94.82%	20.19%	94.82%	NM	$0.00	0.00%	0.00%	$887	21.29%	21.29%	11.39%	0.37%	1.93%	0.45%	2.33%
FXCB	Fox Chase Bancorp, Inc. of PA	$16.97	$208.05	$0.43	$14.63	36.11x	115.99%	19.17%	115.99%	39.47x	$0.24	1.41%	51.06%	$1,085	16.53%	16.53%	2.93%	0.55%	3.16%	0.50%	2.89%
FRNK	Franklin Financial Corp. of VA	$18.15	$231.18	$0.61	$18.92	31.84x	95.93%	21.97%	95.93%	29.75x	$0.00	0.00%	0.00%	$1,052	22.91%	22.91%	5.33%	0.68%	2.91%	0.72%	3.12%
HFFC	HF Financial Corp. of SD	$13.26	$93.55	$0.22	$14.09	14.90x	94.11%	7.81%	98.44%	NM	$0.45	3.39%	50.56%	$1,197	8.30%	7.97%	2.06%	0.53%	6.40%	0.13%	1.58%
CASH	Meta Financial Group of SD	$26.38	$145.04	$1.67	$26.08	14.03x	101.15%	8.33%	102.77%	15.80x	$0.52	1.97%	27.66%	$1,740	8.24%	8.12%	0.48%	0.62%	8.23%	0.55%	7.31%
NASB	NASB Fin, Inc. of Grandview MO	$23.24	$182.85	$(1.27)	$24.19	5.70x	96.07%	15.51%	97.28%	NM	$0.90	3.87%	22.06%	$1,179	16.14%	15.97%	8.52%	2.64%	18.67%	-0.82%	-5.81%
PULB	Pulaski Fin Cp of St. Louis MO	$10.56	$116.05	$0.26	$8.89	11.23x	118.79%	8.59%	123.80%	NM	$0.38	3.60%	40.43%	$1,351	9.10%	8.83%	3.32%	0.77%	8.50%	0.21%	2.35%
SMPL	Simplicity Bancorp of CA	$14.65	$121.49	$0.51	$17.65	22.54x	83.00%	13.77%	85.32%	28.73x	$0.32	2.18%	49.23%	$882	16.59%	16.21%	2.80%	0.59%	3.55%	0.46%	2.79%

(1) Average of High/Low or Bid/Ask price per share.

(2) EPS (estimate core basis) is based on actual trailing 12 month data, adjusted to omit non-operating items on a tax-effected basis, and is shown on a pro forma basis where appropriate.

(3) P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/Core = Price to core earnings.

(4) Indicated 12 month dividend, based on last quarterly dividend declared.

(5) Indicated 12 month dividend as a percent of trailing 12 month estimated core earnings.

(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing 12 month common earnings and average common equity and total assets balances.

(7) Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

Source:  Corporate reports, offering circulars, and RP Financial, LC. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2013 by RP® Financial, LC.

IV.23

Financial considered the discounts under the P/B approach to be reasonable given the nature of the calculation of the P/B ratio which tends to mathematically result in a ratio discounted to book value, and in consideration of the Company’s asset quality issues in comparison to the Peer Group and the reliance on mortgage banking for net income, both of which provide a level of uncertainty regarding future success.

3.                                      Price-to-Assets (“P/A”).  The P/A valuation methodology determines market value by applying a valuation P/A ratio to the Company’s pro forma asset base, conservatively assuming no deposit withdrawals are made to fund stock purchases.  In all likelihood there will be deposit withdrawals, which results in understating the pro forma P/A ratio, which is computed herein.  At the $265.18 million midpoint of the valuation range, the Company’s value equaled 14.79% of pro forma assets.  Comparatively, the Peer Group companies exhibited an average P/A ratio of 13.68%, which implies a premium of 8.1% has been applied to the Company’s pro forma P/A ratio.  In comparison to the Peer Group’s median P/A ratio of 12.26%, the Company’s pro forma P/A ratio at the midpoint value reflects a premium of 20.6%.

Comparison to Recent Offerings

As indicated at the beginning of this section, RP Financial’s analysis of recent conversion offering pricing characteristics at closing and in the aftermarket has been limited to a “technical” analysis and, thus, the pricing characteristics of recent conversion offerings cannot be a primary determinate of value.  Particular focus was placed on the P/TB approach in this analysis, since the P/E multiples do not reflect the actual impact of reinvestment and the source of the stock proceeds (i.e., external funds vs. deposit withdrawals).  As discussed previously, the recent second-step offering, Charter Financial Corp., had a pro forma price/tangible book ratio at closing of 85.07% (see Table 4.1).  In comparison, the Company’s pro forma price/tangible book ratio at the midpoint value reflects an implied discount of 16.0%.  The current P/TB ratio of the recent second-step conversion, based on closing stock prices as of May 17, 2013, equaled 85.11%.  In comparison to the current P/TB ratio of the recent second-step conversion, the Company’s P/TB ratio at the midpoint value reflects an implied discount of 16.0%.

Charter Financial Corp’s second-step conversion offering was considered to be somewhat comparable to the Company’s offering due to the comparatively larger size of its offering, however, there are several key differences between Charter Financial Corp and the Company, which suggest that the Company’s value should be discounted relative to Charter

IV.24

Financial Corp, including: (1) Waterstone Financial operates in a slower growth region of the upper Midwest, compared to Charter Financial Corp’s location in west-central Georgia; (2) Waterstone Financial reported substantially less favorable NPA and other asset quality ratios than Charter Financial Corp; and, (3) Waterstone Financial’s net income is materially dependent upon mortgage banking revenues, a revenue source subject to great fluctuation.

Valuation Conclusion

Based on the foregoing, it is our opinion that, as of May 17, 2013, the estimated aggregate pro forma valuation of the shares of the Company to be issued and outstanding at the end of the conversion offering — including (1) newly-issued shares representing the MHC’s current ownership interest in the Company and (2) exchange shares issued to existing public shareholders of the Company - was $265,183,088 at the midpoint, equal to 33,147,886 shares at a per share value of $8.00.  The resulting range of value and pro forma shares, all based on $8.00 per share, are as follows: $225,405,624 or 28,175,703 shares at the minimum and $304,960,552, or 38,120,069 shares at the maximum.

Based on this valuation and taking into account the ownership interest represented by the shares owned by the MHC, the midpoint of the offering range is $195,000,000, equal to 24,375,000 shares at $8.00 per share.  The resulting offering range and offering shares, all based on $8.00 per share, as follows:  $165,750,000, or 20,718,759 shares, at the minimum and $224,250,000 or 28,031,250 shares at the maximum.  A schedule reflecting a distribution of the shares at each point in the range is reflected in the schedule on the following page.  The pro forma valuation calculations relative to the Peer Group are shown in Table 4.3 and are detailed in Exhibit IV-7 and Exhibit IV-8.

Establishment of the Exchange Ratio

FRB regulations provide that in a conversion of a mutual holding company, the minority stockholders are entitled to exchange the public shares for newly issued shares in the fully converted company.  The Board of Directors of Waterstone Financial has independently determined the exchange ratio, which has been designed to preserve the current aggregate percentage ownership in the Company held by the public shareholders, (adjusted for the dilution resulting from the consolidation of the MHC’s unconsolidated equity into the Company), consistent with FRB policy with respect to the treatment of MHC assets.  The exchange ratio to

IV.25

Waterstone Financial, Inc.

Second Step Offering Characteristics

			Exchange Portion
			Issued to the	Exchange
	Total	Offering	Public Shareholders	Ratio
				(x)
Shares
Maximum	38,120,069	28,031,250	10,088,819	1.2158
Midpoint	33,147,886	24,375,000	8,772,886	1.0572
Minimum	28,175,703	20,718,750	7,456,953	0.8986

Distribution of Shares
Maximum	100.00%	73.53%	26.47%
Midpoint	100.00%	73.53%	26.47%
Minimum	100.00%	73.53%	26.47%

Aggregate Market Value(1)
Maximum	$304,960,552	$224,250,000	$80,710,552
Midpoint	265,183,088	195,000,000	70,183,088
Minimum	225,405,624	165,750,000	59,655,624

(1) Based on offering price of $8.00 per share.

be received by the existing minority shareholders of the Company will be determined at the end of the offering, based on the total number of shares sold in the subscription and syndicated offerings and the final appraisal.  Based on the valuation conclusion herein, the resulting offering value and the $8.00 per share offering price, the indicated exchange ratio at the midpoint is 1.0572 shares of the Company for every one public share held by public shareholders.  Furthermore, based on the offering range of value, the indicated exchange ratio is 0.8986 at the minimum and 1.2158 at the maximum.  RP Financial expresses no opinion on the proposed exchange of newly issued Company shares for the shares held by the public stockholders or on the proposed exchange ratio.

IV.26

EXHIBITS

LIST OF EXHIBITS

Exhibit
Number	Description

I-1	Map of Branch Network

I-2	Audited Financial Statements

I-3	Key Operating Ratios

I-4	Investment Portfolio Composition

I-5	Yields and Costs

I-6	Loan Loss Allowance Activity

I-7	Fixed Rate and Adjustable Rate Loans

I-8	Interest Rate Risk Analysis

I-9	Loan Portfolio Composition

I-10	Contractual Maturity By Loan Type

I-11	Loan Originations, Purchases, and Sales

I-12	Non-Performing Assets

I-13	Deposit Composition

I-14	Time Deposit Rate/Maturity

I-15	Borrowings Activity

II-1	Description of Office Facilities

II-2	Historical Interest Rates

II-3	Market Area Demographic/Economic Information

II-4	Market Area Employment by Sector

LIST OF EXHIBITS (continued)

Exhibit
Number	Description

III-1	General Characteristics of Publicly-Traded Institutions

III-2	Peer Group Summary Demographic and Deposit Market Share Data

IV-1	Stock Prices: As of May 17, 2013

IV-2	Historical Stock Price Indices

IV-3	Historical Thrift Stock Indices

IV-4	Market Area Acquisition Activity

IV-5	Director and Senior Management Summary Resumes

IV-6	Pro Forma Regulatory Capital Ratios

IV-7	Pro Forma Analysis Sheet

IV-8	Pro Forma Effect of Conversion Proceeds

IV-9	Peer Group Core Earnings Analysis

V-1	Firm Qualifications Statement

EXHIBIT I-1

Waterstone Financial, Inc.

Map of Branch Network

Exhibit I-1 - Map of Branch Network

SNLFinancial

Herman Center
West Bend
Port Washington
Hustisford
Dodge
Hartford
Washington
45
32
Ozaukee
Cedarburg
Lebanon
83
Richfield
Mequon
Watertown
Menomonee Falls
26
Oconomowoc
43
16
Summit Corners
190
Farmington
94
Wauwatosa
Brookfield
Milwaukee
Jefferson
Waukesha
Waukesha
Milwaukee
West Allis
Genesee
New Berlin
Greenfield
67
South Milwaukee
Eagle
Muskego
Franklin
Oak Creek
Whitewater
Lake Beulah
Wind Lake
Caledonia
20
East Troy
Walworth
Waterford
Racine
36
41
Racine
© 2010 NAVTEQ © 2013 Microsoft Corporation
Waterstone Financial Inc (MHC)
Branches:
U.S. Counties
U.S. Counties

© 2013 SNL Financial LC. All rights reserved.

June 3, 2013

EXHIBIT I-2

Waterstone Financial, Inc.

Audited Financial Statements

[Incorporated by Reference]

EXHIBIT I-3

Waterstone Financial, Inc.

Key Operating Ratios

Exhibit I-3
Waterstone Financial, Inc.
Key Operating Ratios

	At or for the Three Months Ended March 31, (1)		At or for the Year Ended December 31,
	2013	2012	2012	2011	2010	2009	2008
	(Unaudited)
Selected Financial Ratios and Other Data:
Performance Ratios:
Return (loss) on average assets	1.14%	0.52%	2.07%	(0.43)%	(0.10)%	(0.53)%	(1.44)%
Return (loss) on average equity	9.14	5.24	18.89	(4.47)	(1.09)	(6.12)	(13.76)
Interest rate spread (2)	2.45	2.46	2.45	2.67	2.67	2.21	1.99
Net interest margin (3)	2.66	2.62	2.62	2.82	2.83	2.41	2.32
Efficiency ratio (4)	71.95	76.75	76.71	83.12	72.90	72.84	71.52
Average interest-earning assets to average interest-bearing liabilities	112.82	108.07	109.84	107.67	107.11	106.68	107.85

Capital Ratios:
Equity to total assets	12.72%	9.94%	12.20%	9.71%	9.52%	9.02%	9.08%
Average equity to average assets	12.47	9.99	10.94	9.55	9.18	8.67	10.44
Total capital to risk-weighted assets	18.75	14.69	17.34	14.58	14.13	13.83	12.84
Tier I capital to risk-weighted assets	17.49	13.42	16.07	13.31	12.87	12.57	11.58
Tier I capital to average assets	11.79	9.60	11.13	9.16	8.83	8.77	8.93

Asset Quality Ratios:
Allowance for loan losses as a percent of total loans	2.60%	2.75%	2.74%	2.67%	2.23%	2.01%	1.61%
Allowance for loan losses as a percent of non-performing loans	44.42	35.98	41.58	41.46	34.66	37.83	23.36
Net charge-offs to average outstanding loans during the period	1.14	0.96	0.76	1.43	1.75	1.54	1.67
Non-performing loans as a percent of total loans	5.86	7.65	6.59	6.43	6.44	5.30	6.91
Non-performing assets as a percent of total assets	5.94	8.70	6.66	7.88	7.85	6.76	7.02

Other Data:
Number of full-service banking offices	8	8	8	8	8	8	8
Number of mortgage banking offices	81	60	69	39	33	23	11
Number of full-time equivalent employees	750	613	726	574	595	518	320

Source:  Waterstone Financial, Inc. Preliminary Prospectus.

EXHIBIT I-4

Waterstone Financial, Inc.

Investment Portfolio Composition

Exhibit I-4
Waterstone Financial, Inc.
Investment Portfolio Composition

			At December 31,
	At March 31, 2013		2012		2011		2010
	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value
	(In Thousands)

Securities available for sale:
Mortgage-backed securities	$111,803	$114,076	$116,813	$119,056	$33,561	$35,417	$42,607	$44,330
Collateralized mortgage obligations:
Government sponsored enterprise issued	25,682	26,092	29,207	29,579	32,650	33,196	38,262	39,277
Private label issued	—	—	—	—	19,475	18,451	26,199	25,447
Government sponsored enterprise bonds	10,000	10,021	8,000	8,017	71,210	71,349	57,327	57,698
Municipal obligations	57,550	58,729	35,493	37,371	37,644	39,068	31,804	31,120
Other debt securities	5,000	5,136	5,000	5,070	5,000	5,118	5,000	5,294
Certificates of deposit	6,370	6,417	5,880	5,924	3,920	3,920	—	—
Total securities available for sale	$216,405	$220,471	$200,393	$205,017	$203,460	$206,519	$201,199	$203,166

Source:  Watersone Financial, Inc. Preliminary Prospectus.

EXHIBIT I-5

Waterstone Financial, Inc.

Yields and Costs

Exhibit I-5
Waterstone Financial, Inc.
Yields and Cost

		Three Months Ended March 31,
		2013				2012
	At March 31, 2013	Average			Average Yield/Rate	Average			Average Yield/Rate
	Yield/Rate	Balance	Interest		(7)	Balance	Interest		(7)
	(Dollars in Thousands)
Interest-earning assets:
Loans receivable and held for sale	5.03%	$1,248,893	$15,213	(1)	4.94%	$1,294,031	$16,572	(1)	5.14
Mortgage related securities (2)	2.06	143,628	437		1.23	103,039	863		3.36
Debt securities, federal funds sold and short-term investments (2) (3)	1.91	155,973	536		1.40	198,266	707		1.43
Total interest-earning assets	4.43	1,548,494	16,186		4.24	1,595,336	18,142		4.56
Noninterest-earning assets		98,893				96,883
Total assets		$1,647,387				$1,692,219

Interest-bearing liabilities:
Demand accounts	0.03	$44,206	3		0.03	$38,563	7		0.07
Money market and savings accounts	0.12	119,569	37		0.13	110,686	86		0.31
Certificates of deposit	0.79	723,477	1,426		0.80	869,367	3,111		1.43
Total interest-bearing deposits	0.63	887,252	1,466		0.67	1,018,616	3,204		1.26
Borrowings	3.83	485,259	4,574		3.82	457,658	4,512		3.95
Total interest-bearing liabilities	1.78	1,372,511	6,040		1.79	1,476,274	7,716		2.10
Non-interest-bearing liabilities:
Non-interest bearing deposits		39,866				28,194
Other non-interest bearing liabilities		29,713				18,692
Total non-interest bearing liabilities		69,579				46,886
Total liabilities		1,442,090				1,523,160
Equity		205,297				169,059
Total liabilities and equity		$1,647,387				$1,692,219
Net interest income			$10,146				$10,426
Net interest rate spread (4)					2.45%				2.46%
Net interest-earning assets (5)		$175,983				$119,062
Net interest margin (6)					2.66%				2.62%
Average interest-earning assets to average interest-bearing liabilities					112.82%				108.07%

Source:  Waterstone Financial, Inc. Preliminary Prospectus.

Exhibit I-5 (Continued)
Waterstone Financial, Inc.
Yields and Cost

	Years Ended December 31,
	2012				2011				2010
	Average Balance	Interest		Average Yield/Rate	Average Balance	Interest		Average Yield/Rate	Average Balance	Interest		Average Yield/Rate
	(Dollars in Thousands)
Interest-earning assets:
Loans receivable and held for sale	$1,276,271	$64,317	(1)	5.03%	$1,314,068	$72,269	(1)	5.50%	$1,440,417	$81,161	(1)	5.63%
Mortgage related securities (2)	138,133	3,278		2.37	94,099	3,822		4.06	107,406	5,360		4.99
Debt securities, federal funds sold and short-term investments (2) (3)	180,117	2,251		1.25	239,400	3,261		1.36	206,066	3,412		1.66
Total interest-earning assets	1,594,521	69,846		4.37	1,647,567	79,352		4.82	1,753,889	89,933		5.13
Noninterest-earning assets	95,222				101,671				97,215
Total assets	$1,689,743				$1,749,238				$1,851,104

Interest-bearing liabilities:
Demand accounts	$39,818	24		0.06	$38,328	30		0.08	$37,852	37		0.10
Money market and savings accounts	127,261	273		0.21	120,231	369		0.31	110,479	495		0.45
Certificates of deposit	809,446	9,180		1.13	925,209	14,890		1.61	1,007,304	20,457		2.03
Total interest-bearing deposits	976,525	9,477		0.97	1,083,768	15,289		1.41	1,155,635	20,989		1.82
Borrowings	475,114	18,424		3.87	446,401	17,547		3.93	481,808	19,280		4.00
Total interest-bearing liabilities	1,451,639	27,901		1.92	1,530,169	32,836		2.15	1,637,443	40,269		2.46
Non-interest-bearing liabilities:
Non-interest bearing deposits	33,500				28,917				26,940
Other non-interest bearing liabilities	19,817				23,099				16,789
Total non-interest bearing liabilities	53,317				52,016				43,729
Total liabilities	1,504,956				1,582,185				1,681,172
Equity	184,787				167,053				169,932
Total liabilities and equity	$1,689,743				$1,749,238				$1,851,104
Net interest income		$41,945				$46,516				$49,664
Net interest rate spread (4)				2.45%				2.67%				2.67%
Net interest-earning assets (5)	$142,882				$117,398				$116,446
Net interest margin (6)				2.62%				2.82%				2.83%
Average interest-earning assets to average interest-bearing liabilities				109.84%				107.67%				107.11%

(1)         Includes net deferred loan fee amortization income of $156,000, $150,000, $657,000, $636,000 and $739,000 for the three months ended March 31, 2013 and 2012 and the years ended December 31, 2012, 2011 and 2010, respectively.

(2)         Average balance of available for sale securities is based on amortized historical cost.

(3)         Interest income from tax exempt securities is not significant to total interest income, therefore, interest and yield on interest earnings assets are not stated on a tax equivalent basis.  The average balance of tax exempt securities totaled $36.5 million, $26.3 million, $19.1 million, $27.6 million and $24.0 million for the three months ended March 31, 2013 and 2012 and the years ended December 31, 2012, 2011 and 2010, respectively.

(4)         Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.

(5)         Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.

(6)         Net interest margin represents net interest income divided by average total interest-earning assets.

(7)         Annualized.

Source: Waterstone Financial, Inc. Preliminary Prospectus.

EXHIBIT I-6

Waterstone Financial, Inc.

Loan Loss Allowance Activity

Exhibit I-6

Waterstone Financial, Inc.
Loan Loss Allowance Activity

	At or for the Three Months Ended March 31,		At or for the Year Ended December 31,
	2013	2012	2012	2011	2010	2009	2008
	(Dollars in Thousands)
Balance at beginning of period	$31,043	$32,430	$32,430	$29,175	$28,494	$25,167	$12,839
Provision for loan losses	1,760	3,675	8,300	22,077	25,832	26,687	37,629
Charge-offs:
Mortgage loans
One- to four-family	3,642	2,446	6,472	11,553	16,906	13,602	8,397
Multi-family	137	447	1,108	3,996	3,439	3,304	10,056
Home equity	78	150	485	634	619	861	394
Construction and land	—	35	1,668	1,745	2,319	3,957	5,088
Commercial real estate	7	120	1,182	734	575	910	1,838
Consumer	—	—	4	10	13	9	4
Commercial	—	—	59	619	1,470	1,000	—
Total charge-offs	3,864	3,198	10,978	19,291	25,341	23,643	25,777

Recoveries:
Mortgage loans
One- to four-family	153	116	667	311	127	181	313
Multi-family	201	4	56	40	55	23	31
Home equity	2	7	25	7	3	1	1
Construction and land	—	—	250	69	2	77	125
Commercial real estate	—	—	—	6	1	—	—
Consumer	2	—	—	1	1	1	6
Commercial	1	13	293	35	1	—	—
Total recoveries	359	140	1,291	469	190	283	476

Net charge-offs	3,505	3,058	9,687	18,822	25,151	23,360	25,301
Allowance at end of period	$29,298	$33,047	$31,043	$32,430	$29,175	$28,494	$25,167

Ratios:
Allowance for loan losses to non-performing loans at end of period	44.42%	35.98%	41.58%	41.46%	34.66%	37.83%	23.36%
Allowance for loan losses to net loans outstanding at end of period	2.60%	2.75%	2.74%	2.67%	2.23%	2.01%	1.61%
Net charge-offs to average loans outstanding (annualized)	1.14%	0.96%	0.76%	1.43%	1.75%	1.54%	1.67%
Current period provision for loan losses to net charge-offs	50.22%	120.15%	85.68%	117.29%	102.71%	114.24%	148.73%
Net charge-offs to beginning of the period allowance (annualized)	45.79%	35.25%	29.87%	64.51%	88.27%	92.82%	197.06%

Source: Waterstone Financial, Inc. Preliminary Prospectus.

EXHIBIT I-7

Waterstone Financial, Inc.

Fixed Rate and Adjustable Rate Loans

Exhibit I-7
Waterstone Financial, Inc.
Fixed Rate and Adjustable Rate Loans

	Due After December 31, 2013
	Fixed	Adjustable	Total
	(In Thousands)
Mortgage loans
Real estate loans:
One- to four-family	$28,504	$403,089	$431,593
Multi-family	59,235	409,312	468,547
Home equity	5,170	20,467	25,637
Construction and land	2,416	15,300	17,716
Commercial	33,215	26,799	60,014
Commercial	8,415	1,749	10,164
Consumer	38	—	38
Total loans	$136,993	$876,716	$1,013,709

Source: Waterstone Financial, Inc. Preliminary Prospectus

EXHIBIT I-8

Waterstone Financial, Inc.

Interest Rate Risk Analysis

Exhibit I-8
Waterstone Financial, Inc.
Interest Rate Risk Analysis

Percentage Increase in Estimated Net Annual Interest Income Over 12 Months As of March 31, 2013

300 basis point gradual rise in rates	5.96%
200 basis point gradual rise in rates	5.03%
100 basis point gradual rise in rates	4.39%
Unchanged rate scenario	3.51%
100 basis point gradual decline in rates (1)	2.16%

Percentage Increase (Decrease) in Estimated Net Annual Interest Income Over 12 Months As of December 31, 2012

300 basis point gradual rise in rates	1.32%
200 basis point gradual rise in rates	0.26%
100 basis point gradual rise in rates	(0.78)%
Unchanged rate scenario	(2.21)%
100 basis point gradual decline in rates (1)	(4.37)%

(1)         Given the current low point in the interest rate cycle, scenarios in excess of 100 basis points declines are not meaningful.

Source: Watersone Financial, Inc. Preliminary Prospectus

EXHIBIT I-9

Waterstone Financial, Inc.

Loan Portfolio Composition

Exhibit I-9
Waterstone Financial, Inc.
Loan Portfolio Composition

			At December 31,
	At March 31, 2013		2012		2011		2010		2009		2008
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in Thousands)
Mortgage loans:
Residential real estate:
One- to four-family	$445,243	39.58%	$460,821	40.65%	$496,736	40.83%	$582,026	44.56%	$679,657	47.86%	$788,152	50.54%
Multi-family	514,566	45.74	514,363	45.37	552,240	45.39	542,602	41.53	536,731	37.80	512,746	32.87
Home equity	35,949	3.20	36,494	3.22	38,599	3.17	46,149	3.53	57,589	4.06	59,281	3.80
Construction and land	33,249	2.96	33,818	2.98	39,528	3.25	53,961	4.13	61,953	4.36	111,599	7.15
Commercial real estate	76,759	6.82	65,495	5.78	65,434	5.38	51,733	3.96	48,948	3.45	55,193	3.54
Commercial loans	19,043	1.69	22,549	1.99	24,018	1.97	29,812	2.28	34,513	2.43	32,422	2.08
Consumer	128	0.01	132	0.01	109	0.01	154	0.01	619	0.04	365	0.02
Total loans	1,124,937	100.00%	1,133,672	100.00%	1,216,664	100.00%	1,306,437	100.00%	1,420,010	100.00%	1,559,758	100.00%
Allowance for loan losses	(29,298)		(31,043)		(32,430)		(29,175)		(28,494)		(25,167)
Loans, net	$1,095,639		$1,102,629		$1,184,234		$1,277,262		$1,391,516		$1,534,591

Source:  Waterstone Financial, Inc. Preliminary Prospectus.

EXHIBIT I-10

Waterstone Financial, Inc.

Contractual Maturity By Loan Type

Exhibit I-10
Waterstone Financial, Inc.
Contractual Maturity by Loan Type

	One- to four-family		Multi-family		Home Equity		Construction and Land
Due during the years ended December 31,	Amount	Weighted Average Rate	Amount	Weighted Average Rate	Amount	Weighted Average Rate	Amount	Weighted Average Rate
	(Dollars in Thousands)
2013	$29,228	5.66%	$45,816	5.84%	$10,857	4.34%	$16,102	5.25%
2014	33,138	5.79%	42,475	5.70%	5,776	4.01%	2,519	4.80%
2015	5,244	5.10%	22,679	5.06%	8,397	4.07%	3,898	4.54%
2016 and 2017	9,187	4.77%	38,570	4.23%	5,494	5.26%	978	3.16%
2018 through 2022	75,887	5.48%	291,260	5.04%	5,914	4.65%	8,318	4.43%
2023 through 2027	11,188	6.06%	10,336	5.22%	—	—	639	4.92%
2028 and thereafter	296,949	5.09%	63,227	5.57%	56	4.50%	1,364	4.77%
Total	$460,821	5.26%	$514,363	5.16%	$36,494	4.41%	$33,818	4.85%

	Commercial Real Estate		Commercial Business		Consumer		Total
Due during the years ended December 31,	Amount	Weighted Average Rate	Amount	Weighted Average Rate	Amount	Weighted Average Rate	Amount	Weighted Average Rate
	(Dollars in Thousands)
2013	$5,481	6.17%	$12,385	3.46%	$94	5.60%	$119,963	5.36%
2014	6,556	5.77%	1,514	6.11%	14	6.03%	91,992	5.61%
2015	9,513	5.85%	3,173	5.28%	—	—	52,904	5.02%
2016 and 2017	20,235	5.33%	2,129	5.30%	24	3.00%	76,617	4.67%
2018 through 2022	18,112	5.50%	2,888	4.80%	—	—	402,379	5.12%
2023 through 2027	38	6.75%	—	—	—	—	22,201	5.64%
2028 and thereafter	5,560	5.94%	460	5.50%	—	—	367,616	5.17%
Total	$65,495	5.62%	$22,549	4.28%	$132	4.25%	$1,133,672	5.18%

Source:  Waterstone Financial, Inc. Preliminary Prospectus.

EXHIBIT I-11

Waterstone Financial, Inc.

Loan Originations, Purchases, and Sales

Exhibit I-11
Waterstone Financial, Inc.
Loan Origination, Purchases and Sales

	As of or for the Three Months Ended March 31,		As of or for the Year Ended December 31,
	2013	2012	2012	2011	2010
	(In Thousands)

Total gross loans receivable and held for sale at beginning of period	$1,267,285	$1,304,947	$1,304,947	$1,443,824	$1,516,800
Real estate loans originated for investment:
Residential :
One- to four-family	5,606	3,047	17,088	13,651	11,390
Multi-family	19,526	10,959	51,816	60,367	69,602
Home equity	924	981	3,112	4,328	5,528
Construction and land	468	202	2,695	3,487	8,355
Commercial real estate	9,292	4,950	14,572	25,398	5,813
Total real estate loans originated for investment	35,816	20,139	89,283	107,231	100,688
Consumer loans originated for investment	—	—	35	—	76
Commercial loans originated for investment	1,460	1,294	9,857	9,366	11,204
Total loans originated for investment	37,276	21,433	99,175	116,597	111,968

Real estate loans purchased for investment:
One- to four-family	—	—	12,148	—	—
Home equity	—	—	3,338	—	—
Total real estate loans purchased for investment	—	—	15,486	—	—

Principal repayments	(39,772)	(28,212)	(165,683)	(200,544)	(169,093)
Transfers to real estate owned	(2,734)	(6,349)	(22,282)	(28,259)	(41,781)
Loan principal charged-off, net of recoveries	(3,505)	(3,059)	(9,687)	(18,821)	(25,151)
Net activity in loans held for investment	(8,735)	(16,187)	(82,991)	(131,027)	(124,057)

Loans originated for sale	430,108	326,882	1,749,426	1,027,346	1,084,362
Loans sold	(459,553)	(324,464)	(1,704,097)	(1,035,196)	(1,033,281)
Net activity in loans held for sale	(29,445)	2,418	45,329	(7,850)	51,081
Total gross loans receivable and held for sale at end of period	$1,229,105	$1,291,178	$1,267,285	$1,304,947	$1,443,824

Source:  Waterstone Financial, Inc. Preliminary Prospectus.

EXHIBIT I-12

Waterstone Financial, Inc.

Non-Performing Assets

Exhibit I-12
Waterstone Financial, Inc.
Non-Performing Assets

	At March 31,	At December 31,
	2013	2012	2011	2010	2009	2008
	(Dollars in Thousands)
Non-accrual loans:
Residential
One- to four-family	$41,928	$46,467	$55,609	$56,759	$45,988	$42,182
Multi-family	19,067	23,205	13,680	20,587	16,683	35,787
Home equity	1,539	1,578	1,334	712	1,159	2,015
Construction and land	2,175	2,215	6,946	3,013	6,269	18,271
Commercial real estate	665	668	514	1,577	2,773	9,325
Commercial	511	511	135	1,530	2,441	150
Consumer	22	24	—	—	—	—
Total non-accrual loans	65,964	74,668	78,218	84,178	75,313	107,730

Real estate owned
One- to four-family	15,348	17,353	27,449	28,142	27,016	16,720
Multi-family	7,849	9,890	16,231	14,903	8,824	6,057
Construction and land	6,048	7,029	8,796	9,926	10,458	1,094
Commercial real estate	1,554	1,702	4,194	4,781	4,631	782
Total real estate owned	30,799	35,974	56,670	57,752	50,929	24,653

Total non-performing assets	$96,763	$110,642	$134,888	$141,930	$126,242	$132,383

Total accruing troubled debt restructurings	$22,110	$16,011	$24,589	$33,592	$42,730	$2,409

Total non-accrual loans to total loans, net	5.86%	6.59%	6.43%	6.44%	5.30%	6.91%
Total non-accrual loans and accruing troubled debt restructurings to total loans receivable	7.83%	8.00%	8.45%	9.01%	8.31%	7.06%
Total non-accrual loans to total assets	4.05%	4.50%	4.57%	4.65%	4.03%	5.71%
Total non-performing assets to total assets	5.94%	6.66%	7.88%	7.85%	6.76%	7.02%

Source:  Waterstone Financial, Inc. Preliminary Prospectus.

EXHIBIT I-13

Waterstone Financial, Inc.

Deposit Composition

Exhibit I-13
Waterstone Financial, Inc.
Deposit Composition

	At March 31, 2013			At December 31, 2012
	Balance	Percent	Weighted Average Rate	Balance	Percent	Weighted Average Rate
	(Dollars in Thousands)

Deposit type:
Demand deposits	$41,979	4.59%	0.00%	$39,767	4.23%	0.00%
NOW accounts	44,969	4.92	0.03%	44,373	4.72	0.03%
Regular savings	58,315	6.37	0.10%	54,837	5.84	0.10%
Money market and savings deposits	57,263	6.26	0.16%	63,616	6.77	0.15%
Total transaction accounts	202,526	22.14	0.08%	202,593	21.56	0.08%
Certificates of deposit	712,393	77.86	0.79%	736,920	78.44	0.83%
Total deposits	$914,919	100.00%	0.63%	$939,513	100.00%	0.67%

	At December 31,
	2011			2010
	Balance	Percent	Weighted Average Rate	Balance	Percent	Weighted Average Rate
	(Dollars in Thousands)

Deposit type:
Demand deposits	$28,812	2.74%	0.00%	$30,030	2.62%	0.00%
NOW accounts	39,645	3.77	0.08%	37,705	3.29	0.08%
Regular savings	45,511	4.33	0.20%	44,540	3.89	0.22%
Money market and savings deposits	58,591	5.57	0.41%	58,863	5.14	0.48%
Total transaction accounts	172,559	16.41	0.21%	171,138	14.94	0.24%
Certificates of deposit	878,733	83.59	1.53%	974,391	85.06	1.74%
Total deposits	$1,051,292	100.00%	1.31%	$1,145,529	100.00%	1.51%

	At December 31,
	2009			2008
	Balance	Percent	Weighted Average Rate	Balance	Percent	Weighted Average Rate
	(Dollars in Thousands)

Deposit type:
Demand deposits	$24,255	2.08%	0.00%	$20,664	1.73%	0.00%
NOW accounts	37,165	3.19	0.08%	32,770	2.74	0.13%
Regular savings	45,219	3.88	0.48%	27,029	2.26	0.47%
Money market and savings deposits	46,809	4.02	0.46%	73,901	6.18	0.22%
Total transaction accounts	153,448	13.17	0.18%	154,364	12.91	0.21%
Certificates of deposit	1,011,442	86.83	2.52%	1,041,533	87.09	3.85%
Total deposits	$1,164,890	100.00%	2.21%	$1,195,897	100.00%	3.38%

Source: Waterstone Financial, Inc. Preliminary Prospectus.

EXHIBIT I-14

Waterstone Financial, Inc.

Time Deposit Rate/Maturity

Exhibit I-14
Waterstone Financial, Inc.
Time Deposit Rate/Maturity

	At March 31,	At December 31,
	2013	2012	2011	2010
	(In thousands)
Interest Rate:
Less than 1%	$557,422	$562,186	$177,225	$56,294
1.00% to 1.99%	143,614	162,541	588,989	771,822
2.00% to 2.99%	10,174	10,681	92,330	111,511
3.00% to 3.99%	1,183	1,512	4,929	8,840
4.00% to 4.99%	—	—	14,757	25,060
5.00% to 5.99%	—	—	503	864
Total	$712,393	$736,920	$878,733	$974,391

Source: Waterstone Financial, Inc. Preliminary Prospectus.

EXHIBIT I-15

Waterstone Financial, Inc.

Borrowings Activity

Exhibit I-15
Waterstone Financial, Inc.
Borrowings Activity

	At or For the Three Months Ended March 31,		At or For the Year Ended December 31,
	2013	2012	2012	2011	2010
	(Dollars in Thousands)
Balance outstanding at end of period	$479,314	$459,193	$479,888	$461,138	$456,959
Weighted average interest rate at the end of period	3.83%	3.89%	3.82%	3.93%	3.94%
Maximum amount of borrowings outstanding at any month end during the period	$490,124	$461,610	$491,053	$465,290	$506,902
Average balance outstanding during the period	485,259	457,658	475,114	446,401	481,808
Weighted average interest rate during the period	3.82%	3.95%	3.87%	3.93%	4.03%

Source: Waterstone Financial, Inc. Preliminary Prospectus.

EXHIBIT II-1

Waterstone Financial, Inc.

Description of Office Facilities

Exhibit II-1
Waterstone Financial, Inc.
Description of Office Facilities

WaterStone Bank.  WaterStone Bank operates from its corporate center, eight full-service banking offices, a drive-through office and nine automated teller machines, located in Milwaukee, Washington and Waukesha Counties, Wisconsin.  The net book value of our premises, land, and equipment was $26.8 million at March 31, 2013.  We own our corporate center and all of our full-service banking offices.

Waterstone Mortgage Corporation.  As of March 31, 2013, Waterstone Mortgage Corporation had 16 offices in Wisconsin, 14 offices in Minnesota, 11 offices in Pennsylvania, 10 offices in Florida, four offices in each of Arizona and Indiana, three offices in Ohio, two offices in each of Idaho and Iowa, and one office in each of Illinois and Maryland.

Source: Waterstone Financial, Inc. Preliminary Prospectus.

EXHIBIT II-2

Waterstone Financial, Inc.

Historical Interest Rates

Exhibit II-2

Historical Interest Rates(1)

		Prime	90 Day	One Year	10 Year
Year/Qtr. Ended		Rate	T-Bill	T-Bill	T-Bond

2003:	Quarter 1	4.25%	1.14%	1.19%	3.83%
	Quarter 2	4.00%	0.90%	1.09%	3.54%
	Quarter 3	4.00%	0.95%	1.15%	3.96%
	Quarter 4	4.00%	0.95%	1.26%	4.27%

2004:	Quarter 1	4.00%	0.95%	1.20%	3.86%
	Quarter 2	4.00%	1.33%	2.09%	4.62%
	Quarter 3	4.75%	1.70%	2.16%	4.12%
	Quarter 4	5.25%	2.22%	2.75%	4.24%

2005:	Quarter 1	5.75%	2.80%	3.43%	4.51%
	Quarter 2	6.00%	3.12%	3.51%	3.98%
	Quarter 3	6.75%	3.55%	4.01%	4.34%
	Quarter 4	7.25%	4.08%	4.38%	4.39%

2006:	Quarter 1	7.75%	4.63%	4.82%	4.86%
	Quarter 2	8.25%	5.01%	5.21%	5.15%
	Quarter 3	8.25%	4.88%	4.91%	4.64%
	Quarter 4	8.25%	5.02%	5.00%	4.71%

2007:	Quarter 1	8.25%	5.04%	4.90%	4.65%
	Quarter 2	8.25%	4.82%	4.91%	5.03%
	Quarter 3	7.75%	3.82%	4.05%	4.59%
	Quarter 4	7.25%	3.36%	3.34%	3.91%

2008:	Quarter 1	5.25%	1.38%	1.55%	3.45%
	Quarter 2	5.00%	1.90%	2.36%	3.99%
	Quarter 3	5.00%	0.92%	1.78%	3.85%
	Quarter 4	3.25%	0.11%	0.37%	2.25%

2009:	Quarter 1	3.25%	0.21%	0.57%	2.71%
	Quarter 2	3.25%	0.19%	0.56%	3.53%
	Quarter 3	3.25%	0.14%	0.40%	3.31%
	Quarter 4	3.25%	0.06%	0.47%	3.85%

2010:	Quarter 1	3.25%	0.16%	0.41%	3.84%
	Quarter 2	3.25%	0.18%	0.32%	2.97%
	Quarter 3	3.25%	0.18%	0.32%	2.97%
	Quarter 4	3.25%	0.12%	0.29%	3.30%

2011:	Quarter 1	3.25%	0.09%	0.30%	3.47%
	Quarter 2	3.25%	0.03%	0.19%	3.18%
	Quarter 3	3.25%	0.02%	0.13%	1.92%
	Quarter 4	3.25%	0.02%	0.12%	1.89%

2012:	Quarter 1	3.25%	0.07%	0.19%	2.23%
	Quarter 2	3.25%	0.09%	0.21%	1.67%
	Quarter 3	3.25%	0.10%	0.17%	1.65%
	Quarter 4	3.25%	0.05%	0.16%	1.78%

2013:	Quarter 1	3.25%	0.07%	0.14%	1.87%
As of May 17, 2013		3.25%	0.04%	0.12%	1.95%

(1)   End of period data.

Sources:  Federal Reserve and The Wall Street Journal.

EXHIBIT II-3

Waterstone Financial, Inc.

Market Area Demographic/Economic Information

Demographic Detail: US

	Base 2010	Current 2012	Projected 2017	% Change 2010 - 2012	% Change 2012 - 2017
Total Population (actual)	308,745,538	313,129,017	323,986,227	1.42	3.47
0-14 Age Group (%)	19.83	19.65	19.68	0.48	3.63
15-34 Age Group (%)	27.43	27.42	26.68	1.40	0.65
35-54 Age Group (%)	27.88	27.07	25.67	(1.54)	(1.89)
55-69 Age Group (%)	15.84	16.64	17.94	6.53	11.54
70+ Age Group (%)	9.01	9.22	10.04	3.72	12.66
Median Age (actual)	37.10	37.30	37.80	0.54	1.34

Female Population (actual)	156,964,212	158,847,340	164,237,748	1.20	3.39
Male Population (actual)	151,781,326	154,281,677	159,748,479	1.65	3.54

Population Density (#/ sq miles)	87.40	88.70	91.70	1.42	3.47

Diversity Index (actual)	60.60	61.40	63.80	1.32	3.91
Black (%)	12.61	12.63	12.77	1.56	4.61
Asian (%)	4.75	4.87	5.23	3.85	11.23
White (%)	72.41	71.95	70.62	0.78	1.55
Hispanic (%)	16.35	16.87	18.40	4.64	12.86
Pacific Islander (%)	0.17	0.18	0.19	2.33	11.39
American Indian/Alaska Native (%)	0.95	0.96	1.00	2.67	7.76
Multiple races (%)	2.92	3.03	3.31	5.36	13.07
Other (%)	6.19	6.39	6.88	4.72	11.45

Total Households (actual)	116,716,292	118,208,713	122,665,498	1.28	3.77
< $25K Households (%)	NA	24.67	21.36	NA	(10.16)
$25-49K Households (%)	NA	25.15	21.32	NA	(12.01)
$50-99K Households (%)	NA	29.93	34.43	NA	19.37
$100-$199K Households (%)	NA	16.28	18.59	NA	18.50
$200K+ Households (%)	NA	3.97	4.30	NA	12.37

Average Household Income ($)	NA	68,162	77,137	NA	13.17
Median Household Income ($)	NA	50,157	56,895	NA	13.43
Per Capita Income ($)	NA	26,409	29,882	NA	13.15

Total Owner Occupied Housing Units (actual)	75,986,074	75,420,523	78,931,371	(0.74)	4.66
Renter Occupied Housing Units (actual)	40,730,218	42,788,190	43,734,127	5.05	2.21
Vacant Occupied Housing Units (actual)	14,988,438	15,247,119	15,525,687	1.73	1.83

Source: ESRI

Demographic data is provided by ESRI based primarily on US Census data. For non-census year data, ESRI uses samples and projections to estimate the demographic data. SNL performs calculations on the underlying data provided by ESRI for some of the data presented on this page.

% Change values are calculated using the underlying actual data.

Copyright 2013, SNL Financial LC

1

Demographic Detail: Wisconsin

	Base 2010	Current 2012	Projected 2017	% Change 2010 - 2012	% Change 2012 - 2017
Total Population (actual)	5,686,986	5,745,625	5,867,708	1.03	2.12
0-14 Age Group (%)	19.39	19.20	19.20	0.00	2.16
15-34 Age Group (%)	26.51	26.49	25.76	0.97	(0.69)
35-54 Age Group (%)	28.12	27.30	25.83	(1.92)	(3.37)
55-69 Age Group (%)	16.30	17.11	18.44	6.09	10.05
70+ Age Group (%)	9.68	9.90	10.76	3.34	11.05
Median Age (actual)	38.40	38.70	39.10	0.78	1.03

Female Population (actual)	2,864,586	2,887,884	2,947,196	0.81	2.05
Male Population (actual)	2,822,400	2,857,741	2,920,512	1.25	2.20

Population Density (#/ sq miles)	105.00	106.10	108.30	1.03	2.12

Diversity Index (actual)	33.60	34.40	37.10	2.38	7.85
Black (%)	6.32	6.29	6.44	0.62	4.51
Asian (%)	2.27	2.36	2.62	4.98	13.11
White (%)	86.20	85.92	84.88	0.71	0.88
Hispanic (%)	5.91	6.20	7.15	6.04	17.72
Pacific Islander (%)	0.03	0.03	0.04	2.63	18.19
American Indian/Alaska Native (%)	0.96	0.97	1.01	2.36	6.37
Multiple races (%)	1.83	1.92	2.16	5.50	15.09
Other (%)	2.39	2.51	2.86	5.95	16.72

Total Households (actual)	2,279,768	2,294,175	2,362,909	0.63	3.00
< $25K Households (%)	NA	23.69	20.14	NA	(12.44)
$25-49K Households (%)	NA	26.45	21.59	NA	(15.93)
$50-99K Households (%)	NA	33.29	38.18	NA	18.14
$100-$199K Households (%)	NA	14.12	17.34	NA	26.41
$200K+ Households (%)	NA	2.45	2.76	NA	15.73

Average Household Income ($)	NA	62,515	71,273	NA	14.01
Median Household Income ($)	NA	49,824	57,220	NA	14.84
Per Capita Income ($)	NA	25,431	29,176	NA	14.73

Total Owner Occupied Housing Units (actual)	1,551,558	1,528,056	1,581,090	(1.51)	3.47
Renter Occupied Housing Units (actual)	728,210	766,119	781,819	5.21	2.05
Vacant Occupied Housing Units (actual)	344,590	350,905	355,002	1.83	1.17

Source: ESRI

Demographic data is provided by ESRI based primarily on US Census data. For non-census year data, ESRI uses samples and projections to estimate the demographic data. SNL performs calculations on the underlying data provided by ESRI for some of the data presented on this page.

% Change values are calculated using the underlying actual data.

Demographic Detail: Milwaukee-Waukesha-West Allis, WI

	Base 2010	Current 2012	Projected 2017	% Change 2010 - 2012	% Change 2012 - 2017
Total Population (actual)	1,555,908	1,564,627	1,594,741	0.56	1.92
0-14 Age Group (%)	20.29	20.10	20.13	(0.40)	2.11
15-34 Age Group (%)	27.43	27.41	26.68	0.49	(0.79)
35-54 Age Group (%)	27.90	27.11	25.71	(2.28)	(3.33)
55-69 Age Group (%)	15.33	16.12	17.39	5.72	9.95
70+ Age Group (%)	9.04	9.26	10.08	2.96	11.00
Median Age (actual)	36.80	37.10	37.50	0.82	1.08

Female Population (actual)	799,103	801,941	817,044	0.36	1.88
Male Population (actual)	756,805	762,686	777,697	0.78	1.97

Population Density (#/ sq miles)	1,069.50	1,075.50	1,096.20	0.56	1.92

Diversity Index (actual)	52.60	53.20	55.50	1.14	4.32
Black (%)	16.78	16.52	16.36	(0.99)	0.96
Asian (%)	2.96	3.07	3.38	4.15	12.49
White (%)	73.72	73.57	72.61	0.36	0.59
Hispanic (%)	9.48	9.87	11.14	4.73	15.04
Pacific Islander (%)	0.03	0.03	0.03	(4.60)	7.51
American Indian/Alaska Native (%)	0.55	0.57	0.63	5.47	12.82
Multiple races (%)	2.30	2.43	2.78	6.20	16.44
Other (%)	3.66	3.81	4.20	4.49	12.37

Total Households (actual)	622,087	623,921	639,227	0.29	2.45
< $25K Households (%)	NA	24.49	20.89	NA	(12.60)
$25-49K Households (%)	NA	25.00	20.07	NA	(17.73)
$50-99K Households (%)	NA	31.01	35.33	NA	16.73
$100-$199K Households (%)	NA	16.27	20.09	NA	26.48
$200K+ Households (%)	NA	3.24	3.62	NA	14.53

Average Household Income ($)	NA	65,637	75,782	NA	15.46
Median Household Income ($)	NA	50,442	59,566	NA	18.09
Per Capita Income ($)	NA	26,635	30,844	NA	15.80

Total Owner Occupied Housing Units (actual)	380,813	373,102	384,495	(2.02)	3.05
Renter Occupied Housing Units (actual)	241,274	250,819	254,732	3.96	1.56
Vacant Occupied Housing Units (actual)	47,792	51,740	52,737	8.26	1.93

Source: ESRI

Demographic data is provided by ESRI based primarily on US Census data. For non-census year data, ESRI uses samples and projections to estimate the demographic data. SNL performs calculations on the underlying data provided by ESRI for some of the data presented on this page.

% Change values are calculated using the underlying actual data.

Demographic Detail: Milwaukee, WI

	Base 2010	Current 2012	Projected 2017	% Change 2010 - 2012	% Change 2012 - 2017
Total Population (actual)	947,735	949,421	969,556	0.18	2.12
0-14 Age Group (%)	20.76	20.57	20.64	(0.74)	2.47
15-34 Age Group (%)	31.04	31.09	30.29	0.33	(0.52)
35-54 Age Group (%)	26.01	25.26	24.09	(2.69)	(2.64)
55-69 Age Group (%)	13.75	14.44	15.59	5.19	10.27
70+ Age Group (%)	8.43	8.63	9.39	2.51	11.08
Median Age (actual)	33.70	33.90	34.40	0.59	1.47

Female Population (actual)	490,018	489,974	500,335	(0.01)	2.11
Male Population (actual)	457,717	459,447	469,221	0.38	2.13

Population Density (#/ sq miles)	3,926.00	3,932.90	4,016.40	0.18	2.12

Diversity Index (actual)	66.10	66.70	68.50	0.91	2.70
Black (%)	26.78	26.29	25.56	(1.64)	(0.69)
Asian (%)	3.42	3.52	3.80	3.13	10.16
White (%)	60.63	60.61	60.05	0.14	1.17
Hispanic (%)	13.30	13.86	15.54	4.38	14.49
Pacific Islander (%)	0.04	0.04	0.04	(0.83)	5.00
American Indian/Alaska Native (%)	0.72	0.74	0.79	3.44	8.17
Multiple races (%)	2.99	3.15	3.58	5.79	15.88
Other (%)	5.43	5.64	6.19	4.20	11.90

Total Households (actual)	383,591	384,380	393,162	0.21	2.28
< $25K Households (%)	NA	30.62	26.94	NA	(9.99)
$25-49K Households (%)	NA	27.68	23.06	NA	(14.80)
$50-99K Households (%)	NA	28.40	33.13	NA	19.30
$100-$199K Households (%)	NA	11.55	14.91	NA	32.03
$200K+ Households (%)	NA	1.75	1.96	NA	14.84

Average Household Income ($)	NA	54,650	62,823	NA	14.96
Median Household Income ($)	NA	40,846	50,001	NA	22.41
Per Capita Income ($)	NA	22,688	26,045	NA	14.80

Total Owner Occupied Housing Units (actual)	196,834	191,184	196,374	(2.87)	2.71
Renter Occupied Housing Units (actual)	186,757	193,196	196,788	3.45	1.86
Vacant Occupied Housing Units (actual)	34,462	38,809	40,238	12.61	3.68

Source: ESRI

Demographic data is provided by ESRI based primarily on US Census data. For non-census year data, ESRI uses samples and projections to estimate the demographic data. SNL performs calculations on the underlying data provided by ESRI for some of the data presented on this page.

% Change values are calculated using the underlying actual data.

Demographic Detail: Waukesha, WI

	Base 2010	Current 2012	Projected 2017	% Change 2010 - 2012	% Change 2012 - 2017
Total Population (actual)	389,891	393,708	398,663	0.98	1.26
0-14 Age Group (%)	19.46	19.27	19.24	(0.03)	1.14
15-34 Age Group (%)	21.80	21.72	21.07	0.64	(1.78)
35-54 Age Group (%)	30.82	29.94	28.21	(1.92)	(4.59)
55-69 Age Group (%)	17.86	18.78	20.24	6.14	9.16
70+ Age Group (%)	10.05	10.29	11.23	3.36	10.52
Median Age (actual)	41.90	42.30	42.80	0.95	1.18

Female Population (actual)	198,536	200,032	202,343	0.75	1.16
Male Population (actual)	191,355	193,676	196,320	1.21	1.37

Population Density (#/ sq miles)	709.40	716.40	725.40	0.98	1.26

Diversity Index (actual)	19.70	20.90	24.30	6.09	16.27
Black (%)	1.26	1.51	2.15	20.66	44.80
Asian (%)	2.75	2.85	3.21	4.66	14.12
White (%)	93.35	92.84	91.38	0.43	(0.34)
Hispanic (%)	4.14	4.34	4.98	6.01	16.18
Pacific Islander (%)	0.03	0.03	0.03	(19.08)	12.26
American Indian/Alaska Native (%)	0.27	0.31	0.42	15.85	35.95
Multiple races (%)	1.30	1.37	1.58	6.94	16.76
Other (%)	1.04	1.09	1.22	6.38	13.54

Total Households (actual)	152,663	153,139	156,744	0.31	2.35
< $25K Households (%)	NA	13.55	10.38	NA	(21.57)
$25-49K Households (%)	NA	20.13	14.80	NA	(24.74)
$50-99K Households (%)	NA	34.68	38.00	NA	12.13
$100-$199K Households (%)	NA	25.33	29.82	NA	20.49
$200K+ Households (%)	NA	6.30	7.00	NA	13.61

Average Household Income ($)	NA	86,479	100,137	NA	15.79
Median Household Income ($)	NA	69,321	81,501	NA	17.57
Per Capita Income ($)	NA	33,949	39,690	NA	16.91

Total Owner Occupied Housing Units (actual)	117,270	115,893	119,438	(1.17)	3.06
Renter Occupied Housing Units (actual)	35,393	37,246	37,306	5.24	0.16
Vacant Occupied Housing Units (actual)	8,201	7,964	7,882	(2.89)	(1.03)

Source: ESRI

Demographic data is provided by ESRI based primarily on US Census data. For non-census year data, ESRI uses samples and projections to estimate the demographic data. SNL performs calculations on the underlying data provided by ESRI for some of the data presented on this page.

% Change values are calculated using the underlying actual data.

Demographic Detail: Washington, WI

	Base 2010	Current 2012	Projected 2017	% Change 2010 - 2012	% Change 2012 - 2017
Total Population (actual)	131,887	133,923	137,965	1.54	3.02
0-14 Age Group (%)	20.24	20.06	20.05	0.62	3.00
15-34 Age Group (%)	22.11	22.08	21.46	1.41	0.13
35-54 Age Group (%)	31.37	30.46	28.77	(1.37)	(2.72)
55-69 Age Group (%)	16.94	17.83	19.26	6.85	11.30
70+ Age Group (%)	9.34	9.57	10.46	4.03	12.58
Median Age (actual)	40.80	41.20	41.50	0.98	0.73

Female Population (actual)	66,494	67,376	69,359	1.33	2.94
Male Population (actual)	65,393	66,547	68,606	1.76	3.09

Population Density (#/ sq miles)	306.20	310.90	320.30	1.54	3.02

Diversity Index (actual)	12.80	14.10	17.60	10.16	24.82
Black (%)	0.88	1.13	1.83	30.56	67.77
Asian (%)	1.07	1.22	1.62	15.69	36.35
White (%)	95.78	95.23	93.68	0.96	1.35
Hispanic (%)	2.57	2.71	3.21	7.42	21.62
Pacific Islander (%)	0.02	0.02	0.03	3.33	12.90
American Indian/Alaska Native (%)	0.30	0.35	0.44	15.96	30.75
Multiple races (%)	1.15	1.21	1.40	6.72	19.52
Other (%)	0.80	0.84	1.00	7.51	21.49

Total Households (actual)	51,605	52,023	54,056	0.81	3.91
< $25K Households (%)	NA	16.73	13.03	NA	(19.08)
$25-49K Households (%)	NA	22.18	16.63	NA	(22.10)
$50-99K Households (%)	NA	37.66	41.87	NA	15.53
$100-$199K Households (%)	NA	20.31	24.89	NA	27.32
$200K+ Households (%)	NA	3.11	3.58	NA	19.46

Average Household Income ($)	NA	73,811	85,162	NA	15.38
Median Household Income ($)	NA	59,407	72,439	NA	21.94
Per Capita Income ($)	NA	28,858	33,553	NA	16.27

Total Owner Occupied Housing Units (actual)	40,464	40,048	41,867	(1.03)	4.54
Renter Occupied Housing Units (actual)	11,141	11,975	12,189	7.49	1.79
Vacant Occupied Housing Units (actual)	3,090	3,000	2,649	(2.91)	(11.70)

Source: ESRI

Demographic data is provided by ESRI based primarily on US Census data. For non-census year data, ESRI uses samples and projections to estimate the demographic data. SNL performs calculations on the underlying data provided by ESRI for some of the data presented on this page.

% Change values are calculated using the underlying actual data.

EXHIBIT II-4

Waterstone Financial, Inc.

Market Area Employment by Sector

CA25N Total full-time and part-time employment by NAICS industry (1)

Bureau of Economic Analysis

County

Fips	Area	LineCode	Description	2009	2010	2011
55000	Wisconsin		Employment by place of work (number of jobs)
55000	Wisconsin	10	Total employment	3,454,543	3,439,019	3,475,026
55000	Wisconsin		By type
55000	Wisconsin	20	Wage and salary employment	2,803,520	2,795,211	2,824,652
55000	Wisconsin	40	Proprietors employment	651,023	643,808	650,374
55000	Wisconsin	50	Farm proprietors employment	69,725	69,458	69,067
55000	Wisconsin	60	Nonfarm proprietors employment (2)	581,298	574,350	581,307
55000	Wisconsin		By industry
55000	Wisconsin	70	Farm employment	92,478	92,926	93,858
55000	Wisconsin	80	Nonfarm employment	3,362,065	3,346,093	3,381,168
55000	Wisconsin	90	Private nonfarm employment	2,926,209	2,908,817	2,949,612
55000	Wisconsin	100	Forestry, fishing, and related activities	14,900	14,451	14,499
55000	Wisconsin	200	Mining	4,825	5,384	5,898
55000	Wisconsin	300	Utilities	11,567	11,426	11,184
55000	Wisconsin	400	Construction	167,519	156,692	152,509
55000	Wisconsin	500	Manufacturing	451,925	445,221	459,636
55000	Wisconsin	600	Wholesale trade	126,255	123,176	124,815
55000	Wisconsin	700	Retail trade	374,182	366,142	365,815
55000	Wisconsin	800	Transportation and warehousing	112,370	111,266	112,774
55000	Wisconsin	900	Information	54,922	53,775	53,910
55000	Wisconsin	1000	Finance and insurance	189,573	183,988	186,727
55000	Wisconsin	1100	Real estate and rental and leasing	116,013	119,313	120,670
55000	Wisconsin	1200	Professional, scientific, and technical services	156,881	155,164	157,833
55000	Wisconsin	1300	Management of companies and enterprises	48,325	48,932	52,474
55000	Wisconsin	1400	Administrative and waste management services	154,936	167,244	176,288
55000	Wisconsin	1500	Educational services	64,761	67,102	69,379
55000	Wisconsin	1600	Health care and social assistance	393,184	395,921	399,119
55000	Wisconsin	1700	Arts, entertainment, and recreation	66,046	66,437	67,621
55000	Wisconsin	1800	Accommodation and food services	238,857	238,416	239,051
55000	Wisconsin	1900	Other services, except public administration	179,168	178,767	179,410
55000	Wisconsin	2000	Government and government enterprises	435,856	437,276	431,556
55000	Wisconsin	2001	Federal, civilian	30,229	31,583	29,496
55000	Wisconsin	2002	Military	17,138	16,706	16,750
55000	Wisconsin	2010	State and local	388,489	388,987	385,310
55000	Wisconsin	2011	State government	104,898	106,074	104,755
55000	Wisconsin	2012	Local government	283,591	282,913	280,555

Legend / Footnotes:

(1) The estimates of employment for 2001-2006 are based on the 2002 North American Industry Classification System (NAICS).

(2) Excludes limited partners.

  Last updated: November 26, 2012 - new estimates for 2011; revised estimates for 2009-2010.

CA25N Total full-time and part-time employment by NAICS industry (1)

Bureau of Economic Analysis

Metropolitan Statistical Area

Fips	Area	LineCode	Description	2009		2010		2011
33340	Mil.-Wauk.-West Allis, WI MSA		Employment by place of work (number of jobs)
33340	Mil.-Wauk.-West Allis, WI MSA	10	Total employment	974,821		965,745		977,360
33340	Mil.-Wauk.-West Allis, WI MSA		By type
33340	Mil.-Wauk.-West Allis, WI MSA	20	Wage and salary employment	838,563		829,417		838,941
33340	Mil.-Wauk.-West Allis, WI MSA	40	Proprietors employment	136,258		136,328		138,419
33340	Mil.-Wauk.-West Allis, WI MSA	50	Farm proprietors employment	1,748		1,743		1,733
33340	Mil.-Wauk.-West Allis, WI MSA	60	Nonfarm proprietors employment (2)	134,510		134,585		136,686
33340	Mil.-Wauk.-West Allis, WI MSA		By industry
33340	Mil.-Wauk.-West Allis, WI MSA	70	Farm employment	2,579		2,599		2,637
33340	Mil.-Wauk.-West Allis, WI MSA	80	Nonfarm employment	972,242		963,146		974,723
33340	Mil.-Wauk.-West Allis, WI MSA	90	Private nonfarm employment	875,558		867,612		880,641
33340	Mil.-Wauk.-West Allis, WI MSA	100	Forestry, fishing, and related activities		(D)		(D)		(D)
33340	Mil.-Wauk.-West Allis, WI MSA	200	Mining		(D)		(D)		(D)
33340	Mil.-Wauk.-West Allis, WI MSA	300	Utilities		(D)		(D)		(D)
33340	Mil.-Wauk.-West Allis, WI MSA	400	Construction	40,002		36,193		34,656
33340	Mil.-Wauk.-West Allis, WI MSA	500	Manufacturing	118,522		116,062		120,230
33340	Mil.-Wauk.-West Allis, WI MSA	600	Wholesale trade	43,461		41,074		41,365
33340	Mil.-Wauk.-West Allis, WI MSA	700	Retail trade	92,823		90,975		91,231
33340	Mil.-Wauk.-West Allis, WI MSA	800	Transportation and warehousing	(D)		(D)		(D)
33340	Mil.-Wauk.-West Allis, WI MSA	900	Information	19,093		18,313		18,062
33340	Mil.-Wauk.-West Allis, WI MSA	1000	Finance and insurance	62,357		60,407		60,875
33340	Mil.-Wauk.-West Allis, WI MSA	1100	Real estate and rental and leasing	34,450		34,975		35,502
33340	Mil.-Wauk.-West Allis, WI MSA	1200	Professional, scientific, and technical services	56,819		55,350		57,090
33340	Mil.-Wauk.-West Allis, WI MSA	1300	Management of companies and enterprises	21,690		22,515		23,915
33340	Mil.-Wauk.-West Allis, WI MSA	1400	Administrative and waste management services	56,606		60,619		63,909
33340	Mil.-Wauk.-West Allis, WI MSA	1500	Educational services	33,986		34,618		35,535
33340	Mil.-Wauk.-West Allis, WI MSA	1600	Health care and social assistance	128,685		129,158		129,179
33340	Mil.-Wauk.-West Allis, WI MSA	1700	Arts, entertainment, and recreation	19,824		20,218		20,652
33340	Mil.-Wauk.-West Allis, WI MSA	1800	Accommodation and food services	62,053		61,579		62,302
33340	Mil.-Wauk.-West Allis, WI MSA	1900	Other services, except public administration	51,386		52,293		52,767
33340	Mil.-Wauk.-West Allis, WI MSA	2000	Government and government enterprises	96,684		95,534		94,082
33340	Mil.-Wauk.-West Allis, WI MSA	2001	Federal, civilian	11,091		11,226		10,613
33340	Mil.-Wauk.-West Allis, WI MSA	2002	Military	4,967		4,820		4,730
33340	Mil.-Wauk.-West Allis, WI MSA	2010	State and local	80,626		79,488		78,739
33340	Mil.-Wauk.-West Allis, WI MSA	2011	State government	13,114		13,335		13,182
33340	Mil.-Wauk.-West Allis, WI MSA	2012	Local government	67,512		66,153		65,557

Legend / Footnotes:

(1) The estimates of employment for 2001-2006 are based on the 2002 North American Industry Classification System (NAICS). The estimates for

(2) Excludes limited partners.

(D) Not shown to avoid disclosure of confidential information, but the estimates for this item are included in the totals.

  Last updated: November 26, 2012 - new estimates for 2011; revised estimates for 2009-2010.

CA25N Total full-time and part-time employment by NAICS industry (1)

Bureau of Economic Analysis

County

Fips	Area	LineCode	Description	2009		2010		2011
55079	Milwaukee		Employment by place of work (number of jobs)
55079	Milwaukee	10	Total employment	584,420		578,575		580,805
55079	Milwaukee		By type
55079	Milwaukee	20	Wage and salary employment	511,210		504,308		505,392
55079	Milwaukee	40	Proprietors employment	73,210		74,267		75,413
55079	Milwaukee	50	Farm proprietors employment	68		68		68
55079	Milwaukee	60	Nonfarm proprietors employment 2/	73,142		74,199		75,345
55079	Milwaukee		By industry
55079	Milwaukee	70	Farm employment	117		118		121
55079	Milwaukee	80	Nonfarm employment	584,303		578,457		580,684
55079	Milwaukee	90	Private nonfarm employment	516,767		511,977		515,185
55079	Milwaukee	100	Forestry, fishing, and related activities		(D)		(D)		(D)
55079	Milwaukee	200	Mining		(D)		(D)		(D)
55079	Milwaukee	300	Utilities	2,734		2,702		2,629
55079	Milwaukee	400	Construction	17,718		15,637		14,405
55079	Milwaukee	500	Manufacturing	54,852		53,610		54,758
55079	Milwaukee	600	Wholesale trade	19,828		18,653		18,648
55079	Milwaukee	700	Retail trade	49,871		48,925		48,662
55079	Milwaukee	800	Transportation and warehousing	18,773		18,345		18,583
55079	Milwaukee	900	Information	12,342		11,275		11,189
55079	Milwaukee	1000	Finance and insurance	37,583		36,437		36,298
55079	Milwaukee	1100	Real estate and rental and leasing	18,641		18,686		19,002
55079	Milwaukee	1200	Professional, scientific, and technical services	33,326		32,053		32,734
55079	Milwaukee	1300	Management of companies and enterprises	14,930		15,795		16,713
55079	Milwaukee	1400	Administrative and waste management services	36,709		39,552		41,497
55079	Milwaukee	1500	Educational services	27,160		27,445		28,204
55079	Milwaukee	1600	Health care and social assistance	91,567		91,080		89,270
55079	Milwaukee	1700	Arts, entertainment, and recreation	11,820		12,128		12,504
55079	Milwaukee	1800	Accommodation and food services	37,711		37,460		37,705
55079	Milwaukee	1900	Other services, except public administration	30,847		31,895		32,074
55079	Milwaukee	2000	Government and government enterprises	67,536		66,480		65,499
55079	Milwaukee	2001	Federal, civilian	9,797		9,936		9,392
55079	Milwaukee	2002	Military	3,219		3,123		3,025
55079	Milwaukee	2010	State and local	54,520		53,421		53,082
55079	Milwaukee	2011	State government	11,285		11,522		11,502
55079	Milwaukee	2012	Local government	43,235		41,899		41,580

Legend / Footnotes:

(1) The estimates of employment for 2001-2006 are based on the 2002 North American Industry Classification System

(2) Excludes limited partners.

(D) Not shown to avoid disclosure of confidential information, but the estimates for this item are included in the totals.

Last updated: November 26, 2012 - new estimates for 2011; revised estimates for 2009-2010.

CA25N Total full-time and part-time employment by NAICS industry (1)

Bureau of Economic Analysis

County

Fips	Area	LineCode	Description	2009		2010		2011
55133	Waukesha		Employment by place of work (number of jobs)
55133	Waukesha	10	Total employment	272,925		270,043		276,444
55133	Waukesha		By type
55133	Waukesha	20	Wage and salary employment	234,430		232,458		238,251
55133	Waukesha	40	Proprietors employment	38,495		37,585		38,193
55133	Waukesha	50	Farm proprietors employment	565		563		560
55133	Waukesha	60	Nonfarm proprietors employment 2/	37,930		37,022		37,633
55133	Waukesha		By industry
55133	Waukesha	70	Farm employment	777		782		791
55133	Waukesha	80	Nonfarm employment	272,148		269,261		275,653
55133	Waukesha	90	Private nonfarm employment	253,187		250,294		256,900
55133	Waukesha	100	Forestry, fishing, and related activities		(D)	134			(D)
55133	Waukesha	200	Mining		(D)	414		436
55133	Waukesha	300	Utilities		(D)		(D)		(D)
55133	Waukesha	400	Construction	16,612		15,297		15,174
55133	Waukesha	500	Manufacturing	42,908		41,805		43,667
55133	Waukesha	600	Wholesale trade	18,618		17,346		17,574
55133	Waukesha	700	Retail trade	28,618		28,205		28,724
55133	Waukesha	800	Transportation and warehousing		(D)		(D)		(D)
55133	Waukesha	900	Information	5,491		5,768		5,643
55133	Waukesha	1000	Finance and insurance	17,592		17,092		17,490
55133	Waukesha	1100	Real estate and rental and leasing	10,762		10,948		11,070
55133	Waukesha	1200	Professional, scientific, and technical services	17,335		17,090		17,888
55133	Waukesha	1300	Management of companies and enterprises	6,176		6,146		6,597
55133	Waukesha	1400	Administrative and waste management services	14,733		15,547		16,403
55133	Waukesha	1500	Educational services	4,223		4,499		4,499
55133	Waukesha	1600	Health care and social assistance	26,178		26,850		27,926
55133	Waukesha	1700	Arts, entertainment, and recreation	5,423		5,394		5,387
55133	Waukesha	1800	Accommodation and food services	16,089		15,891		16,312
55133	Waukesha	1900	Other services, except public administration	13,862		13,810		14,050
55133	Waukesha	2000	Government and government enterprises	18,961		18,967		18,753
55133	Waukesha	2001	Federal, civilian	853		836		815
55133	Waukesha	2002	Military	1,119		1,087		1,091
55133	Waukesha	2010	State and local	16,989		17,044		16,847
55133	Waukesha	2011	State government	1,417		1,404		1,275
55133	Waukesha	2012	Local government	15,572		15,640		15,572

Legend / Footnotes:

(1) The estimates of employment for 2001-2006 are based on the 2002 North American Industry Classification System (NAICS).

(2) Excludes limited partners.

(D) Not shown to avoid disclosure of confidential information, but the estimates for this item are included in the totals.

Last updated: November 26, 2012 - new estimates for 2011; revised estimates for 2009-2010.

CA25N Total full-time and part-time employment by NAICS industry (1)

Bureau of Economic Analysis

County

Fips	Area	LineCode	Description	2009		2010		2011
55131	Washington		Employment by place of work (number of jobs)
55131	Washington	10	Total employment	65,145		64,336		65,812
55131	Washington		By type
55131	Washington	20	Wage and salary employment	52,972		52,214		53,557
55131	Washington	40	Proprietors employment	12,173		12,122		12,255
55131	Washington	50	Farm proprietors employment	702		700		696
55131	Washington	60	Nonfarm proprietors employment 2/	11,471		11,422		11,559
55131	Washington		By industry
55131	Washington	70	Farm employment	1,080		1,090		1,108
55131	Washington	80	Nonfarm employment	64,065		63,246		64,704
55131	Washington	90	Private nonfarm employment	58,173		57,365		58,920
55131	Washington	100	Forestry, fishing, and related activities	105			(D)		(D)
55131	Washington	200	Mining	86		85		84
55131	Washington	300	Utilities		(D)		(D)		(D)
55131	Washington	400	Construction	3,561		3,305		3,209
55131	Washington	500	Manufacturing	12,081		12,214		12,987
55131	Washington	600	Wholesale trade	3,127		3,162		3,248
55131	Washington	700	Retail trade	8,437		8,102		8,145
55131	Washington	800	Transportation and warehousing		(D)		(D)		(D)
55131	Washington	900	Information	831		802		761
55131	Washington	1000	Finance and insurance	3,386		3,302		3,391
55131	Washington	1100	Real estate and rental and leasing	2,390		2,539		2,592
55131	Washington	1200	Professional, scientific, and technical services	2,329		2,290		2,354
55131	Washington	1300	Management of companies and enterprises	262		237		252
55131	Washington	1400	Administrative and waste management services	2,621		2,606		2,831
55131	Washington	1500	Educational services	685		671		723
55131	Washington	1600	Health care and social assistance	6,242		5,979		6,129
55131	Washington	1700	Arts, entertainment, and recreation	1,239		1,363		1,419
55131	Washington	1800	Accommodation and food services	4,649		4,528		4,540
55131	Washington	1900	Other services, except public administration	3,830		3,775		3,818
55131	Washington	2000	Government and government enterprises	5,892		5,881		5,784
55131	Washington	2001	Federal, civilian	283		291		257
55131	Washington	2002	Military	381		370		372
55131	Washington	2010	State and local	5,228		5,220		5,155
55131	Washington	2011	State government	280		278		278
55131	Washington	2012	Local government	4,948		4,942		4,877

Legend / Footnotes:

(1) The estimates of employment for 2001-2006 are based on the 2002 North American Industry Classification System (NAICS).

(2) Excludes limited partners.

(D) Not shown to avoid disclosure of confidential information, but the estimates for this item are included in the totals.

Last updated: November 26, 2012 - new estimates for 2011; revised estimates for 2009-2010.

EXHIBIT III-1

Waterstone Financial, Inc.

General Characteristics of Publicly-Traded Institutions

RP FINANCIAL, LC.

Financial Services Industry Consultants

1100 North Glebe Road, Suite 600

Arlington, Virginia 22201

(703) 528-1700

Exhibit III-1

Characteristics of Publicly-Traded Thrifts

May 17, 2013

Ticker	Financial Institution	Exchg.	Primary Market	Operating Strat(1)	Total Assets(2)		Offices	Fiscal Year	Conv. Date	Stock Price	Market Value
					($Mil)					($)	($Mil)

California Companies

BOFI	Bofi Holding, Inc. Of CA (3)	NASDAQ	San Diego, CA	Thrift	2,962		1	06-30	03/05	40.38	527
BANC	First PacTrust Bancorp of CA (3)	NASDAQ	Chula Vista, CA	Thrift	2,051		9	12-31	08/02	12.79	153
PROV	Provident Fin. Holdings of CA (3)	NASDAQ	Riverside, CA	M.B.	1,248	D	l4	06-30	06/96	15.71	164
SMPL	Simplicity Bancorp of CA (3)	NASDAQ	Covina, CA	Thrift	882		9	06-30	11/10	14.65	121
BYPC	Broadway Financial Corp. of CA (3)	NASDAQ	Los Angeles, CA	Thrift	363		5	12-31	01/96	0.73	1

Florida Companies

EVER	EverBank Financial Corp. of FL (3)	NYSE	Jacksonville, FL	Thrift	18,306		17	12-31	05/12	16.47	2,010

Mid-Atlantic Companies

NYCB	New York Community Bcrp of NY (3)	NYSE	Westbury, NY	Thrift	44,510		281	12-31	11/93	13.78	6,075
HCBK	Hudson City Bancorp. Inc of NJ (3)	NASDAQ	Paramus, NJ	Thrift	40,288		135	12-31	06/05	8.65	4,571
AF	Astoria Financial Corp. of NY (3)	NYSE	Lake Success, NY	Thrift	16,211		85	12-31	11/93	10.25	1,014
ISBC	Investors Bcrp MHC of NJ (41.6)	NASDAQ	Short Hills, NJ	Thrift	12,841		83	06-30	10/05	20.07	2,245
NWBI	Northwest Bancshares Inc of PA (3)	NASDAQ	Warren, PA	Thrift	7,995		172	06-30	12/09	12.72	1,193
PFS	Provident Fin. Serv. Inc of NJ (3)	NYSE	Jersey City, NJ	Thrift	7,284	D	83	12-31	01/03	15.69	941
BNCL	Beneficial Mut MHC of PA (42.9)	NASDAQ	Philadelphia, PA	Thrift	4,764		65	12-31	07/07	8.83	699
TRST	TrustCo Bank Corp NY of NY (3)	NASDAQ	Glenville, NY	Thrift	4,412		133	12-31	/	5.65	532
WSFS	WSFS Financial Corp. of DE (3)	NASDAQ	Wilmington, DE	Div.	4,355		38	12-31	11/86	51.06	449
DCOM	Dime Community Bancshars of NY (3)	NASDAQ	Brooklyn, NY	Thrift	3,982		25	12-31	06/96	14.70	527
PBNY	Provident NY Bncrp, Inc. of NY (3)	NASDAQ	Montebello, NY	Thrift	3,711		37	09-30	01/04	9.35	415
NFBK	Northfield Bancorp, Inc. of NJ (3)	NASDAQ	Woodbridge, NJ	Thrift	2,947	P	19	12-31	01/13	11.48	668
KRNY	Kearny Fin Cp MHC of NJ (24.0)	NASDAQ	Fairfield, NJ	Thrift	2,867		40	06-30	02/05	10.38	692
ORIT	Oritani Financial Corp of NJ (3)	NASDAQ	Twnship of WA NJ	Thrift	2,815		23	06-30	06/10	15.87	720
OCFC	OceanFirst Fin. Corp of NJ (3)	NASDAQ	Toms River, NJ	Thrift	2,304		23	12-31	07/96	14.34	253
ESBF	ESB Financial Corp. of PA (3)	NASDAQ	Ellwood City, PA	Thrift	1,912		24	12-31	06/90	12.41	219
ROMA	Roma Fin Corp MHC of NJ (25.5)	NASDAQ	Robbinsville, NJ	Thrift	1,778		27	12-31	07/06	17.28	520
ESSA	ESSA Bancorp, Inc. of PA (3)	NASDAQ	Stroudsburg, PA	Thrift	1,386		18	09-30	04/07	10.82	136
FXCB	Fox Chase Bancorp, Inc. of PA (3)	NASDAQ	Hatboro, PA	Thrift	1,085		11	12-31	06/10	16.97	208
OSHC	Ocean Shore Holding Co. of NJ (3)	NASDAQ	Ocean City, NJ	Thrift	1,054		10	12-31	12/09	14.35	100
CBNJ	Cape Bancorp, Inc. of NJ (3)	NASDAQ	Cape My Ct Hs, NJ	Thrift	1,033		17	12-31	02/08	9.45	126
CSBK	Clifton Svg Bp MHC of NJ (35.8)	NASDAQ	Clifton, NJ	Thrift	1,020	D	12	03-31	03/04	12.16	318
SVBI	Severn Bancorp, Inc. of MD (3)	NASDAQ	Annapolis, MD	Thrift	852	D	4	12-31	/	4.60	46
ONFC	Oneida Financial Corp. of NY (3)	NASDAQ	Oneida, NY	Thrift	720		13	12-31	07/10	13.04	92
THRD	TF Fin. Corp. of Newtown PA (3)	NASDAQ	Newtown, PA	Thrift	716		14	12-31	07/94	25.13	71
MLVF	Malvern Bancorp, Inc. of PA (3)	NASDAQ	Paoli, PA	Thrift	689	P	9	09-30	10/12	11.89	78
GCBC	Green Co Bcrp MHC of NY (44.7)	NASDAQ	Catskill, NY	Thrift	650		14	06-30	12/98	20.40	86
CARV	Carver Bancorp, Inc. of NY (3)	NASDAQ	New York, NY	Thrift	641	D	9	03-31	10/94	4.85	18
COBK	Colonial Financia1 Serv. of NJ (3)	NASDAQ	Bridgeton, NJ	Thrift	633		9	12-31	07/10	13.50	52
MGYR	Magyar Bancorp MHC of NJ (44.9)	NASDAQ	NW Brunswick, NJ	Thrift	520		6	09-30	01/06	5.14	30
LSBK	Lake Shore Bnp MHC of NY(38.7)	NASDAQ	Dunkirk, NY	Thrift	488		10	12-31	04/06	11.75	70
PBIP	Prudential Bncp MHC PA (24.9)	NASDAQ	Philadelphia, PA	Thrift	479		7	09-30	03/05	8.46	85
PBHC	Pathfinder BC MHC of NY (39.5)	NASDAQ	Oswego, NY	Thrift	478	D	14	12-31	11/95	11.77	31
ALLB	Alliance Bancorp, Inc. of PA (3)	NASDAQ	Broomall, PA	Thrift	457		9	12-31	01/11	13.70	71
STND	Standard Financial Corp. of PA (3)	NASDAQ	Monroeville, PA	Thrift	436		12	09-30	10/10	18.83	61
NECB	NE Comm Bncrp MHC of NY (42.5)	NASDAQ	White Plains, NY	Thrift	429		7	12-31	07/06	5.82	74
OBAF	OBA Financial Serv. Inc of MD (3)	NASDAQ	Germantown, MD	Thrift	386		5	06-30	01/10	18.55	79
MSBF	MSB Fin Corp MHC of NJ (39.2)	NASDAQ	Millington, NJ	Thrift	344	D	5	06-30	01/07	7.01	35
HBK	Hamilton Bancorp, Inc. of MD (3)	NASDAQ	Towson, MD	Thrift	335	D	5	03-31	10/12	13.04	45
FFCO	FedFirst Financial Corp of PA (3)	NASDAQ	Monessen, PA	Thrift	314		9	12-31	09/10	19.50	49
PBCP	Polonia Bancorp, Inc. of PA (3)	NASDAQ	Huntngtn Vly, PA	Thrift	271	P	9	12-31	11/12	9.50	32
WVFC	WVS Financial Corp. of PA (3)	NASDAQ	Pittsburgh, PA	Thrift	269		6	06-30	11/93	11.56	24
CMSB	CMS Bancorp Inc of W Plains NY (3)	NASDAQ	White Plains, NY	Thrift	263		6	09-30	04/07	8.86	17

Mid-West Companies

RP FINANCIAL, LC.

Financial Services Industry Consultants

1100 North Glebe Road, Suite 600

Arlington, Virginia 22201

(703) 528-1700

Exhibit III-1

Characteristics of Publicly-Traded Thrifts

May 17, 2013

			Primary	Operating	Total			Fiscal	Conv.	Stock	Market
Ticker	Financial Institution	Exchg.	Market	Strat(1)	Assets(2)		Offices	Year	Date	Price	Value
					($Mil)					($)	($Mil)

Mid-West Companies (continued)

PBC	Flagstar Bancorp, Inc. of MI (3)	NYSE	Troy, MI	Thrift	13,094		176	12-31	04/97	13.41	751
TFSL	TFS Fin Corp MHC of OH (26.5)	NASDAQ	Cleveland, OH	Thrift	11,122		39	09-30	04/07	11.15	3,447
CFFN	Capitol Federal Pin Inc. of KS (3)	NASDAQ	Topeka, KS	Thrift	9,394		47	09-30	12/10	12.02	1,795
BKMU	Bank Mutual Corp of WI (3)	NASDAQ	Milwaukee, WI	Thrift	2,418	D	80	12-31	10/03	5.56	258
FDEF	First Defiance Fin. Corp of OH (3)	NASDAQ	Defiance, OH	Thrift	2,039		33	12-31	10/95	22.42	219
UCFC	United Community Fin. of OH (3)	NASDAQ	Youngstown, OH	Thrift	1,832		38	12-31	07/98	3.79	150
CASH	Meta Financial Group of IA (3)	NASDAQ	Sioux Falls, SD	Thrift	1,740		12	09-30	09/93	26.38	145
WSBF	Waterstone Fin MHC of WI (26.2)	NASDAQ	Wauwatosa, WI	Thrift	1,629		10	12-31	10/05	8.37	262
BFIN	BankFinancial Corp. of IL (3)	NASDAQ	Burr Ridge, IL	Thrift	1,466		[21]	12-31	06/05	8.12	171
PULB	Pulaski Fin Cp of St. Louis MO (3)	NASDAQ	St. Louis, MO	Thrift	1,351		12	09-30	12/98	10.56	116
HFFC	HF Financial Corp. of SD (3)	NASDAQ	Sioux Falls, SD	Thrift	1,197		33	06-30	04/92	13.26	94
NASB	NASB Fin, Inc. of Grandview MO (3)	NASDAQ	Grandview, MO	Thrift	1,179		9	09-30	09/85	23.24	183
CITZ	CFS Bancorp, Inc of Munster IN (3)	NASDAQ	Munster, IN	Thrift	1,146		22	12-31	07/98	10.46	114
HFBC	HopFed Bancorp, Inc. of KY (3)	NASDAQ	Hopkinsville, KY	Thrift	981		18	12-31	02/98	10.91	82
PVFC	PVF Capital Corp. of Solon OH (3)	NASDAQ	Solon, OH	R.E.	760		18	06-30	12/92	3.87	101
FSFG	First Savings Fin. Grp. of IN (3)	NASDAQ	Clarksville, IN	Thrift	656		12	09-30	12/08	22.48	52
HMNF	HMN Financial, Inc. of MN (3)	NASDAQ	Rochester, MN	Thrift	627		15	12-31	06/94	7.49	33
CHEV	Cheviot Financial Corp. of OH (3)	NASDAQ	Cincinnati, OH	Thrift	620		6	12-31	01/12	11.42	84
FCLF	First Clover Leaf Fin Cp of IL (3)	NASDAQ	Edwardsville, IL	Thrift	602		4	12-31	07/06	8.17	60
WBB	Westbury Bancorp, Inc. of WI (3)	NASDAQ	West Bend, WI	Thrift	566	P	13	12-31	04/13	13.51	69
IROQ	IF Bancorp, Inc. of IL (3)	NASDAQ	Watseka, IL	Thrift	549		5	06-30	07/11	15.34	7l
CZWI	Citizens Comm Bncorp Inc of WI (3)	NASDAQ	Bau Claire, WI	Thrift	542		27	09-30	11/06	7.07	36
UCBA	United Community Bancorp of IN (3)	NASDAQ	Lawrenceburg, IN	Thrift	521	P	9	06-30	01/13	9.96	51
LPSB	LaPorte Bancorp Inc. of IN (3)	NASDAQ	La Porte, IN	Thrift	484		8	12-31	10/12	10.23	63
FCAP	First Capital, Inc. of IN (3)	NASDAQ	Corydon, IN	Thrift	456		13	12-31	01/99	19.57	55
WAYN	Wayne Savings Bancshares of OH (3)	NASDAQ	Wooster, OH	Thrift	400		11	03-31	01/03	10.14	30
LSBI	LSB Fin. Corp. of Lafayette IN (3)	NASDAQ	Lafayette, IN	Thrift	361		5	12-31	02/95	21.50	33
KFFB	KY Fst Fed Bp MHC of KY (38.9)	NASDAQ	Hazard, KY	Thrift	353	D	[4]	06-30	03/05	8.00	68
JXSB	Jacksonville Bancorp Inc of IL (3)	NASDAQ	Jacksonville, IL	Thrift	317		7	12-31	07/10	19.07	36
WBKC	Wolverine Bancorp, Inc. of MI (3)	NASDAQ	Midland, MI	Thrift	290		5	12-31	01/11	18.82	46
MCBK	Madison County Financial of NE (3)	NASDAQ	Madison, NB	Thrift	267	D	4	12-31	10/12	16.89	54
CFBK	Central Federal Corp. of OH (3)	NASDAQ	Fairlawn, OH	Thrift	216		4	12-31	12/98	1.50	24
FFNM	First Fed of N. Michigan of MI (3)	NASDAQ	Alpena, MI	Thrift	213		8	12-31	04/05	4.64	13

New England Companies

PBCT	Peoples United Financial of CT (3)	NASDAQ	Bridgeport, CT	Div.	30,597		340	12-31	04/07	13.91	4,575
BHLB	Berkshire Hills Bancorp of MA (3)	NASDAQ	Pittsfield, MA	Thrift	5,245		[44]	12-31	06/00	27.27	689
UBNK	United Financial Bncrp of MA (3)	NASDAQ	W Springfield MA	Thrift	2,429		24	12-31	12/07	15.46	308
EBSB	Meridian Fn Serv MHC MA (40.6)	NASDAQ	East Boston, MA	Thrift	2,400		25	12-31	01/08	18.11	405
RCKB	Rockville Fin New, Inc. of CT (3)	NASDAQ	Vrn Rockville CT	Thrift	2,063		[22]	12-31	03/11	13.21	370
FBNK	First Connecticut Bncorp of CT (3)	NASDAQ	Farmington, CT	Thrift	1,799		19	12-31	06/11	14.84	262
WFD	Westfield Fin. Inc. of MA (3)	NASDAQ	Westfield, MA	Thrift	1,307		11	12-31	01/07	7.64	167
NHTB	NH Thrift Bancshares of NH (3)	NASDAQ	Newport, NH	Thrift	1,231		27	12-31	05/86	12.89	91
HIFS	Hingham Inst. for Sav. of MA (3)	NASDAQ	Hingham, MA	Thrift	1,226		10	12-31	12/88	64.55	137
SIFI	SI Financial Group, Inc. of CT (3)	NASDAQ	Willimantic, CT	Thrift	957		21	12-31	01/11	10.82	109
BLMT	BSB Bancorp, Inc. of MA (3)	NASDAQ	Belmont, MA	Thrift	840		4	12-31	10/11	13.64	128
HBNK	Hampden Bancorp, Inc. of MA (3)	NASDAQ	Springfield, MA	Thrift	668		9	06-30	01/07	15.28	88
CBNK	Chicopee Bancorp, Inc. of MA (3)	NASDAQ	Chicopee, MA	Thrift	586		8	12-31	07/06	16.75	91
PEOP	Peoples Fed Bancshrs Inc of MA (3)	NASDAQ	Brighton, MA	Thrift	578		6	09-30	07/10	18.32	121
NVSL	Naugatuck Valley Fin Crp of CT (3)	NASDAQ	Naugatuck, CT	Thrift	526	D	[10]	12-31	06/11	7.20	[50]
PSBH	PSB Hldgs Inc MHC of CT (42.9)	NASDAQ	Putnam, CT	Thrift	446	D	[8]	06-30	10/04	6.00	39
NFSB	Newport Bancorp, Inc. of RI (3)	NASDAQ	Newport, RI	Thrift	431		6	12-31	07/06	16.94	60
WEBK	Wellesley Bancorp, Inc. of MA (3)	NASDAQ	Wellesley, MA	Thrift	386		2	12-31	01/12	17.46	43
MFLR	Mayflower Bancorp, Inc. of MA (3)	NASDAQ	Middleboro, MA	Thrift	261		8	04-30	12/87	17.82	37
GTWN	Georgetown Bancorp, Inc. of MA (3)	NASDAQ	Georgetown, MA	Thrift	211		3	12-31	07/12	13.80	27

North-West Companies

WAFD	Washington Federal, Inc. of WA (3)	NASDAQ	Seattle, WA	Thrift	12,473	S	163	09-30	11/82	17.60	1,848
HMST	HomeStreet, Inc. of WA (3)	NASDAQ	Seattle, WA	Thrift	2,508		21	12-31	02/12	23.78	342

RP FINANCIAL, LC.

Financial Services Industry Consultants

1100 North Glebe Road, Suite  600

Arlington, Virginia 22201

(703) 528-1700

Exhibit III -1

Characteristics of Publicly-Traded Thrifts

May 17, 2013

			Primary	Operating	Total			Fiscal	Conv.	Stock	Market
Ticker	Financial Institution	Exchg.	Market	Strat(1)	Assets(2)		Offices	Year	Date	Price	Value
					($Mil)					($)	($Mil)

North - West Companies (continued)

FFNW	First Fin NW, Inc of Renton WA (3)	NASDAQ	Renton, WA	Thrift	887		1	12-31	10/07	9.52	179
RVSB	Riverview Bancorp, Inc. of WA (3)	NASDAQ	Vancouver, WA	Thrift	795	D	17	03-31	10/97	2.39	54
TSBK	Timberland Bancorp, Inc. of WA (3)	NASDAQ	Hoquiam, WA	Thrift	738		22	09-30	01/98	8.08	57
ANCB	Anchor Bancorp of Aberdeen, WA (3)	NASDAQ	Aberdeen, WA	Thrift	461		15	06-30	01/11	16.94	43
FSBW	FS Bancorp, Inc. of WA (3)	NASDAQ	MntLake Terr, WA	Thrift	372		7	12-31	07/12	16.99	55

South-East Companies

HTBI	HomeTrust Bancshrs, Inc. of NC (3)	NASDAQ	Asheville, NC	Thrift	1,596		20	06-30	07/12	16.22	337
HBOS	Heritage Fin Group, Inc of GA (3)	NASDAQ	Albany, GA	Thrift	1,371		16	12-31	11/10	14.36	113
CHFN	Charter Financial Corp of GA (3)	NASDAQ	West Point, GA	Thrift	1,162	P	16	09-30	04/13	10.00	227
FRNK	Franklin Financial Corp. of VA (3)	NASDAQ	Glen Allen, VA	Thrift	1,052		9	09-30	04/11	18.15	231
HBCP	Home Bancorp Inc. Lafayette LA (3)	NASDAQ	Lafayette, LA	Thrift	977		18	12-31	10/08	17.99	133
ASBB	ASB Bancorp, Inc. of NC (3)	NASDAQ	Asheville, NC	Thrift	758		13	12-31	10/11	16.36	87
ACFC	Atlantic Coast Fin. Corp of GA (3)	NASDAQ	Waycross, GA	Thrift	748		12	12-31	02/11	5.49	14
FFBH	First Fed. Bancshares of AR (3)	NASDAQ	Harrison, AR	Thrift	591	M	18	12-31	05/96	9.84	196
JFBI	Jefferson Bancshares Inc of TN (3)	NASDAQ	Morristown, TN	Thrift	506		12	06-30	07/03	5.55	37
OFED	Oconee Fed Fn Cp MHC SC (35.0)	NASDAQ	Seneca, SC	Thrift	375	D	5	06-30	01/11	15.74	99
LABC	Louisiana Bancorp, Inc. of LA (3)	NASDAQ	Metairie, LA	Thrift	312		3	12-31	07/07	16.97	49
PBSK	Poage Bankshares, Inc. of KY (3)	NASDAQ	Ashland, KY	Thrift	309		6	09-30	09/11	15.00	49
AFCB	Athens Bancshares, Inc. of TN (3)	NASDAQ	Athens, TN	Thrift	296		7	12-31	01/10	18.44	41
HFBL	Home Federal Bancorp Inc of LA (3)	NASDAQ	Shreveport, LA	Thrift	276		5	06-30	12/10	17.78	42
SIBC	State Investors Bancorp of LA (3)	NASDAQ	Metairie, LA	Thrift	246		4	12-31	07/11	14.58	37

South-West Companies

OABC	OmniAmerican Bancorp Inc of TX (3)	NASDAQ	Fort Worth, TX	Thrift	1,277		16	12-31	01/10	24.07	275
SPBC	SP Bancorp, Inc. of Plano, TX (3)	NASDAQ	Plano, TX	Thrift	295		8	12-31	11/10	18.90	31

Western Companies (Excl CA)

TBNK	Territorial Bancorp, Inc of HI (3)	NASDAQ	Honolulu, HI	Thrift	1,575	D	25	12-31	07/09	23.64	252
EBMT	Eagle Bancorp Montanta of MT (3)	NASDAQ	Helena, MT	Thrift	513		6	06-30	04/10	10.72	42

Other Areas

NOTES:   (1) Operating strategies are: Thrift=Traditional Thrift, M.B.=Mortgage Banker, R.E.=Real Estate Developer, Div.=Diversified, and Ret.=Retail Banking.

(2)  Most recent quarter end available (E=Estimated, and P=Pro  Forma)

Source: SNL Financial, LC.

Date of Last Update: 05/17/13

EXHIBIT III-2

Waterstone Financial, Inc.

Peer Group Summary Demographic and Deposit Market Share Data

Exhibit III-2

Waterstone Financial, Inc.

Peer Group Market Area Comparative Analysis

				Proj.			Per Capita Income		Deposit	Unemployment
		Population		Pop.	2010-2012	2012-2016		% State	Market	Rate
Company	County	2010	2012	2017	% Change	% Change	Amount	Average	Share(1)	3/31/2013
		(000)	(000)	(000)	(%)	(%)	($)	(%)	(%)	(%)

Bank Mutual Corp of WI	Milwaukee	948	949	970	0.2%	2.1%	$22,688	89.21%	1.29%	8.7%
First Defiance Fin. Corp of OH	Defiance	39	39	39	0.6%	0.0%	21,279	87.45%	42.58%	7.3%
First Fin NW, Inc of Renton WA	King	1,931	1,983	2,120	2.7%	6.9%	35,611	124.14%	1.30%	5.1%
Fox Chase Bancorp, Inc. of PA	Montgomery	800	807	826	0.9%	2.3%	37,574	140.65%	1.17%	6.6%
Franklin Financial Corp. of VA	Henrico	307	313	329	1.9%	5.1%	32,323	101.28%	3.17%	4.8%
HF Financial Corp. of SD	Minnehaha	169	174	187	3.0%	7.0%	26,273	111.23%	0.20%	4.2%
Meta Financial Group of SD	Minnehaha	169	174	187	3.0%	7.0%	26,273	111.23%	0.01%	4.2%
NASB Fin, Inc. of Grandview MO	Jackson	674	678	687	0.6%	1.4%	24,677	102.93%	2.61%	7.7%
Pulaski Fin Cp of St. Louis MO	St. Louis	319	322	323	0.8%	0.4%	20,491	85.47%	1.03%	8.9%
Simplicity Bancorp of CA	Los Angeles	9,819	9,904	10,071	0.9%	1.7%	24,599	88.81%	0.20%	9.3%

	Averages:	1,518	1,534	1,574	1.4%	3.4%	$27,179	104.24%	5.36%	6.7%
	Medians:	497	500	508	0.9%	2.2%	$25,475	102.10%	1.23%	7.0%

Waterstone Financial, Inc.	Milwaukee	948	949	970	0.2%	2.1%	$22,688	89.21%	1.63%	8.7%

(1) Total institution deposits in headquarters county as percent of total county deposits as of June 30, 2012.

Source:  SNL Financial, LC and Bureau of Labor Statistics.

EXHIBIT IV-1

Waterstone Financial, Inc.

Stock Prices: As of May 17, 2013

RP   FINANCIAL. LC.

Financial Services Industry Consultants

1100 North Glebe Road, Suite  600

Arlington, Virginia 22201

(703) 526-1700

Exhibit  IV-lA

Weekly Thrift Market Line  -  Part  One

Prices As Of May 17, 2013

										Current Per Share Financials
	Market Capitalization			Price Change Data									Tangible
		Shares	Market				% Change From			Trailing	12 Mo.	Book	Book
	Price/	Outst-	Capital-	[52] Week (1)		Last	Last	52 Wks	Most Rent	12 Mo.	Core	Value/	Value/	Assets/
Financial Institution	Share(1)	anding	ization(9)	High	Low	Week	Week	Ago(2)	Yr End(2)	EPS(3)	EPS(3)	Share	Shares(4)	Shares
	($)	(000)	($Mil)	($)	($)	($)	(%)	(%)	(%)	($)	($)	($)	($)	($)
Market Averages. All Public Companies (no MHC)
All Public Companies (110)	14.89	24,517	328.1	16.09	11.38	14.82	0.50	27.10	12.29	0.75	0.34	15.49	14.55	127.51
NYSE Traded Companies (5)	13.92	155,569	2,158.3	16.01	9.78	13.73	1.67	31.69	-0.11	1.06	-1.10	14.00	11.23	153.99
NASDAQ Listed OTC Companies (105)	14.94	17,898	235.6	16.10	11.46	14.88	0.44	26.87	12.91	0.74	0.41	15.57	14.12	126.18
California Companies (5)	16.85	9,135	193.4	18.77	10.59	17.01	-1.14	27.74	9.56	1.05	-0.02	12.78	12.48	162.73
Florida Companies (1)	16.47	122,066	2,010.4	17.29	9.40	16.19	1.91	51.94	10.46	0.81	-0.92	11.10	10.65	149.97
Mid-Atlantic Companies (31)	14.35	38,581	492.9	15.32	11.19	14.21	1.02	19.36	10.01	0.62	0.55	15.06	13.68	124.62
Mid-West Companies (30)	13.12	15,798	170.6	14.24	9.86	13.05	0.50	34.72	16.06	0.83	0.07	15.47	14.66	130.54
New England Companies (18)	17.65	29,594	430.4	19.56	14.65	11.61	0.71	12.85	6.90	0.72	0.64	16.70	15.21	13 9.18
North-West Companies (7)	l3.61	24,789	368.4	15.03	8.18	13.59	-0.11	44.38	18.80	1.15	0.11	14.47	13.84	110.84
South-East Companies (14)	14.71	8,969	121.5	15.45	11.44	14.66	0.33	36.75	15.20	0.57	0.41	16.04	15.93	101.21
South-West Companies (2)	21.49	6,542	153.2	22.76	15.42	21.20	1.82	35.44	3.00	0.79	0.10	19.23	19.23	145.88
Western Companies (Excl CA) (2)	17.18	7,277	146.8	17.73	15.33	17.40	-1.47	8.30	3.52	0.94	0.62	17.07	16.05	139.66
Thrift Strategy (l06)	14.53	21,798	286 .5	15.72	11.15	14 .48	0.47	26.91	12.40	0.71	0.34	15.24	14 .37	124.29
Mortgage Banker Strategy (1)	15.71	10,450	164.2	19.69	10.61	15.69	0.13	44.53	-10.23	2.13	-l.86	14.91	14.91	119.46
Diversified Strategy (2)	32.49	168,862	2,512.2	33.31	23.59	31.84	2.38	27.96	17.95	2.18	1.44	28.57	23.42	294.13
Companies Issuing Dividends (76)	15.52	30,677	416.3	16.82	12.12	15.44	0.65	22.02	9.11	0.96	0.58	15.93	14.62	133.88
Companies Without Dividends (34)	13.40	10,011	120.3	14.38	9.64	13.36	0.15	39.07	19.77	0.26	-0.23	14.46	14.38	112.51
Equity/Assets <6% (4)	4.36	3,339	17.4	6.43	1.96	4.39	-1.23	26.11	47.04	-0.91	-0.82	3.66	3.66	168.38
Equity/Assets 6-12% (45)	15.54	18,790	224.5	17.08	11.44	15.53	0.21	34.24	14 .59	1.01	0.37	15.46	14.65	162.51
Equity/Assets >12% (61)	14.97	29,314	411.3	15.92	11.80	14.87	0.78	22.47	9.07	0.67	0.38	16.10	15.02	102.55
Converted Last 3 Mths (no MHC) (2)	11.76	13,933	148.4	12.91	9.96	11.69	0.46	38.78	26 .37	0.22	0.15	14.71	14.58	80.59
Actively Traded Companies (2)	41.08	53,570	992.8	50.30	35.46	41.57	0.18	8.11	3.72	3.78	3.48	31.49	30.27	347.60
Market value Below $20 Million(5)	3.41	2,832	10.9	5. 48	2.10	3.39	-0.46	-6.41	8.71	-1.10	-0.89	3.79	3.78	145.54
Holding Company Structure (95)	14.01	26,137	338.1	15.07	10.88	13.91	0.59	24.54	12.00	0.64	0.28	15.02	13.95	123.61
Ass ets Over $1 Billion (48l)	16.97	48,441	663.9	18.46	12.91	16.89	0.78	25.51	7.46	1.12	0.42	15 .63	14.13	139.84
Assets $500 Million-$1 Billion(32)	11.88	7,568	79.6	12.82	9.29	11.87	0.06	30.13	20.22	0.25	0.11	13.80	13.17	113.90
Assets $250-$500 Million (26)	15.69	2,970	45.5	16.75	11.92	15.58	0.60	27.51	12.27	0.80	0.56	18.15	17.73	129.92
Assets less than $250 Million (4)	8.63	5,794	25.2	9.48	6.23	8.62	0.07	20.20	8 .46	0.07	-0.12	10 .68	10.67	73.41
Goodwill Companies (63)	14.06	33,214	436.8	15.08	10.85	13.95	0.67	27.30	12 .28	0.86	0.50	15.24	13.64	126.03
Non-Goodwill Companies (44)	16.46	12,380	179.4	18.00	12.39	16.46	0.21	26.32	12.02	0.67	0.14	16.21	16.21	133.91
Acquirors of FSLIC Cases (1)	17.60	105,012	1,848.2	18.25	14.30	17.17	2.50	2.68	4.33	1.32	0.72	18.09	15.65	118.79

(1)  Average of high/low or bid/ask price per share.

(2)  Or since offering price if converted or first listed in the past 52 weeks.  Percent change figures are actual year-to-date and are not annualized

(3)  EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.

(4)  Excludes intangibles ( such as goodwill, value of core deposits, etc.).

(5)  ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.

(6)  Annualized, based on last regular quarterly cash dividend announcement.

(7)  Indicated dividend as a percent of trailing twelve month earnings.

(8)  Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

(9)  For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

*             Parentheses following market averages indicate the number of institutions included in the respective averages. All  figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source:  SNL Financial, LC. and RP Financial, LC. calculations. The information provided in this table bas been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c)  2013 by RP Financial, LC.

RP FINANCIAL, LC.

Financial Services  Industry Consultants

1100 North Glebe Road, Suite 600

Arlington, Virginia 22201

(703) 526-1700

Exhibit  IV-lA (continued)

Weekly Thrift Market Line - Part One

Prices As Of May 17, 2013

										Current Per Share Financials
				Price Change Data									Tangible
	Market Capitalization						% Change From			Trailing	12 Mo.	Book	Book
	Price/	Shares	Market	[52] Week (1)		Last	Last	52 Wks	Most Rent	12 Mo.	Core	Value/	Value/	Assets/
Financial Institution	Share(1)	Outstanding	Capitalization(9)	High	Low	Week	Week	Ago(2)	Yr End(2)	EPS(3)	EPS(3)	Share	Shares(4)	Share
	($)	(000)	($Mil)	($)	($)	($)	(%)	(%)	(%)	($)	($)	($)	($)	($)

Market Averages. MHC Institutions

All Public Companies (18)	11.13	42,010	177.2	12.85	8.36	10.97	1.23	26.66	10.28	0.37	0.20	8.75	8.21	75.39
NASDAQ Listed OTC Companies (18)	11.13	42,010	177.2	12.85	8.36	10.97	1.23	26.66	10.28	0.37	0.20	8.75	8.21	75.39
Mid-Atlantic Companies (12)	11.07	30,003	162.8	12.93	8.62	10.91	1.19	21.38	9.35	0.31	0.25	8 .82	8.31	83.35
Mid-West Companies (3)	9.17	116,331	333.0	9.[64]	6.10	8.99	2.05	38.24	10.20	0.52	-0.13	6.75	6.17	43.09
New England Companies (2)	12.06	14,441	94.0	14.50	8.55	12.11	-0.27	36.07	16.46	0.37	0.21	9.17	8.32	87.78
South-East Companies (1)	15.74	6,260	35.0	18.30	11.98	15.40	2.21	31.17	8.33	0.68	0.67	13.07	13.07	59.89
Thrift Strategy (l8)	11.13	42,010	177.2	12.85	8.36	10.97	1.23	26.66	10.28	0.37	0.20	8.75	8.21	75.39
Companies Issuing Dividends (9)	12.41	20,524	145.4	14.82	9.76	12.23	1.09	20.14	10.84	0.57	0.55	9.85	9.28	86.34
Companies Without Dividends (9)	9.68	66,181	212.9	10.64	6.79	9.56	1.39	34.01	9.65	0.15	-0.19	7.51	7.01	63.07
Equity/Assets <6% (1)	11.77	2,619	10.6	16.50	9.25	12.00	-1.92	30.78	14.27	1.01	0.75	10.59	9.13	182.43
Equity/Assets 6-12% (6)	12.79	25,956	209.6	14.93	9.57	12.62	0.85	27.03	11.66	0.32	0.24	9.48	9.07	100.61
Equity/Assets >12% (11)	10.07	55,581	174.4	11.24	7.55	9.88	1.77	26.03	9.05	0.34	0.12	8.12	7.61	49 .55
Holding Company Structure (l6)	11.24	45,198	191.3	13.05	8.50	11.08	1.24	24.86	9.81	0.39	0.21	9.04	8.44	79.65
Assets Over $1 Bil1ion (8)	12.72	92,374	395.8	13.77	9.33	12.50	2.05	32.96	7.33	0.47	0.10	7.91	7.23	64.62
Assets $500 Million-$1 Billion (2)	12.77	5,000	25.1	16.32	10.79	12.46	1.59	17.58	9.76	0.79	0.76	10.52	10.52	122.35
Assets $250-$500 Million (8)	9.32	7,194	23.9	11.18	6.92	9.27	0.42	23.42	12.99	0.19	0.15	9.04	8.50	73.06
Goodwill Companies (11)	10.85	65,079	274.1	12.25	8.11	10.74	1.09	26.84	10.05	0.42	0.16	8.24	7.33	73.91
Non-Goodwill Companies (7)	11.52	9,054	38.8	13.71	8.73	11.31	1.43	26.40	10.60	0.30	0.26	9.47	9.47	77.49
MHC Institutions (18)	11.13	42,010	177.2	12.85	8.36	10.97	1.23	26.66	10.28	0.37	0.20	8.75	8.21	75.39

(1)  Average of  high/low or bid/ask price per share.

(2)  Or since offering price if converted or first listed in the past 52 weeks.  Percent change figures are actual year-to-date and are not annualized

(3)  EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.

(4)  Excludes intangibles (such as goodwill, value of core deposits, etc.).

(5)  ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.

(6)  Annualized, based on last regular quarterly cash dividend announcement.

(7)  Indicated dividend as a percent of trailing twelve month earnings.

(8)  Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

(9)  For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

*     Parentheses following market averages indicate the number of institutions included in the respective averages.  All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: SNL Financial, LC. and RP Financial, LC. calculations. The information provided in  this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2013 by RP Financial, LC.

RP FINANCIAL, LC.

Financial Services Industry Consultants

1100 North Glebe Road, Suite 600

Arlington, Virginia 22201

(703) 528-1700

Exhibit IV-1A (continued)

Weekly Thrift Market Line - Part One

Prices As Of May 17, 2013

Current Per Share Financials
Market Capitalization	Price Change Data	Tangible

								% Change From			Trailing	12 Mo.	Book	Book
		Price/	Shares	Market	[52] week(1)		Last	Last	52 Wks	Most Rent	12 Mo.	Core	Value/	Value/	Assets/
Financial Institution		Share (1)	Outstanding	Capitalization(9)	High	Low	Week	Week	Ago(2)	Yr End(2)	EPS(3)	EPS(3)	Share	Share(4)	Share
		($)	(000)	($Mil)	($)	($)	($)	(%)	(%)	(%)	($)	($)	($)	($)	($)

NYSE Traded Companies
AF	Astoria Financial Corp. of NY*	10.25	98,912	1,013.8	11.08	8.36	9.82	4.38	14.02	9.51	0.58	0.49	13.22	11.35	163.89
EVER	EverBank Financial Corp. of FL*	16.47	122,066	2,010.4	17.29	9.40	16.79	-1.91	51.94	10.46	0.81	-0.92	11.10	10.65	149.97
FBC	Flagstar Bancorp, Inc. of MI*	13.41	56,033	751.4	20.38	6.55	13.15	1.98	71.92	-30.88	1.67	-7.00	16.46	16.46	233.69
NYCB	New York Community Bcrp of NY*	13.78	440,867	6,075.1	15.05	11.47	13.49	2.15	9.71	5.19	1.14	0.84	12.85	7.26	100.96
PFS	Provident Fin. Serv. Inc of NJ*	15.69	59,969	940.9	16.25	13.13	15.42	1.75	10.88	5.16	1.12	1.07	16.36	10.42	121.46
NASDAQ Listed OTC Companies
ASBB	ASB Bancorp, Inc. of NC*	16.36	5,305	86.8	17.00	13.45	16.80	-2.62	18.46	6.79	0.25	-0.27	20.25	20.25	142.79
ALLB	Alliance Bancorp, Inc. of PA*	13.70	5,154	70.6	14.72	11.55	13.74	-0.29	17.09	7.87	0.48	0.58	15.46	15.46	88.75
ANCB	Anchor Bancorp of Aberdeen, WA*	16.94	2,550	43.2	17.25	9.55	16.83	0.65	57.58	19.30	0.10	-0.07	21.28	21.28	180.96
AFCB	Athens Bancshares, Inc. of TN*	18.44	2,221	41.0	19.35	14.00	18.39	0.27	29.86	11.69	1.18	1.18	20.72	20.61	133.07
ACFC	Atlantic Coast Fin. Corp of GA (8)*	5.49	2,629	14.4	6.88	1.37	5.80	-5.34	149.55	173.13	-2.66	-3.61	14.21	14.20	284.36
BLMT	BSB Bancorp, Inc. of MA*	13.64	9,388	128.1	13.92	11.20	13.62	0.15	5.98	11.53	0.15	-0.01	14.06	14.06	89.44
BKMU	Bank Mutual Corp of WI*	5.56	46,420	258.1	5.95	3.36	5.24	6.11	60.23	29.30	0.14	-0.05	5.86	5.85	52.10
BFIN	BankFinancial Corp. of IL*	8.12	21,073	171.1	9.24	6.55	8.26	-1.69	15.34	9.43	-1.37	-1.43	8.24	8.10	69.57
BNCL	Beneficial Mut MHC of PA (42.9)	8.83	79,155	318.4	10.38	8.30	8.71	1.38	1.15	-7.05	0.17	0.16	8.02	6.36	60.18
BHLB	Berkshire Hills Bancorp of MA*	27.27	25,254	688.7	30.70	20.15	26.76	1.91	21.52	14.29	1.50	2.01	26.68	15.87	207.70
BOFI	Bofi Holding, Inc. Of CA*	40.38	13,050	527.0	41.84	18.13	40.85	-1.15	114.67	45.20	2.80	1.83	18.17	18.17	226.95
BYFC	Broadway Financial Corp. of CA*	0.73	1,917	1.4	3.20	0.63	0.75	-2.67	-46.72	10.61	-0.78	0.15	0.10	0.10	189.42
CITZ	CFS Bancorp, Inc of Munster IN (8)*	10.46	10,898	114.0	10.50	4.25	9.22	13.45	93.70	66.83	0.52	0.38	10.35	10.35	105.19
CMSB	CMS Bancorp Inc of W Plains NY (8)*	8.86	1,863	16.5	10.44	6.50	8.50	4.24	23.06	13.15	-0.05	-0.21	11.89	11.89	141.25
CBNJ	Cape Bancorp, Inc. of NJ*	9.45	13,345	126.1	9.80	7.97	9.23	2.38	17.10	8.75	0.34	0.31	11.34	9.63	77.42
CFFN	Capitol Federal Fin Inc. of KS*	12.02	149,302	1,794.6	12.29	11.16	11.95	0.59	1.35	2.82	0.48	0.48	11.00	11.00	62.92
CARV	Carver Bancorp, Inc. of NY*	4.85	3,695	17.9	8.25	2.65	4.83	0.41	-4.72	14.66	-2.26	-2.42	2.81	2.81	173.38
CFBK	Central Federal Corp. of OH*	1.50	15,824	23.7	3.68	1.15	1.51	-0.66	-5.06	3.45	-0.26	-0.28	1.45	1.44	13.68
CHFN	Charter Financial Corp of GA*	10.00	22,722	227.2	11.82	6.90	10.05	-0.50	42.45	17.65	0.26	0.22	12.00	11.75	51.12
CHEV	Cheviot Financial Corp. of OH*	11.42	7,363	84.1	11.65	8.20	11.29	1.15	31.42	22.80	0.44	0.31	14.29	12.79	84.24
CBNK	Chicopee Bancorp, Inc. of MA*	16.75	5,429	90.9	17.97	13.44	17.00	-1.47	17.71	5.41	0.53	0.54	16.70	16.70	107.99
CZWI	Citizens Comm Bncorp Inc of WI*	7.07	5,156	36.5	7.39	5.49	7.05	0.28	16.86	17.83	0.22	0.29	10.68	10.63	105.21
CSBK	Clifton Svg Bp MHC of NJ (35.8)	12.16	26,167	116.8	13.47	9.51	11.96	1.67	22.21	7.90	0.27	0.23	7.09	7.09	38.99
COBK	Colonial Financial Serv. of NJ*	13.50	3,853	52.0	13.90	12.76	13.50	0.00	4.49	3.05	-0.39	-0.41	17.66	17.66	164.34
DCOM	Dime Community Bancshars of NY*	14.70	35,872	527.3	14.98	12.56	14.49	1.45	8.49	5.83	1.13	1.83	11.16	9.61	111.01
ESBF	ESB Financial Corp. of PA*	12.41	17,619	218.7	12.91	9.75	12.12	2.39	16.20	7.35	0.90	0.87	11.15	8.77	108.53
ESSA	ESSA Bancorp, Inc. of PA*	10.82	12,590	136.2	11.55	9.45	10.74	0.74	5.05	-0.64	0.29	0.50	13.64	12.73	110.08
EBMT	Eagle Bancorp Montanta of MT*	10.72	3,899	41.8	11.07	9.96	10.95	-2.10	5.51	3.57	0.49	0.07	13.58	11.56	131.53
FSBW	FS Bancorp, Inc. of WA*	16.99	3,240	55.0	19.45	9.90	16.91	0.47	69.90	30.99	1.93	0.84	18.81	18.81	114.68
FFCO	FedFirst Financial Corp of PA*	19.50	2,525	49.2	23.00	14.00	19.00	2.63	38.69	20.00	1.05	1.06	21.33	20.88	124.18
FCAP	First Capital, Inc. of IN*	19.57	2,785	54.5	21.67	18.38	19.52	0.26	-4.86	0.51	1.51	1.40	19.09	17.15	163.60
FCLF	First Clover Leaf Fin Cp of IL*	8.17	7,342	60.0	9.67	5.69	8.00	2.12	41.35	31.14	0.59	0.40	10.53	8.91	81.95
FBNK	First Connecticut Bncorp of CT*	14.84	17,644	261.8	15.00	12.75	14.69	1.02	14.77	7.93	0.21	0.04	13.76	13.76	101.98
FDEF	First Defiance Fin. Corp of OH*	22.42	9,766	219.0	23.75	15.75	22.09	1.49	39.60	16.83	1.98	1.54	26.89	20.14	208.83
FFNM	First Fed of N. Michigan of MI*	4.64	2,884	13.4	5.00	3.01	4.60	0.87	32.19	0.87	-0.26	-0.40	8.46	8.42	73.81
FFBH	First Fed. Bancshares of AR*	9.84	19,898	195.8	10.74	7.11	9.68	1.65	19.27	0.92	-0.90	-0.91	3.58	3.58	29.71
FFNW	First Fin NW, Inc of Renton WA*	9.52	18,805	179.0	9.74	6.73	9.38	1.49	21.74	26.09	0.19	0.23	10.04	10.04	47.15
BANC	First PacTrust Bancorp of CA*	12.79	11,965	153.0	13.37	10.08	12.81	-0.16	19.98	4.24	0.44	-0.75	13.07	12.05	171.42
FSFG	First Savings Fin. Grp. of IN*	22.48	2,318	52.1	24.25	17.39	21.92	2.55	27.51	15.34	1.91	1.81	28.96	24.57	283.07
FXCB	Fox Chase Bancorp, Inc. of PA*	16.97	12,260	208.1	17.58	12.56	16.91	0.35	31.04	1.92	0.47	0.43	14.63	14.63	88.53
FRNK	Franklin Financial Corp. of VA*	18.15	12,737	231.2	18.36	14.43	17.74	2.31	19.33	9.47	0.57	0.61	18.92	18.92	82.60
GTWN	Georgetown Bancorp, Inc. of MA*	13.80	1,943	26.8	14.25	9.10	13.80	0.00	37.04	26.03	0.52	-0.05	15.68	15.68	108.76
GCBC	Green Co Bcrp MHC of NY (44.7)	20.40	4,192	37.0	27.13	18.00	19.77	3.19	16.17	-2.86	1.51	1.53	13.32	13.32	155.10
HFFC	HF Financial Corp. of SD*	13.26	7,055	93.5	14.55	11.00	13.41	-1.12	8.78	1.22	0.89	0.22	14.09	13.47	169.69
HMNF	HMN Financial, Inc. of MN*	7.49	4,406	33.0	7.84	2.60	7.60	-1.45	129.75	115.85	0.31	-0.19	8.07	8.07	142.33
HBK	Hamilton Bancorp, Inc. of MD*	13.04	3,422	44.6	14.33	11.20	13.10	-0.46	30.40	15.19	0.17	0.14	19.97	19.12	97.83
HBNK	Hampden Bancorp, Inc. of MA*	15.28	5,786	88.4	18.13	12.26	15.14	0.92	17.54	1.80	0.56	0.44	14.99	14.99	115.38
HBOS	Heritage Fin Group, Inc of GA*	14.36	7,881	113.2	15.00	11.75	14.28	0.56	21.18	4.13	1.23	1.20	15.31	14.72	173.91
HIFS	Hingham Inst, for Sav. of MA*	64.55	2,127	137.3	82.34	56.61	65.96	-2.14	13.54	3.12	6.23	6.23	44.89	44.89	576.41
HBCP	Home Bancorp Inc. Lafayette LA*	17.99	7,406	133.2	19.95	15.51	18.18	-1.05	8.77	-1.42	1.21	1.00	19.32	19.03	131.92
HFBL	Home Federal Bancorp Inc of LA*	17.78	2,362	42.0	18.50	14.05	17.79	-0.06	20.54	1.66	1.38	0.57	17.91	17.91	116.95
HMST	HomeStreet, Inc. of WA*	23.78	14,400	342.4	28.73	15.39	24.19	-1.69	42.99	-6.93	4.54	-0.62	18.78	18.75	174.18
HTBI	HomeTrust Bancshrs, Inc. of NC*	16.22	20,786	337.1	16.48	11.24	16.16	0.37	62.20	20.06	0.50	0.41	17.91	17.91	76.79
HFBC	HopFed Bancorp, Inc. of KY*	10.91	7,503	81.9	11.22	6.81	10.94	-0.27	45.08	26.57	0.45	0.17	13.87	13.84	130.76

RP FINANCIAL, LC.

Financial Services Industry Consultants

1100 North Glebe Road, Suite 600

Arlington, Virginia 22201

(703) 528-1700

Exhibit IV-1A (continued)

Weekly Thrift Market Line - Part One

Prices As Of May 17, 2013

											Current Per Share Financials
		Market Capitalization			Price Change Data									Tangible
								% Change From			Trailing	12 Mo.	Book	Book
		Price/	Shares	Market	[52] week(1)		Last	Last	52 Wks	Most Rent	12 Mo.	Core	Value/	Value/	Assets/
Financial Institution		Share(1)	Outstanding	Capitalization(9)	High	Low	Week	Week	Ago(2)	Yr End(2)	EPS(3)	EPS(3)	Share	Shares(4)	Shares
		($)	(000)	($Mil)	($)	($)	($)	(%)	(%)	(%)	($)	($)	($)	($)	($)

NASDAQ Listed OTC Companies (continued)
HCBK	Hudson City Bancorp, Inc of NJ (8)*	8.65	528,434	4,571.0	8.82	5.69	8.53	1.41	41.34	6.40	0.42	0.43	8.92	8.62	76.24
IROQ	IF Bancorp, Inc. of IL*	15.34	4,597	70.5	15.69	12.15	15.33	0.07	20.31	11.16	0.80	0.61	18.52	18.52	119.49
ISBC	Investors Bcrp MHC of NJ (41.6)	20.07	111,842	1,004.5	20.23	14.49	19.62	2.29	34.25	12.88	0.87	0.79	9.72	8.94	114.81
JXSB	Jacksonville Bancorp Inc of IL*	19.07	1,911	36.4	19.80	15.24	19.05	0.10	13.18	9.91	1.92	1.21	23.13	21.70	165.64
JFBI	Jefferson Bancshares Inc of TN*	5.55	6,605	36.7	5.84	1.84	5.58	-0.54	187.56	105.56	0.20	0.20	8.11	7.92	76.61
KFFB	KY Fst Fed Bp MHC of KY (38.9)	8.00	8,529	25.0	9.00	6.90	8.00	0.00	-8.57	7.38	0.28	0.34	7.71	6.01	41.33
KRNY	Kearny Fin Cp MHC of NJ (24.0)	10.38	66,648	186.0	10.67	8.66	10.04	3.39	12.22	6.46	0.09	0.06	7.26	5.62	43.01
LSBI	LSB Fin. Corp. of Lafayette IN*	21.50	1,557	33.5	23.38	16.82	21.70	-0.92	24.64	9.14	1.75	0.68	25.40	25.40	231.98
LPSB	LaPorte Bancorp Inc. of IN*	10.23	6,205	63.5	10.55	6.45	9.75	4.92	50.00	16.51	0.72	0.54	13.64	12.22	78.04
LSBK	Lake Shore Bnp MHC of NY (38.7)	11.75	5,919	28.8	14.69	8.55	11.50	2.17	17.50	14.19	0.60	0.60	11.32	11.32	82.48
LABC	Louisiana Bancorp, Inc. of LA*	16.97	2,868	48.7	17.75	15.00	16.35	3.79	4.75	0.00	0.87	0.54	19.22	19.22	108.91
MSBF	MSB Fin Corp MHC of NJ (39.2)	7.01	5,011	15.0	7.72	4.26	7.00	0.14	20.65	4.63	-1.26	-1.26	7.79	7.79	68.58
MCBK	Madison County Financial of NE*	16.89	3,193	53.9	16.89	14.15	16.56	1.99	68.90	2.99	1.04	0.89	19.44	19.03	83.70
MGYR	Magyar Bancorp MHC of NJ (44.9)	5.14	5,807	13.3	5.50	3.58	5.14	0.00	18.98	22.38	0.07	-0.02	7.72	7.72	89.60
MLVF	Malvern Bancorp, Inc. of PA*	11.89	6,558	78.0	12.30	7.22	11.87	0.17	54.82	6.64	0.13	0.07	14.81	14.81	105.05
MFLR	Mayflower Bancorp, Inc. of MA (8)*	17.82	2,058	36.7	18.40	9.03	10.25	73.85	64.09	70.20	0.71	0.36	10.99	10.99	126.99
EBSB	Meridian Fn Serv MHC MA (40.6)	18.11	22,340	171.2	21.75	12.91	18.21	-0.55	37.61	7.93	0.60	0.19	10.70	10.09	107.44
CASH	Meta Financial Group of IA*	26.38	5,498	145.0	27.69	19.51	26.43	-0.19	25.32	15.70	1.88	1.67	26.08	25.67	316.53
NASB	NASB Fin, Inc. of Grandview MO*	23.24	7,868	182.9	25.39	14.90	23.03	0.91	38.42	8.75	4.08	-1.27	24.19	23.89	149.85
NECB	NE Comm Bncrp MHC of NY (42.5)	5.82	12,645	34.6	6.79	5.00	5.81	0.17	3.19	10.44	-0.20	-0.20	8.22	8.11	33.89
NHTB	NH Thrift Bancshares of NH*	12.89	7,064	91.1	13.70	12.15	12.83	0.47	4.80	1.50	1.02	0.48	15.19	9.72	174.29
NVSL	Naugatuck Valley Fin Crp of CT*	7.20	7,002	50.4	7.70	6.52	7.20	0.00	-5.26	8.27	-1.94	-2.13	9.56	9.56	75.18
NFSB	Newport Bancorp, Inc. of RI*	16.94	3,545	60.1	17.59	13.34	16.56	2.29	21.43	2.79	0.37	0.47	15.22	15.22	121.46
NFBK	Northfield Bancorp, Inc. of NJ*	11.48	58,203	668.2	11.88	9.24	11.41	0.61	17.02	5.61	0.25	0.17	12.57	12.20	50.64
NWBI	Northwest Bancshares Inc of PA*	12.72	93,802	1,193.2	12.95	11.03	12.25	3.84	6.89	4.78	0.68	0.66	12.23	10.34	85.23
OBAF	OBA Financial Serv. Inc of MD*	18.55	4,254	78.9	19.50	14.50	18.74	-1.01	21.72	5.46	0.23	0.22	17.68	17.68	90.76
OSHC	Ocean Shore Holding Co. of NJ*	14.35	6,970	100.0	15.99	11.25	14.75	-2.71	19.58	-3.04	0.69	0.73	15.21	14.45	151.20
OCFC	OceanFirst Fin. Corp of NJ*	14.34	17,660	253.2	14.88	12.43	14.08	1.85	-1.78	4.29	1.07	0.95	12.43	12.43	130.45
OFED	Oconee Fed Fn Cp MHC SC (35.0)	15.74	6,260	35.0	18.30	11.98	15.40	2.21	31.17	8.33	0.68	0.67	13.07	13.07	59.89
OABC	OmniAmerican Bancorp Inc of TX*	24.07	11,444	275.5	26.61	19.00	24.40	-1.35	18.22	4.06	0.60	0.27	18.01	18.01	111.55
ONFC	Oneida Financial Corp. of NY*	13.04	7,025	91.6	13.33	9.20	12.86	1.40	26.23	22.44	0.81	0.90	13.36	9.52	102.45
ORIT	Oritani Financial Corp of NJ*	15.87	45,371	720.0	16.10	13.27	15.58	1.86	13.52	3.59	0.80	0.80	11.28	11.28	62.05
PSBH	PSB Hldgs Inc MHC of CT (42.9)	6.00	6,542	16.8	7.25	4.18	6.00	0.00	34.53	25.00	0.14	0.23	7.64	6.56	68.11
PVFC	PVF Capital Corp. of Solon OH (8)*	3.87	26,049	100.8	4.06	1.70	3.82	1.31	93.50	76.71	0.26	0.05	2.97	2.97	29.19
PBHC	Pathfinder BC MHC of NY (39.5)	11.77	2,619	10.6	16.50	9.25	12.00	-1.92	30.78	14.27	1.01	0.75	10.59	9.13	182.43
PEOP	Peoples Fed Bancshrs Inc of MA*	18.32	6,580	120.5	19.28	15.50	18.53	-1.13	11.23	5.35	0.22	0.19	16.45	16.45	87.89
PBCT	Peoples United Financial of CT*	13.91	328,930	4,575.4	14.08	11.20	13.51	2.96	18.89	15.05	0.73	0.71	14.85	8.33	93.02
PBSK	Poage Bankshares, Inc. of KY*	15.00	3,283	49.2	15.10	11.73	15.00	0.00	26.69	17.65	0.43	0.29	18.17	18.17	94.03
PBCP	Polonia Bancorp, Inc. of PA*	9.05	3,511	31.8	9.18	5.84	9.05	0.00	46.20	12.42	0.03	-0.09	11.75	11.75	77.26
PROV	Provident Fin. Holdings of CA*	15.71	10,450	164.2	19.69	10.61	15.69	0.13	44.53	-10.23	2.13	-1.86	14.91	14.91	119.46
PBNY	Provident NY Bncrp, Inc. of NY*	9.35	44,353	414.7	9.92	7.12	9.34	0.11	19.41	0.43	0.50	0.41	11.15	7.33	83.66
PBIP	Prudential Bncp MHC PA (24.9)	8.46	10,023	25.6	9.17	5.21	8.41	0.59	58.13	19.66	0.24	0.10	6.00	6.00	47.80
PULB	Pulaski Fin Cp of St. Louis MO*	10.56	10,990	116.1	10.79	6.90	10.65	-0.85	42.90	17.99	0.94	0.26	8.89	8.53	122.90
RVSB	Riverview Bancorp, Inc. of WA*	2.39	22,472	53.7	2.80	1.07	2.47	-3.24	54.19	41.42	-0.66	-0.70	3.42	2.28	35.36
RCKB	Rockville Fin New, Inc. of CT*	13.21	27,981	369.6	13.49	10.94	13.06	1.15	15.57	2.40	0.59	0.43	11.47	11.43	73.72
ROMA	Roma Fin Corp MHC of NJ (25.5) (8)	17.28	30,117	143.8	17.42	7.75	16.87	2.43	109.45	14.29	0.02	0.01	7.15	7.09	59.04
SIFI	SI Financial Group, Inc. of CT*	10.82	10,112	109.4	12.34	10.65	10.80	0.19	-3.57	-5.91	0.06	-0.01	12.43	12.09	94.66
SPBC	SP Bancorp, Inc. of Plano, TX*	18.90	1,639	31.0	18.90	11.83	18.00	5.00	52.67	21.94	0.99	-0.08	20.44	20.44	180.20
SVBI	Severn Bancorp, Inc. of MD*	4.60	10,067	46.3	5.78	2.01	4.45	3.37	37.31	46.50	0.34	0.05	8.09	8.06	84.64
SMPL	Simplicity Bancorp of CA*	14.65	8,293	121.5	15.74	13.50	14.93	-1.88	6.24	-2.01	0.65	0.51	17.65	17.17	106.39
STND	Standard Financial Corp. of PA*	18.83	3,222	60.7	20.45	14.11	18.90	-0.37	12.42	8.09	0.87	0.81	23.76	20.90	135.41
SIBC	State Investors Bancorp of LA*	14.58	2,525	36.8	14.99	11.66	14.57	0.07	16.64	3.48	0.26	0.26	17.12	17.12	97.37
THRD	TF Fin. Corp. of Newtown PA*	25.13	2,840	71.4	26.47	22.06	24.78	1.41	0.48	5.46	1.92	1.76	29.37	27.85	252.11
TFSL	TFS Fin Corp MHC of OH (26.5)	11.15	309,116	905.3	11.16	8.10	10.94	1.92	16.63	15.90	0.08	0.07	5.94	5.91	35.98
TBNK	Territorial Bancorp, Inc of HI*	23.64	10,655	251.9	24.38	20.69	23.84	-0.84	11.09	3.46	1.39	1.17	20.55	20.53	147.78
TSBK	Timberland Bancorp, Inc. of WA*	8.08	7,045	56.9	9.00	4.55	8.16	-0.98	61.60	16.43	0.62	0.36	10.89	10.06	104.77
TRST	TrustCo Bank Corp NY of NY*	5.65	94,071	531.5	6.00	5.02	5.48	3.10	6.40	7.01	0.40	0.39	3.84	3.83	46.90
UCBA	United Community Bancorp of IN*	9.96	5,150	51.3	11.59	8.28	10.00	-0.40	10.91	8.26	0.41	0.24	14.46	13.80	101.21
UCFC	United Community Fin. of OH*	3.79	39,607	150.1	4.32	1.92	4.04	-6.19	92.39	31.14	-0.56	-0.81	4.81	4.81	46.25
UBNK	United Financial Bncrp of MA*	15.46	19,942	308.3	16.32	13.36	15.08	2.52	-3.07	-1.65	0.27	0.59	15.36	13.19	121.81
WSFS	WSFS Financial Corp. of DE*	51.06	8,793	449.0	52.54	35.98	50.16	1.79	37.04	20.85	3.62	2.17	42.28	38.51	495.24
WVFC	WVS Financial Corp. of PA*	11.56	2,058	23.8	13.63	6.76	12.00	-3.67	45.78	36.00	0.61	0.61	15.43	15.43	130.53
WAFD	Washington Federal, Inc. of WA*	17.60	105,012	1,848.2	18.25	14.30	17.17	2.50	2.68	4.33	1.32	0.72	18.09	15.65	118.78
WSBF	Waterstone Fin MHC of WI (26.2)	8.37	31,349	68.6	8.75	3.31	8.03	4.23	106.67	7.31	1.19	-0.81	6.61	6.59	51.96
WAYN	Wayne Savings Bancshares of OH*	10.14	2,949	29.9	10.67	8.10	10.00	1.40	19.15	9.50	0.73	0.67	13.51	12.89	135.52

RP FINANCIAL, LC.

Financial Services Industry Consultants

1100 North Glebe Road, Suite 600

Arlington, Virginia 22201

(703) 528-1700

Exhibit IV-1A (continued)

Weekly Thrift Market Line - Part One

Prices As Of May 17, 2013

										Current Per Share Financials
				Price Change Data									Tangible
	Market Capitalization			52 Week(1)			% Change From			Trailing	12 Mo.	Book	Book
	Price/	Shares	Market			Last	Last	52 Wks	Most Rent	12 Mo.	Core	Value/	Value/	Assets/
Financial Institution	Share(1)	Outstanding	Capitalization(9)	High	Low	Week	Week	Ago(2)	Yr End(2)	EPS(3)	EPS(3)	Share	Share(4)	Share
	($)	(000)	($Mil)	($)	($)	($)	(%)	(%)	(%)	($)	($)	($)	($)	($)

NASDAQ Listed OTC Companies (continued)
WEBK Wellesley Bancorp, Inc. of MA*	17.46	2,462	43.0	17.59	13.37	17.34	0.69	20.83	13.75	0.91	0.82	18.43	18.43	156.68
WBB Westbury Bancorp, Inc. of WI*	13.51	5,143	69.5	14.00	13.02	13.32	1.43	35.10	35.10	0.17	0.07	17.41	17.41	110.06
WFD Westfield Fin. Inc. of MA*	7.64	21,903	167.3	8.07	6.45	7.45	2.55	9.46	5.67	0.26	0.18	8.17	8.17	59.67
WBKC Wolverine Bancorp, Inc. of MI*	18.82	2,452	46.1	19.50	15.50	18.92	-0.53	19.49	10.51	0.73	-0.01	25.67	25.67	118.46

RP FINANCIAL, LC.

Financial Services Industry Consultants

1100 North Glebe Road, Suite 600

Arlington, Virginia 22201

(703) 528-1700

Exhibit IV-1B

Weekly Thrift Market Line - Part Two

Prices As Of May 17, 2013

	Key Financial Ratios							Asset Quality Ratios			Pricing Ratios					Dividend Date(6)
		Tang.												Price/	Price/	Ind.
	Equity/	Equity/	Reported Earnings			Core Earnings		NPAs	Resvs/	Resvs/	Price/	Price/	Price/	Tang.	Core	Div./	Dividend	Payout
Financial Institution	Assets	Assets	ROA(5)	ROE(5)	ROI(5)	ROA(5)	ROE(5)	Assets	NPAs	Loans	Earning	Book	Assets	Book	Earnings	Share	Yield	Ratio(7)
	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(X)	(%)	(%)	(%)	(X)	($)	(%)	(%)

Market Averages. All Public Companies(no MHCs)

All Public Companies (110)	13.29	12.61	0.47	3.53	3.78	0.19	1.11	2.93	46.17	1.53	19.24	97.00	12.62	104.63	21.69	0.23	1.57	25.61
NYSE Traded Companies (5)	9.74	7.56	0.74	7.18	7.69	-0.29	-5.08	3.18	36.92	1.38	14.43	102.10	9.91	133.36	17.33	0.36	2.57	21.87
NASDAQ Listed OTC Companies (105)	13.46	12.86	0.46	3.34	3.57	0.22	1.42	2.91	46.71	1.54	19.57	96.74	12.76	103.17	21.92	0.22	1.51	25.80
California Companies (5)	8.95	8.76	0.74	5.98	7.09	-0.13	-0.62	5.55	34.72	1.63	18.35	127.12	10.51	129.77	18.55	0.22	2.64	20.79
Florida Companies (1)	7.40	7.12	0.60	7.74	4.92	-0.69	-8.79	1.47	28.55	0.53	20.33	148.38	10.98	154.65	NM	0.08	0.49	9.88
Mid-Atlantic Companies (31)	13.27	12.19	0.52	4.18	4.66	0.49	3.96	2.49	45.20	1.36	19.18	98.30	12.61	110.87	19.69	0.27	1.99	34.46
Mid-West Companies (30)	12.64	12.15	0.43	3.14	3.76	-0.03	-1.17	3.04	43.34	1.85	17.86	85.60	10.71	89.72	20.64	0.23	1.53	25.87
New England Companies (18)	13.42	12.48	0.33	2.75	1.96	0.24	2.12	1.38	62.03	1.14	21.66	100.51	13.43	112.87	25.04	0.29	1.67	34.80
North-West Companies (7)	13.65	12.86	0.67	4.76	2.94	-0.02	-1.22	6.42	29.17	1.91	10.10	90.39	12.47	98.45	22.37	0.16	0.94	11.11
South-East Companies (14)	16.57	16.47	0.36	1.67	3.39	0.22	0.80	3.09	50.81	1.84	23.99	101.93	16.30	102.63	25.66	0.09	0.67	7.69
South-West Companies (2)	13.74	13.74	0.55	4.14	3.87	0.10	0.56	2.34	29.51	1.00	19.09	113.06	16.03	113.06	NM	0.00	0.00	0.00
Western Companies (Excl CA) (2)	12.12	11.41	0.71	5.20	5.23	0.43	3.13	0.43	62.41	0.53	19.44	96.99	12.07	103.94	20.21	0.41	2.45	48.30
Thrift Strategy (106)	13.31	12.69	0.45	3.36	3.63	0.20	1.18	2.96	45.93	1.54	19.47	96.71	12.62	103.72	21.69	0.22	1.54	25.91
Mortgage Banker Strategy (1)	12.48	12.48	1.75	15.08	13.56	-1.53	-13.17	2.27	60.63	1.79	7.38	105.37	13.15	105.37	NM	0.28	1.78	13.15
Diversified Strategy (2)	12.25	8.73	0.78	6.23	6.17	0.62	4.62	1.70	49.75	1.19	16.58	107.22	12.63	149.79	21.56	0.56	2.81	13.26
Companies Issuing Dividends (76)	13.08	12.17	0.65	5.09	5.45	0.37	2.85	2.39	49.25	1.39	18.93	98.88	12.76	109.21	20.59	0.32	2.23	36.02
Companies Without Dividends (34)	13.77	13.64	0.06	-0.39	-0.24	-0.23	-3.29	4.29	38.49	1.87	20.75	92.63	12.30	93.99	27.89	0.00	0.00	0.00
Equity/Assets <6% (4)	2.45	2.45	-0.49	-6.70	4.14	-0.48	-5.19	10.50	30.37	4.19	24.16	132.71	2.82	132.71	4.87	0.01	1.83	0.00
Equity/Assets 6-12% (45)	9.83	9.35	0.40	4.00	3.65	0.04	0.29	2.99	44.59	1.47	16.74	96.96	9.35	103.27	18.42	0.23	1.48	24.65
Equity/Assets >12% (61)	16.08	15.25	0.57	3.73	3.85	0.33	1.98	2.46	48.11	1.44	21.04	95.85	15.25	104.60	24.08	0.23	1.61	26.77
Converted Last 3 Mths (no MHC) (2)	19.65	19.40	0.33	3.29	1.93	0.25	2.78	2.50	59.91	2.16	38.46	80.47	15.92	81.35	NM	0.10	1.00	0.00
Actively Traded Companies (2)	11.51	10.62	1.08	10.96	8.58	0.84	9.31	2.72	71.36	1.20	11.85	120.54	13.01	128.13	17.40	0.70	1.83	21.98
Market Value Below $20 Million (5)	4.38	4.36	-0.68	-8.46	-5.60	-0.61	-6.28	12.12	21.51	3.00	NM	113.72	3.16	113.85	4.87	0.01	1.83	0.00
Holding Company Structure (95)	13.08	12.32	0.41	2.86	3.44	0.17	0.82	3.02	45.03	1.57	19.10	95.54	12.38	104.22	21.69	0.23	1.69	27.83
Assets Over $1 Billion (48)	12.75	11.72	0.71	6.06	5.36	0.28	2.03	2.54	43.02	1.34	18.87	106.70	13.33	119.52	21.04	0.35	2.28	34.74
Assets $500 Million-$1 Billion (32)	12.71	12.19	0.08	0.06	1.29	-0.05	-0.96	3.70	42.72	1.79	20.96	92.08	11.50	97.02	23.89	0.12	0.99	22.30
Assets $250-$500 Million (26)	14.99	14.70	0.64	4.37	5.16	0.45	3.31	2.73	57.88	1.58	17.94	86.47	12.90	88.53	21.14	0.15	1.14	15.36
Assets less than $250 Million (4)	13.52	13.49	-0.36	-5.25	-4.35	-0.57	-7.15	3.42	41.87	1.53	26.54	82.87	11.23	83.11	NM	0.04	0.29	15.38
Goodwill Companies (63)	12.90	11.75	0.55	4.21	4.25	0.30	2.03	2.45	46.33	1.44	18.40	91.67	11.66	104.56	20.23	0.29	2.02	32.47
Non-Goodwill Companies (44)	13.79	13.79	0.45	3.22	3.51	0.12	0.37	3.62	46.40	1.62	20.98	101.79	13.61	101.79	24.83	0.14	0.93	17.17
Acquirors of FSLIC Cases (1)	15.23	13.45	1.04	7.25	7.50	0.57	3.96	4.89	19.17	1.55	13.33	97.29	14.82	112.46	24.44	0.36	2.05	27.27

(1)          Average of high/low or bid/ask price per share.

(2)          Or since offering price if converted or first listed in the past 52 weeks. Percent change figures are actual year-to- date and are not annualized

(3)          EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.

(4)          Excludes intangibles (such as goodwill, value of core deposits, etc.).

(5)          ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by current price.

(6)          Annualized, based on last regular cash dividend announcement.

(7)          Indicated dividend as a percent of trailing twelve month earnings.

(8)          Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

*                 Parentheses following market averages indicate the number of institutions included in the respective averages.  All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source:       SNL Financial, LC. and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c)  2013 by RP Financial, LC.

RP FINANCIAL, LC.

Financial Services Industry Consultants

1100 North Glebe Road, Suite 600

Arlington, Virginia 22201

(703) 528-1700

Exhibit IV - 1B (continued)

Weekly Thrift Market Line - Part Two

Prices As Of May 17, 2013

	Key Financial Ratios							Asset Quality Ratios			Pricing Ratios					Dividend Data (6)
		Tang.												Price/	Price/	Ind.
	Equity/	Equity/	Reported Earnings			Core Earnings		NPAs	Resvs/	Resvs/	Price/	Price/	Price/	Tang.	Core	Div./	Dividend	Payout
Financial Institution	Assets	Assets	ROA(5)	ROE(5)	ROI(5)	ROA(5)	ROE(5)	Assets	NPAs	Loans	Earning	Book	Assets	Book	Earnings	Share	Yield	Ratio (7)
	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(X)	(%)	(%)	(%)	(X)	($)	(%)	(%)

Market Averages. MHC Institutions
All Public Companies (18)	13.68	12.92	0.46	3.81	2.45	0.19	1.30	2.73	47.39	1.26	21.33	126.70	17.09	136.17	21.02	0.15	1.30	15.56
NASDAQ Listed OTC Companies (18)	13.68	12 .92	0.46	3.81	2.45	0.19	1.30	2.73	47.39	1.26	21.33	126.70	17.09	136.17	21.02	0.15	1.30	15.56
Mid-Atlantic Companies (12)	12.89	12.22	0.22	2.43	1.20	0.15	1.79	2.50	52.94	1.29	20.61	124.32	15.65	134.07	18.50	0.15	1.08	15.99
Mid-West Companies (3)	15.96	14.76	1.13	8.39	6.14	-0.06	-2.51	7.30	24.65	l.70	17.80	139.37	22.15	149.60	23.53	0.13	1.67	0.00
New England Companies (2)	10.59	9.62	0.40	3.84	2.82	0.26	2.48	2.16	40.34	1.15	30.18	123.89	12.83	135.47	26.09	0.08	1.33	0.00
South-East Companies (l)	21.82	21.82	1.13	5.16	4.32	1.11	5.08	0.85	27.29	0.33	23.15	120.43	26.28	120.43	23.49	0.40	2.54	58.82
Thrift Strategy (l8)	13.68	12.92	0.46	3.81	2.45	0.19	1.30	2.73	47.39	1.26	21.33	126.70	17.09	136.17	21.02	0.15	1.30	15.56
Companies Issuing Dividends (9)	14.52	13.80	0.61	5.06	3.82	0.62	4.95	l.88	58.21	1.10	19.92	124.40	17.13	133.18	21.02	0.29	2.45	37.34
Companies Without Dividends (9)	12.74	11.94	0.28	2.39	0.91	-0.30	-2.80	3.59	36.58	1.42	24.16	129.28	17.05	139.53	NM	0.00	0.00	0.00
Equity/Assets <6% (1)	5.80	5.05	0.56	6.7l	8.58	0.42	4.98	l.70	55.25	l.38	11.65	111.14	6.45	128.92	15.69	0.12	l.02	11.88
Equity/Assets 6 - 12% (6)	9.70	9.27	0.15	2.25	0.13	0.08	1.49	3.02	61.51	l.40	22.25	127.33	12.04	134.19	21.61	0.18	1.18	17.34
Equity/Assets >12% (11)	16.86	15.90	0.63	4.45	3.23	0.23	0.83	2.72	38.21	1.16	22.72	127.87	21.18	138.08	22.20	0.14	1.40	15.07
Holding Company Structure (16)	13.46	12.60	0.44	3.79	2.44	0.16	1.15	2.84	48.63	1.34	19.59	122.76	16.11	133.49	21.02	0.16	1.34	l6.97
Assets Over $1 Billion (8)	13.72	12.72	0.72	6.21	3.94	0.08	0.57	2.72	53.37	1.38	20.10	159.24	21.63	173.53	25.41	0.06	0.42	3.83
Assets $500 Million - $1 Billion (2)	8.60	8.60	0.56	6.34	4.38	0.52	5.84	1.18	90.48	1.38	13.51	109.87	9.44	109.87	13.33	0.35	1.72	23.18
Assets $250 - $500 Million (8)	14.92	14.18	0.21	l.07	0.66	0.19	0.81	3.00	35.23	1.11	23.64	102.43	15.03	110.06	21.68	0.19	1.96	29.34
Goodwill Companies (11)	13.78	12.49	0.55	4.98	3.64	0.14	1.13	3.00	48.76	1.45	20.10	130.74	17.20	146.84	22.68	0.10	1.17	4.98
Non - Goodwill Companies (7)	13.55	13.55	0.33	2.12	0.75	0.26	l.55	2.35	45.47	1.02	22.87	120.92	16.93	120.92	18.80	0.23	l.48	30.37
MHC Institutions (l8)	13.68	12.92	0.46	3.81	2.45	0.19	l.30	2.73	47.39	1.26	21.33	126.70	17.09	136.17	21.02	0.15	1.30	15.56

(l)             Average of high/low or bid/ask price per share.

(2)         Or since offering price if converted or first listed in the past 52 weeks.  Percent change figures are actual year-to-date and are not annualized

(3)         EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.

(4)         Excludes intangibles (such as goodwill, value of core deposits. etc.).

(5)         ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by current price.

(6)         Annualized, based on last regular quarterly cash dividend announcement.

(7)         Indicated dividend as a percent of trailing twelve month earnings.

(8)         Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

*                 Parentheses following market averages indicate the number of institutions included in the respective averages.  All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source:       SNL Financial, LC. and RP Financial, LC. calculations.  The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2013 by RP Financial, LC.

RP FINANCIAL, LC.

Financial Services Industry Consultants

1100 North Glebe Road, Suite 600

Arlington, Virginia 22201

(703) 528-1700

Exhibit IV-1B (continued)

Weekly Thrift Market Line - Part Two

Prices As Of May 17, 2013

		Key Financial Ratios							Asset Quality Ratios			Pricing Ratios					Dividend Data(6)
		Equity/	Tang. Equity/	Reported Earnings			Core Earnings		NPAs	Resvs/	Resvs/	Price/	Price/	Price/	Price/ Tang.	Price/ Core	Ind. Div./	Dividend	Payout
Financial Institution		Assets	Assets	ROA (5)	ROE (5)	ROI (5)	ROA (5)	ROE (5)	Assets	NPAs	Loans	Earning	Book	Assets	Book	Earnings	Share	Yield	Ratio (7)
		(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(X)	(%)	(%)	(%)	(x)	($)	(%)	(%)
NYSE Traded Companies
AF	Astoria Financial Corp. of NY*	8.07	7.01	0.34	4.36	5.66	0.29	3.68	3.04	29.27	1.11	17.67	77.53	6.25	90.31	20.92	0.16	1.56	27.59
EVER	EverBank Financial Corp. of FL*	7.40	7.12	0.60	7.74	4.92	-0.69	-8.79	1.47	28.55	0.53	20.33	148.38	10.98	154.65	NM	0.08	0.49	9.88
FBC	Flagstar Bancorp, Inc. of MI*	7.04	7.04	0.66	7.98	12.45	-2.78	-33.46	8.26	26.80	3.21	8.03	81.47	5.74	81.47	NM	0.00	0.00	0.00
NYCB	New York Community Bcrp of NY*	12.73	7.61	1.15	8.93	8.27	0.84	6.58	0.75	58.84	0.61	12.09	107.24	13.65	189.81	16.40	1.00	7.26	NM
PFS	Provident Fin. Serv. Inc of NJ*	13.47	9.02	0.94	6.91	7.14	0.89	6.60	2.37	41.14	1.43	14.01	95.90	12.92	150.58	14.66	0.56	3.57	50.00

NASDAQ Listed OTC Companies
ASBB	ASB Bancorp, Inc. of NC*	14.18	14.18	0.17	1.17	1.53	-0.18	-1.26	3.29	34.31	2.10	NM	80.79	11.46	80.79	NM	0.00	0.00	0.00
ALLB	Alliance Bancorp, Inc. of PA*	17.42	17.42	0.53	3.04	3.50	0.64	3.67	3.57	29.85	1.61	28.54	88.62	15.44	88.62	23.62	0.20	1.46	41.67
ANCB	Anchor Bancorp of Aberdeen, WA*	11.76	11.76	0.05	0.47	0.59	-0.04	-0.33	6.54	17.61	1.84	NM	79.61	9.36	79.61	NM	0.00	0.00	0.00
AFCB	Athens Bancshares, Inc. of TN*	15.57	15.50	0.89	5.38	6.40	0.89	5.38	3.07	50.20	2.07	15.63	89.00	13.86	89.47	15.63	0.20	1.08	16.95
ACFC	Atlantic Coast Fin. Corp of GA (8)*	5.00	4.99	-0.91	-16.65	NM	-1.23	-22.59	6.33	22.11	2.20	NM	38.63	1.93	38.66	NM	0.00	0.00	NM
BLMT	BSB Bancorp, Inc. of MA*	15.72	15.72	0.18	1.06	1.10	-0.01	-0.07	1.67	48.35	0.94	NM	97.01	15.25	97.01	NM	0.00	0.00	0.00
BKMU	Bank Mutual Corp of WI*	11.25	11.23	0.26	2.39	2.52	-0.09	-0.85	1.75	51.08	1.49	39.71	94.88	10.67	95.04	NM	0.08	1.44	57.14
BFIN	BankFinancial Corp. of IL*	11.84	11.66	-1.92	-15.21	-16.87	-2.00	-15.87	2.84	41.93	1.71	NM	98.54	11.67	100.25	NM	0.04	0.49	NM
BNCL	Beneficial Mut MHC of PA (42.9)	13.33	10.87	0.28	2.12	1.93	0.26	2.00	1.60	76.96	2.44	NM	110.10	14.67	138.84	NM	0.00	0.00	0.00
BHLB	Berkshire Hills Bancorp of MA*	12.85	8.06	0.80	6.17	5.50	1.07	8.26	0.95	66.34	0.84	18.18	102.21	13.13	171.83	13.57	0.72	2.64	48.00
BOFI	Bofi Holding, Inc. Of CA*	8.01	8.01	1.39	16.19	6.93	0.91	10.58	NA	NA	0.53	14.42	222.23	17.79	222.23	22.07	0.00	0.00	0.00
BYFC	Broadway Financial Corp. of CA*	0.05	0.05	-0.39	-7.73	NM	0.07	1.49	14.46	19.90	4.01	NM	NM	0.39	NM	4.87	0.04	5.48	NM
CITZ	CFS Bancorp, Inc of Munster IN(8)*	9.84	9.84	0.50	5.24	4.97	0.36	3.83	4.97	21.10	1.81	20.12	101.06	9.94	101.06	27.53	0.04	0.38	7.69
CMSB	CMS Bancorp Inc of w Plains NY(8)*	8.42	8.42	-0.04	-0.42	-0.56	-0.15	-1.78	NA	NA	0.39	NM	74.52	6.27	74.52	NM	0.00	0.00	NM
CBNJ	Cape Bancorp, Inc. of NJ*	14.65	12.72	0.43	3.03	3.60	0.40	2.76	2.80	33.41	1.32	27.79	83.33	12.21	98.13	30.48	0.20	2.12	58.82
CFFN	Capitol Federal Fin Inc. of KS*	17.48	17.48	0.76	4.04	3.99	0.76	4.04	0.65	17.38	0.18	25.04	109.27	19.10	109.27	25.04	0.30	2.50	62.50
CARV	Carver Bancorp, Inc. of NY*	1.62	1.62	-1.29	-14.64	NM	-1.38	-15.67	9.78	23.12	3.78	NM	172.60	2.80	172.60	NM	0.00	0.00	NM
CFBK	Central Federal Corp. of OH*	10.60	10.53	-1.84	-23.21	-17.33	-1.98	-25.00	4.91	53.52	3.25	NM	103.45	10.96	104.17	NM	0.00	0.00	NM
CHFN	Charter Financial Corp of GA*	23.47	22.99	0.51	3.29	2.60	0.43	2.78	1.58	86.51	2.72	38.46	83.33	19.56	85.11	NM	0.20	2.00	NM
CHEV	Cheviot Financial Corp. of OH*	16.96	15.46	0.51	3.03	3.85	0.36	2.14	2.79	12.24	0.48	25.95	79.92	13.56	89.29	36.84	0.36	3.15	NM
CBNK	Chicopee Bancorp, Inc. of MA*	15.46	15.46	0.48	3.21	3.16	0.49	3.27	0.81	89.65	0.93	31.60	100.30	15.51	100.30	31.02	0.20	1.19	37.74
CZWI	Citizens Comm Bncorp Inc of WI*	10.15	10.11	0.21	2.08	3.11	0.28	2.74	2.17	50.36	1.40	32.14	66.20	6.72	66.51	24.38	0.02	0.28	9.09
CSBK	Clifton Svg Bp MHC Of NJ(35.8)	18.18	18.18	0.66	3.79	2.22	0.56	3.23	NA	NA	0.54	NM	171.51	31.19	171.51	NM	0.24	1.97	NM
COBK	Colonial Financial Serv. of NJ*	10.75	10.75	-0.24	-2.16	-2.89	-0.25	-2.27	5.84	11.03	1.35	NM	76.44	8.21	76.44	NM	0.00	0.00	NM
DCOM	Dime Community Bancshars of NY*	10.05	8.78	1.03	10.53	7.69	1.66	17.05	1.29	39.82	0.58	13.01	131.72	13.24	152.97	8.03	0.56	3.81	49.56
ESBF	ESB Financial Corp. of PA*	10.27	8.26	0.81	8.26	7.25	0.78	7.99	0.97	36.13	0.98	13.79	111.30	11.43	141.51	14.26	0.33	2.66	36.67
ESSA	ESSA Bancorp, Inc. of PA*	12.39	11.66	0.28	2.15	2.68	0.49	3.70	2.42	22.90	0.81	37.31	79.33	9.83	85.00	21.64	0.20	1.85	68.97
EBMT	Eagle Bancorp Montanta of MT*	10.32	8.93	0.48	3.57	4.57	0.07	0.51	0.36	103.09	0.84	21.88	78.94	8.15	92.73	NM	0.29	2.71	59.18
FSBW	FS Bancorp, Inc. of WA*	16.40	16.40	1.82	13.29	11.36	0.79	5.79	1.67	81.45	1.67	8.80	90.32	14.82	90.32	20.23	0.20	1.18	10.36
FFCO	FedFirst Financial Corp of PA*	17.18	16.88	0.81	4.68	5.38	0.82	4.73	1.23	73.96	1.12	18.57	91.42	15.70	93.39	18.40	0.16	0.82	15.24
FCAP	First Capital, Inc. of IN*	11.67	10.61	0.93	8.04	7.72	0.86	7.45	1.78	58.97	1.68	12.96	102.51	11.96	114.11	13.98	0.80	4.09	52.98
FCLP	First Clover Leaf Fin Cp of IL*	12.85	11.09	0.76	5.55	7.22	0.52	3.76	2.95	32.83	1.49	13.85	77.59	9.97	91.69	20.43	0.24	2.94	40.68
FBNK	First Connecticut Bncorp of CT*	13.49	13.49	0.21	1.51	1.42	0.04	0.29	2.15	44.75	1.10	NM	107.85	14.55	107.85	NM	0.12	0.81	57.14
FDEF	First Defiance Fin. Corp of OH*	12.88	9.97	0.93	7.40	8.83	0.73	5.75	3.31	39.15	1.74	11.32	83.38	10.74	111.32	14.56	0.40	1.78	20.20
FFNM	First Fed of N. Michigan of MI*	11.46	11.42	-0.35	-3.02	-5.60	-0.54	-4.64	NA	NA	1.20	NM	54.85	6.29	55.11	NM	0.00	0.00	NM
FFBH	First Fed. Bancshares of AR*	12.05	12.05	-2.95	-25.71	-9.15	-2.98	-26.00	6.64	42.88	4.40	NM	274.86	33.12	274.86	NM	0.20	2.03	NM
FFNW	First Fin NW, Inc of Renton WA*	21.29	21.29	0.37	1.93	2.00	0.45	2.33	11.39	11.88	1.81	NM	94.82	20.19	94.82	NM	0.00	0.00	0.00
BANC	First PacTrust Bancorp of CA*	7.62	7.07	0.35	2.82	3.44	-0.59	-4.80	2.66	32.31	0.92	29.07	97.86	7.46	106.14	NM	0.48	3.75	NM
FSFG	First Savings Fin. Grp. of IN*	10.23	8.82	0.72	5.39	8.50	0.68	5.11	2.20	37.38	1.34	11.77	77.62	7.94	91.49	12.42	0.40	1.78	20.94
FXCB	Fox Chase Bancorp, Inc. of PA*	16.53	16.53	0.55	3.16	2.77	0.50	2.89	2.93	36.45	1.68	36.11	115.99	19.17	115.99	39.47	0.24	1.41	51.06
FRNK	Franklin Financial Corp. of VA*	22.91	22.91	0.68	2.91	3.14	0.72	3.12	5.33	18.95	2.22	31.84	95.93	21.97	95.93	29.75	0.00	0.00	0.00
GTWN	Georgetown Bancorp, Inc. of MA*	14.42	14.42	0.48	3.82	3.77	-0.05	-0.37	NA	NA	0.94	26.54	88.01	12.69	88.01	NM	0.16	1.16	30.77
GCBC	Green Co Bcrp MHC of NY (44.7)	8.59	8.59	1.04	11.78	7.40	1.05	11.93	1.18	90.48	1.94	13.51	153.15	13.15	153.15	13.33	0.70	3.43	46.36
HFFC	HF Financial Corp. of SD*	8.30	7.97	0.53	6.40	6.71	0.13	1.58	2.06	43.27	1.54	14.90	94.11	7.81	98.44	NM	0.45	3.39	50.56
HMNF	HMN Financial, Inc. of MN*	5.67	5.67	0.21	2.27	4.14	-0.13	-1.39	7.27	48.10	4.78	24.16	92.81	5.26	92.81	NM	0.00	0.00	0.00
HBK	Hamilton Bancorp, Inc. of MD*	20.41	19.71	0.17	1.12	1.30	0.14	0.92	2.21	26.32	1.28	NM	65.30	13.33	68.20	NM	0.00	0.00	0.00
HBNK	Hampden Bancorp, Inc. of MA*	12.99	12.99	0.51	3.73	3.66	0.40	2.93	2.21	35.65	1.18	27.29	101.93	13.24	101.93	34.73	0.20	1.31	35.71
HBOS	Heritage Fin Group, Inc of GA*	8.80	8.49	0.86	7.93	8.57	0.84	7.73	1.30	51.23	1.18	11.67	93.79	8.26	97.55	11.97	0.16	1.11	13.01
HIFS	Hingham Inst. for Sav. of MA*	7.79	7.79	1.12	14.67	9.65	1.12	14.67	0.54	123.54	0.85	10.36	143.80	11.20	143.80	10.36	1.04	1.61	16.69
HBCP	Home Bancorp Inc. Lafayette LA*	14.65	14.46	0.92	6.39	6.73	0.76	5.28	1.98	29.37	0.83	14.87	93.12	13.64	94.53	17.99	0.00	0.00	0.00
HFBL	Home Federal Bancorp Inc of LA*	15.31	15.31	1.18	6.89	7.76	0.49	2.84	NA	NA	1.05	12.88	99.27	15.20	99.27	31.19	0.24	1.35	17.39
HMST	HomeStreet, Inc. of WA*	10.78	10.77	2.61	24.17	19.09	-0.36	-3.30	6.17	18.35	1.56	5.24	126.62	13.65	126.83	NM	0.44	1.85	9.69
HTBI	HomeTrust Bancshrs, Inc. of NC*	23.32	23.32	0.65	2.79	3.08	0.53	2.29	6.41	32.23	2.79	32.44	90.56	21.12	90.56	39.56	0.00	0.00	0.00
HFBC	HopFed Bancorp, Inc. of KY*	10.61	10.59	0.34	2.95	4.12	0.13	1.11	1.35	80.05	1.95	24.24	78.66	8.34	78.83	NM	0.08	0.73	17.78
HCBK	Hudson City Bancorp, Inc of NJ (8)*	11.70	11.35	0.53	4.74	4.86	0.54	4.85	2.93	25.47	1.15	20.60	96.97	11.35	100.35	20.12	0.16	1.85	38.10

RP FINANCIAL, LC.

Financial Services Industry Consultants

1100  North Glebe Road, Suite 600

Arlington, Virginia 22201

(703) 528-1700

Exhibit IV-1B (continued)

Weekly Thrift Market Line - Part Two

Prices As Of May 17, 2013

		Key Financial Ratios							Asset Quality Ratios			Pricing Ratios					Dividend Data(6)
			Tang.												Price/	Price/	Ind.
		Equity/	Equity/	Reported Earnings			Core Earnings		NPAs	Resvs/	Resvs/	Price/	Price/	Price/	Tang.	Core	Div./	Dividend	Payout
Financial Institution		Assets	Assets	ROA(5)	ROE(5)	ROI(5)	ROA(5)	R0E(5)	Assets	NPAs	Loans	Earning	Book	Assets	Book	Earnings	Share	Yield	Ratio(7)
		(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(X)	(%)	(%)	(%)	(x)	($)	(%)	(%)

NASDAQ Listed OTC Companies (continued)
IROQ	IF Bancorp, Inc. of IL*	15.50	15.50	0.71	4.27	5.22	0.54	3.25	1.40	51.74	1.35	19.18	82.83	12.84	82.83	25.15	0.00	0.00	0.00
ISBC	Investors Bcrp MHC of NJ (41.6)	8.47	7.84	0.81	9.31	4.33	0.74	8.46	1.19	98.18	1.41	23.07	206.48	17.48	224.50	25.41	0.20	1.00	22.99
JXSB	Jacksonville Bancorp Inc of IL*	13.96	13.21	1.16	8.41	10.07	0.73	5.30	1.34	81.04	2.00	9.93	82.45	11.51	87.88	15.76	0.30	1.57	15.63
JFBI	Jefferson Bancshares Inc of TN*	10.59	10.36	0.26	2.49	3.60	0.26	2.49	4.29	26.12	1.78	27.75	68.43	7.24	70.08	27.75	0.00	0.00	0.00
KFFB	KY Fst Fed Bp MHC of KY (38.9)	18.65	15.17	0.95	3.95	3.50	1.16	4.80	NA	NA	NA	28.57	103.76	19.36	133.11	23.53	0.40	5.00	NM
KRNY	Kearny Fin Cp MHC of NJ (24.0)	16.88	13.58	0.21	1.22	0.87	0.14	0.82	1.37	26.72	0.80	NM	142.98	24.13	184.70	NM	0.00	0.00	0.00
LSBI	LSB Fin. Corp. of Lafayette IN*	10.95	10.95	0.75	7.13	8.14	0.29	2.77	3.79	42.68	2.15	12.29	84.65	9.27	84.65	31.62	0.20	0.93	11.43
LPSB	LaPorte Bancorp Inc. of IN*	17.48	15.95	0.93	6.53	7.04	0.70	4.90	1.89	46.21	1.42	14.21	75.00	13.11	83.72	18.94	0.16	1.56	22.22
LSBK	Lake Shore Bnp MHC of NY (38.7)	13.72	13.72	0.72	5.36	5.11	0.72	5.36	0.64	58.80	0.67	19.58	103.80	14.25	103.80	19.58	0.28	2.38	46.67
LABC	Louisiana Bancorp, Inc. of LA*	17.65	17.65	0.79	4.44	5.13	0.49	2.75	0.62	105.87	0.89	19.51	88.29	15.58	88.29	31.43	0.00	0.00	0.00
MSBF	MSB Fin Corp MHC of NJ (39.2)	11.36	11.36	-1.84	-16.17	-17.97	-1.84	-16.17	7.55	17.02	1.94	NM	89.99	10.22	89.99	NM	0.00	0.00	NM
MCBK	Madison County Financial of NE*	23.23	22.85	1.27	6.98	6.16	1.09	5.97	0.11	NA	2.33	16.24	86.88	20.18	88.75	18.98	0.28	1.66	26.92
MGYR	Magyar Bancorp MHC of NJ (44.9)	8.62	8.62	0.08	0.91	1.36	-0.02	-0.26	NA	NA	0.82	NM	66.58	5.74	66.58	NM	0.00	0.00	0.00
MLVF	Malvern Bancorp, Inc. of PA*	14.10	14.10	0.12	1.28	1.09	0.07	0.69	3.16	34.82	1.67	NM	80.28	11.32	80.28	NM	0.11	0.93	NM
MFLR	Mayflower Bancorp, Inc. of MA (8)*	8.65	8.65	0.57	6.54	3.98	0.29	3.31	0.36	131.09	0.86	25.10	162.15	14.03	162.15	NM	0.24	1.35	33.80
EBSB	Meridian Fn Serv MHC MA (40.6)	9.96	9.44	0.61	5.78	3.31	0.19	1.83	2.16	40.34	1.11	30.18	169.25	16.86	179.48	NM	0.00	0.00	0.00
CASH	Meta Financial Group of IA*	8.24	8.12	0.62	8.23	7.13	0.55	7.31	0.48	44.72	1.11	14.03	101.15	8.33	102.77	15.80	0.52	1.97	27.66
NASB	NASB Fin, Inc. of Grandview MO*	16.14	15.97	2.64	18.67	17.56	-0.82	-5.81	8.52	20.63	2.58	5.70	96.07	15.51	97.28	NM	0.90	3.87	22.06
NECB	NE Comm Bncrp MHC of NY (42.5)	24.25	24.02	-0.55	-2.40	-3.44	-0.55	-2.40	5.70	19.25	1.35	NM	70.80	17.17	71.76	NM	0.12	2.06	NM
NHTB	NH Thrift Bancshares of NH*	8.72	5.76	0.62	6.10	7.91	0.29	2.87	1.59	49.79	1.06	12.64	84.86	7.40	132.61	26.85	0.52	4.03	50.98
NVSL	Naugatuck Valley Fin Crp of CT*	12.72	12.72	-2.45	-17.65	-26.94	-2.69	-19.38	NA	NA	3.33	NM	75.31	9.58	75.31	NM	0.00	0.00	NM
NFSB	Newport Bancorp, Inc. of RI*	12.53	12.53	0.29	2.48	2.18	0.36	3.15	1.13	81.59	1.11	NM	111.30	13.95	111.30	36.04	0.00	0.00	0.00
NFBK	Northfield Bancorp, Inc. of NJ*	24.82	24.09	0.49	2.61	2.18	0.34	1.77	1.92	48.10	2.10	NM	91.33	22.67	94.10	NM	0.24	2.09	NM
NWBI	Northwest Bancshares Inc of PA*	14.35	12.41	0.80	5.52	5.35	0.77	5.35	2.45	36.77	1.28	18.71	104.01	14.92	123.02	19.27	0.48	3.77	70.59
OBAF	OBA Financial Serv. Inc of MD*	19.48	19.48	0.25	1.29	1.24	0.24	1.24	1.91	45.54	1.11	NM	104.92	20.44	104.92	NM	0.00	0.00	0.00
OSHC	Ocean Shore Holding Co. of NJ*	10.06	9.61	0.46	4.57	4.81	0.49	4.83	NA	NA	0.58	20.80	94.35	9.49	99.31	19.66	0.24	1.67	34.78
OCFC	OceanFirst Fin. Corp of NJ*	9.53	9.53	0.83	8.60	7.46	0.73	7.64	2.89	30.78	1.34	13.40	115.37	10.99	115.37	15.09	0.48	3.35	44.86
OFED	Oconee Fed Fn Cp MHC SC (35.0)	21.82	21.82	1.13	5.16	4.32	1.11	5.08	0.85	27.29	0.33	23.15	120.43	26.28	120.43	23.49	0.40	2.54	58.82
OABC	OmniAmerican Bancorp Inc of TX*	16.15	16.15	0.53	3.37	2.49	0.24	1.52	1.86	29.16	0.92	NM	133.65	21.58	133.65	NM	0.00	0.00	0.00
ONFC	Oneida Financial Corp. of NY*	13.04	9.65	0.82	6.23	6.21	0.92	6.92	0.41	99.61	0.89	16.10	97.60	12.73	136.97	14.49	0.48	3.68	59.26
ORIT	Oritani Financial Corp of NJ*	18.18	18.18	1.32	7.10	5.04	1.32	7.10	NA	NA	1.42	19.84	140.69	25.58	140.69	19.84	0.70	4.41	NM
PSBH	PSB Hldgs Inc MHC of CT (42.9)	11.22	9.79	0.20	1.90	2.33	0.33	3.12	NA	NA	1.19	NM	78.53	8.81	91.46	26.09	0.16	2.67	NM
PVFC	PVF Capital Corp. of Solon OH (8)*	10.17	10.17	0.86	9.25	6.72	0.17	1.78	4.81	40.25	2.61	14.88	130.30	13.26	130.30	NM	0.00	0.00	0.00
PBHC	Pathfinder BC MHC of NY (39.5)	5.80	5.05	0.56	6.71	8.58	0.42	4.98	1.70	55.25	1.38	11.65	111.14	6.45	128.92	15.69	0.12	1.02	11.88
PEOP	Peoples Fed Bancshrs Inc of MA*	18.72	18.72	0.25	1.31	1.20	0.22	1.13	NA	NA	0.90	NM	111.37	20.84	111.37	NM	0.16	0.87	72.73
PBCT	Peoples United Financial of CT*	15.96	9.63	0.83	4.73	5.25	0.80	4.60	1.93	31.78	0.84	19.05	93.67	14.95	166.99	19.59	0.65	4.67	NM
PBSK	Poage Bankshares, Inc. of KY*	19.32	19.32	0.45	2.34	2.87	0.30	1.58	0.63	101.80	1.12	34.88	82.55	15.95	82.55	NM	0.16	1.07	37.21
PBCP	Polonia Bancorp, Inc. of PA*	15.21	15.21	0.04	NM	0.33	-0.12	NM	NA	NA	0.99	NM	77.02	11.71	77.02	NM	0.00	0.00	0.00
PROV	Provident Fin. Holdings of CA*	12.48	12.48	1.75	15.08	13.56	-1.53	-13.17	2.27	60.63	1.79	7.38	105.37	13.15	105.37	NM	0.28	1.78	13.15
PBNY	Provident NY Bncrp, Inc. of NY*	13.33	9.18	0.62	4.69	5.35	0.51	3.85	1.58	46.98	1.25	18.70	83.86	11.18	127.56	22.80	0.24	2.57	48.00
PBIP	Prudential Bncp MHC PA (24.9)	12.55	12.55	0.49	4.04	2.84	0.20	1.68	1.55	33.78	0.89	35.25	141.00	17.70	141.00	NM	0.00	0.00	0.00
PULB	Pulaski Fin Cp of St. Louis MO*	7.23	6.96	0.77	8.50	8.90	0.21	2.35	3.32	41.47	1.60	11.23	118.79	8.59	123.80	NM	0.38	3.60	40.43
RVSB	Riverview Bancorp, Inc. of WA*	9.67	6.66	-1.79	-18.70	-27.62	-1.90	-19.83	7.37	33.53	2.91	NM	69.88	6.76	104.82	NM	0.00	0.00	NM
RCKB	Rockville Fin New, Inc. of CT*	15.56	15.51	0.84	5.10	4.47	0.61	3.72	1.06	84.58	1.17	22.39	115.17	17.92	115.57	30.72	0.40	3.03	67.80
ROMA	Roma Fin Corp MHC of NJ (25.5) (8)	12.11	12.02	0.03	0.28	0.12	0.02	0.14	3.12	15.31	0.82	NM	241.68	29.27	243.72	NM	0.00	0.00	0.00
SIFI	SI Financial Group, Inc. of CT*	13.13	12.82	0.06	0.48	0.55	-0.01	-0.08	1.27	51.96	0.93	NM	87.05	11.43	89.50	NM	0.12	1.11	NM
SPBC	SP Bancorp, Inc. of Piano, TX*	11.34	11.34	0.57	4.91	5.24	-0.05	-0.40	2.82	29.85	1.07	19.09	92.47	10.49	92.47	NM	0.00	0.00	0.00
SVBI	Severn Bancorp, Inc. of MD*	9.56	9.53	0.39	3.20	7.39	0.06	0.47	NA	NA	2.37	13.53	56.86	5.43	57.07	NM	0.00	0.00	0.00
SMPL	Simplicity Bancorp of CA*	16.59	16.21	0.59	3.55	4.44	0.46	2.79	2.80	26.02	0.89	22.54	83.00	13.77	85.32	28.73	0.32	2.18	49.23
STND	Standard Financial Corp. of PA*	17.55	15.77	0.64	3.55	4.62	0.59	3.30	0.91	100.30	1.39	21.64	79.25	13.91	90.10	23.25	0.18	0.96	20.69
SIBC	State Investors Bancorp of LA*	17.58	17.58	0.26	1.42	1.78	0.26	1.42	1.93	30.21	0.71	NM	85.16	14.97	85.16	NM	0.00	0.00	0.00
THRD	TF Fin. Corp. of Newtown PA*	11.65	11.11	0.78	6.70	7.64	0.71	6.14	2.37	41.01	1.26	13.09	85.56	9.97	90.23	14.28	0.20	0.80	10.42
TFSL	TFS Fin Corp MHC of OH (26.5)	16.51	16.44	0.22	1.36	0.72	0.19	1.19	NA	NA	1.01	NM	187.71	30.99	188.66	NM	0.00	0.00	0.00
TBNK	Territorial Bancorp, Inc of HI*	13.91	13.89	0.95	6.82	5.88	0.80	5.74	0.49	21.73	0.21	17.01	115.04	16.00	115.15	20.21	0.52	2.20	37.41
TSBK	Timberland Bancorp, Inc. of WA*	10.39	9.68	0.59	4.87	7.67	0.34	2.83	6.90	22.22	2.03	13.03	74.20	7.71	80.32	22.44	0.12	1.49	19.35
TRST	TrustCo Bank Corp NY of NY*	8.19	8.17	0.86	10.61	7.08	0.84	10.34	1.56	70.86	1.76	14.13	147.14	12.05	147.52	14.49	0.26	4.60	65.00
UCBA	United Community Bancorp of IN*	14.29	13.64	0.41	3.82	4.12	0.24	2.23	NA	NA	2.17	24.29	68.88	9.84	72.17	NM	0.24	2.41	58.54
UCFC	United Community Fin. of OH*	10.40	10.40	-1.18	-11.86	-14.78	-1.70	-17.16	4.60	25.89	2.05	NM	78.79	8.19	78.79	NM	0.00	0.00	NM
UBNK	United Financial Bncrp of MA*	12.61	11.02	0.27	2.07	1.75	0.60	4.53	0.88	57.29	0.69	NM	100.65	12.69	117.21	26.20	0.44	2.85	NM
WSFS	WSFS Financial Corp. of DE*	8.54	7.84	0.74	7.72	7.09	0.44	4.63	1.46	67.72	1.53	14.10	120.77	10.31	132.59	23.53	0.48	0.94	13.26
WVFC	WVS Financial Corp. of PA*	11.82	11.82	0.45	4.05	5.28	0.45	4.05	NA	NA	0.91	18.95	74.92	8.86	74.92	18.95	0.16	1.38	26.23
WAFD	Washington Federal, Inc. of WA*	15.23	13.45	1.04	7.25	7.50	0.57	3.96	4.89	19.17	1.55	13.33	97.29	14.82	112.46	24.44	0.36	2.05	27.27
WSBF	Waterstone Fin MHC of WI (26.2)	12.72	12.69	2.23	19.87	14.22	-1.52	-13.52	7.30	24.65	2.38	7.03	126.63	16.11	127.01	NM	0.00	0.00	0.00
WAYN	Wayne Savings Bancshares of OH*	9.97	9.56	0.53	5.39	7.20	0.49	4.94	2.18	38.03	1.19	13.89	75.06	7.48	78.67	15.13	0.28	2.76	38.36
WEBK	Wellesley Bancorp, Inc. of MA*	11.76	11.76	0.64	5.06	5.21	0.57	4.56	1.66	61.65	1.23	19.19	94.74	11.14	94.74	21.29	0.00	0.00	0.00
WBB	Westbury Bancorp, Inc. of WI*	15.82	15.82	0.15	NM	1.26	0.06	NM	3.42	33.31	1.59	NM	77.60	12.28	77.60	NM	0.00	0.00	0.00

RP FINANCIAL, LC.

Financial Services Industry Consultants

1100 North Glebe Road, Suite 600

Arlington, Virginia 22201

(703) 528-1700

Exhibit IV-1B (continued)

Weekly Thrift Market Line - Part Two

Prices As Of May 17, 2013

	Key Financial Ratios							Asset Quality Ratios			Pricing Ratios					Dividend Data(6)
	Equity/	Tang. Equity/	Reported Earnings			Core Earnings		NPAs	Resvs/	Resvs/	Price/	Price/	Price/	Price/ Tang.	Price/ Core	Ind. Div./	Dividend	Payout
Financial Institution	Assets	Assets	ROA(5)	ROE(5)	ROI(5)	ROA(5)	ROE(5)	Assets	NPAs	Loans	Earning	Book	Assets	Book	Earnings	Share	Yield	Ratio(7)
	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(X)	(%)	(%)	(%)	(x)	($)	(%)	(%)

NASDAQ Listed OTC Companies (continued)
WFD	Westfield Fin, Inc. of MA*	13.69	13.69	0.44	2.83	3.40	0.30	1.96	1.44	41.51	1.27	29.38	93.51	12.80	93.51	NM	0.24	3.14	NM
WBKC	Wolverine Bancorp, Inc. of MI*	21.67	21.67	0.62	2.78	3.88	-0.01	-0.04	3.72	64.71	2.69	25.78	73.32	15.89	73.32	NM	0.00	0.00	0.00

EXHIBIT IV-2

Waterstone Financial, Inc.

Historical Stock Price Indices

Exhibit IV-2

Historical Stock Price Indices(1)

					SNL	SNL
				NASDAQ	Thrift	Bank
Year/Qtr. Ended		DJIA	S&P 500	Composite	Index	Index

2003:	Quarter 1	7992.1	848.2	1341.2	1096.2	401.00
	Quarter 2	8985.4	974.5	1622.8	1266.6	476.07
	Quarter 3	9275.1	996.0	1786.9	1330.9	490.90
	Quarter 4	10453.9	1112.0	2003.4	1482.3	548.60

2004:	Quarter 1	10357.7	1126.2	1994.2	1585.3	562.20
	Quarter 2	10435.5	1140.8	2047.8	1437.8	546.62
	Quarter 3	10080.3	1114.6	1896.8	1495.1	556.00
	Quarter 4	10783.0	1211.9	2175.4	1605.6	595.10

2005:	Quarter 1	10503.8	1180.6	1999.2	1516.6	551.00
	Quarter 2	10275.0	1191.3	2057.0	1577.1	563.27
	Quarter 3	10568.7	1228.8	2151.7	1527.2	546.30
	Quarter 4	10717.5	1248.3	2205.3	1616.4	582.80

2006:	Quarter 1	11109.3	1294.8	2339.8	1661.1	595.50
	Quarter 2	11150.2	1270.2	2172.1	1717.9	601.14
	Quarter 3	11679.1	1335.9	2258.4	1727.1	634.00
	Quarter 4	12463.2	1418.3	2415.3	1829.3	658.60

2007:	Quarter 1	12354.4	1420.9	2421.6	1703.6	634.40
	Quarter 2	13408.6	1503.4	2603.2	1645.9	622.63
	Quarter 3	13895.6	1526.8	2701.5	1523.3	595.80
	Quarter 4	13264.8	1468.4	2652.3	1058.0	492.85

2008:	Quarter 1	12262.9	1322.7	2279.1	1001.5	442.5
	Quarter 2	11350.0	1280.0	2293.0	822.6	332.2
	Quarter 3	10850.7	1166.4	2082.3	760.1	414.8
	Quarter 4	8776.4	903.3	1577.0	653.9	268.3

2009:	Quarter 1	7608.9	797.9	1528.6	542.8	170.1
	Quarter 2	8447.0	919.3	1835.0	538.8	227.6
	Quarter 3	9712.3	1057.1	2122.4	561.4	282.9
	Quarter 4	10428.1	1115.1	2269.2	587.0	260.8

2010:	Quarter 1	10856.6	1169.4	2398.0	626.3	301.1
	Quarter 2	9744.0	1030.7	2109.2	564.5	257.2
	Quarter 3	9744.0	1030.7	2109.2	564.5	257.2
	Quarter 4	11577.5	1257.6	2652.9	592.2	290.1

2011:	Quarter 1	12319.7	1325.8	2781.1	578.1	293.1
	Quarter 2	12414.3	1320.6	2773.5	540.8	266.8
	Quarter 3	10913.4	1131.4	2415.4	443.2	198.9
	Quarter 4	12217.6	1257.6	2605.2	481.4	221.3

2012:	Quarter 1	13212.0	1408.5	3091.6	529.3	284.9
	Quarter 2	12880.1	1362.2	2935.1	511.6	257.3
	Quarter 3	13437.1	1440.7	3116.2	557.6	276.8
	Quarter 4	13104.1	1426.2	3019.5	565.8	292.7

2013:	Quarter 1	14578.5	1569.2	3267.5	602.3	318.9
	As of May 17, 2013	15354.4	1667.5	3499.0	607.9	346.4

(1)   End of period data.

Sources:  SNL Financial and The Wall Street Journal.

EXHIBIT IV-3

Waterstone Financial, Inc.

Historical Thrift Stock Indices

Exhibit IV-3

Historical Thrift Stock Indices

	Index Values				Price Appreciation
	4/30/2012	3/29/2012	12/31/2012	4/30/2012	1 Mth	YTD	LTM

All Pub. Traded Thrifts	591.6	602.3	565.8	523.3	-1.78	4.56	13.05
MHC Index	3,443.9	3,461.6	3,160.3	2,871.5	-0.51	8.97	19.93
Stock Exchange Indexes
NYSE Thrifts	110.2	113.8	110.0	99.3	-3.19	0.22	10.99
OTC Thrifts	1,632.0	1,653.7	1,539.2	1,433.9	-1.31	6.03	13.82
Geographic Indexes
Mid-Atlantic Thrifts	2,345.0	2,409.6	2,278.3	2,146.9	-2.68	2.93	9.23
Midwestern Thrifts	1,863.1	1,886.6	1,771.6	1,586.3	-1.25	5.17	17.45
New England Thrifts	1,740.0	1,768.1	1,620.7	1,593.9	-1.59	7.36	9.17
Southeastern Thrifts	308.5	306.4	285.7	212.5	0.68	7.96	45.19
Southwestern Thrifts	529.4	536.7	505.7	450.3	-1.35	4.70	17.57
Western Thrifts	67.3	67.2	64.0	58.8	0.06	5.02	14.29
Asset Size Indexes
Less than $250M	877.8	875.2	816.0	786.5	0.30	7.57	11.60
$250M to $500M	3,595.6	3,600.3	3,246.7	2,858.1	-0.13	10.75	25.80
$500M to $1B	1,548.3	1,564.9	1,368.8	1,266.1	-1.06	13.12	22.29
$1B to $5B	1,840.5	1,864.8	1,777.7	1,571.8	-1.31	3.53	17.09
Over $5B	263.1	268.6	252.8	239.0	-2.06	4.07	10.05
Pink Indexes
Pink Thrifts	179.5	178.1	164.1	153.3	0.75	9.36	17.09
Less than $75M	482.0	471.4	438.1	384.3	2.25	10.02	25.41
Over $75M	180.8	179.5	165.4	154.6	0.73	9.33	16.98
Comparative Indexes
Dow Jones Industrials	14,839.8	14,578.5	13,104.1	13,213.6	1.79	13.25	12.31
S&P 500	1,597.6	1,569.2	1,426.2	1,397.9	1.81	12.02	14.28

All SNL indexes are market-value weighted; i.e., an institution’s effect on an index is proportionate to that institution’s market capitalization.

All SNL thrift indexes, except for the SNL MHC Index, began at 100 on March 30, 1984. The SNL MHC Index began at 201.082 on Dec. 31, 1992, the level of the SNL Thrift Index on that date. On March 30, 1984, the S&P 500 closed at 159.2 and the Dow Jones Industrial stood at 1,164.9.

Mid-Atlantic: DE, DC, MD, NJ, NY, PA, PR; Midwest: IA, IL, IN, KS, KY, MI, MN, MO, ND, NE, OH, SD, WI;

New England: CT, MA, ME, NH, RI, VT; Southeast: AL, AR, FL, GA, MS, NC, SC, TN, VA, WV;

Southwest: CO, LA, NM, OK, TX, UT; West: AZ, AK, CA, HI, ID, MT, NV, OR, WA, WY

Source: SNL Financial, LC.

EXHIBIT IV-4

Waterstone Financial, Inc.

Market Area Acquisition Activity

RP® Financial, LC.

Exhibit IV-4

Wisconsin Thrift Acquisitions 2000-Present

						Target Financials at Announcement							Deal Terms and Pricing at Announcement
						Total			LTM	LTM	NPAs/	Rsrvs/	Deal	Value/					Prem/
Announce	Complete					Assets	E/A	TE/A	ROAA	ROAE	Assets	NPLs	Value	Share	P/B	P/TB	P/E	P/A	Cdeps
Date	Date	Buyer Short Name		Target Name		($000)	(%)	(%)	(%)	(%)	(%)	(%)	($M)	($)	(%)	(%)	(x)	(%)	(%)

9/13/2012	Def. Agrmt.	Landmark Credit Union	WI	Hartford Savings Bank	WI	194,045	10.01	9.94	-0.14	-1.39	9.13	24.34	NA	NA	NA	NA	NA	NA	NA
6/27/2008	1/1/2009	WBSB Bancorp MHC	WI	Continental Savings Bank FSB	WI	200,321	12.45	12.45	0.26	2.08	3.33	19.45	NA	NA	NA	NA	NA	NA	NA
4/27/2004	10/29/2004	Associated Banc-Corp	WI	First Federal Capital Corp	WI	3,743,097	7.59	5.29	1.08	14.09	0.35	146.31	602.9	26.38	208.4	306.4	15.9	16.11	18.82
5/20/2003	12/1/2003	MAF Bancorp Inc.	IL	St. Francis Capital Corp.	WI	2,293,437	8.15	7.61	1.04	13.01	0.29	280.70	259.9	26.23	137.3	147.8	11.2	11.33	7.60
8/29/2002	11/1/2002	Universal Savings Banc Hldg	WI	Universal SB, FA	WI	148,529	29.00	28.20	NA	NA	1.13	17.89	6.0	NA	NA	NA	NA	NA	NA
6/15/2001	11/9/2001	Anchor BanCorp Wisconsin	WI	Ledger Capital Corp.	WI	507,113	7.07	7.07	NA	NA	1.34	60.59	41.7	16.35	110.3	110.3	15.6	8.21	4.61
2/22/2000	11/2/2000	Mutual Savings Bank	WI	First Northern Capital Corp.	WI	804,269	9.60	9.60	NA	NA	0.10	505.28	133.4	15.00	168.4	168.4	18.5	16.59	11.73
2/15/2000	7/31/2000	North Shore Bank, FSB	WI	Marquette Savings Bank (MHC)	WI	82,420	25.40	25.40	NA	NA	NA	NA	12.7	12.00	140.9	140.9	41.4	34.82	14.61
1/3/2000	5/1/2000	South Milwaukee Savings Bank	WI	Mitchell Savings Bank	WI	98,761	8.93	8.93	0.19	2.03	0.51	59.06	NA	NA	NA	NA	NA	NA	NA

				Averages:		896,888	13.13	12.72	0.49	5.97	2.02	139.20	176.1	NA	153.04	174.74	NA	NA	11.47
				Medians:		200,321	9.60	9.60	0.26	2.08	0.82	59.83	87.5	NA	140.92	147.76	NA	NA	11.73

Source: SNL Financial, LC.

EXHIBIT IV-5

Waterstone Financial, Inc.

Director and Senior Management Summary Resumes

Exhibit IV-5
Waterstone Financial, Inc.
Director and Senior Management Summary Resumes

Name	Age	Position
Douglas S. Gordon	55	President and Chief Executive Officer, New Waterstone and WaterStone Bank
Richard C. Larson	55	Chief Financial Officer and Senior Vice President, New Waterstone and WaterStone Bank
William F. Bruss	43	General Counsel, Senior Vice President and Secretary, New Waterstone and WaterStone Bank
Rebecca M. Arndt	45	Vice President, Retail Banking, WaterStone Bank
Eric J. Egenhoefer	37	President, Waterstone Mortgage Corporation

Name, Age, Director Since, Term Expiration	Experience, Qualifications, Attributes, Skills

Douglas S. Gordon, 55, director since 2005, term expires 2015

Chief Executive Officer and President of Waterstone-Federal and WaterStone Bank since January 2007; President and Chief Operating Officer of WaterStone Bank from 2005 to 2007; real estate investor. Mr. Gordon brings extensive prior banking experience as an executive officer at M&I Bank and at Security Savings Bank. He has extensive firsthand knowledge and experience with our lending markets and our customers. Mr. Gordon has a B.A. from the University of Wisconsin — Parkside and an M.B.A. from Marquette University.

Thomas E. Dalum, 72, director since 1979, term expires 2016

Former chairman and CEO of UELC, an equipment leasing company and of DUECO, an equipment manufacturer and distributor. Mr. Dalum brings a strong entrepreneurial background, an outstanding history of community involvement and public service plus more than 30 years of experience as a member of the Waterstone-Federal board of directors. Mr. Dalum has a B.A. from the University of Notre Dame and an M.B.A. from Northwestern University.

Michael L. Hansen, 61, director since 2003, term expires 2014

Business investor; current significant ownership interest in Jacsten Holdings LLC, Eagle Metal Finishing LLC, Mid-States Contracting, Inc., and Midwest Metals LLC. In addition to extensive entrepreneurial experience, Mr. Hansen is a C.P.A. with 13 years of audit and tax experience at an international public accounting firm. Mr. Hansen brings this experience to the board of directors and to the audit committee in particular. Mr. Hansen has a B.B.A. from the University of Notre Dame.

Patrick S. Lawton, 56, director since 2000, term expires 2015

Managing Director of Fixed Income Capital Markets for Robert W. Baird & Co., Incorporated. As an R.W. Baird Managing Director, Mr. Lawton brings his investment portfolio expertise to the board of directors. Mr. Lawton has a B.S.B.A. and an M.B.A. from Marquette University.

Stephen J. Schmidt, 51, director since 2002, term expires 2014

President of Schmidt and Bartelt Funeral and Cremation Services. Mr. Schmidt has solid entrepreneurial experience and extensive community contact throughout the communities served by WaterStone Bank. Mr. Schmidt has an Associates Degree from the New England Institute and a B.A. from the University of Wisconsin — Stevens Point.

Source: Waterstone Financial, Inc. Preliminary Prospectus.

EXHIBIT IV-6

Waterstone Financial, Inc.

Pro Forma Regulatory Capital Ratios

Exhibit IV-6
Waterstone Financial, Inc.
Pro Forma Regulatory Capital Ratios

	WaterStone Bank Historical at		Pro Forma at March 31, 2013, Based Upon the Sale in the Offering of (1)
	March 31, 2013		20,718,750 Shares		24,375,000 Shares		28,031,250 Shares
	Amount	Percent of Assets (2)	Amount	Percent of Assets (2)	Amount	Percent of Assets (2)	Amount	Percent of Assets (2)
	(Dollars in thousands)

Equity	$199,610	12.30%	$266,108	15.76%	$277,990	16.35%	$289,871	16.93%

Tier 1 leverage capital (3)	$191,736	11.79%	$258,234	15.25%	$270,116	15.84%	$281,997	16.43%
Leverage requirement	81,326	5.00	84,651	5.00	85,245	5.00	85,839	5.00
Excess	$110,410	6.79%	$173,583	10.25%	$184,871	10.84%	$196,158	11.43%

Tier 1 risk-based capital (4)	$191,736	17.49%	$258,234	23.27%	$270,116	24.29%	$281,997	25.30%
Risk-based requirement	65,794	6.00	66,592	6.00	66,735	6.00	66,877	6.00
Excess	$125,942	11.49%	$191,642	17.27%	$203,381	18.29%	$215,120	19.30%

Total risk-based capital (3)(4)	$205,635	18.75%	$272,133	24.52%	$284,015	25.54%	$295,896	26.55%
Risk-based requirement	109,657	10.00	110,987	10.00	111,225	10.00	111,462	10.00
Excess	$95,978	8.75%	$161,146	14.52%	$172,790	15.54%	$184,434	16.55%

Reconciliation of capital infused into WaterStone Bank:
Net proceeds			$79,758		$93,980		$108,201
Less: Common stock acquired by employee stock ownership plan			(13,260)		(15,600)		(17,940)
Pro forma increase			$66,498		$78,380		$90,261

Source: Waterstone Financial, Inc. Preliminary Prospectus.

EXHIBIT IV-7

Waterstone Financial, Inc.

Pro Forma Analysis Sheet

Exhibit IV-7

PRO FORMA ANALYSIS SHEET

Waterstone Financial, Inc.

Prices as of May 17, 2013

			Subject	Peer Group		Wisconsin Companies		All Public
Valuation Midpoint Pricing Multiples		Symbol	at Midpoint	Mean	Median	Mean	Median	Mean	Median
Price-earnings multiple	=	P/E	7.36x	20.82x	14.90x	35.93x	35.93x	19.24x	18.57x
Price-core earnings multiple	=	P/CE	17.13x	25.66x	28.73x	24.38x	24.38x	21.69x	20.33x
Price-book ratio	=	P/B	71.36%	97.81%	95.41%	79.56%	77.60%	97.00%	92.81%
Price-tangible book ratio	=	P/TB	71.49%	102.07%	97.86%	79.72%	77.60%	104.63%	94.74%
Price-assets ratio	=	P/A	14.79%	13.68%	12.26%	9.89%	10.67%	12.62%	12.13%

Valuation Parameters				Adjusted

Pre-Conversion Earnings (Y)	$37,331,000	(12 Mths 03/13)	ESOP Stock Purchases (E)	8.00%
Pre-Conv. Core Earnings (YC)	$16,774,200	(12 Mths 03/13)	Cost of ESOP Borrowings (S)	0.00%
Pre-Conversion Book Value (B)	$207,159,570	03/13	ESOP Amortization (T)	20.00	Years
Intangible Assets	$601,000	03/13	RRP Programs as % of Offering (M)	4.00%
Pre-Conv. Tang. Book Value (TB)	$206,558,570	03/13	RRP Programs Vesting (N)	5.00	Years
Pre-Conversion Assets (A)	$1,628,754,000	03/13	Fixed Expenses	$1,713,000
Reinvest Rate (3/13 5 Yr Treas)	0.77%		Variable Expenses (@Midpoint)	2.73%
Tax rate (TAX)	40.00%		Percentage Sold (PCT)	73.5341%
After Tax Reinvest. Rate (R)	0.46%		MHC Assets (No Change)	$0
Est. Conv. Expenses (1)(X)	3.61%		MHC Equity	$54,570
Insider Purchases	$1,800,000		Options as % of Offering (O1)	10.00%
Price/Share	$8.00		Estimated Option Value (O2)	25.30%
Foundation Cash Contrib. (FC)	0.00%		Option Vesting Period (O3)	5.00	Years
Foundation Stock Contrib. (FS)	0.00%	Shares	% of Options taxable (O4)	25.00%
Foundation Tax Benefit (FT)	$0

Calculation of Pro Forma Value After Conversion

1.	V=	P/E * (Y)	V=	$265,183,088
		1 - P/E * PCT * ((1-X-E-M-FC-FS)*R - (1-TAX)*E/T - (1-TAX)*M/N)-(1-(TAX*O4))*(O1*O2)/O3)

2.	V=	P/E * (Y)	V=	$265,183,088
		1 - P/Core E * PCT * ((1-X-E-M-FC-FS)*R - (1-TAX)*E/T - (1-TAX)*M/N)-(1-(TAX*O4))*(O1*O2)/O3)

3.	V=	P/B * (B+Z)	V=	$265,183,088
		1 - P/B * PCT * (1-X-E-M-FC-FS)

4.	V=	P/TB * (TB+Z)	V=	$265,183,088
		1 - P/TB * PCT * (1-X-E-M-FC-FS)

5.	V=	P/A * (A+Z)	V=	$265,183,088
		1 - P/A * PCT * (1-X-E-M-FC-FS)

Shares

		2nd Step	Full	Plus:	Total Market
	2nd Step	Exchange	Conversion	Foundation	Capitalization	Exchange
Conclusion	Offering Shares	Shares	Shares	Shares	Shares	Ratio
Maximum	28,031,250	10,088,819	38,120,069	0	38,120,069	1.2158
Midpoint	24,375,000	8,772,886	33,147,886	0	33,147,886	1.0572
Minimum	20,718,750	7,456,953	28,175,703	0	28,175,703	0.8986

Market Value

		2nd Step	Full
	2nd Step	Exchange	Conversion	Foundation	Total Market
Conclusion	Offering Value	Shares Value	Value	Value	Capitalization
Maximum	224,250,000	80,710,552	304,960,552	0	304,960,552
Midpoint	195,000,000	70,183,088	265,183,088	0	265,183,088
Minimum	165,750,000	59,655,624	225,405,624	0	225,405,624

(1) Estimated offering expenses at midpoint of the offering.

EXHIBIT IV-8

Waterstone Financial, Inc.

Pro Forma Effect of Conversion Proceeds

Exhibit IV-8

PRO FORMA EFFECT OF CONVERSION PROCEEDS

Waterstone Financial, Inc.

At the Minimum of the Range

1.	Fully Converted Value and Exchange Ratio
	Fully Converted Value	$225,405,624
	Exchange Ratio	0.89860

	2nd Step Offering Proceeds	$165,750,000
	Less: Estimated Offering Expenses	6,233,700
	2nd Step Net Conversion Proceeds (Including Foundation)	$159,516,300

2.	Estimated Additional Income from Conversion Proceeds

	Net Conversion Proceeds	$159,516,300
	Less: Cash Contribution to Foundation	0
	Less: Stock Contribution to Foundation	0
	Less: ESOP Stock Purchases (1)	(13,260,000)
	Less: MRP Stock Purchases (2)	(6,630,000)
	Net Proceeds to be Reinvested	$139,626,300
	Estimated after-tax net incremental rate of return	0.46%
	Earnings Increase	$645,074
	Less: Estimated cost of ESOP borrowings	0
	Less: Amortization of ESOP borrowings(3)	63,000
	Less: Stock Programs Vesting (3)	(795,600)
	Less: Stock Option Plan Vesting (4)	(943,532)
	Net Earnings Increase	$(1,031,058)

			Net
		Before	Earnings	After
		Conversion	Increase	Conversion
3.	Pro Forma Earnings

	12 Months ended March 31, 2013 (reported)	$37,331,000	$(1,031,058)	$36,299,942
	12 Months ended March 31, 2013 (core)	$16,774,200	$(1,031,058)	$15,743,142

		Before	Net Addition	Tax Benefit	After
		Conversion	to Equity	of Foundation	Conversion
4.	Pro Forma Net Worth

	March 31, 2013	$207,159,570	$139,626,300	$0	$346,785,870
	March 31, 2013 (Tangible)	$206,558,570	$139,626,300	$0	$346,184,870

		Before	Net Capital	Tax Benefit	After
		Conversion	Proceeds	of Foundation	Conversion
5.	Pro Forma Assets

	March 31, 2013	$1,628,754,000	$139,626,300	$0	$1,768,380,300

(1)  Includes ESOP purchases of 8.0% of the second step offering.

(2)  Includes MRP purchases of 4.0% of the second step offering.

(3) ESOP amortized over 20 years, MRP amortized over 5 years, tax effected at:    40.00%

(4) Options of 10.0% of the second step offering, valuation based on Black-Scholes model, 5 year vesting, assuming 25% taxable.

Exhibit IV-8

PRO FORMA EFFECT OF CONVERSION PROCEEDS

Waterstone Financial, Inc.

At the Midpoint of the Range

1.	Fully Converted Value and Exchange Ratio
	Fully Converted Value	$265,183,088
	Exchange Ratio	1.05718

	2nd Step Offering Proceeds	$195,000,000
	Less: Estimated Offering Expenses	7,041,000
	2nd Step Net Conversion Proceeds (Including Foundation)	$187,959,000

2.	Estimated Additional Income from Conversion Proceeds

	Net Conversion Proceeds	$187,959,000
	Less: Cash Contribution to Foundation	0
	Less: Stock Contribution to Foundation	0
	Less: ESOP Stock Purchases (1)	(15,600,000)
	Less: MRP Stock Purchases (2)	(7,800,000)
	Net Proceeds to be Reinvested	$164,559,000
	Estimated after-tax net incremental rate of return	0.46%
	Earnings Increase	$760,263
	Less: Estimated cost of ESOP borrowings	0
	Less: Amortization of ESOP borrowings(3)	(7,000)
	Less: Stock Programs Vesting (3)	(936,000)
	Less: Stock Option Plan Vesting (4)	(1,110,038)
	Net Earnings Increase	$(1,292,775)

			Net
		Before	Earnings	After
		Conversion	Increase	Conversion
3.	Pro Forma Earnings

	12 Months ended March 31, 2013 (reported)	$37,331,000	$(1,292,775)	$36,038,225
	12 Months ended March 31, 2013 (core)	$16,774,200	$(1,292,775)	$15,481,425

		Before	Net Cash	Tax Benefit	After
		Conversion	Proceeds	of Foundation	Conversion
4.	Pro Forma Net Worth

	March 31, 2013	$207,159,570	$164,559,000	$0	$371,718,570
	March 31, 2013 (Tangible)	$206,558,570	$164,559,000	$0	$371,117,570

		Before	Net Cash	Tax Benefit	After
		Conversion	Proceeds	of Foundation	Conversion
5.	Pro Forma Assets

	March 31, 2013	$1,628,754,000	$164,559,000	$0	$1,793,313,000

(1)  Includes ESOP purchases of 8.0% of the second step offering.

(2)  Includes MRP purchases of 4.0% of the second step offering.

(3) ESOP amortized over 20 years, MRP amortized over 5 years, tax effected at:    40.00%

(4) Options of 10.0% of the second step offering, valuation based on Black-Scholes model, 5 year vesting, assuming 25% taxable.

Exhibit IV-8

PRO FORMA EFFECT OF CONVERSION PROCEEDS

Waterstone Financial, Inc.

At the Maximum of the Range

1.	Fully Converted Value and Exchange Ratio
	Fully Converted Value	$304,960,552
	Exchange Ratio	1.21576

	2nd Step Offering Proceeds	$224,250,000
	Less: Estimated Offering Expenses	7,848,300
	2nd Step Net Conversion Proceeds (Including Foundation)	$216,401,700

2.	Estimated Additional Income from Conversion Proceeds

	Net Conversion Proceeds	$216,401,700
	Less: Cash Contribution to Foundation	0
	Less: Stock Contribution to Foundation	0
	Less: ESOP Stock Purchases (1)	(17,940,000)
	Less: MRP Stock Purchases (2)	(8,970,000)
	Net Proceeds to be Reinvested	$189,491,700
	Estimated after-tax net incremental rate of return	0.46%
	Earnings Increase	$875,452
	Less: Estimated cost of ESOP borrowings	0
	Less: Amortization of ESOP borrowings(3)	(77,000)
	Less: Stock Programs Vesting (3)	(1,076,400)
	Less: Stock Option Plan Vesting (4)	(1,276,543)
	Net Earnings Increase	$(1,554,491)

			Net
		Before	Earnings	After
		Conversion	Increase	Conversion
3.	Pro Forma Earnings

	12 Months ended March 31, 2013 (reported)	$37,331,000	$(1,554,491)	$35,776,509
	12 Months ended March 31, 2013 (core)	$16,774,200	$(1,554,491)	$15,219,709

		Before	Net Cash	Tax Benefit	After
		Conversion	Proceeds	of Foundation	Conversion
4.	Pro Forma Net Worth

	March 31, 2013	$207,159,570	$189,491,700	$0	$396,651,270
	March 31, 2013 (Tangible)	$206,558,570	$189,491,700	$0	$396,050,270

		Before	Net Cash	Tax Benefit	After
		Conversion	Proceeds	of Foundation	Conversion
5.	Pro Forma Assets

	March 31, 2013	$1,628,754,000	$189,491,700	$0	$1,818,245,700

(1)  Includes ESOP purchases of 8.0% of the second step offering.

(2)  Includes MRP purchases of 4.0% of the second step offering.

(3) ESOP amortized over 20 years, MRP amortized over 5 years, tax effected at:    40.00%

(4) Options of 10.0% of the second step offering, valuation based on Black-Scholes model, 5 year vesting, assuming 25% taxable.

EXHIBIT IV-9

Waterstone Financial, Inc.

Peer Group Core Earnings Analysis

Exhibit IV-9

Core Earnings Analysis

Comparable Institution Analysis

For the 12 Months Ended March 31, 2013

					Less:	Estimated
		Net Income	Less: Net	Tax Effect	Extraordinary	Core Income		Estimated
Comparable Group		to Common	Gains(Loss)	@ 34%	Items	to Common	Shares	Core EPS
		($000)	($000)	($000)	($000)	($000)	(000)	($)

BKMU	Bank Mutual Corp of WI (1)	$6,703	$(13,349)	$4,539	$0	$(2,107)	46,420	$(0.05)
FDEF	First Defiance Fin. Corp of OH	19,319	(6,430)	2,186	$0	15,075	9,766	1.54
FFNW	First Fin NW, Inc of Renton WA	3,647	1,036	(352)	$0	4,331	18,805	0.23
FXCB	Fox Chase Bancorp, Inc. of PA	5,702	(635)	216	$0	5,283	12,260	0.43
FRNK	Franklin Financial Corp. of VA	7,222	848	(288)	$0	7,782	12,737	0.61
HFFC	HF Financial Corp. of SD	6,312	(7,257)	2,467	$0	1,522	7,055	0.22
CASH	Meta Financial Group of SD	10,325	(1,700)	578	$0	9,203	5,498	1.67
NASB	NASB Fin, Inc. of Grandview MO	32,131	(63,808)	21,695	$0	(9,982)	7,868	(1.27)
PULB	Pulaski Fin Cp of St. Louis MO	10,375	(11,473)	3,901	$0	2,803	10,990	0.26
SMPL	Simplicity Bancorp of CA	5,401	(1,762)	599	$0	4,238	8,293	0.51

(1) Financial information is for the twelve months ended December 31, 2012.

Source:

SNL Financial, LC. and RP® Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2013 by RP® Financial, LC.

EXHIBIT V-1

RP® Financial, LC.

Firm Qualifications Statement

FIRM QUALIFICATION STATEMENT

RP® Financial (“RP®) provides financial and management consulting, merger advisory and valuation services to the financial services industry nationwide.  We offer a broad array of services, high quality and prompt service, hands-on involvement by principals and senior staff, careful structuring of strategic initiatives and sophisticated valuation and other analyses consistent with industry practices and regulatory requirements.  Our staff maintains extensive background in financial and management consulting, valuation and investment banking.  Our clients include commercial banks, thrifts, credit unions, mortgage companies, insurance companies and other financial services companies.

STRATEGIC PLANNING SERVICES

RP®’s strategic planning services are designed to provide effective feasible plans with quantifiable results.  We analyze strategic options to enhance shareholder value, achieve regulatory approval or realize other objectives.  Such services involve conducting situation analyses; establishing mission/vision statements, developing strategic goals and objectives; and identifying strategies to enhance franchise and/or market value, capital management, earnings enhancement, operational matters and organizational issues.  Strategic recommendations typically focus on:  capital formation and management, asset/liability targets, profitability, return on equity and stock pricing.  Our proprietary financial simulation models provide the basis for evaluating the impact of various strategies and assessing their feasibility and compatibility with regulations.

MERGER ADVISORY SERVICES

RP®’s merger advisory services include targeting potential buyers and sellers, assessing acquisition merit, conducting due diligence, negotiating and structuring merger transactions, preparing merger business plans and financial simulations, rendering fairness opinions, preparing mark-to-market analyses, valuing intangible assets and supporting the implementation of post-acquisition strategies.  Our merger advisory services involve transactions of financially healthy companies and failed bank deals.  RP® is also expert in de novo charters and shelf charters.  Through financial simulations, comprehensive data bases, valuation proficiency and regulatory familiarity, RP®’s merger advisory services center on enhancing shareholder returns.

VALUATION SERVICES

RP®’s extensive valuation practice includes bank and thrift mergers, thrift mutual-to-stock conversions, goodwill impairment, insurance company demutualizations, ESOPs, subsidiary companies, merger accounting and other purposes.  We are highly experienced in performing appraisals which conform to regulatory guidelines and appraisal standards.  RP® is the nation’s leading valuation firm for thrift mutual-to-stock conversions, with appraised values ranging up to $4 billion.

OTHER CONSULTING SERVICES

RP® offers other consulting services including evaluating the impact of regulatory changes (TARP, etc.), branching and diversification strategies, feasibility studies and special research.  We assist banks/thrifts in preparing CRA plans and evaluating wealth management activities on a de novo or merger basis.  Our other consulting services are facilitated by proprietary valuation and financial simulation models.

KEY PERSONNEL (Years of Relevant Experience & Contact Information)

Ronald S. Riggins, Managing Director (30)	(703) 647-6543	rriggins@rpfinancial.com
William E. Pommerening, Managing Director (27)	(703) 647-6546	wpommerening@rpfinancial.com
Gregory E. Dunn, Director (28)	(703) 647-6548	gdunn@rpfinancial.com
James P. Hennessey, Director (25)	(703) 647-6544	jhennessey@rpfinancial.com
James J. Oren, Director (24)	(703) 647-6549	joren@rpfinancial.com
Marcus Faust, Director (23)	(703) 647-6553	mfaust@rpfinancial.com
Timothy M. Biddle, Senior Vice President (21)	(703) 647-6552	tbiddle@rpfinancial.com
Marcus Faust, Senior Vice President (23)	(703) 647-6553	mfaust@rpfinancial.com
Janice Hollar, Senior Vice President (29)	(703) 647-6554	jhollar@rpfinancial.com
Carla Pollard, Senior Vice President (22)	(703) 647-6556	cpollard@rpfinancial.com

Washington Headquarters
Three Ballston Plaza	Telephone: (703) 528-1700
1100 North Glebe Road, Suite 600	Fax No.: (703) 528-1788
Arlington, VA 22201	Toll-Free No.: (866) 723-0594
www.rpfinancial.com	E-Mail: mail@rpfinancial.com